           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 1997

                          $894,903,000 (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  DEPOSITOR

               CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                             MORTGAGE LOAN SELLER

                Commercial Mortgage Pass-Through Certificates,
                                Series 1997-C1

The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C1 (the "Certificates") will consist of (i) the Class A-1A, Class A-1B and Class A-1C Certificates (collectively, the "Offered Certificates"), (ii) the Class A-X, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iii) the Class R and Class LR Certificates (together, the "Residual Certificates") and (iv) the Class V-1 Certificates. Only the Offered Certificates are offered hereby. It is a condition of the issuance of the Offered Certificates that, upon issuance, each Class thereof be rated by Fitch Investors Service, L.P. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Fitch and Moody's, the "Rating Agencies"), as set forth in the table below. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 1, 1997 among the Depositor, First Union National Bank, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and The Chase Manhattan Bank, as trustee (the "Trustee"). The assets of the Trust Fund will consist primarily of 161 loans with an initial aggregate principal balance of $1,356,228,736 and secured by mortgages or deeds of trust on multifamily and commercial properties. As described herein, the Offered Certificates will evidence beneficial ownership interests in 160 of such loans with an initial aggregate principal balance of $1,301,772,522 (the "Mortgage Loans"). The Mortgage Loans, all of which bear interest at fixed rates, were originated by Credit Suisse First Boston Mortgage Capital LLC (the "Mortgage Loan Seller") or were acquired by the Mortgage Loan Seller from third-party originators or in the secondary market, and will be sold by the Mortgage Loan Seller to the Depositor on the Closing Date (as defined herein). The Mortgage Loans are described more fully in this Prospectus
                                 Supplement.

                  INITIAL       PASS-    ASSUMED FINAL     RATED FINAL       RATING       WEIGHTED
                CERTIFICATE    THROUGH    DISTRIBUTION    DISTRIBUTION  (FITCH/MOODY'S/   AVERAGE
CLASS            BALANCE(A)     RATE        DATE(B)          DATE(C)        S&P)(D)       LIFE(E)
------------- -------------- --------- ---------------- --------------- -------------- ------------
Class A-1A  ..  $144,045,000   6.9600%  January 20, 2004  June 20, 2029   AAA/Aaa/AAA    3.96 years
Class A-1B  ..  $190,936,000   7.1500%  August 20, 2006   June 20, 2029   AAA/Aaa/AAA    7.81 years
Class A-1C  ..  $559,922,000   7.2400%  April 20, 2007    June 20, 2029   AAA/Aaa/AAA    9.50 years

                                                 (Notes to table on next page)

The Certificate Balances of the Offered Certificates to be issued may increase or decrease from the amount set forth herein in the event that certain of the Mortgage Loans described herein are not acquired by the Depositor prior to the date of the final Prospectus Supplement. The Offered Certificates are being offered by Credit Suisse First Boston Corporation (the "Underwriter") from time to time in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 101.44% of the initial principal balance thereof as of the Cut-off Date (as defined herein) plus accrued interest from such date before deducting issuance expenses payable by the Depositor.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE S-26 HEREIN AND COMMENCING ON PAGE 4 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about June 30, 1997.

                          CREDIT SUISSE FIRST BOSTON


                  Prospectus Supplement dated June 25, 1997

                           CREDIT SUISSE FIRST BOSTON
                           --------------------------
         Commercial Mortgage Pass-Through Certificates, Series 1997-C1


WASHINGTON
1 property
$14.2 million
1.1% of total

OREGON
3 properties
$17.4 million
1.3% of total

NEVADA
3 properties
$34.5 million
2.6% of total

CALIFORNIA
36 properties
$166.0 million
14.3% of total

ARIZONA
7 properties
$24.3 million
1.9% of total

UTAH
1 property
$1.3 million
0.1% of total

NEW MEXICO
3 properties
$10.6 million
0.8% of total

TEXAS
21 properties
$84.9 million
6.5% of total

LOUISIANA
23 properties
$84.0 million
6.5% of total

MISSISSIPPI
3 properties
$10.0 million
0.8% OF total

FLORIDA
16 properties
$91.8 million
7.1% of total

GEORGIA
2 properties
$4.5 million
0.3% of total

TENNESSE
3 properties
$8.7 million
0.7% of total

VIRGINIA
6 properties
$36.2 million
2.8% of total

MARYLAND
4 properties
$61.7 million
4.7% of total

NEW JERSEY
8 properties
$79.7 million
6.1% of total

PENNSYLVANIA
6 properties
$38.9 million
3.0% of total

CONNECTICUT
5 properties
$15.3 million
1.2% of total

RHODE ISLAND
2 properties
$5.0 million
0.4% of total

MASSACHUSETTS
3 properties
$45.0 million
3.5% of total

NEW YORK
27 properties
$349.3 million
26.8% of total

OHIO
4 properties
$12.1 million
0.9% of total

KENTUCKEY
3 properties
$12.3 million
0.9% of total

MICHIGAN
1 property
$22.1 million
1.7% of total

ILLINOIS
2 properties
$6.2 million
0.5% of total

MISSOURI
3 properties
$10.3 million
0.8% of total

COLORADO
2 properties
$22.5 million
1.7% of total

ALASKA
1 property
$13.2 million
1.0% of total

(is greater than or equal to) 10% of Initial Pool Balance [  ]

5.1-9.9% of Initial Pool Balance [  ]

1.1-5.0% of Initial Pool Balance [  ]

(is less than or equal to) 1.0% of Initial Pool Balance [  ]

[Photograph of Broadway Square, a garden apartment complex.]

13. Broadway Square / Houston, TX



[Photograph of Town & Country Hotel, a resort hotel.]

8.  Town & Country Hotel / San Diego, CA



[Photograph of the D&D Building, a 17-story office building.]

2.  D & D Building / New York, NY



[Photograph of Quantum, a research and development facility.]

6.  Quantum / Louisville, CO

THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES INCLUDED IN ANY POOL LOAN OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

[Photograph of a Schwegmann strip center.]

1.  Schwegmann / Metarie, LA



[Photograph of Radisson Suites, a hotel.]

19. Radisson Suites / Clearwater Beach, FL



[Photograph of Roosevelt Center, a shopping center.]

4.  Roosevelt Center / Westbury, NY



[Photograph of the Paramount Building, an office building.]

10. The Paramount Building / New York, NY

Numbers indicate Loan Number; see Annex A.

------------

(Notes to Table)
(a) The initial aggregate Certificate Balances of the respective Classes of Offered Certificates are subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund. Any variance in such principal balance may or may not be apportioned pro rata among the Classes of Offered Certificates.

(b) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the last principal payment would be made on such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions at 0% CPR (each as defined herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Prepayment and Yield Considerations" herein.

(c) The "Rated Final Distribution Date" for each Class of Offered Certificates represents the first Distribution Date following the date that is two years after the latest Assumed Maturity Date (as defined herein). See "Rating" herein.

(d) It is a condition to their issuance that each Class of Offered Certificates be assigned the ratings by Fitch, Moody's and S&P set forth above. The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) the possibility that the holders of the Offered Certificates might realize a lower than anticipated yield.

(e) The weighted average life of a Class refers to the average amount of time that will elapse from the Closing Date to the date of distribution of each dollar in reduction of Certificate Balance that is to be distributed, calculated as provided herein under "Prepayment and Yield Considerations -- Weighted Average Life of the Offered Certificates," to such Class based on the Mortgage Loan Assumptions and Prepayment Assumptions assuming 0% CPR.

   Interest and principal will be distributed to the holders of Offered Certificates on the 20th day of each month (or, if such day is not a business day, on the following business day), commencing in July 1997 (each, a "Distribution Date").

   During each Interest Accrual Period (defined herein), the Class A-1A, Class A-1B and Class A-1C Certificates will bear interest at fixed per annum rates (the "Class A-1A Pass-Through Rate," the "Class A-1B Pass-Through Rate" and "Class A-1C Pass-Through Rate," respectively) shown on the cover page hereof.

   A portion of all Prepayment Premiums and Yield Maintenance Charges will be distributed to the Offered Certificates, as described herein. See "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

   The rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates (collectively, the "Subordinate Certificates") to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Offered Certificates. The rights of the holders of the Class R and Class LR Certificates to receive distributions of amounts collected or advanced on in respect of the Mortgage Loans will also be subordinate to those of the holders of the Offered Certificates, in each case to the extent described herein.

   THE YIELD TO MATURITY OF EACH OFFERED CERTIFICATE AND THE AGGREGATE AMOUNT OF DISTRIBUTIONS THEREON WILL BE AFFECTED BY, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING VOLUNTARY AND INVOLUNTARY PREPAYMENTS, PURCHASES AND REPURCHASES OF MORTGAGE LOANS, AND LIQUIDATIONS). NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR THE RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY CLASS OF OFFERED CERTIFICATES. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   There is currently no secondary market for the Offered Certificates. The Underwriter expects to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue. See "Risk Factors -- The Offered Certificates -- Limited Liquidity and Market Value" herein.

   As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will be treated as REMIC "regular interests." See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   The Offered Certificates will be available to investors only in book-entry form through the facilities of The Depository Trust Company ("DTC"). Beneficial interests in the Offered Certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Physical certificates for the Offered Certificates will be available only under certain limited circumstances as described herein. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein.

   For a discussion of certain significant matters affecting investments in the Offered Certificates, see "Risk Factors" herein and "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

   THE OFFERED CERTIFICATES REPRESENT AN INTEREST ONLY IN THE MORTGAGE LOANS AND CERTAIN OTHER ASSETS OF THE TRUST FUND AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THE OFFERED CERTIFICATES CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JUNE 17, 1997, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                        REPORTS TO CERTIFICATEHOLDERS

   The Trustee will mail monthly reports concerning the Offered Certificates and the Mortgage Loans to all registered and, if requested in writing, prospective Offered Certificateholders and will make all such reports available electronically, via the Trustee's unrestricted electronic bulletin board. Upon request in writing, payment of a customary fee and presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Offered Certificates, such beneficial owners are entitled to receive copies of such monthly reports from the Trustee. Copies of such monthly reports may also be accessed by investors and potential investors via the Trustee's unrestricted electronic bulletin board, by calling 1-800-204-2737.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. This Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement.

                                               % OF
                                             AGGREGATE
                       INITIAL CERTIFICATE    INITIAL     APPROXIMATE
                           BALANCE OR       CERTIFICATE     CREDIT
 CLASS    RATINGS(1)    NOTIONAL BALANCE      BALANCE       SUPPORT
---------------------------------------------------------------------
Offered Certificates
---------------------------------------------------------------------
  A-1A  AAA/Aaa/AAA      $  144,045,000        10.62%        30.00%
---------------------------------------------------------------------
  A-1B  AAA/Aaa/AAA      $  190,936,000        14.08%        30.00%
---------------------------------------------------------------------
  A-1C  AAA/Aaa/AAA      $  559,922,000        41.29%        30.00%
---------------------------------------------------------------------
Private Certificates(3)
---------------------------------------------------------------------
   A-2  AAA/Aaa/AAA      $   54,456,214         4.02%        30.00%
---------------------------------------------------------------------
    B   AA+/Aa2/NR       $   94,936,000         7.00%        23.00%
---------------------------------------------------------------------
    C   A+/A2/NR         $   67,812,000         5.00%        18.00%
---------------------------------------------------------------------
    D   BBB/Baa2/NR      $   61,030,000         4.50%        13.50%
---------------------------------------------------------------------
    E   NR/Baa3/NR       $   33,906,000         2.50%        11.00%
---------------------------------------------------------------------
    F   BB/NR/BB         $   64,421,000         4.75%         6.25%
---------------------------------------------------------------------
    G   BB-/NR/BB-       $   13,562,000         1.00%         5.25%
---------------------------------------------------------------------
    H   B/B2/B           $   27,125,000         2.00%         3.25%
---------------------------------------------------------------------
    I   B-/B3/NR         $   16,952,000         1.25%         2.00%
---------------------------------------------------------------------
    J   CCC/Caa2/NR      $   13,563,000         1.00%         1.00%
---------------------------------------------------------------------
    K   NR/NR/NR         $   13,562,522         1.00%           NA
---------------------------------------------------------------------
   A-X  AAA/Aaa/NR       $1,356,228,736          N/A            NA
---------------------------------------------------------------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           PASS-THROUGH   WEIGHTED
                             RATE AS      AVERAGE
                            OF CUT-OFF    LIFE(2)     PRINCIPAL
 CLASS     DESCRIPTION         DATE       (YEARS)     WINDOW(2)
---------------------------------------------------------------------
Offered Certificates
---------------------------------------------------------------------
  A-1A  Fixed Rate            6.9600%       3.96     07/97-01/04
---------------------------------------------------------------------
  A-1B  Fixed Rate            7.1500%       7.81     01/04-08/06
---------------------------------------------------------------------
  A-1C  Fixed Rate            7.2400%       9.50     08/06-04/07
---------------------------------------------------------------------
Private Certificates(3)
---------------------------------------------------------------------
   A-2  Fixed Rate            7.2600%       8.82     07/97-06/07
---------------------------------------------------------------------
    B   Fixed Rate            7.2800%       9.97     06/07-06/07
---------------------------------------------------------------------
    C   Fixed Rate            7.3400%       9.97     06/07-06/07
---------------------------------------------------------------------
    D   Fixed Rate            7.4600%      10.37     06/07-05/09
---------------------------------------------------------------------
        Lesser of Fixed
        and Combined
        Weighted
        Average Net
    E   Mortgage Rate(4)      7.5000%      12.63     05/09-03/11
---------------------------------------------------------------------
        Lesser of Fixed
        and Combined
        Weighted
        Average Net
    F   Mortgage Rate         7.5000%      14.50     03/11-06/13
---------------------------------------------------------------------
        Lesser of Fixed
        and Combined
        Weighted
        Average Net
    G   Mortgage Rate         7.5000%      16.64     06/13-06/14
---------------------------------------------------------------------
        Lesser of Fixed
        and Combined
        Weighted
        Average Net
    H   Mortgage Rate         7.5000%      16.97     06/14-08/14
---------------------------------------------------------------------
        Lesser of Fixed and
        Combined
        Weighted Average
    I   Net Mortgage Rate     7.5000%      17.98     08/14-04/16
---------------------------------------------------------------------
        Lesser of Fixed and
        Combined
        Weighted Average
    J   Net Mortgage Rate     7.5000%      19.49     04/16-06/17
---------------------------------------------------------------------
        Lesser of Fixed and
        Combined Weighted
        Average Net
    K   Mortgage Rate         7.5000%      21.95     06/17-04/22
---------------------------------------------------------------------
        Component
        Structure
   A-X  (Interest Only)       1.7741%       9.61             N/A
---------------------------------------------------------------------

  (1) Ratings shown are those of Fitch, Moody's and S&P, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
  (2) Based on the Mortgage Loan Assumptions and Prepayment Assumptions, assuming 0% CPR each as defined in "Prepayment and Yield
         Considerations" herein.
  (3)    Not offered hereby.
  (4)    As defined herein.

                              TABLE OF CONTENTS
                            Prospectus Supplement

                                                  PAGE
                                               ---------
Reports to Certificateholders..................S-4
Executive Summary..............................S-5
Summary of Prospectus Supplement...............S-8
Risk Factors ..................................S-26
 The Mortgage Loans............................S-26
 The Offered Certificates......................S-44
Description of the Mortgage Loans..............S-49
 General.......................................S-49
 Security for the Mortgage Loans...............S-50
 Underwriting Standards........................S-51
 Credit Lease Loans............................S-54
 Significant Mortgage Loans....................S-56
 Certain Terms and Conditions of the Mortgage
  Loans........................................S-67
 Additional Mortgage Loan Information .........S-75
 Changes in Mortgage Loan Characteristics .....S-91
Description of the Offered Certificates .......S-92
 General.......................................S-92
 Book-Entry Registration and Definitive
  Certificates.................................S-93
 Distributions.................................S-95
 Assumed Final Distribution Date; Rated Final
  Distribution Date ..........................S-105
 Subordination; Allocation of Collateral
  Support Deficit .............................S-106
Prepayment and Yield Considerations............S-108
 Yield.........................................S-108
 Rated Final Distribution Date ................S-109
 Modeling Assumptions..........................S-110
 Weighted Average Life of Offered
  Certificates.................................S-110
The Pooling and Servicing Agreement............S-114
 General.......................................S-114
 Assignment of the Mortgage Loans..............S-114
 Representations and Warranties; Repurchase ...S-114
 Servicing of the Mortgage Loans; Collection
  of Payments..................................S-122
 Advances......................................S-123
 Appraisal Reductions .........................S-124
 Accounts......................................S-126
 Withdrawals from the Certificate Account .....S-128

                                                  PAGE
                                               ---------
 Enforcement of "Due-on-Sale" and
  "Due-on-Encumbrance" Clauses.................S-128
 Inspections; Collection of Operating
  Information..................................S-129
 Insurance Policies............................S-129
 Evidence as to Compliance.....................S-130
 Certain Matters Regarding the Depositor, the
  Trustee, the Extension Advisor, the Servicer
  and the Special Servicer.....................S-130
 Events of Default.............................S-132
 Rights Upon Event of Default..................S-132
 Amendment.....................................S-133
 Voting Rights.................................S-133
 Realization Upon Mortgage Loans...............S-134
 Modifications.................................S-137
 Optional Termination..........................S-138
 The Trustee...................................S-138
 Certificate Registrar and Authenticating
  Agent........................................S-139
 Duties of the Trustee.........................S-139
 The Servicer..................................S-139
 Servicing Compensation and Payment of
  Expenses.....................................S-139
 Prepayment Interest Shortfalls ...............S-141
 The Special Servicer..........................S-141
 Servicer and Special Servicer Permitted to
  Buy Certificates.............................S-142
 The Extension Advisor ........................S-142
 Reports to Certificateholders; Available
  Information..................................S-143
Use of Proceeds................................S-146
Certain Federal Income Tax Consequences .......S-146
 General.......................................S-146
ERISA Considerations...........................S-148
Legal Investment...............................S-150
Method of Distribution.........................S-150
Legal Matters..................................S-151
Rating.........................................S-151
Index of Significant Definitions ..............S-152
Annex A--Loan Characteristics..................A-1
Annex B--Credit Lease Characteristics .........B-1
Annex C--Servicer Reports......................C-1

                               TABLE OF CONTENTS
                                  PROSPECTUS

                                                      PAGE
                                                   --------
Prospectus Supplement..............................     2
Additional Information.............................     2
Incorporation of Certain Information by Reference .     3
Risk Factors.......................................     4
 Limited Liquidity.................................     4
 Limited Assets....................................     4
 Prepayments and Effect on Average Life of
  Certificates and Yields..........................     5
 Limited Nature of Ratings.........................     5
 Risks Associated with Mortgage Loans and
  Mortgaged Properties.............................     6
 Risks Associated with Mortgage Loans and Leases ..     6
 Balloon Payments..................................     7
 Junior Mortgage Loans.............................     7
 Obligor Default...................................     7
 Mortgagor Type....................................     8
 Enhancement Limitations...........................     8
 Enforceability....................................     8
 Environmental Risks...............................     9
 Delinquent and Non-Performing Mortgage Loans .....     9
 ERISA Considerations..............................    10
 Certain Federal Tax Considerations Regarding
  Residual Interest Certificates...................    10
 Control...........................................    10
 Book-Entry Registration...........................    10
The Depositor......................................    11
Use of Proceeds....................................    11
Description of the Certificates....................    11
 General...........................................    11
 Distribution on Certificates......................    12
 Accounts..........................................    13
 Amendment.........................................    15
 Termination; Repurchase of Mortgage Loans ........    16
 Reports to Certificateholders.....................    16
 The Trustee.......................................    16
The Mortgage Pools.................................    17
 General...........................................    17
 Assignment of Mortgage Loans......................    18
 Mortgage Underwriting Standards and Procedures ...    19
 Representations and Warranties....................    20
Servicing of the Mortgage Loans....................    22
 General...........................................    22
 Collections and Other Servicing Procedures .......    22
 Insurance.........................................    22
 Fidelity Bonds and Errors and Omissions
  Insurance........................................    24
 Servicing Compensation and Payment of Expenses ...    24
 Advances..........................................    24
 Modifications, Waivers and Amendments.............    24
 Evidence of Compliance............................    25

Certain Matters With Respect to the Master
 Servicer the Special Servicer and the Trustee ....    25
Events of Default..................................    26
Enhancement........................................    27
 General...........................................    27
 Subordinate Certificates..........................    27
 Cross-Support Features............................    28
 Letter of Credit..................................    28
 Certificate Guarantee Insurance...................    28
 Reserve Funds.....................................    28
Certain Legal Aspects Of The Mortgage Loans .......    29
 Mortgages and Deeds of Trust Generally............    29
 Installment Contracts.............................    30
 Junior Mortgages; Rights of Senior Mortgagees or
  Beneficiaries....................................    30
 Foreclosure.......................................    32
 Environmental Risks...............................    34
 Statutory Rights of Redemption....................    35
 Anti-Deficiency Legislation.......................    36
 Bankruptcy Laws...................................    36
 Enforceability of Certain Provisions..............    38
 Applicability of Usury Laws.......................    40
 Alternative Mortgage Instruments..................    40
 Leases and Rents..................................    40
 Secondary Financing; Due-on Encumbrance
  Provisions.......................................    41
 Certain Laws and Regulations......................    41
 Type of Mortgaged Property........................    41
 Americans with Disabilities Act...................    42
Certain Federal Income Tax Consequences............    43
 General...........................................    43
 Taxation of the REMIC and its Holders.............    43
 Taxation of Regular Interests.....................    44
 REMIC Expenses....................................    48
 Sale or Exchange of REMIC Regular Interest
  Certificates.....................................    49
 Taxation of the REMIC.............................    49
 Taxation of Holders of Residual Interest
  Certificates.....................................    50
 Excess Inclusions.................................    51
 Restrictions on Ownership and Transfer of
  Residual Interest Certificates...................    52
 Administrative Matters............................    53
 Tax Status as a Grantor Trust.....................    53
 Miscellaneous Tax Aspects.........................    57
 Tax Treatment of Foreign Investors................    57
State Tax Considerations...........................    58
ERISA Considerations...............................    58
 Prohibited Transactions...........................    59
 Unrelated Business Taxable Income--Residual
  Interests........................................    60
Legal Investment...................................    60
Plan of Distribution...............................    62
Legal Matters......................................    63
Index of Defined Terms.............................    64

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See "Index of Significant Definitions" herein and "Index of Defined Terms" in the Prospectus.

TITLE OF CERTIFICATES .........  Credit Suisse First Boston Mortgage
                                 Securities Corp. Commercial Mortgage
                                 Pass-Through Certificates, Series 1997-C1 (the "Certificates").

CERTIFICATE BALANCE ...........  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer and the Trustee.

DEPOSITOR .....................  Credit Suisse First Boston Mortgage
                                 Securities Corp., a Delaware corporation and an affiliate of the Mortgage Loan Seller and of Credit Suisse First Boston Corporation, the Underwriter. See "The Depositor" in the Prospectus.

SERVICER ......................  First Union National Bank, a national banking association (the "Servicer"). Although the Servicer may employ agents, including sub-servicers, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- The Servicer" herein. The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates --Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" herein.

SPECIAL SERVICER ..............  Lennar Partners, Inc., a Florida corporation
                                 (the "Special Servicer"). The Special Servicer will be responsible for servicing Mortgage Loans that, in general, are in default or as to which default is imminent and administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding and having a Certificate Balance equal to or greater than 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding) (the "Controlling Class") will be entitled to remove the Special Servicer as special servicer of the Mortgage

                                 Loans, and appoint a successor special servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors -- The Offered Certificates -- Servicer or Special Servicer May Purchase Certificates; Conflict of Interest" herein.

TRUSTEE .......................  The Chase Manhattan Bank, a New York banking corporation (the "Trustee"). See "The Pooling and Servicing Agreement -- The Trustee" herein.

MORTGAGE LOAN SELLER ..........  Credit Suisse First Boston Mortgage Capital
                                 LLC, a Delaware limited liability company (the "Mortgage Loan Seller"), an affiliate of the Depositor and an affiliate of Credit Suisse First Boston Corporation, the Underwriter.

CUT-OFF DATE ..................  June 11, 1997.

CLOSING DATE ..................  On or about June 30, 1997.

DISTRIBUTION DATE .............  The 20th day of each month, or if such 20th day is not a business day, the business day immediately following such 20th day, commencing in July 1997. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York, North Carolina or Florida are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is assumed to consist of 30 days.

ASSUMED FINAL
 DISTRIBUTION DATE ............  As to each Class of Offered Certificates, the date set forth on the cover page hereof.

RATED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Offered Certificates,
                                 June 20, 2029, the first Distribution Date following the date that is two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of
                                 (a) Loan No. 33 (as defined below) and any
                                 Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan (other than the Mortgage Loan identified as Loan No. 33 on Annex A hereto ("Loan No. 33"), which loan has an amortiza-tion schedule ending after the Rated Final Distribution Date) is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

DUE PERIOD ....................  With respect to each Distribution Date, the period beginning on the 12th day of the month preceding the month in which such Distribution Date occurs and ending at the close of business on the 11th day of the month in which such Distribution Date occurs.

DUE DATE ......................  With respect to all but five Mortgage Loans
                                 (which collectively represent approximately
                                 4.7% of the Initial Pool Balance), the first day of each month or, in the case of such other Mortgage Loans, on or before the 11th day of each month.

DENOMINATIONS .................  The Offered Certificates will be issuable in registered form, in denominations of initial
                                 Certificate Balance of $10,000 and multiples of $1,000 in excess thereof.

CLEARANCE AND SETTLEMENT ......  The Offered Certificates will be issued in book-entry form and, so long as they are Book-Entry Certificates (as defined herein), will be evidenced by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein.

REPORTS TO
 Certificateholders ...........  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency and, if requested in writing, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer (in the case of Specially Serviced Mortgage Loans (as defined herein) and REO Properties, based solely on the information provided by the Special Servicer) will be required to deliver to the Trustee, and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, a Historical Loan Modification Report, a Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." The Trustee will also be required to make available at its offices, upon reasonable advance written notice, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items, to the extent delivered to the Trustee:
                                 Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information" herein.

                                 A Current Report on Form 8-K (the "Form 8-K") will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

THE MORTGAGE LOANS ............  The Trust Fund will consist primarily of 161 loans with an aggregate principal balance, as of the Cut-off Date, of approximately $1,356,228,736. The Offered Certificates will evidence beneficial ownership interests in 160 of such loans with an aggregate principal balance, as of the Cut-off Date, of approximately $1,301,772,522 (collectively, the "Mortgage Loans" and, individually, a "Mortgage Loan"). The cash flow from, and the security provided by, one of the mortgage loans in the Trust Fund (the "Private Loan") will not be made available to the Offered Certificates. The Private Loan had a principal balance, as of the Cut-off Date, of approximately $54,456,214 and is indirectly secured by a mortgage on a hotel property located in Aruba. Neither the Private Loan nor the mortgaged property indirectly securing it will be included in this Prospectus Supplement in the calculation of Initial Pool Balance (as defined herein) or for other statistical purposes, and no reference herein to the Mortgage Loans will include the Private Loan.

                                 The Mortgage Loans encumber land improved by retail properties, office buildings, hotels, apartment buildings, nursing homes and assisted living facilities, industrial properties, golf courses, self-storage facilities, cooperative apartment properties and parking lots. The Mortgage Loan Seller will sell the Mortgage Loans to the Depositor and, in connection therewith, will make certain representations and warranties, as more fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of Certificateholders. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein. All statistical information presented herein with respect to the Mortgage Loans is presented on an approximate basis.

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
                    (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE
                                   INDICATED)

Initial Pool Balance (1)....................         $1,301,772,522
Number of Mortgage Loans....................                    160
Number of Mortgaged Properties..............                    199
Average Mortgage Loan Balance...............             $8,136,078
Maximum Mortgage Loan Principal Balance  ...            $68,058,865
Minimum Mortgage Loan Principal Balance  ...               $777,839
Weighted Average Mortgage Rate..............                  9.07%
Range of Mortgage Rates.....................        7.61% to 11.46%
Weighted Average Remaining Term to the
 Earlier of Maturity or Anticipated
 Repayment Date.............................             130 months
Range of Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date ....       51 to 298 months
Weighted Average Original Amortization Term
 (2)........................................             315 months
Range of Original Amortization (4)..........      132 to 360 months
Weighted Average DSCR (2)(3)................                  1.35x
Range of DSCR (2)(3)........................         1.05x to 2.82x
Weighted Average LTV (2)(3).................                    66%
Range of LTV (3)............................              8% to 85%
Weighted Average LTV at Earlier of
 Anticipated Repayment Date or Maturity
 (2)(3).....................................                    56%
Percentage of Initial Pool Balance made up
 of:
 ARD Loans..................................                 68.61%
 Fully Amortizing Loans (other than ARD
 Loans).....................................                 12.39%
 Balloon Loans..............................                 19.00%
Percentage of Mortgage Loans Delinquent as
 of Cut-off Date............................                     0%

                                 (1) Subject to a permitted variance of plus or
                                     minus 5%.

                                 (2) As defined or described in "Description of
                                     the Mortgage Loans -- Additional Mortgage
                                     Loan Information" herein.

                                 (3) Excluding the Credit Lease Loans (as
                                     defined herein).

                                 (4) Excluding Loan No. 33.

                                 Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments (collectively, "Mortgages") on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties").

      INTEREST OF            % OF       NUMBER OF
        BORROWER         INITIAL POOL   MORTGAGED
       ENCUMBERED         BALANCE(1)    PROPERTIES
---------------------- -------------- ------------
Fee Simple Estate (2)        90.0%         192
Leasehold Estate.......      10.0%           7
                                      ------------
TOTAL..................     100.0%         199
                       ============== ============

                                 (1) Based on the principal balance of the
                                     Mortgage Loan or, for any Pool Loan (as
                                     defined herein), the Allocated Loan Amount
                                     (as defined herein) with respect to each portion of the related Mortgaged Property.

                                 (2) For any Mortgaged Property where the ground
                                     lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

                                 Credit Lease Loans

                                 Certain of the Mortgage Loans (described in the table contained in the section entitled "Description of the Mortgage Loans -- Credit Lease Loans"), representing approximately 13.8% of the Mortgage Loans by Initial Pool Balance, are backed by net lease obligations ("Credit Leases") of, or net lease obligations guaranteed by, various corporations (the "Credit Lease Loans"). Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases by the tenants (each, a "Tenant" and collectively, the "Tenants") are generally sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loans.

                                 All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") net-leased to the Tenants pursuant to the Credit Leases. The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of the related Mortgaged Property,
                                 (i) the Tenant is obligated to continue making payments, (ii) the Tenant must make an offer to purchase the applicable Credit Lease Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan in the event of a casualty to or condemnation of a material portion of the related Mortgaged Property or
                                 (iii) the Trustee on behalf of the
                                 Certificateholders will have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks. See "Description of the Mortgage Loans -- Credit Lease Loans."

                                 Pool Loans and Crossed Loans

                                 The Mortgage Loans identified on Annex A hereto as having more than one related Asset No., which Mortgage Loans represent approximately 22.41% of the Initial Pool Balance, are each secured by liens on multiple properties (the "Pool Loans"). The Mortgage Loans identified on the table entitled "Mortgage Loans Secured by More Than One Mortgaged Property" under "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" as "Crossed Loans" are cross-defaulted and cross-collateralized with the other Mortgage Loans in the same group. Thus, a default under one of the mortgages which secures any of such Crossed Loans or Pooled Loans would result in a default under all of the mortgages securing such Mortgage Loans. Except with respect to the Quantum Credit Lease Loan (as defined herein), each Pool Loan requires that prior to the release of a related Mortgaged Property, a specified percentage of between 115% and 150% of the Allocated Loan Amount (as defined herein) of such Mortgaged Property be defeased or prepaid and that the DSCR (as defined herein) with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (x) a specified DSCR (generally the DSCR at origination) and (y) the DSCR immediately prior to such defeasance or prepayment, as applicable. The Crossed Loans generally prohibit the release of Mortgaged Properties or require that if an individual Mortgage Loan is prepaid (or, if applicable, defeased) and the related Mortgaged Property released from the liens of the Crossed Loans, the borrower must prepay (or, if applicable, defease) 115% to 150% (excluding the Quantum Credit Lease Loan) of the outstanding principal balance of such Mortgage Loan, and the excess, if any, of such payment over such principal balance will be applied to prepay (or, with respect to a defeasance, will provide additional collateral for) the other Crossed Loan(s) secured by such Mortgaged Property.

                                 Lockbox Terms

                                 The Mortgage Loans identified on Annex A hereto as having a Lockbox generally provide that all rents derived from the related Mortgaged Properties (including, in the case of Hotel Loans and Parking Loans (each as defined herein), all credit card receipts) will be (i) paid directly to the Servicer into a "Lockbox Account" (as defined herein) controlled by the Servicer on behalf of the Trust Fund (a "Hard Lockbox"), (ii) paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on the related Anticipated Repayment Date) occurs, at which time all rents derived from the related Mortgaged Property shall be deposited into a Lockbox Account (a "Springing Lockbox"). Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                                    NUMBER
                        % OF          OF
      TYPE OF         INITIAL      MORTGAGE
      LOCKBOX       POOL BALANCE    LOANS
----------------- -------------- ----------
Hard Lockbox......      46.5%         36
Modified Lockbox .       5.4%          8
Springing
 Lockbox..........      30.2%         44
                  -------------- ----------
Total:............      82.1%         88
                  ============== ==========

                                 Payment Terms

                                 The Mortgage Loans provide for scheduled payments of principal and interest ("Monthly Payments") to be due between the first and eleventh days of each month, although in the case of all but five of the Mortgage Loans, such payments are due on the first day of each month. Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate"), which is fixed for the entire term of such loan, except as discussed below.

                                 Hyperamortization

                                 Certain of the Mortgage Loans accrue interest at a higher rate following the applicable Anticipated Repayment Date (as defined below). As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest". As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium or Yield Maintenance Charge beginning one to six months prior to the date on which Excess Interest begins accruing. The date on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date." The Anticipated Repayment Date for any such Mortgage Loan (each, an "ARD Loan") is set forth on Annex A. The ARD Loans substantially fully amortize over their stated terms, which are at least 120 months after their related Anticipated Repayment Dates (excluding Loan No. 34, which substantially fully amortizes 57 months after its Anticipated Repayment Date). If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a borrower elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined herein) collected after such date shall be applied towards the prepayment of such ARD Loan and, once the principal balance thereof has been reduced to zero, to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD

                                 Loan has been paid in full. All of the ARD
                                 Loans for which a Lockbox Account has not been established on or before the Closing Date provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

                                 As described in the table titled "General
                                 Mortgage Loan Characteristics" above, certain of the Mortgage Loans provide for Monthly Payments based on amortization schedules at least 60 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto. All of the other Mortgage Loans fully amortize over their terms.

                                 Prepayment Characteristics of the Mortgage
                                 Loans

                                 The Mortgage Loans generally permit prepayments to be made only on the date upon which regularly scheduled Monthly Payments can be made. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or Lockout Period, as the case may be (in either case, a "Prepayment Premium Period").

                                          OVERVIEW OF CALL PROTECTION
                                            (AS OF THE CUT-OFF DATE)

 Mortgage Loans with Lockout
 Period..........................    92      %(1)
Mortgage Loans with Yield
 Maintenance Charge..............     2      %(1)
Mortgage Loans with the
 Greater of Yield Maintenance
 Charge or Prepayment
 Premium.........................     6      %(1)
Weighted Average Lockout
 Period..........................   102 months

(1) Percentage of Initial Pool Balance.

                                 For a description of the Yield Maintenance
                                 Periods, Yield Maintenance Charges, Prepayment Premium Periods and Prepayment Premiums of the Mortgage Loans, see "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" and "Description of the Mortgage Loans --Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Property Releases" herein.

                                 Defeasance

                                 Mortgage Loans representing 70.5% of the Initial Pool Balance provide that after a specified period (a "Defeasance Lockout Period"), the applicable borrower may obtain the release of the related Mortgaged Property (or, in the case of any Pool Loan or Crossed Loans, one or more of the related Mortgaged Properties) from the lien of the related Mortgages (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations that provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Mortgage Note and in amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The Pool Loans and Crossed Loans require that if fewer than all of the Mortgaged Properties are being released, the defeasance amount must equal or exceed 115% to 150% of the Allocated Loan Amount for each Mortgaged Property released (excluding the Quantum Credit Lease Loan) and certain DSCR tests must be satisfied. The related borrower will, at the request of the Servicer, generally be required (or, in the case of certain of the Mortgage Loans, permitted) to transfer the pledged U.S. government obligations together with the related Mortgage Note or portion thereof to a successor limited purpose borrower, and such successor borrower will assume the obligations under the Mortgage Loan or defeased portion thereof.

                                 The characteristics of each of the Mortgage
                                 Loans are more particularly described in Annex A hereto.

                                 None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Loans -- General" herein.

THE CERTIFICATES ..............  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 1997, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Loans, the Private Loan and certain related assets.

                                 The aggregate of the Certificate Balances of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date will equal the sum of the Initial Pool Balance and the initial principal balance of the Private Loan.

                                 The Offered Certificates

                                 Each Class of Offered Certificates will have the initial Certificate Balance and the Pass-Through Rate set forth on the cover page hereof (subject, in the case of each such Certificate Balance, to a permitted variance of plus or minus 5%). The Offered Certificates will not be entitled to the cash flow or security afforded by the Private Loan.

                                 The Private Certificates (not offered hereby)

                                 The Private Certificates (other than the Class A-X Certificates) will have the initial Certificate Balances and Pass-Through Rates set forth in the "Executive Summary" above (subject, in the case of such Certificate Balances, to a permitted variance of plus or minus 5%).

                                 The Class A-X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class A-X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional balance (the "Notional Balance"). The Class A-X Certificates will have an initial Notional Balance of $1,356,228,736, which is equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the Closing Date. With respect to any Distribution Date, the Notional Balance of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) as of the first day of the related Interest Accrual Period. The Notional Balance of the Class A-X Certificates is used solely for purposes of describing the amounts of interest payable on the Class A-X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class V-1, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

                                 In addition to having a beneficial interest in the Mortgage Loans, the Private Certificates will be entitled to the cash flow and security afforded by the Private Loan. Under no circumstances will cash flow from, or Collateral Support Deficits relating to, the Private Loan be allocated to any Class of Offered Certificates. None of the Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class V-1, Class R or Class LR Certificates are offered hereby.

 DISTRIBUTIONS OF
 PRINCIPAL AND INTEREST .......  General Available Distribution Amount

                                 The "General Available Distribution Amount" for any Distribution Date is, as described herein under "Description of the Offered Certificates -- Distributions--Method, Timing and Amount," generally, the total of all payments or other collections (or available advances) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date. The Trust Fund will include two separate REMICs. Collections on the Mortgage Loans and the Private Loan will be used to make payments of principal and interest on certain interests in one of the REMICs and on the Class LR Certificates. Those payments in turn will be used to make distributions on the Certificates (other than the Class LR Certificates), which represent interests in a second REMIC. For purposes of simplicity, distributions on the Offered Certificates will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Offered Certificates. The Offered Certificates will be entitled to receive distributions only from the Mortgage Loans and will not, under any circumstances, be entitled to distributions relating to the Private Loan.

                                 Interest Distributions

                                 On each Distribution Date, to the extent of the General Available Distribution Amount and subject to the distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, for such Class, the "Optimal Interest Distribution Amount"). No interest will accrue on such overdue amounts. See "Description of the Offered Certificates -- Distributions" herein. The "Monthly Interest Distributable Amount" in respect of any Class of Offered Certificates for any Distribution Date will equal interest accrued during the related Interest Accrual Period (as defined herein) at the then-applicable Pass-Through Rate on the Certificate Balance of such Class of Certificates immediately prior to such Distribution Date, reduced by such Class's allocable share of (i) the Uncovered Prepayment Interest Shortfall Amount (as defined herein),
                                 (ii) Certificate Deferred Interest (as defined herein), (iii) certain indemnification expenses of the Trust Fund and (iv) to the extent described herein, the fees of the Extension Advisor (as defined herein). See "--Subordination" below. For each Distribution Date, interest will accrue with respect to the Certificates on the basis of a 360-day year for the month preceding the month in which such Distribution Date occurs, which month will be deemed to consist of 30 days.

                                 For purposes of calculating the Optimal
                                 Interest Distribution Amount for any Class of Offered Certificates and any Distri-bution Date, any reduction of Certificate Balance as a result of allocations of Collateral Support Deficits (as defined herein) on a given Distribution Date shall be deemed to have been made on the first day of the related Interest Accrual Period.

                                 See "Description of the Offered Certificates -- Distributions" herein.

                                 Principal Distributions

                                 On each Distribution Date, to the extent of the General Available Distribution Amount remaining after the distribution of interest to be made on the Offered Certificates and, generally, the Class A-X Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the General Principal Distribution Amount for such Distribution Date. See "Description of the Offered Certificates -- Distributions" herein.

                                 Priority

                                 On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (as defined herein), to the extent of the General Available Distribution Amount, in the following order of priority:

                                   (A) on or before the Class A-1 Payoff Date,
                                 in respect of interest, concurrently, (i) to the Class A-1A, Class A-1B and Class A-1C Certificates, such Classes' respective Optimal Interest Distribution Amounts for such Distribution Date and (ii) to the Class A-X Certificates, the Class A-X Group 1 Interest Distributable Amount for such Distribution Date, any insufficiency therein being allocated among such Classes in proportion to such Optimal Interest Distribution Amounts and such Class A-X Group 1 Interest Distributable Amount;

                                   (B) to the Offered Certificates, in reduction
                                 of the Certificate Balances thereof, an amount up to the General Principal Distribution Amount for such Distribution Date, in the following order of priority:

                                     first, to the Class A-1A Certificates,
                                   until the Certificate Balance thereof has been reduced to zero;

                                     second, to the Class A-1B Certificates,
                                   until the Certificate Balance thereof has been reduced to zero; and

                                     third, to the Class A-1C Certificates,
                                   until the Certificate Balance thereof has been reduced to zero; and

                                   (C) to the Class A-1A, Class A-1B and Class
                                 A-1C Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not
                                 previously reimbursed, have been reimbursed in full.

                                 The Regular Certificates other than the Offered Certificates will be entitled to receive distributions from the General Available Distribution Amount remaining after giving effect to the distributions made on such Distribution Date pursuant to clauses (A), (B) and (C) above, as well as from collections received on or with respect to the Private Loan, all as described herein. See "Description of the Offered
                                 Certificates--Distributions--Priority" herein.
                                 Capitalized terms used in clauses (A), (B) and
                                 (C) above are defined in "Description of the Offered
                                 Certificates--Distributions--Definitions"
                                 herein. Prepayment Premiums and Yield
                                 Maintenance Charges On each Distribution Date, any Prepayment Premiums and Yield Maintenance Charges collected on the Mortgage Loans during the related Due Period will be distributed separately from the General Available Distribution Amount for such Distribution Date to the Offered Certificates (and to certain other Classes of Regular Certificates) in the manner and priority described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

                                 Other Distributions
                                 Except as described in the next sentence, the holders of the Class V-1, Class R and Class LR Certificates will not be entitled to distributions of interest or principal.
                                 The Class V-1 Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive that portion of the General Available Distribution Amount and the
                                 Private Loan Available Distribution Amount
                                 (as defined herein) remaining in the
                                 Upper-Tier Distribution Account (as defined herein) on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive. The Class LR Certificateholders will be entitled to receive (i) any funds remaining in the Lower-Tier Distribution Account (as defined herein) on any Distribution Date after all distributions to which the regular interests in the Lower-Tier REMIC (as defined herein) are entitled on such Distribution Date have been made and (ii) the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. Additionally, the holders of 100% of the Percentage Interests in the Class LR Certificates will have the option to purchase at the purchase price specified herein any ARD Loan on or after its Anticipated Repayment Date under the circumstances described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

SUBORDINATION .................  Except as described below, as a means of providing protection to the holders of the Offered Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Offered Certificates (and the Class A-2 and Class A-X Certificates), other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Offered Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Offered Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Collateral Support Deficits (as defined herein) to the Subordinate Certificates (and in certain cases, the Class A-2 Certificates) before allocation to the Offered Certificates. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates, and the Offered Certificates are not insured or guaranteed by any government agency or instrumentality or by any other party. See "Description of the Offered Certificates" herein.

                                 The payment of servicing compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Penalty Charges (as defined herein) on the related Mortgage Loans), extraordinary expenses of the Trust Fund (other than indemnification expenses and Extension Advisor fees (as defined herein), a reduction in the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in the interest rate or a forgiveness of the principal of a Mortgage Loan as described herein under "The Pooling and Servicing Agreement -- Modifications" or otherwise will result in reductions in the interest entitlements of certain Classes and may result in Collateral Support Deficits, in each case affecting Classes in reverse alphabetical order, as described herein.

                                 Shortfalls in the General Available
                                 Distribution Amount resulting from Uncovered
                                 Prepayment Interest Shortfalls (as defined herein), indemnification expenses of the Trust Fund and Extension Advisor fees will generally be allocated (x) in the case of Uncovered Prepayment Interest Shortfalls and such indemnification expenses, to all Classes of the Regular Certificates and (y) in the case of Extension Advisor fees, to all Classes that elected the Extension Advisor. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly

                                 Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls, indemnification expenses or Extension Advisor fees or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

ADVANCES ......................  The Servicer is required to make advances of principal and interest (each, a "P&I Advance") with respect to delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Mortgage Note, less (i) the Servicing Fee and (ii) if applicable, the related Workout Fee (as defined herein). If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required to advance only an amount equal to the interest and principal portion of the constant Monthly Payment or portion thereof not received that was due prior to the maturity date (subject to the limitations described above). The Servicer will not be required or permitted to make any P&I Advance in respect of Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction (as defined herein) minus the related Appraisal Reduction Amount (as defined herein). See "The Pooling and Servicing Agreement -- Advances" herein. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, in each case subject to a determination of recoverability. See "The Pooling and Servicing Agreement --Advances" and "--Appraisal Reductions" herein.

OPTIONAL TERMINATION ..........  The Mortgage Loan Seller will have the option to purchase, at the Purchase Price specified herein, all of the Mortgage Loans and the Private Loan and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund (and, if then outstanding, the Private Loan), and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund (and, if then outstanding, the Private Loan) is less than 3.25% of the initial aggregate principal balance of the Mortgage Loans and the Private Loan. If the Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the holders of the Controlling Class do not exercise such option within the time period described herein, the Servicer will be entitled to exercise such option. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

CERTAIN FEDERAL INCOME
 TAX CONSIDERATIONS ...........  Two separate elections will be made to treat the Trust Fund, (exclusive of the Excess
                                 Interest, as described below) as real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC. The Class R and Class LR Certificates (the "Residual Certificates") will represent the beneficial ownership of the sole Class of the "residual interest" in the Upper-Tier REMIC and the sole Class of residual interest in the Lower-Tier REMIC. The Class V-1 Certificates will represent the right to receive Excess Interest. The interest in the Trust Fund described in the preceding sentence will be treated as a grantor trust for federal income tax purposes and not as an asset of either the Upper Tier REMIC or the Lower Tier REMIC.

                                 The Offered Certificates will generally be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that no Class of Offered Certificates will be issued with original issue discount. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums and Yield Maintenance Charges allocable to the Offered Certificates will be ordinary income to the related Certificateholders as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

ERISA CONSIDERATIONS ..........  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a
                                 "Plan") subject to the Employee Retirement
                                 Income Security Act of 1974, as amended
                                 ("ERISA"), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                                 Any Plan fiduciary considering whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that they be rated "AAA" by Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch and S&P, the "Rating Agencies").

                                 The Rated Final Distribution Date for each
                                 Class of Offered Certificates is June 20, 2029. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges or Excess Interest. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants and/or Guarantors (as defined herein) may have a related adverse effect on the rating of the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. There can be no assurance that another rating agency that assigns a rating to any Class of Offered Certificates would assign a rating consistent with those described herein. See "Risk Factors," "Rating" and "Prepayment and Yield Considerations" herein.

LEGAL INVESTMENT ..............  The Offered Certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary of Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, golf courses, self-storage facilities, parking facilities and assisted living facilities. Mortgage Loans secured by commercial and multifamily properties are markedly different from one to four-family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one to four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one to four-family residential lending.

   Volatility. Commercial and multifamily property values and cash flows are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant or military base closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, nursing home beds, retail space, hotel rooms, office space, parking facilities, golf courses or self-storage facilities); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements or legal requirements such as rent stabilization laws; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property or the relative convenience of alternatives such as direct mail, video shopping networks and the Internet; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows, and to respond more quickly to changes in general economic conditions, than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or, with respect to hotels and motels, the financial condition or public perception of a franchiser, or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality or design will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies raised by the engineering report issued in connection with the origination of the related Mortgage Loan. In addition, a majority of the Mortgage Loans contain ongoing capital expenditure reserve requirements.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. The conversion of Self-Storage Facility Properties, Parking Properties, Senior Housing/Healthcare Properties, Golf Course Properties or Hotel Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, parking facilities, nursing homes, assisted living facilities, golf courses and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients, golfers and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates.

   Substantially all of the Mortgage Loans are nonrecourse loans as to which, in the event of a default under such Mortgage Loans, recourse generally may be had only against the specific properties and other assets that have been pledged to secure such Mortgage Loans. See "Description of the Mortgage Loans" herein. Consequently, payment on each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. One hundred nineteen Mortgage Loans, which make up 91.56% of the Mortgage Loans based on Initial Pool Balance, were originated within twelve months before the Cut-off Date, and 41 Mortgage Loans, which make up 8.44% of the Mortgage Loans based on Initial Pool Balance, were originated between one and three years before the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates. Even if a Mortgage Loan provides for recourse to a borrower or its affiliates, there can be no assurance that the Trust Fund could ultimately collect sums due under such Mortgage Loan.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels, golf courses, parking lots, nursing homes), as well as self-storage facilities and health-care facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, certain of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing. For example, a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, certain of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, or other specified triggers.

   Retail Properties. Based on Initial Pool Balance, 40.4% of the Mortgage Loans, are secured by retail properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. The Mortgage Loan Seller has determined that 47 retail properties, representing 31.9%, of the Initial Pool Balance, of the Mortgage Loans, are "anchored properties." As used herein "anchored properties" shall mean properties in which a nationally or regionally recognized tenant, or a credit tenant occupying a significant portion of the Mortgaged Property, or any tenant occupying more than 25,000 square feet is located. Of the anchored properties, the real property on which one or more of the anchor stores is located is part of the Mortgaged Property in approximately 65% of anchored properties (by Initial Pool Balance). The loss of an anchor tenant, the assignment or the tenant's interest under any lease to an anchor tenant to a less desirable tenant or a significant decline in the level of an anchor tenant's business, may have an adverse effect on the overall operation of such properties. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. Based on Initial Pool Balance, 6.5% of the Mortgage Loans secured by retail properties are secured by single tenant properties. For a description of risk factors relating to single tenant properties, see "--Tenant Credit Risk" and "--Credit Quality of Tenants and Guarantors" below.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Trust Fund.

   Hotel Properties. Based on Initial Pool Balance, 14.1% of the Mortgage Loans, are secured by full service hotels or limited service hotels. These hotels comprise hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in most of the Hotel Loans, the related borrower is required to fund FF&E reserves for replacements of furniture, fixtures and equipment. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, in many parts of the country the hotel and lodging industry is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, in the case of certain of the Hotel Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the lender may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property would be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Credit Lease Properties. Based on Initial Pool Balance, 13.8% of the Mortgage Loans, are secured by Credit Lease Properties. See "--Tenant Credit Risk," "--Credit Quality of Tenants and Guarantors," and "--Factors Affecting Lease Enhancement Policy Proceeds" below.

   Office Properties. Based on Initial Pool Balance, 12.4% of the Mortgage Loans, are secured by office properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Based on Initial Pool Balance, 0.5% of the Mortgage Loans that are secured by Office Properties are single-tenant properties.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Multifamily Properties. Based on Initial Pool Balance, 11.6% of the Mortgage Loans, are secured by multifamily apartment buildings. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on such loans.

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent stabilization and/or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Commercial Other Properties; Mixed Use. Based on Initial Pool Balance, 3.8% of the Mortgage Loans, are operated as golf courses, a parking lot and mixed use properties. See "--Risks Associated with Commercial and Multifamily Lending Generally," and "--Volatility" above.

   Industrial Properties. Based on Initial Pool Balance, 2.8% of the Mortgage Loans, are secured by industrial properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Self-Storage Facilities. Based on Initial Pool Balance, 0.9% of the Mortgage Loans are secured by self-storage facilities. Self-storage facilities are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

   Senior Housing/Healthcare Properties. Based on Initial Pool Balance, 0.2% of the Mortgage Loans are secured by properties operated as assisted living senior housing and healthcare properties. See "Description of the Mortgage Loans -- Additional Mortgage Loan Information" herein for certain statistical information on such loans. Significant factors determining the value of assisted living senior housing and healthcare properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditors rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor, notwithstanding its continued payment of rent or "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related mortgage. Additionally, certain Retail Loans permit undeveloped land adjacent to a Retail Property to be released from the related Mortgage to be used for an anchor or other tenant. In either event, the failure to be secured by a lien on the property utilized by the anchor or other tenant could adversely affect the related Mortgage Loan.

   Credit Quality of Tenants and Guarantors. Interest and principal payments on the Credit Lease Loans are dependent principally on the payment by each Tenant or guarantor of such Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the associated guarantee, as the case may be, the borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. There is one Credit Lease Property (Loan No.
18) with respect to which the Mortgaged Property is currently vacant; however, the Tenant under the related Credit Lease, Tandy Corporation (which as of the Cut-off Date has a senior unsecured debt rating of "A-"/"Baa2" from S&P and Moody's, respectively), remains obligated to make, and is currently making, Monthly Rental Payments. See "Description of the Mortgage Loans -- Credit Lease Loans" herein.

   Factors Affecting Lease Enhancement Policy Proceeds. With respect to each Credit Lease Loan which is not secured by the assignment of a Bond-Type Lease, the Trustee is generally the beneficiary of a non-cancelable Lease Enhancement Policy obtained to cover certain lease termination (and abatement with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company (the "Enhancement Insurer"), which, as of the Cut-off Date, is rated "AAA" by S&P. The Enhancement Policy is subject to certain limited exclusions and does not insure interest on Credit Lease Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Right. The Enhancement Insurer is also not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower (sometimes hereinafter referred to as a "Mortgagor") is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

   Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Loans -- Credit Lease Loans" herein.

   Concentration of Mortgage Loans; Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 5.23% of the Initial Pool Balance. The second largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 4.83% of the Initial Pool Balance. The third largest Mortgage Loan has a Cut-off Date Principal Balance that represents approximately 4.15% of the Initial Pool Balance. The ten largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 36.65% of the Initial Pool Balance. See "Description of the Mortgage Loans -- Significant Mortgage Loans" herein for a description of these Mortgage Loans.

   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool.

   The following tables set forth Mortgage Loans secured by more than one Mortgaged Property and Mortgage Loans made to affiliated borrowers:

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                           CUT-OFF
                                             DATE           % OF
LOAN                                      PRINCIPAL       INITIAL
NO.                LOAN NAME               BALANCE      POOL BALANCE        RELEASE PRICE (1)
------ ------------------------------- -------------- -------------- -----------------------------
       POOL LOANS
1      Schwegmann-Summary                $ 68,058,865       5.23%    125% of Allocated Loan Amount
3      Pan-Summary                       $ 54,019,659       4.15%    125% of Allocated Loan Amount
6      Quantum-Summary                   $ 41,566,432       3.19%    100% of Allocated Loan Amount
7      Fortunoff-Summary                 $ 41,109,836       3.16%    None Permitted
16     Continental Development-Summary   $ 17,447,044       1.34%    125% of Allocated Loan Amount
17     Portland-Summary                  $ 17,433,841       1.34%    125% of Allocated Loan Amount
24     Crosshost-Summary                 $ 12,966,558       1.00%    125% of Allocated Loan Amount
32     Bass-Summary                      $  9,974,101       0.77%    125% of Allocated Loan Amount
44     United Artists/Hoyt Summary       $  7,202,940       0.55%    None Permitted
51     Zinn Retail-Summary               $  6,513,068       0.50%    None Permitted
53     Blossom Cove-Summary              $  6,082,886       0.47%    None Permitted
64     Cimmering Multifamily-Summary     $  5,397,076       0.41%    125% of Allocated Loan Amount
93     Soho-Summary                      $  3,950,000       0.30%    None Permitted
                                       --------------
       Total                             $291,722,305      22.41%
                                                      --------------
       CROSSED LOANS
49     Builder's Square                  $  6,828,592       0.52%    150% of Principal Balance
55     Builder's Square                  $  6,031,408       0.46%    150% of Principal Balance
75     Builder's Square                  $  4,830,000       0.37%    150% of Principal Balance
                                       -------------- --------------
       Total                             $ 17,690,000       1.36%

94     Gat-Rancho Del Oro                $  3,888,962       0.30%    115% of Principal Balance
108    Gat-Palm Promenade                $  2,991,509       0.23%    115% of Principal Balance
115    Gat-East County Square            $  2,732,245       0.21%    115% of Principal Balance
156    Stone Crest Plaza                 $    957,283       0.07%    115% of Principal Balance
                                       -------------- --------------
       Total                             $ 10,570,000       0.81%
                                                      --------------

68     Brandy-Northwood Oaks             $  5,106,985       0.39%    None Permitted
85     Brandy-Providence Plaza           $  4,309,019       0.33%    None Permitted
                                       -------------- --------------
       Total                             $  9,416,004       0.72%
                                                      --------------

162    Croix Apartments                  $    777,839       0.06%    None Permitted
157    Twin Oaks Apartments              $    894,267       0.07%    None Permitted
133    Peppertree Apartments-1           $  1,741,491       0.13%    None Permitted
                                       -------------- --------------
       Total                             $  3,413,597       0.26%
                                                      --------------

153    Winkler Villa Apartments          $  1,100,019       0.08%    None Permitted
160    Granada Terrace Apartments        $    792,601       0.06%    None Permitted
159    Pecan Shadows Apartments          $    803,659       0.06%    None Permitted
                                       -------------- --------------
       Total                             $  2,696,279       0.21%
                                                      --------------

------------
(1) The release price shown is the amount of the debt that the borrower must prepay or defease, as applicable, in order to obtain a release of a Mortgaged Property from the lien of the related Mortgage.

                               RELATED BORROWERS

                                                                            CUT-OFF      % OF
                                                                             DATE       INITIAL
 LOAN                                                                      PRINCIPAL     POOL
  NO.    BORROWER NAME                           PROPERTY NAME              BALANCE     BALANCE
------ ------------------------------ --------------------------------- ------------- ---------
4      Raceway Retail Partners, L.P.  Roosevelt Center                    $49,761,271
18     IU Raceway Retail Partners LP  Tandy Corp Credit Lease             $15,172,330
                                                                        -------------
       Total                                                              $64,933,601    4.99%

3      Pan Pacific Development        Pan-Summary                       $54,019,659
80     Pan Pacific Dev. Rosewood, Inc Rosewood Village Shopping Ctr       $ 4,486,168
                                                                        -------------
       Total                                                              $58,505,826    4.49%

31     CTY-Austin, LLC                Austin Airport North Courtyard      $10,000,000
40     RI-Plant, LLC                  Plantation Residence Inn            $ 8,400,000
43     Key West Partners 1            Key West Fairfield Inn              $ 7,500,000
56     ANWR, LLC                      Austin Northwest Residence Inn      $ 6,000,000
63     Extended Stay Texas, LLC       Houston Galleria                    $ 5,600,000
79     ANWR, LLC                      Austin Northwest Courtyards         $ 4,500,000
                                                                        -------------
       Total                                                              $42,000,000    3.23%

11     H-Cranford Credit LP           Summit Bank                         $29,347,770
65     Hartz Mountain                 Hartz Mountain                      $ 5,390,704
82     H-Cranford Conduit LP          750 Walnut                          $ 4,457,716
                                                                        -------------
       Total                                                              $39,196,190    3.01%

28     Town & Country Partners        Brandy-Town & Country Apts.         $11,696,489
68     Prime-Muben Partners           Brandy-Northwood Oaks               $ 5,106,985
85     Prime-Muben Partners           Brandy-Providence Plaza             $ 4,309,019
96     Killeen Partners               Wendland Plaza                      $ 3,601,895
109    Waveland Associates            Choctaw Plaza                       $ 2,951,288
110    Franklin Associates            Alexander Plaza                     $ 2,933,905
132    Quincy Associates, Ltd.        Brandy-Quincy Plaza                 $ 1,752,204
                                                                        -------------
       Total                                                              $32,351,785    2.49%

23     Cottonwood Creek L.L.C.        Cottonwood Creek Mall               $13,225,636
32     Seven Neighbors LLC            Bass-Summary                        $ 9,974,101
69     White Sands Mall LLC           White Sands Mall                    $ 5,084,588
                                                                        -------------
       Total                                                              $28,284,325    2.17%

21     SBN Partners, L.P.             GF-Baltimore Sheraton               $13,941,468
60     RIC Partners, L.P.             GF-Richmond Hilton                  $ 5,676,169
97     Stadium Hotel Partners         GF-North Philadelphia Holiday Inn   $ 3,485,367
98     New England Partners           GF-North Haven Holiday Inn          $ 3,485,367
                                                                        -------------
       Total                                                              $26,588,371    2.04%

   In addition to the Mortgage Loans made to the affiliated borrowers set forth in the table above, there are five pairs, four groups of three and one group of four Mortgage Loans, that were made to other affiliated borrowers (some of which may include Crossed Loans), but none of which individually represent more than 1.23% of the Initial Pool Balance.

   Although securing a Mortgage Loan with multiple properties generally reduces the risk that the inability of a Mortgaged Property to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses, such Mortgaged Properties will generally be managed by the same or affiliated managers or will be subject to the management of the same or affiliated borrowers. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if an entity that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans. Securing a Mortgage Loan with more than one Mortgaged Property also imposes certain risks relating to possible fraudulent conveyances. See "--Limitations on Enforceability of Cross-Collateralization" below and "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans-Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

   Limitations on Enforceability of Cross-Collateralization. Thirteen of the Mortgage Loans representing approximately 22.41% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $68,058,865 to $3,950,000 are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "--Concentration of Mortgage Loans; Borrowers" above.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit borrowers from incurring any additional debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur unsecured indebtedness in limited circumstances for the payment of certain items in connection with the ordinary operation and maintenance of the related Mortgaged Property, and, in the case of certain of the Mortgage Loans, limited amounts of secured debt or unsecured debt is permitted for other purposes, including, without limitation, the purchase of equipment for use in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. Except as set forth in the table below, the Mortgage Loan Seller has not permitted any of such debt to be secured by a Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

   In connection with the origination of the Mortgage Loans set forth in the table entitled "Secured Subordinate Debt" below, the Mortgage Loan Seller consented to subordinate debt remaining as an encumbrance on the related Mortgaged Properties. With respect to Loan Nos. 92, 83 and 158, the holder of the subordinate mortgage has agreed not to exercise any remedies against the related Mortgaged Property notwithstanding that an event of default may have occurred under the related subordinate mortgage. With respect to Loan Nos. 25 and 33, although no such "standstill" agreement has been executed (i.e., the holder of the related subordinate mortgage, National Cooperative Bank, may foreclose on the related Mortgaged Property upon the occurrence of an event of default under the related subordinate mortgage), in the event that the holder of the subordinate mortgage did foreclose, it would take title to the related Mortgaged Property subject to the related first mortgage. See "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

                                   SECURED
                               SUBORDINATE DEBT

                                                         INITIAL
                                                        AMOUNT OF
LOAN                                 CUT-OFF DATE      SUBORDINATE   SUBORDINATE DEBT
NO.    MORTGAGE LOAN               PRINCIPAL BALANCE     DEBT(1)      MATURITY DATE
------ -------------------------- ----------------- --------------- ----------------
83     Delchamps Plaza                $ 4,416,746      $4,416,746(2)       6/1/07
92     The Hamlet Apartments          $ 3,964,039      $3,378,000        12/31/05
25     Park City 3 & 4 Apartments     $   955,801      $2,500,000(3)       1/1/12
33     173-175 Riverside Drive        $ 9,799,686      $1,150,000(3)       1/1/06
158    Fe L. Higgins                  $   847,707      $  150,000          3/1/03

Total/Percent of Initial Pool Balance $31,983,979/2.46%

------------
(1)    Determined as of the related origination date.

(2) The "wrap" mortgage on this property is held by an affiliate of the borrower and will always be equal to the outstanding balance of the related Mortgage Loan.

(3) Structured as a line of credit for capital improvements or maintenance with the maximum amount drawable being the amount shown. As of the Cut-off Date, no amounts have been drawn.

   Additionally, the Mortgage Loan Seller has made a $5,000,000 loan to an affiliate of the Pan-Pacific Borrowers (the "Mezzanine Debt") (as defined herein) secured by its equity interest in the borrower. Upon a default under the Mezzanine Debt, the holder of such debt would be entitled to foreclose upon the pledged equity. Such transfer of equity would trigger the "due on sale" clause under the related Mortgage Loan, as described herein. An attempt to foreclose upon the Mezzanine Debt may cause the affiliate of the Pan-Pacific Borrowers which is the obligor under such Mezzanine Debt to file for bankruptcy which could negatively impact the operation of the related Mortgaged Property and the ability to pay the Mortgage Loan in a timely manner.

   Equity Investments by the Mortgage Loan Seller and/or its Affiliates. The Mortgage Loan Seller and/or its affiliates (the "Preferred Interest Holder") have acquired preferred equity interests in seven borrowers, which are the borrowers as set forth in the following table:

                  PREFERRED EQUITY INVESTMENTS IN BORROWERS

                                                                      SCHEDULED FINAL
                                                                       DISTRIBUTION
                                                      INITIAL AMOUNT      DATE OF
LOAN                                  CUT-OFF DATE      OF EQUITY        PREFERRED
NO.    MORTGAGE LOAN                PRINCIPAL BALANCE INVESTMENT(1)      EQUITY(2)
------ -----------------------     ----------------- -------------- -----------------
8      Town & Country Hotel           $ 39,000,000      $5,000,000         7/1/05
16     Continental Development        $ 17,447,044      $2,700,000        5/11/02
19     Radisson Suites                $ 14,678,879      $1,960,000         9/1/01
13     Broadway Square                $ 25,650,756      $1,930,000         9/1/01
20     Hampshire Hotel                $ 14,092,026      $1,185,000         4/1/00
37     TJ Maxx Plaza                  $  9,142,784      $  605,000         4/1/02
39     Holiday Inn Express            $  8,500,000      $  700,000        6/11/02

Total/Percent of Initial Pool Balance $128,511,489/9.87%

------------
(1)    Determined as of the related origination date.
(2)    In accordance with the minimum payments due monthly.

   In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to the greater of (i) a scheduled minimum payment or (ii) a specified percentage (generally 75%) of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

   Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the related borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of two years, with possible extensions. Any net income from such "foreclosure property" other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" herein.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgage Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Loans will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Offered Certificates is payable in sequential order, and no Class entitled to distributions of principal receives principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.

    WEIGHTED AVERAGE REMAINING TERM TO MATURITY FOR VARIOUS PROPERTY TYPES

                                                       WEIGHTED AVERAGE
                                                       REMAINING TERM TO
                                                          EARLIER OF
                                                          MATURITY OR
                                                          ANTICIPATED
                                         % OF INITIAL   REPAYMENT DATE
PROPERTY TYPE                            POOL BALANCE   (IF APPLICABLE)
----------------------                 -------------- -----------------
Retail                 Anchored              31.9%            122
                       Single Tenant          6.5%            116
                       Unanchored             2.0%            117
Total Retail                                 40.4%            121
-----------------------------------------------------------------------
Hotel                  Full Service           6.4%            117
                       Limited Service        7.7%            117
Total Hotel                                  14.1%            117
-----------------------------------------------------------------------
Credit Lease                                 13.8%            196
-----------------------------------------------------------------------
Office                 Office                11.9%            112
                       R & D                  0.5%            187
Total Office                                 12.4%            115
-----------------------------------------------------------------------
Multifamily            Multifamily            9.9%            115
                       Coop                   1.7%            146
Total Multifamily                            11.6%            120
-----------------------------------------------------------------------
Commercial Other       Golf Course            1.2%            234
                       Parking Lot            1.7%            115
                       Self-Storage           0.9%             87
Total Commercial Other                        3.8%            146
-----------------------------------------------------------------------
Warehouse/Industrial                          2.8%            107
-----------------------------------------------------------------------
Mixed Use                                     0.9%            113
-----------------------------------------------------------------------
Health Care            Assisted Living        0.2%            161
-----------------------------------------------------------------------
Total                                       100.0%            130

   Geographic Concentration. The Mortgaged Properties are located in 28 states. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Mortgaged Properties By State" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5.0% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                              NUMBER OF
               % OF INITIAL   MORTGAGED
STATE          POOL BALANCE   PROPERTIES
------------ -------------- ------------
New York.....      26.8%          27
California ..      14.3%          36
Florida......       7.1%          16
Texas........       6.5%          21
Louisiana....       6.5%          23
New Jersey ..       6.1%           8

   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a Mortgage or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan. The borrower generally retains a license to collect rents for so long as there is no default. Certain of the Mortgage Loans do, however, require the related borrower to have all rents deposited by tenants into a Hard Lockbox. In those Mortgage Loans in which the borrower retains a license to collect rents, in the event the borrower defaults, the license terminates and the Special Servicer is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the Special Servicer take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred costs in investigating and/or cleaning up contamination. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

   Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The EPA has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, or real property containing an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted concurrently with the CERCLA amendments discussed above, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Risks" in the Prospectus.

   All of the Mortgaged Properties other than Mortgage Loans representing 5.47% of the Initial Pool Balance have been subject to environmental site assessments or studies within the 18 months preceding the Cut-off Date. Each Mortgage Loan with an Initial Pool Balance greater than $5,000,000 which had an environmental site assessment older than 12 months was updated by a desk review. If such desk review resulted in a recommendation that a new site inspection be performed, such an inspection was performed. The majority of the Mortgaged Properties for which the environmental site assessment was older than 18 months were Multifamily Properties. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the related borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of material amounts of friable and non-friable ACMs and lead based paint requiring remediation or abatement, the related borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring or with respect to which the Mortgage Loan Seller has received satisfactory indemnification. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environment assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. The Depositor believes that the presence of lead-based paint at these Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement --Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

   Balloon Payments. As set forth on the following table, certain of the Mortgage Loans are Balloon Loans which will have substantial payments of principal due at their stated maturities unless previously prepaid. Additionally, all of the ARD Loans will have substantial scheduled principal balances due on their Anticipated Repayment Date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally. See "Risk Factors -- Balloon Payments" in the Prospectus.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                  % OF INITIAL    NUMBER OF
TYPE OF LOAN                      POOL BALANCE  MORTGAGE LOANS
------------------------------- -------------- --------------
Balloon Loans...................     19.00%           60
Fully Amortizing Mortgage
 Loans..........................     12.39%           19
ARD Loans.......................     68.61%           81
                                -------------- --------------
  TOTAL.........................       100%          160
                                ============== ==============

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgaged Properties where the rule could be applicable. In addition, in the case of a Pool Loan and Crossed Loans secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Loans" herein for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

   Additionally, as described above under " -- Other Financing," and " -- Equity Investments by the Mortgage Loan Seller and/or its affiliates," the Mortgage Loan Seller and/or its affiliates has acquired preferred equity interests in certain of the borrowers or their affiliates. In addition, the Mortgage Loan Seller or affiliates thereof may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future.

   Ground Leases. Seven of the Mortgaged Properties, representing security for approximately 9.8% of the Initial Pool Balance, are secured by leasehold interests. For the purposes of this Prospectus Supplement, any Mortgaged Property, a material portion of which consists of a leasehold estate, is considered a leasehold interest unless the Trust Fund also holds a mortgage on the fee, in which case it is considered a fee.

   Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend and/or modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

THE OFFERED CERTIFICATES

   Limited Assets. If the Trust Fund is insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency. See "Risk Factors -- Limited Assets" in the Prospectus.

   Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein or the purchase of the Mortgage Loans by the Mortgage Loan Seller, the holders of a majority of the Percentage Interests in the Controlling Class or the Servicer under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein, the Purchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Charge would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein and "Risk Factors -- Prepayments and Effect on Average Life of Certificates and Yields" in the Prospectus.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums or Yield Maintenance Charges are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED. See "Prepayment and Yield Considerations" herein.

   Most of the Mortgage Loans provide for a Lockout Period during which voluntary prepayment is prohibited. The table below sets forth certain information relating to the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.

             OVERVIEW OF CALL PROTECTION (AS OF THE CUT-OFF DATE)

Mortgage Loans with Lockout Period...........................................         92%(1)
Mortgage Loans with Yield Maintenance Charge.................................          2%(1)
Mortgage Loans with the Greater of Yield Maintenance Charge or Prepayment
 Premium.....................................................................          6%(1)
Weighted Average Lockout Period..............................................     102 months


 (1) PERCENTAGE OF INITIAL POOL BALANCE.

   The rate at which voluntary prepayments are made on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage Rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates remain at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lockout Period, Prepayment Premium and Yield Maintenance Charge provisions applicable to the Mortgage Loans and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with Lockout Period, Prepayment Premium or Yield Maintenance Charge provisions, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lockout Periods or with lower Prepayment Premiums or Yield Maintenance Charges.

   Based on Initial Pool Balance, 70.5% of the Mortgage Loans provide that after the applicable Defeasance Lockout Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment Date) in the amounts due on such dates (or, in the case of ARD Loans, the amount outstanding on the related Anticipated Repayment Date), and upon the satisfaction of certain other conditions. All Mortgage Loans containing defeasance provisions have a Defeasance Lockout Period of not less than two years after the Closing Date. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Provisions requiring Prepayment Premiums or Yield Maintenance Charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or a Yield Maintenance Charge will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium or Yield Maintenance Charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a Prepayment Premium or Yield Maintenance Charge and thus unenforceable or usurious under applicable law.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, unless advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Offered Certificates will not accrue interest on shortfalls, delinquencies may result in losses and shortfalls being allocated to the Offered Certificates, which will reduce the amounts distributable to the Offered Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. See "Prepayment and Yield Considerations" herein.

   As and to the extent described herein, the Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause (b) above, a determination of nonrecoverability is made to the extent that there are funds available in the Certificate Account for reimbursement of such Advance. The Servicer's, the Special Servicer's or the Trustee's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The General Available Distribution Amount generally consists of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the General Available Distribution Amount distributable in respect of interest on the Offered Certificates on any Distribution Date is less than the Optimal Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of the General Available Distribution Amount for each such Distribution Date.

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a portion of the Class J and Class K Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. In addition to the foregoing, the holders of a majority of the Percentage Interests of the Controlling Class (initially certain of the Private Certificates) will be entitled, at their option, to remove the Special Servicer, with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See "The Pooling and Servicing Agreement -- Amendment" herein.

   Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, unless and until Definitive Certificates are issued, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, until such time, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, and its participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" herein and notices only through the facilities of DTC, and its respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates" herein. Upon presentation of evidence satisfactory to the Trustee of their beneficial ownership interest in the Offered Certificates, such beneficial owners are entitled to receive, upon request in writing, copies of monthly reports to Certificateholders from the Trustee.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised the Depositor that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time. See "Risk Factors -- Limited Liquidity" in the Prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

   The Trust Fund will consist primarily of 161 fixed-rate loans secured by 200 multifamily and commercial properties with an aggregate Cut-off Date Principal Balance of approximately $1,356,228,735. The Offered Certificates will evidence beneficial ownership interest in 160 of such loans secured by 199 multifamily and commercial properties with an aggregate Cut-off Date Principal Balance (the "Initial Pool Balance") of approximately $1,301,772,522, subject to a variance of plus or minus 5%. (For the purposes of this Prospectus Supplement, any loan made to one borrowing entity as evidenced by one note (each, a "Note" or a "Mortgage Note") is considered to be one Mortgage Loan. Any loans made to affiliated borrowers, whether or not cross-collateralized, are considered separate Mortgage Loans.) All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by a Mortgage Note and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage").

   Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                      % OF       NUMBER OF
                                  INITIAL POOL   MORTGAGED
INTEREST OF BORROWER ENCUMBERED   BALANCE (1)    PROPERTIES
------------------------------- -------------- ------------
Fee Simple Estate(2) ...........      90.0%         192
Leasehold ......................      10.0%           7
                                -------------- ------------
TOTAL:..........................       100%         199
                                ============== ============

------------
(1) Based on the principal balance of the Mortgage Loan or, for any Pool Loan (as defined herein), the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a nursing home or assisted living facility (each, a "Senior Housing/Healthcare Property," and any Mortgage Loan secured thereby, a "Senior Housing/Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a golf course (a "Golf Course Property," and any Mortgage Loan secured thereby, a "Golf Course Loan"), (viii) a self-storage facility (a "Self-Storage Facility Property," and any Mortgage Loan secured thereby, a "Self-Storage Facility Loan"), (ix) a cooperative apartment building (a "Cooperative Property", and any Mortgage Loan secured thereby, a "Cooperative Loan") or (x) a parking lot (a "Parking Property", and any Mortgage Loan secured thereby, a "Parking Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "--Additional Mortgage Loan Information -- Mortgaged Properties by Property Type" herein.

   Twenty-eight of the Mortgage Loans representing 25.8% of the Initial Pool Balance are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Trust Fund or pursuant to a single Mortgage Note by a single borrower secured by multiple Mortgaged Properties, or both. See "Risk Factors -- The Mortgage Loans -- Concentration of Mortgage Loans; Borrowers" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates. Most of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, in certain cases the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in several cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee. Although certain of the Mortgage Loans provide for recourse to the related borrower or affiliates thereof, no assurance can be made that such parties will have any assets with which to pay all or a portion of the Mortgage Loans.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "Description of the Mortgage Loans -- Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase Agreement to repurchase a Mortgage Loan in the event of (i) a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein or (ii) certain instances of missing or defective documents. The Depositor will assign the Mortgage Loans, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. First Union National Bank in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" herein and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more Escrow Accounts (as defined herein) for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and
(iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

UNDERWRITING STANDARDS

   The Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting the Mortgage Loans. The Mortgage Loans were generally originated in accordance with such guidelines, provided, however, that the underwriting standards for the Mortgage Loans which are secured by golf courses, cooperative apartments, self-storage facilities and parking facilities were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by the Mortgage Loan Seller, the Mortgage Loan Seller applied its general guidelines to such loans provided that the Mortgage Loan Seller often relied on information provided to it by the originators of such loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

   Environmental Assessments. All of the Mortgaged Properties (other than Mortgage Loans representing 5.5% of the Initial Pool Balance) have been subject to environmental site assessments or studies within the 18 months preceding the Cut-off Date. Each Mortgage Loan with an Initial Pool Balance greater than $5,000,000 which had an environmental site assessment older than 12 months was updated by a desk review. If such desk review resulted in a recommendation that a new site inspection be performed, such an inspection was performed. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties.

   Property Condition Assessments. Inspections of the related Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior constructions, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements. See "Description of the Mortgage Loans" herein for descriptions of the reserves or other security provided for repairs and capital improvements to each property.

   Appraisals. An appraisal of each of the related Mortgaged Properties was performed. The appraisals were generally performed by independent MAI appraisers and indicated that at the time of the respective appraisals the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. The appraisals were also used as a source of information for rental and vacancy rates. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

   Operating and Occupancy Statements. In connection with the origination of the Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements, and, with respect to the Mortgage Loans secured by office properties and retail properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor the Mortgage Loan Seller make any representation as to the accuracy of such information; provided, however, that, with respect to several of the Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Zoning and Building Code Compliance. All of the borrowers have, under the related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated, and, in connection with substantially all of the Mortgage Loans, provided other evidence to the effect, that the use and operation of the related Mortgaged Properties are in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- Zoning Compliance; Inspections".

   Property Management. Generally, for all Mortgage Loans (other than Credit Lease Loans), a manager is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. All of the original managers were approved by the originator of each Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- Property Management, -- Conflicts of Interest".

   Title Insurance Policy. Each borrower has provided, and the Mortgage Loan Seller has reviewed, a title insurance policy for each Mortgaged Property. Each title insurance policy generally complies with the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan,
(c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

   Property Insurance. Each borrower has provided, and the Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; (5) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance may be required; and (6) such other coverage as the Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

   Evaluation of Borrower. The Mortgage Loan Seller evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Most of the borrowers are single asset special purpose entities. In addition, in general, in connection with each Mortgage Loan with an original principal balance in excess of $20,000,000 and each Credit Lease Loan, each borrower is required to be organized as a bankruptcy-remote entity, and the Mortgage Loan Seller has reviewed the organizational documents of the borrower to verify compliance with such requirement.

   DSCR and LTV Ratio. The Mortgage Loan Seller's underwriting standards generally require, for all Mortgage Loans other than Credit Lease Loans, the following minimum DSCR and Loan-to-Value Ratios for each of the indicated property types:

                       DSCR      LTV RATIO
PROPERTY TYPE        GUIDELINE   GUIDELINE
------------------ ----------- -----------
Anchored Retail  ..    1.25x        75%
Unanchored Retail      1.30x        75%
Multifamily .......    1.25x        80%
Industrial ........    1.25x        75%
Office ............    1.30x        75%
Hotel .............    1.40x        70%

   The DSCR guidelines listed above are calculated based on Net Cash Flow at the time of origination. Therefore, the DSCR for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination. The foregoing guidelines were applied generally in connection with the origination of the Mortgage Loans but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, the Mortgage Loan Seller's underwriting standards generally require that the DSCR will be no less than 1.00x and the Leased LTV (as set forth on Annex B) will be no greater than 100%.

   Escrow Requirements. The Mortgage Loan Seller generally requires a borrower to fund various escrows (each, an "Escrow Account") for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by the Mortgage Loan Seller are as follows:

     o Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium.

     o Replacement Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for the Mortgage Loan Seller or the following minimum amounts:

Retail..........$0.15 per square foot
Multifamily.....$200 per Unit
Industrial......$0.10 per square foot
Office..........$0.20 per square foot
Hotel...........5% of gross revenues

     o Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

   In addition to the above, certain of the Mortgage Loans require the related borrower to fund additional reserves, which may include, but is not limited to, an FF&E reserve for replacement of furniture, fixtures and equipment, a reletting reserve for reletting and tenant improvement costs, a debt service reserve for seasonality in cash flows, and/or a ground rent reserve for the payment of ground rents. Escrow Accounts must generally be held at Eligible Banks (as defined herein).

   Credit Lease Loans. The Mortgage Loan Seller's underwriting guidelines with respect to Credit Lease Loans are more fully set forth herein in "Description of the Mortgage Loans -- Credit Lease Loans".

CREDIT LEASE LOANS

                              CUT-OFF DATE
LOAN                           PRINCIPAL
 NO.       PROPERTY NAME        BALANCE
---- ----------------------- ------------
6    Quantum-Shrewsbury, MA   $41,566,432
     and Louisville, CO
7    Fortunoff-Westbury, NY   $41,109,836
     and Woodbridge, NJ
11   Summit Bank-Cranford,    $29,347,770
     NJ
18   Tandy-Westbury, NY       $15,172,330
34   Regal Cinemas            $ 9,473,684
     Theater-Henrietta, NY
44   United Artists/Hoyt      $ 7,202,940
     Cinemas-Meridan, CT and
     Windham, CT
46   Bon-Ton-Greece, NY       $ 7,136,023
47   Kohl's Department        $ 7,096,326
     Store-Springfield, MO
52   Bon-Ton-Victor, NY       $ 6,481,575
67   Borders Books and        $ 5,138,454
     Music-Montclair, CA
72   Bon-Ton-Irondoquit, NY   $ 5,002,685
84   Bon-Ton-Henrietta, NY    $ 4,373,786

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          TENANT/LEASE
LOAN             TENANT/LEASE              GUARANTOR
 NO.               GUARANTOR               RATING (1)                    LEASE TYPE
---- ----------------------------------- ------------ ----------------------------------------------
6    Quantum Corporation                 BB/NA                           Bond-Type
7    M. Fortunoff of Westbury            NA/NA                           Bond-Type
      Corp./Fortunoff Fine Jewelry &
      Silverware, Inc.
11   Summit Bank                         A-/A3                           Triple Net
18   Tandy Corporation                   A-/Baa2                         Double Net
34   Regal Cinemas, Inc.                 BB+/NA                          Double Net
44   Roswell Mall Cinema, Inc. (dba Hoyt BB-/Ba3                         Triple Net
      Cinemas)/United Artists Theatre
      Circuit, Inc.
46   The Bon-Ton Department Stores, Inc. NA/NA                           Bond-Type
47   Kohl's Department Stores, Inc.      BBB/Baa1                        Triple Net
52   The Bon-Ton Department Stores, Inc. NA/NA                           Bond-Type
67   Borders, Inc.                       NA/NA                           Double Net
72   The Bon-Ton Department Stores, Inc. NA/NA                           Bond-Type
84   The Bon-Ton Department Stores, Inc. NA/NA                           Bond-Type

------------
(1)    Long-term credit rating by S&P and Moody's, respectively.

   Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity.

   The amount of the Monthly Rental Payments payable by each Tenant (plus, in the case of the Mortgage Loan identified as Loan No. 67 (the "Border's Loan"), the amount in the debt service reserve account, which will be drawn upon through the date of the termination of any rent credits) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. In the case of the Border's Loan, withdrawals of funds on deposit in a debt service reserve account will supplement Monthly Rental Payment in an amount necessary to fully amortize such Mortgage Loan.

   Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and except as discussed below in certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Credit Lease Property.

   Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default"), then the Servicer or Special Servicer on behalf of the Trust may exercise rights under the related Credit Lease Assignment to require the Mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related

Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease. Tandy Corporation, the tenant of the Credit Lease Property which secures Loan No. 18 (such tenant being rated "A-"/"Baa2" by S&P and Moody's, respectively), has vacated its respective Credit Lease Property but remains obligated, and is continuing to meet its obligations, under the related Credit Lease.

   In addition, several of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Tenant may deem necessary or desirable, and the Tenant may demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

   Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the Mortgagor in the area of the Credit Lease Property and complying with laws regulating the Credit Lease Property or common areas related to the Credit Lease Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") have neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the tenants thereunder are required, at their expense, to maintain their Credit Lease Property, in good order and repair. Other Credit Leases have Casualty or Condemnation Rights and may have Additional Rights ("Triple Net Leases"). The tenants under Triple Net Leases are required, at their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases have Casualty or Condemnation Rights and Maintenance Rights, and may have Additional Rights ("Double Net Leases"). If the borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders.

   Credit Leases with respect to six of the Credit Lease Properties, which represent 8.12% of the aggregate Cut-off Date Principal Balance, are Bond-Type Leases, Credit Leases with respect to three of the Credit Lease Properties, which represent 3.35% of the aggregate Cut-off Date Principal Balance, are Triple Net Leases and Credit Leases with respect to three of the Credit Lease Properties, which represent 2.29% of the aggregate Cut-off Date Principal Balance, are Double Net Leases.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

   The Credit Lease which secures the Mortgage Loan identified as Loan No. 34 provides that the borrower may have certain maintenance obligations. A principal of the borrower under that Credit Lease Loan has personally guaranteed payment of such costs and the DSCR on this Mortgage Loan is 1.18x providing approximately $150,000 in excess cash flow per year which could be utilized for any potential maintenance obligations, which are estimated by the Mortgage Loan Seller to be approximately $10,000 per year. The Credit Lease which secures the Border's Loan provides that the Tenant is entitled to a credit against annual rent through August 1997 and that the Tenant is not obligated to maintain earthquake insurance but may terminate the related Credit Lease during the last 2 years of the primary lease term as a result of certain casualty events, including earthquakes. A reserve has been established with respect to the Border's Loan which will supplement Monthly Rental Payments thereunder through such date and, with respect to the above-mentioned earthquake risk, the related borrower is required to maintain earthquake insurance and the DSCR on this Mortgage Loan is 1.12x providing in excess of $65,000 in annual excess cash flow which could be utilized toward purchasing such insurance. The Credit Lease which secures the Mortgage Loan identified as Loan No. 18 provides that the borrower shall have certain maintenance obligations with respect to the sidewalks adjoining such Credit Lease Property. The DSCR on this Mortgage Loan is approximately 1.03x providing approximately $40,000 in excess cash flow per year which could be utilized for any potential maintenance obligations. A letter prepared by an engineer which was delivered to the Mortgage Loan Seller in connection with the origination of such Mortgage Loan indicated that the useful life of such sidewalk is approximately 20 years from the date of the origination of such Mortgage Loan and that the cost to replace the sidewalk is approximately $25,000. Certain of the Credit Leases provide that the Tenant thereunder may terminate its Credit Lease and/or abate rent in the event of an environmental problem which existed prior to the Credit Lease or which is not caused by the Tenant . In all such cases an environmental report was prepared in connection with the origination of the respective Credit Lease Loan which indicated no significant environmental problems.

   Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under the Credit Leases to make all Monthly Rental Payments directly to the Servicer. Repayment of the Credit Lease Loans and other obligations of the Mortgagors will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

   Generally, each Credit Lease Loan that has a Casualty or Condemnation Right has the benefit of a Lease Enhancement Policy issued by the Enhancement Insurer, which, as described below, will make payments to the Servicer on behalf of the Trustee in certain cases where the Credit Lease Property has been subjected to property damage on account of a casualty or a condemnation event. The Trustee on a Credit Lease Loan are named insureds under the Lease Enhancement Policy. The full premium relating to each Lease Enhancement Policy was paid at the time of issuance of such Lease Enhancement Policy, and each such Lease Enhancement Policy is non-cancelable.

   Each Lease Enhancement Policy provides that in the event of a permitted termination by a Tenant of its Credit Lease occurring as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Servicer on behalf of the Trustee, the "Loss of Rents" (defined as to a termination, as a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. All of the Lease Enhancement Policies were issued by Chubb Custom Insurance Company which, as of the Cut-off Date, was rated "AAA" by S&P. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the Loss of Rents will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is also not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Property Advances.

   Each Lease Enhancement Policy contains certain exclusions to coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

SIGNIFICANT MORTGAGE LOANS

 The Schwegmann Loan

   The Loan. The largest Mortgage Loan (the "Schwegmann Loan"), which represents approximately 5.2% of the Initial Pool Balance was originated on February 17, 1997 by Wingate Realty Finance

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Corporation, a Massachusetts corporation, and has a principal balance as of the
Cut-off Date of $68,058,865. The Schwegmann Loan is evidenced by one note and secured by cross-defaulted, cross-collateralized first priority mortgages encumbering 11 grocery stores, 4 anchored strip centers and one warehouse/distribution facility, all of which are located in Louisiana (the "Schwegmann Properties"). The Schwegmann Loan was made to JLH, LLC (the "Schwegmann Borrower"), a special purpose Louisiana limited liability company controlled by John F. Schwegmann. The managing member of the Schwegmann Borrower is JLH Management, Inc., a Louisiana corporation. Certain obligations under the Schwegmann Loan are guaranteed on a limited basis by John Schwegmann, Schwegmann Giant Super Markets, a Louisiana corporation, and Schwegmann Westside Expressway, Inc., a Louisiana corporation.

   Payment and prepayment terms and required reserves for the Schwegmann Loan are set forth in Annex A hereto.

   The Properties. The Schwegmann Properties are owned in fee simple, except that a portion of one grocery store property consists of a leasehold estate. The Schwegmann Properties are located primarily in and around New Orleans with additional stores in Baton Rouge and Hammond. The ages of the Schwegmann Properties range from 3 to 40 years, with a weighted average age of 18 years. Based on the Schwegmann Borrower's May 31, 1997 rent rolls, the approximate average occupancy rate of the Schwegmann Properties was 98.7%. The Schwegmann Giant Supermarkets have operated in New Orleans since 1869 and currently have the second largest market share (as reported by the Kohlberg Affiliate, as defined below) in the metropolitan New Orleans area. The Schwegmann Giant Supermarkets (which, together with the warehouse/distribution facility, comprise approximately 92.9% of the gross leaseable area of the Schwegmann Properties) range in size from 41,894 square feet to 188,706 square feet. The warehouse/distribution center is comprised of two adjacent buildings with a total of 269,000 square feet.

   The Property Leases. Simultaneously with the closing of the Schwegmann Loan, an affiliate of Kohlberg & Co. ("Kohlberg Affiliate") acquired 100% of the 25-store Schwegmann Giant Supermarket business. As part of this acquisition, Kohlberg Affiliate executed new 20-year triple net leases with respect to each of the Schwegmann Giant Supermarkets which comprise part of the Schwegmann Properties and a 12-year lease with respect to the Schwegmann Property which is a warehouse/distribution center. The Kohlberg Affiliate subleased the aforementioned warehouse/distribution center to SuperValu Inc. for 5 years. The Kohlberg Affiliate has presented plans to invest up to $6,590,000 in capital improvements into those grocery stores which constitute collateral for the Schwegmann Loan over the next two years.

   Property Management. The Schwegmann Properties are currently managed by the managing member of the Schwegmann Borrower. The loan documents executed in connection with the Schwegmann Loan provide that the property manager can be terminated (i) upon an event of default under the Schwegmann Loan or the management contract, or (ii) if the net operating income of the Schwegmann Property declines (a) by 25% of the prior years' net operating income, or (b) to a level less than 75% of the annual net operating income of the Schwegmann Properties at origination of the Schwegmann Loan.

   The Lockbox and Reserves. Under a cash management agreement, the Schwegmann Borrower is required to direct all tenants to make all rent payments directly to a Lockbox Account. Funds deposited into the Lockbox Account are allocated sequentially to certain sub-accounts, including a tax and insurance escrow sub-account, a ground lease reserve sub-account (to cover payments under the ground lease affecting a portion of one of the Schwegmann Properties), a debt service sub-account (to cover debt service payments on the Schwegmann Loan), a replacement reserve sub-account (to cover recurring replacement costs), and a leasing reserve sub-account (to cover reletting expenses). Additional sub-account allocations (including an excess cash flow trap) may be made in connection with one or more of the Schwegmann Properties in the event that certain trigger events occur, including the closure of any one or more of the groceries and the occurrence of the Anticipated Repayment Date.

The D&D Building Loan

   The Loan. The second largest Mortgage Loan (the "D&D Building Loan"), which represents approximately 4.8% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on

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September 18, 1996, and has a principal balance as of the Cut-off Date of
$62,934,415. The D&D Building Loan was originated as two loans, evidenced by a mortgage note (the "D&D Mortgage Note A") in the original principal amount of $50,000,000 and a mortgage note (the "D&D Mortgage Note B") in the original principal amount of $13,500,000. The D&D Mortgage Note A is secured by a leasehold mortgage (the "D&D Mortgage A") and the D&D Mortgage Note B is secured by a leasehold mortgage (the "D&D Mortgage B"), each encumbering the D&D Building, an office building located in midtown Manhattan (the "D&D Building Property"). The D&D Mortgage Note A and the D&D Mortgage Note B are cross defaulted. All payments made under the D&D Building Loan, except for prepayments as discussed below, shall be applied pari passu to the D&D Mortgage Note A and the D&D Mortgage Note B. Accordingly, for purposes of this Prospectus Supplement, the D&D Mortgage Note A and the D&D Mortgage Note B shall be deemed to evidence one Mortgage Loan. The D&D Building Loan was made to D&D Building Company, L.L.C. (the "D&D Borrower"), a special purpose New York limited liability company. The managing member of the D&D Borrower is D&D Managing Co., Inc., a special purpose New York corporation. Certain obligations under the D&D Loan are guaranteed on a limited basis by Sherman Cohen and Charles S. Cohen.

   No voluntary prepayments may be made under the D&D Mortgage Note A until the date (the "D&D Prepayment Date") which is six months prior to the Anticipated Repayment Date. From and after the D&D Prepayment Date, the D&D Borrower may prepay the D&D Mortgage Note A in full without premium or penalty. No voluntary prepayment may be made under the D&D Mortgage Note B until July 1, 2003. From and after July 1, 2003, the D&D Mortgage Note B may be prepaid in full upon the payment of a Yield Maintenance Charge. From and after April 1, 2006, the D&D Mortgage Note B may be paid in full, but not in part, without premium or penalty. Payment and additional prepayment terms and reserves for the D&D Building Loan are as set forth, on Annex A hereto.

   The Property. The Decoration & Designer's Building (the "D&D Building Property") is an office building serving the "high-end" home and commercial design and decorating industry. Located at the corner of 59th Street and Third Avenue (across the street from the Bloomingdale's flagship store) in New York City, the D&D Building Property is tenanted by furniture and furnishing wholesalers, including Stark Carpet, Cowtan & Tout and Brunschwig & Fils. The D&D Building Property has approximately 583,995 leaseable square feet and was completed in 1967. The D&D Building Property is ground leased by the D&D Borrower pursuant to a ground lease that expires on December 31, 2023 and has one extension option of 25 years which expires on December 31, 2048 and one extension option of 15 years which expires on December 31, 2063. Based on the D&D Borrower's May 31, 1997 rent roll, the D&D Building Property was approximately 96% occupied at an approximately average rent per square foot of $40.92.

   Property Management. The D&D Building Property is managed by Cohen Brothers Realty Corporation, a New York corporation, which is an affiliate of the D&D Borrower, pursuant to a management agreement which may be terminated from and after the occurrence of any event of default under the D&D Building Loan or the management agreement.

   Lockbox and Reserves. All tenants are required to make rent payments directly into a Lockbox Account at a bank designated by the Servicer. At closing, the D&D Borrower deposited $986,000 in the servicing account to pay for certain deferred maintenance. Money deposited in the servicing account is allocated to the debt service sub-account (to cover debt service payments on the D&D Building Loan), the escrow fund sub-account (to cover payment of taxes, insurance premiums and ground rent), the replacement reserves sub-account (to cover recurring replacement costs) in an amount equal to $.20 per square foot per annum, and then to the remaining cash flow sub-account. Amounts on deposit in the remaining cash flow sub-account for each month are, provided no default exists under the D&D Building Loan, released to the D&D Borrower, provided, however, if the Anticipated Repayment Date has occurred, all amounts in the remaining cash flow sub-account are disbursed, (i) first, to the D&D Borrower to pay operating expenses for the prior month (provided that the D&D Borrower has delivered to the lender satisfactory evidence establishing such amounts) and (ii) second, to Trustee to be applied towards the payment of the D&D Building Loan.

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  The Pan-Pacific Loan

   The Loan. The third largest Mortgage Loan (the "Pan-Pacific Loan"), which represents approximately 4.2% of the Initial Pool Balance, was originated by CIBC, Inc. on December 20, 1996 and has a principal balance as of the Cut-off Date of $54,019,659. The Pan-Pacific Loan is secured by mortgages encumbering four properties located in Las Vegas, Nevada, Maysville, Kentucky, Olympia, Washington and Rio Rancho, New Mexico (the "Pan-Pacific Properties"), which are owned by Sahara Pavilion North U.S., Inc., a Nevada corporation, Maysville Marketsquare Associates Limited Partnership, a Kentucky limited partnership, Pan Pacific Development (Olympia Square) Inc., a Washington corporation and Pan Pacific Development (New Mexico), Inc., a New Mexico corporation, respectively (each a "Pan-Pacific Borrower" and collectively, the "Pan-Pacific Borrowers"). Each Pan-Pacific Borrower is a special purpose entity. The Pan-Pacific Loan provides for certain reserve funds and in lieu of making monthly reserve payments, the Pan-Pacific Borrowers may deliver a letter of credit (the "Pan-Pacific Letter of Credit") as security to ensure the availability of funds to fund the reserve funds. The Pan-Pacific Borrowers are wholly owned by Pan-Pacific Retail Properties, Inc., a Maryland corporation. Certain of the obligations under the Pan-Pacific Loan are guaranteed on a limited basis by Pan-Pacific Development (U.S.) Inc., a Delaware corporation.

   Payment and prepayment terms and reserves for the Pan-Pacific Loan are as set forth on Annex A hereto. In connection with the origination of the Pan-Pacific Loan, the Mortgage Loan Seller made a $5,000,000 loan to Pan-Pacific Retail Properties, Inc. secured by a pledge of its equity in the Pan-Pacific Borrowers. A foreclosure on such pledged equity would constitute a "sale" under the related Mortgages and therefore the consent of the Special Servicer and, may require confirmation from each of the Rating Agencies that such transfer would not cause the downgrade, withdrawal or qualification of any of the ratings assigned to the Certificates for the holder of the Mezzanine Debt to effectuate such foreclosure. The Mezzanine Debt matures on December 1, 2001 and is fully amortizing. See "Risk Factors -- Other Financing."

   The Properties. The Pan-Pacific Properties are commercial shopping centers. The Pan-Pacific Property located in Las Vegas, Nevada was constructed in 1989 and, based on a March 31, 1997 rent roll of the related Pan-Pacific Borrower, was 98% occupied with an average rent per square foot of $12.73 and is anchored by Vons, TJ Maxx, and Drug Emporium. The Pan-Pacific Property located in Maysville, Kentucky was constructed in 1991 and, as of March 31, 1997 was 100% occupied with an average rent per square foot of $6.90 and is anchored by Kroger, J.C. Penney and Fashion Bug. The Pan-Pacific Property located in Olympia, Washington was constructed in 1988 and, based on a March 31, 1997 rent roll of the related Pan-Pacific Borrower, was 96% occupied with an average rent per square foot of $11.71 and is anchored by Ross Dress for Less and Albertons. The Pan-Pacific Property located in Rio Rancho, New Mexico was constructed in 1987 and, based on a March 31, 1997 rent roll of the related Pan-Pacific Borrower, was 92% occupied with an average rent per square foot of $11.21 and is anchored by Rio Rancho Health & Fitness, Pasquale's Pizza and International House of Pancakes.

   Property Management. The Pan-Pacific Properties are managed by Pan Pacific Development (U.S.) Inc., a Delaware corporation. Pan Pacific Development (U.S.) Inc. is an entity related to the Pan-Pacific Borrowers. The loan documents executed in connection with the Pan-Pacific Loan provide that the property manager can be terminated with respect to an individual Pan-Pacific Property upon an event of default under the Pan-Pacific Loan or if the net operating income of the Pan-Pacific Properties fall below 85% of the net operating income as of December 20, 1996.

   Lockbox and Reserves. The Pan-Pacific Loan provides for a Springing Lockbox, which is activated upon the earlier of a default under the Pan-Pacific Loan or the date that is four (4) months prior to the payment date immediately following the tenth anniversary of the Loan. Under the cash management agreement, tenants may be directed to make all rent payments directly into a Lockbox Account, which funds are automatically transferred each business day into a central account. Funds in the central account are allocated, subject to the provision of the Pan-Pacific Letter of Credit, to certain sub-accounts, including a debt service payment sub-account (to cover debt service payments on the Pan-Pacific Loan), an impound costs sub-account (to cover impositions and insurance premiums on the Pan-Pacific Properties), a replacement reserve sub-account (to cover recurring replacement costs), a leasing reserve sub-account (to cover reletting expenses), an operations and maintenance expense sub-account (to cover payment of operating expenses) and a curtailment reserve sub-account (to hold excess rent after the foregoing allocations have been made).

 The Roosevelt Raceway Center Loan

   The Loan. The fourth largest Mortgage Loan (the "Roosevelt Raceway Shopping Center Loan"), which represents approximately 3.8% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on March 27, 1997, and has a principal balance as of the Cut-off Date of $49,761,271. The Roosevelt Raceway Shopping Center Loan is secured by a first mortgage encumbering an anchored shopping center commonly known as Roosevelt Raceway Shopping Center, located in Westbury, New York (the "Roosevelt Property") (excluding the land currently occupied by the Tandy Corporation which is owned by an affiliate of the Roosevelt Borrower (as defined herein) and is included in the Trust Fund as the Mortgage Loan identified as Loan No. 18 on Annex A). The Roosevelt Raceway Shopping Center Loan was made to Raceway Retail Partners L.P., a special purpose Delaware limited partnership (the "Roosevelt Borrower").

   Payment and prepayment terms and reserves for the Roosevelt Raceway Shopping Center Loan are as set forth on Annex A hereto.

   The Property. The Roosevelt Property is an anchored shopping center comprising approximately 373,114 leaseable square feet of retail space located in Westbury, Long Island, New York, which was constructed in 1995. Westbury is among the major retail shopping locations on Long Island. Based on the Roosevelt Borrower's May 31, 1997 rent roll, the Roosevelt Property was approximately 100% leased at an approximate average rent per square foot of $17.10. Among the larger tenants leasing space at the Roosevelt Property are Home Depot (127,335 square feet), Homeplace Stores (54,000 square feet) and Putnam Theatrical Corporation d/b/a Sony Theaters (52,000 square foot multiplex theater).

   Property Management. The Roosevelt Property is managed by the Roosevelt Borrower. The loan documents executed in connection with the Roosevelt Loan provide that any management agreement entered into by the Roosevelt Borrower with a third party must provide that the mortgagee may terminate such management agreement upon (i) the occurrence of an event of default under the Roosevelt Loan, (ii) a fifty percent (50%) change in control of the ownership in the manager (if such change in control results in a downgrading, or a withdrawal of the rating, of the Offered Certificates), or (iii) a determination at the end of any calendar quarter that the net operating income with respect to the Roosevelt Property for the preceding twelve (12) month period was less than eighty-five percent (85%) of the net operating income for the Roosevelt Property as of March 27, 1997.

   Lockbox and Reserves. All revenues generated by the Roosevelt Property are paid directly to the Servicer and are deposited into a Lockbox Account from which the following sub-accounts are funded in the following priority: the tax and insurance escrow (provided no sums shall be required to be escrowed for tax and insurance payments to the extent such sums are paid by the anchor tenants), the debt service payment sub-account (to cover debt service payments on the Roosevelt Raceway Shopping Center Loan), the leasing costs sub-account (to cover reletting expenses), and the capital expenditures sub-account (to cover certain pre-approved capital costs). After the foregoing sub-accounts have been funded, all excess property income shall be released to the Roosevelt Borrower, provided, that in the case of an event of default, excess property income shall be deposited in a curtailment reserve sub-account from which approved operating expenses are paid and, provided, further, that after the Anticipated Repayment Date, all revenue generated from the Roosevelt Property shall be applied in the following order: (i) to real estate taxes and insurance for the Roosevelt Property, (ii) to loan servicing fees, (iii) to payment of the monthly debt service, (iv) to funding reserves established under the loan documents, (v) to paying operating costs for the Roosevelt Property and (vi) to paying all other sums outstanding under the Roosevelt Raceway Shopping Center Loan.

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  The Prince George's Plaza Loan

   The Loan. The fifth largest Mortgage Loan (the "Prince George's Plaza Loan"), which represents approximately 3.3% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on May 16, 1997, and has a principal balance as of the Cut-off Date of $44,000,000. The Prince George's Plaza Loan is secured by a first mortgage encumbering an enclosed regional shopping center commonly known as Prince George's Plaza, located in Hyattsville, Maryland (the "Prince George's Plaza Property"). The Prince George's Plaza Loan was made to a land trust which is entirely owned by Equity-Prince George's Plaza, L.L.C., a special purpose Delaware limited liability company (the "Prince George's Plaza Borrower").

   Payment and prepayment terms and reserves for the Prince George's Plaza Loan are as set forth on Annex A hereto.

   The Property. The Prince George's Plaza Property is a single-level, enclosed regional mall comprising approximately 746,967 leaseable square feet of retail space located at 3500 West End Highway, Hyattsville, Maryland. The mall was constructed in 1959, and renovated in 1977 and 1990. Based on the Prince George's Plaza Borrower's May 31, 1997 rent roll, the Prince George's Plaza Property was approximately 90.7% occupied at an approximate average rent per square foot of $19.66. The anchors at the Prince George's Plaza Property are a 148,778 square foot J.C. Penney, a 195,655 square foot Hecht & Co. and a 20,480 square foot Kids-R-Us. In addition, the mall contains approximately 80 mall stores, including a food court comprising 13,951 square feet of leaseable area.

   Property Management. The Prince George's Plaza Property is managed by The Rubin Organization, Inc., a Pennsylvania corporation (the "Prince George's Plaza Property Manager"). The loan documents executed in connection with the Prince George's Plaza Loan provide that the Prince George's Plaza Property Manager may be terminated upon an event of default under the Prince George's Plaza Loan.

   Lockbox and Reserves. All revenues generated by the Prince George's Plaza Property are paid directly into a Lockbox Account for bi-weekly sweep and transfer to a Cash Collateral Account from which the following sub-accounts are funded: the tax and insurance escrow account, the debt service payment sub-account (to cover debt service payments on the Prince George's Plaza Loan), the replacement reserve sub-account (to cover repairs and replacements) and the leasing reserve sub-account (to cover leasing expenses). Monthly, after the foregoing sub-accounts have been funded, all excess cash flow will be deposited with the Prince George's Plaza Borrower, provided, that after the Anticipated Repayment Date, all revenue generated from the Prince George's Plaza Property shall be applied in the following order: (i) to real estate taxes and insurance for the Prince George's Plaza Property, (ii) to payment of the monthly debt service, (iii) to fund the replacement and leasing reserves established under the loan documents, (iv) to payment of operating costs for the Prince George's Plaza Property and (v) to payment of all other sums outstanding under the Prince George's Plaza Loan. At closing of the Prince George's Plaza Loan, the Prince George's Plaza Borrower deposited $504,380 into an account controlled by the Servicer to cover deferred maintenance. Additionally, until such time as the Prince George's Plaza Property is subdivided and a portion of the Prince George's Plaza Property (the "Bank Release Property") is released from the lien of the Mortgage encumbering the Prince George's Plaza Property, an amount equal to $500,000 which was deposited at closing by the Prince George's Plaza Borrower, will be held in an account controlled by the Servicer (the "Bank Release Reserve"). The Bank Release Property was occupied by a gas station from 1963 to 1968 and is currently occupied by Chevy Chase Bank. A Phase 1 environmental report was prepared on the entire Prince George's Plaza Property which did not reveal any material environmental problems but did, however, suggest that unless soil testing was undertaken on the Bank Release Property it would be impossible to determine if any petroleum based substances were released into the soil during the 1963-1968 period. Because of the impracticality of drilling through the concrete floor of the bank which currently occupies the Bank Release Property, and the conclusion by the engineer which prepared the Phase 1 environmental report on the Prince George's Plaza Property that, based upon its review of the Prince George's Plaza Property and governmental records related thereto, if material soil contamination had occurred, the cost of any associated cleanup should not exceed $500,000, the aforementioned Bank Release Reserve was established.

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  The White Lodging Loan

   The Loan. Five Loans for which the borrowers are affiliates (collectively, the "White Lodging Loan") representing approximately 3.2% of the Initial Pool Balance, were originated by the Mortgage Loan Seller in May, 1997, and have an aggregate principal balance as of the Cut-off Date of $42,000,000 and for the purposes of this Prospectus Supplement shall be deemed to collectively be the sixth largest Mortgage Loan. The White Lodging Loan currently consists of five separate loans to five different special purpose Indiana limited liability companies or limited partnerships that are affiliates of White Lodging Services Corporation (each a "White Lodging Borrower") and each is secured by a first mortgage encumbering property located in Texas or Florida improved by a hotel (singularly, a "White Lodging Property" and collectively, the "White Lodging Properties"). One of the loans, as more particularly described in clause (e) below, is currently secured by two adjacent properties which the White Lodging Borrower has the right to restructure into two separate loans, whereupon the White Lodging Loan will consist of six separate loans to six different special purpose limited liability companies. The separate loans which make up the White Lodging Loan are neither cross-collateralized nor cross-defaulted. Certain obligations under the White Lodging Loan are guaranteed on a limited basis by Dean V. White, Bruce W. White and John M. Peterman.

   Payment and prepayment terms and reserves for the White Lodging Loan are as set forth on Annex A hereto.

   The Properties. The White Lodging Properties are the following:

     (a) a 138 room hotel operated as a Residence Inn by Marriott in Plantation, Florida, constructed in 1996 and having a trailing 12-month occupancy of 84.0%(1);

     (b) a 132 room hotel operated as a Fairfield Inn by Marriott in Key West, Florida, constructed in 1987 and having a trailing 12-month occupancy of 84%(1);

     (c) a 92 room hotel operated as a Residence Inn by Marriott in Houston, Texas, renovated in 1995 and having a trailing 12-month occupancy of 85%(1);

     (d) a 198 room hotel operated as a Courtyard by Marriott in Austin, Texas, constructed in 1986 and having a trailing 12-month occupancy of 79%(1); and

     (e) a 78 room hotel operated as a Courtyard by Marriott and an 84 room hotel operated as a Residence Inn by Marriott, each in Austin, Texas, each constructed in 1996 and having trailing 12-month occupancies of 90%(1) and 88%(1), respectively; the borrower with respect to this loan has the right to restructure the loan into two separate loans which will not be cross-defaulted or cross-collateralized(1).

     (1)Trailing 12-month occupancies from May, 1996 through and including April 30, 1997.

   Property Management. The White Lodging Properties are managed by White Lodging Services Corporation, an Indiana corporation which is an affiliate of the White Lodging Borrower pursuant to a management agreement that terminates as of June 30, 2007. White Lodging Services Corporation is one of the ten largest Marriott franchisees in the country. The loan documents executed in connection with the White Lodging Loan provide that the property manager can be terminated with respect to a White Lodging Property upon an event of default under the respective White Lodging Loan or if the DSCR falls below 1.15x and the applicable White Lodging Property does not achieve 100% of its fair market share for its competitive subset.

   Lockbox and Reserves. A cash management agreement was executed at the closing in respect of each of the loans comprising the White Lodging Loan. Each cash management agreement provides for a Springing Lockbox that becomes operative upon the earlier to occur of the occurrence of an event of default or the date that is one month prior to the Anticipated Repayment Date. Under the cash management agreement, upon written notice to the White Lodging Borrowers all credit card companies and clearing banks will be required to make all payments due to the White Lodging Borrowers directly

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into a deposit only account established under the related cash management agreement that will forward the payments to a Lockbox Account. The White Lodging Borrowers are required to deposit sums for the following reserves: tax and insurance reserves and an FF&E reserve (to cover replacement of furniture, fixtures and equipment at the White Lodging Property).

 The Quantum Loan

   The Loan. The seventh largest Mortgage Loan (the "Quantum Credit Lease Loan"), is a Balloon Loan which represents approximately 3.2% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on September 10, 1996, and has a principal balance as of the Cut-off Date of $41,566,432. The Quantum Credit Lease Loan is secured by cross-defaulted first mortgages encumbering two research and development facilities leased to Quantum Corporation, a publicly traded company, one of which is located in Shrewsbury, Massachusetts (the "Shrewsbury Property") and one of which is located in Louisville, Colorado (the "Louisville Property"). The Quantum Borrower (hereinafter defined) has the right to obtain a release of either or both of the properties securing the Quantum Credit Lease Loan by prepaying 100% of the Allocated Loan Amount for the Mortgaged Property which is to be released. With respect to the Shrewsbury Property, the Quantum Borrower may seek a release of an out parcel currently subject to the related Mortgage without a release payment upon the satisfaction of certain conditions. Furthermore, the Mortgages on the Shrewsbury and Louisville Properties are each recorded in an amount equal to 100% of the Allocated Loan Amount for each property.

   The Quantum Credit Lease Loan was made to Quantum Peripherals Realty Corporation, a special purpose Delaware corporation (the "Quantum Borrower") which is a wholly-owned affiliate of Quantum Corporation.

   Payment and prepayment terms, and reserves for the Quantum Credit Lease Loan are set forth on Annex A.

   The Leases. The entire Shrewsbury Property and Louisville Property are subject to a single master Credit Lease between the Quantum Borrower, as landlord, and Quantum Corporation (the "Quantum Tenant"), as tenant (the "Quantum Credit Lease"). The Quantum Credit Lease is a Bond-Type Lease. Scheduled lease payments under the Quantum Credit Lease are sufficient to pay interest and principal, including the balloon payment, as and when due under the Quantum Loan. The Quantum Tenant supplies storage products for a broad range of computer platforms, serving manufacturing and distribution customers worldwide. As of the Cut-off Date, the Quantum Tenant had a long term credit rating of "BB" from S&P.

   The Properties. The Shrewsbury Property is a 519,971 square foot industrial property located in Shrewsbury, Massachusetts which was constructed in 1984-1986. The Louisville Property is a 188,800 square foot research and development property located at Louisville, Colorado which was constructed in 1996. Based on the Quantum Borrower's May 31, 1997 rent rolls, the Shrewsbury Property was approximately 100% occupied at an approximate average rent per square foot of $6.78 and the Louisville Property was approximately 100% occupied at an approximate average rent per square foot of $10.78.

   Lockbox and Reserves. The Quantum Tenant has agreed to pay all rent under the Quantum Credit Lease into a Hard Lockbox. After deducting all sums necessary to pay debt service on the Quantum Credit Lease Loan and sums to be deposited into a recurring replacement reserve account, the Servicer will remit any excess rent to the Quantum Borrowers. At the closing of the Quantum Credit Lease Loan, the Quantum Borrower deposited $100,000 into an account controlled by the Servicer to cover certain deferred maintenance.

 The Fortunoff Loan

   The Loan. The eighth largest Mortgage Loan (the "Fortunoff Credit Lease Loan"), is a fully amortizing loan which represents approximately 3.2% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on December 26, 1996, and has a principal balance as of the Cut-off Date of $41,109,836. The Fortunoff Credit Lease Loan is secured by cross-defaulted, cross-collateralized first mortgages encumbering 2 properties, one of which is the fee simple interest in a Fortunoff department store located in Westbury, New York (the "Westbury Property") and one of which is the leasehold interest with respect to a Fortunoff department store located in the Woodbridge Center, Woodbridge, New Jersey (the "Woodbridge Property"). The Westbury Property and the Woodbridge Property are collectively referred to as the "Fortunoff Properties". Fortunoff is a privately-owned, regional, specialty department store company which sells, among other things, jewelry, fine china and silver and home furnishings. It operates stores in New York and New Jersey.

   The Fortunoff Credit Lease Loan was made to Westwood, L.L.C., a special purpose New York limited liability company (the "Fortunoff Borrower").

   Payment and prepayment terms and reserves for the Fortunoff Credit Lease Loan are set forth on Annex A.

   The Properties. The Westbury Property is a 208,000 square foot Fortunoff department store located in Westbury, New York which was constructed in 1965 and 1967. It has always been and currently is free-standing. However, in August 1997, The Source, a two-level, value oriented enclosed regional mall, is scheduled to open and the Westbury Property will become an anchor store for such mall.

   The Woodbridge Property is a 150,000 square foot Fortunoff department store located in Woodbridge, New Jersey which was constructed in 1967 and substantially renovated in 1989. It is an anchor store of an enclosed regional mall known as Woodbridge Center. Woodbridge Center is also anchored by Lord & Taylor, Sears, Stern's and J.C. Penney.

   Based upon the Fortunoff Borrower's May 31, 1997 rent rolls, the approximate combined rent per square foot for both the Westbury Property and the Woodbridge Property was $15.62.

   The Leases. The Credit Leases on both the Woodbridge Property and the Westbury Property are between the Fortunoff Borrower, as landlord, and M. Fortunoff of Westbury Corp. and Fortunoff Fine Jewelry and Silver, Inc. (the "Fortunoff Tenant"), as tenants (the "Fortunoff Credit Leases"). The Fortunoff Credit Leases are Bond-Type Leases. Both Fortunoff Credit Leases are subject and subordinate to certain construction, operation and reciprocal easement agreements between the Fortunoff Borrower and other property owners within the shopping centers in which the Fortunoff Properties are located (the "Fortunoff COREAs"). The Fortunoff Credit Leases require the Fortunoff Tenant to assume all of the Fortunoff Borrower's obligations under the Fortunoff COREAs. The Fortunoff COREAs do not provide for any forfeiture rights in the event of a default by the Fortunoff Borrower of its obligations thereunder.

   The Fortunoff Credit Lease with respect to the Woodbridge Property is subject and subordinate to that certain ground lease between Woodbridge Center, Inc., as ground lessor, (the "Woodbridge Ground Lessor") and the Fortunoff Borrower, as ground lessee (the "Woodbridge Ground Lease"). An estoppel was received from the Woodbridge Ground Lessor providing, inter alia, that the Woodbridge Ground Lease was in full force and effect, the Fortunoff Borrower was not in default thereunder and acknowledging that the Mortgage Loan Seller is an "Institutional Lender" under the Woodbridge Ground Lease, thus entitling it to certain benefits to mitigate the risks associated with a termination of the Woodbridge Ground Lease, such as notice of ground lessee's default, opportunity to cure, and right to assume the Woodbridge Ground Lease upon any bankruptcy of the Fortunoff Borrower.

   Lockbox and Reserves. The Fortunoff Tenant has agreed to pay all rent under the Fortunoff Credit Leases into a Hard Lockbox. After deducting all sums necessary to pay debt service on the Fortunoff Credit Lease Loan, the Servicer will remit any excess rent to the Fortunoff Borrower. At closing, the Fortunoff Borrower deposited $325,000 into an account controlled by the Servicer to cover certain deferred maintenance.

 The Town & Country Loan

   The Loan. The ninth largest Mortgage Loan (the "Town & Country Loan"), which represents approximately 3.0% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on May 16, 1997, and has a principal balance as of the Cut-off Date of $39,000,000. The Town & Country Loan is secured by a first mortgage (the "Town and Country Deed of Trust") encumbering a hotel and convention center (the "Town & Country Property") located in San Diego, California. Certain of the obligations of the Town & Country Borrower are guaranteed on a limited basis by Atlas Hotels, Inc. ("Atlas"), and C. Terry Brown and Ella Mae Brown, Trustee under Declaration of Trust No. 6529 (the "Atlas Trust").

   The Town & Country Loan was made to Town & Country Resort Hotel, L.L.C. (the "Town & Country Borrower"), a single purpose New York limited liability company. The sole member of the Town & Country Borrower is Atlas , a Delaware corporation. The Town & Country Borrower is managed by Town & Country Resort Hotel Holdings, Inc., a single purpose Delaware corporation ("Holdings"), which also is wholly owned by Atlas. In connection with the origination of the Town & Country Loan, the Mortgage Loan Seller became a Preferred Interest Holder in the Town & Country Borrower.

   Payment and prepayment terms and reserves for the Town & Country Loan are as set forth on Annex A or described above under "--Certain Terms and Conditions of the Mortgage Loans--Excess Interest."

   In addition to the lien on the Town & Country Property, the Town & Country Loan is secured by a pledge of one hundred percent (100%) of the stock in Town & Country Hotel, Inc., a California corporation (which is wholly owned by Atlas), which leases space at the Town & Country Hotel for operation of the hotel's restaurant and liquor serving operations.

   The Property. The Town & Country Property is a 964 room full service hotel, convention center and resort located in San Diego, California, which was constructed in 1953 and renovated in 1997. The 12-month occupancy for calendar year 1996 for the Town & Country Property is 64.1% at an average daily rate of $77.77. The Town & Country Property contains approximately 165,000 square feet of convention, exhibition and banquet space and 4 restaurants. In addition, there are four swimming pools and a sauna.

   Property Management. The Town & Country Property is managed by Atlas which is the sole member of the Town & Country Borrower. The loan documents executed in connection with the Town & Country Loan provide that Atlas can be terminated if an event of default occurs under the Town & Country Loan or the management agreement or if the DSCR for the Town & Country Property falls below 1.10x.

   Lockbox and Reserves. The Town & Country Borrower has pre-funded reserves controlled by the Servicer for deferred maintenance. In addition, ongoing reserves for taxes and insurance and for additional capital expenditures are required to be funded from "Gross Income from Operations" (as defined in the documents executed in connection with the origination of the Town & Country Loan (the "T & C Loan Documents")). All revenues are deposited into a deposit only account pursuant to a cash management agreement, and then transferred to a Lockbox Account. Prior to the Anticipated Repayment Date, and only so long as no default occurs under the Town & Country Loan and the DSCR for the Town & Country Property for a twelve month period calculated as of the end of the Town & Country Borrower's fiscal year remains above 1.15x (each a "Town & Country Trigger Event"), the gross income from operations will be allocated in the following order: first, a tax and insurance impound reserve; second, a monthly debt service sub-account; third, a capital expenditure reserve; fourth, an operating reserve for the payment of operating expenses; and fifth, the balance disbursed to the Town & Country Borrower. After a Town & Country Trigger Event, all revenues will be deposited directly into a Lockbox Account until the Town & Country Trigger Event is cured (or if the Town & Country Trigger Event is related to the Town & Country Borrower's failure to meet the required DSCR, until such time as the DSCR is equal to or greater than 1.15x for a twelve month period).

 The Bruckner Plaza Loan

   The Loan. The tenth largest Mortgage Loan (the "Bruckner Plaza Loan"), which represents approximately 3.0% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on November 18, 1996, and has a principal balance as of the Cut-off Date of $38,869,224. The Bruckner Plaza Loan is secured by the Bruckner Plaza Shopping Center (the "Bruckner Plaza Property"). Certain of the obligations under the Bruckner Plaza Loan are guaranteed on a limited basis by Bruckner P. Corp., a New York corporation, Charles Kushner and George Gellert.

   The Bruckner Plaza Loan was made to Bruckner Plaza Associates, L.P., a special purpose New York limited partnership (the "Bruckner Plaza Borrower"), whose general partner is Bruckner P. Corp., a special purpose New York corporation whose sole shareholder is Charles Kushner.

   Payment and prepayment terms and reserves for the Bruckner Plaza Loan are set forth on Annex A hereto.

   The Property. The Bruckner Plaza Property is a mixed-use property located in Bronx County in New York City, containing approximately 450,000 square feet of anchored retail space (including 112,000 square feet which has been ground leased to FC Bruckner Associates, L.P., an affiliate of Forest City Ratner) and 48,000 square feet of office space. The Bruckner Plaza Property was constructed in 1974. The retail space is anchored by Toys-R-Us, Pick Quick Foods, Caldor and Rite-Aid and contains an additional 12 stores aggregating 166,411 leaseable square feet. One of the anchors at the Bruckner Plaza Property, Caldor, has declared itself bankrupt but continues to operate at such location. Caldor's 1995 sales were approximately $263 per square foot (as reported by the Bruckner Plaza Borrower). One of the anchors, Rite-Aid, has not yet taken occupancy of its leased premises but is currently paying rent. Based on the Bruckner Plaza Borrower's May 31, 1997 rent roll, the Bruckner Plaza Property was approximately 98% leased at an approximate average rent per square foot of $12.65.

   Property Management. The Bruckner Plaza Property is managed by Westminster Management, L.P., a New Jersey limited partnership, which is an affiliate of the Bruckner Plaza Borrower, pursuant to a management agreement which may be terminated from and after the occurrence of any default under the Bruckner Plaza Loan or the management agreement.

   Lockbox and Reserves. A Lockbox Account becomes operative upon the occurrence of a default under the Bruckner Plaza Loan. Upon written notice, tenants of the Bruckner Plaza Property will be required to make all rent and other payments directly to the Servicer for deposit into the Lockbox Account. The Bruckner Plaza Borrower is required to deposit sums into the following reserves: the tax and insurance escrow, the tenant improvement reserve (to cover tenant improvement costs), the lease commencement reserve (to cover leasing commissions, repairs, replacements and improvements in connection with the leasing of the Bruckner Plaza Property), the lease termination reserve (to cover lost rent in the event of a termination by Toys-R-Us of its lease in the event that retail business is discontinued in 50% or more of the gross leaseable area of the Caldor space), the replacement reserve (to cover the costs of recurring replacements), and the excess cash flow reserve (to cover any period during the term of the Bruckner Plaza Loan when the DSCR is less than 1.10x). Following the Anticipated Repayment Date, 85% of excess cash flow will be swept for application to the, Bruckner Plaza Borrower's obligations.

 The Paramount Building Loan

   The Loan. The eleventh largest Mortgage Loan (the "Paramount Building Loan"), which represents approximately 2.9% of the Initial Pool Balance, was originated by the Mortgage Loan Seller on September 20, 1996, and has a principal balance as of the Cut-off Date of $37,773,212. The Paramount Building Loan is secured by a combination fee and leasehold mortgage encumbering the office building with ground floor retail space known as 1501 Broadway located in midtown Manhattan (the "Paramount Building Property").

   The Paramount Building Loan was made to Paramount Leasehold, L.P. (the "Paramount Building Borrower"), a special purpose New York limited partnership. The general partner of the Paramount Building Borrower is Paramount Leasehold Management Corp., a special purpose New York corporation controlled by Janice Levin and family trusts established for the benefit of members of the family of Arthur G. Cohen.

   Payment and prepayment terms and reserve requirements for the Paramount Building Loan are set forth on Annex A.

   The Property. The Paramount Building Property is a 583,368 square foot office building located in the Times Square area of midtown Manhattan which was constructed in 1926. The primary retail tenants are The Chase Manhattan Bank, Carmine's and Ollie's Noodle Shop. In addition, Planet Hollywood, a national theme restaurant, has signed a lease for a portion of the ground floor retail and substantially all of the basement space upon vacancy by The New York Times, which has a lease termination date of May 31, 1998. The office space is multi-tenanted, with no tenant occupying more than 25,000 square feet, with the exception of Off-Track Betting which occupies 111,000 square feet. Based on the Paramount Building Borrower's May 31, 1997 rent roll, the Paramount Building Property was approximately 99% leased at an approximate average rent per square foot of $21.67.

   Property Management. The Paramount Building Property is managed by Newmark and Company Real Estate, Inc. (the "Paramount Building Manager"). The loan documents executed in connection with the Paramount Building Loan provide that the Paramount Building Manager may be terminated if an event of default occurs under the Paramount Building Loan or under the management agreement or the DSCR for the Paramount Building Property for any calendar quarter falls below 1.10x.

   Lockbox and Reserves. All revenues of the Paramount Building Property are deposited directly into deposit-only accounts established and maintained by the Paramount Building Borrower. All sums in this account are swept on a regular basis into a Lockbox Account until the amounts necessary to cover monthly debt service payments and the following reserve and escrow deposits: the tax and insurance escrows, the leasing costs reserve (to cover costs incurred in connection with tenant improvements, brokerage commissions and other items for which the Paramount Building Borrower would be responsible under leases entered into after the date of the Paramount Building Loan), the capital expenditure reserve (to cover replacements and other capital improvements to the Paramount Building Property), the deferred maintenance reserve (to cover the cost of deferred maintenance and repair items), and a hallway and bathroom reserve (to cover the cost of renovating the hallways and bathrooms on fifteen floors of the Paramount Building Property).

   The Collateral. The Paramount Building Borrower owns a ground lease interest in the Paramount Building Property. The fee owner of the Paramount Building Property (the "Paramount Building Fee Owner") is a tenancy-in-common comprised of individuals and other entities affiliated with the Paramount Building Borrower. The term of the ground lease expires approximately 48 years after the funding date of the Paramount Building Loan. The Paramount Building Fee Owner expressly consented to the granting of the leasehold mortgage on the Paramount Building Property. To further secure the obligation of the Paramount Building Borrower, the Paramount Building Fee Owner provided the Mortgage Loan Seller with a first priority mortgage encumbering the Paramount Building Fee Owner's interest in the fee. As a result, the Paramount Building Loan has been treated as a Mortgage Loan secured by a fee interest for the purposes of this Prospectus Supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

   Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to all but five Mortgage Loans (which are due on or before the 11th day of each month), such payments are due on the first day of each month. Loans not paying on the first of the month represent 4.7% of the Initial Pool Balance.

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year or on the basis of a 360-day year consisting of twelve 30-day months or, for one Mortgage Loan, the actual number of days elapsed and a 365-day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "--Excess Interest", certain of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

   Excess Interest. Eighty-one of the Mortgage Loans, representing approximately 68.6% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the

Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a Lockbox Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow." As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The holder of 100% of the Percentage Interests in the Class LR Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, such holders will be required to deliver (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to the Lower-Tier REMIC or Upper-Tier REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                  % OF
                                                 INITIAL   NUMBER OF
                                                  POOL     MORTGAGE
TYPE OF LOAN                                     BALANCE     LOANS
---------------------------------------------- --------- -----------
ARD Loans .....................................   68.6%       81
Fully Amortizing Loans (other than ARD Loans)     12.4%       19
Balloon Mortgage Loans ........................   19.0%       60

 Prepayment Provisions.

   The Mortgage Loans generally permit prepayments to be made only on the date upon which regularly scheduled Monthly Payments can be made. Each Mortgage Loan restricts voluntary prepay-ments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). One hundred thirty eight of the Mortgage Notes, representing approximately 83% of the Initial Pool Balance, specify a period of time (generally three to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments, and the remaining 23 Mortgage Notes, representing approximately 17% of the Initial Pool Balance, restrict voluntary prepayments prior to the maturity date or Anticipated Repayment Date, as applicable.

   The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge will generally be equal to the greater of (a) a specified Prepayment Premium and (b) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the entire Mortgage Loan (including any Balloon Payment) determined by discounting such payments at the Yield Rate, less the amount prepaid.

   The "Yield Rate" is generally defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15-Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid; plus, for certain Mortgage Loans, a "spread". Generally, if Federal Reserve Statistical Release H.15-Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.

                           CALL PROTECTION ANALYSIS
      PERCENTAGE OF THE TRUST FUND BY PREPAYMENT RESTRICTION ASSUMING NO
                                 PREPAYMENTS

 PREPAYMENT PREMIUM/            CURRENT       12         24
RESTRICTION                      JUN-97     JUN-98     JUN-99
----------------------------- ---------- ---------- ----------
Lockout/Defeasance                     92%        92%        89%
Greater of YM/5% Penalty                0%         0%         0%
Greater of YM/4% Penalty                0%         0%         0%
Greater of YM/3% Penalty                0%         0%         0%
Greater of YM/2% Penalty                0%         0%         0%
Greater of YM/1% Penalty                6%         6%         8%
Yield Maintenance ("YM")                2%         2%         2%
 5% Penalty                             0%         0%         0%
 4% Penalty                             0%         0%         0%
 3% Penalty                             0%         0%         0%
 2% Penalty                             0%         0%         0%
 1% Penalty                             0%         0%         0%
Open                                    0%         0%         0%
----------------------------- ---------- ---------- ----------
Total                                 100%       100%       100%
----------------------------- ---------- ---------- ----------
Mortgage Pool Balance  (000s)  $1,301,773 $1,287,488 $1,271,831
% of Cut-off Date Balance             100%      98.9%      97.7%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 PREPAYMENT PREMIUM/               36         48         60         72         84         96       108      120
RESTRICTION                      JUN-00     JUN-01     JUN-02     JUN-03     JUN-04     JUN-05    JUN-06   JUN-07
----------------------------- ---------- ---------- ---------- ---------- ---------- ---------- -------- --------
Lockout/Defeasance                     83%        83%        82%        77%        77%        77%      72%      68%
Greater of YM/5% Penalty                1%         0%         0%         0%         0%         0%       0%       0%
Greater of YM/4% Penalty                0%         1%         0%         0%         0%         0%       0%       0%
Greater of YM/3% Penalty                4%         3%         1%         0%         0%         0%       0%       0%
Greater of YM/2% Penalty                0%         1%         4%         6%         0%         0%       0%       0%
Greater of YM/1% Penalty               10%        10%        11%        11%        20%        19%       7%      16%
Yield Maintenance ("YM")                2%         2%         2%         2%         2%         1%       0%       0%
 5% Penalty                             0%         0%         0%         0%         0%         1%       0%       6%
 4% Penalty                             0%         0%         0%         0%         0%         0%       1%       1%
 3% Penalty                             0%         0%         0%         0%         0%         0%       0%       4%
 2% Penalty                             0%         0%         0%         1%         1%         1%       0%       0%
 1% Penalty                             0%         0%         0%         0%         0%         0%       0%       0%
Open                                    0%         0%         0%         3%         0%         1%      20%       5%
----------------------------- ---------- ---------- ---------- ---------- ---------- ---------- -------- --------
Total                                 100%       100%       100%       100%       100%       100%     100%     100%
----------------------------- ---------- ---------- ---------- ---------- ---------- ---------- -------- --------
Mortgage Pool Balance  (000s)  $1,254,878 $1,236,072 $1,210,813 $1,184,547 $1,089,218 $1,063,165 $980,978 $175,119
% of Cut-off Date Balance            96.4%      95.0%      93.0%      91.0%      83.7%      81.7%    75.4%    13.5%

   Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

   Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

   Several Mortgage Loans provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, may require payment of any applicable Prepayment Premium or Yield Maintenance Charge. However, in the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored prior to the maturity of the related Mortgage Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

   A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" herein.

   Defeasance. Based on Initial Pool Balances, 70.5% of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), which is generally the earlier of four years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a

"Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date,
(ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (iii) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or, if applicable, 115% to 150% (100% with respect to Loan No. 6) of the Allocated Loan Amount of the related Mortgaged Property sought to be released, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans and Crossed Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage between 115% and 150% (except 100% with respect to Loan No.
6) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) a specified DSCR (generally, the DSCR at origination) and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Offered Certificates -- Special Prepayment and Yield Considerations" herein.

   Mortgage Loans representing 19.4% of the Initial Pool Balance permit the applicable borrower at any time after the related Lockout Period, and provided no event of default exists under the related Mortgage Loan, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Release Option"), provided that, among other conditions, the related borrower (a) pays on any Release Date (i) all interest accrued and unpaid on the principal balance of the Mortgage Loan to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan,
(iii) a specified percentage generally between 115% and 150% (except 100% with respect to Loan No. 6) of the Allocated Loan Amount for such Mortgaged Property, and (iv) with respect to certain of the Mortgage Loans, a Prepayment Premium or Yield Maintenance Charge, and (b) that the DSCR with respect to the remaining Mortgaged Properties after the prepayment be no less than the greater of (x) a specified DSCR (generally, the DSCR at origination) and (y) the DSCR immediately prior to such prepayment.

   The Mortgage Loans identified on Annex A hereto as having a "Lockbox" (which term, shall mean an account established in connection with a Mortgage Loan which is controlled by the Servicer on behalf of the Trust Fund and into which certain sums are deposited by or on behalf of related borrowers for the purpose of making Monthly Payments and making deposits into Escrow Accounts) generally provide that all rents derived from the related Mortgaged Properties (including, in the case of Hotel Loans and Parking

Loans, all credit card receipts) will be (i) paid directly to the Servicer into a Lockbox Account (a "Hard Lockbox"), (ii) paid to the manager of borrower, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event, (such as the failure to pay the related Mortgage Loan in full on the related Anticipated Repayment Date), occurs, at which time all rents derived from the related Mortgaged Property shall be deposited into a Lockbox Account (a "Springing Lockbox"). Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                    % OF INITIAL    NUMBER OF
TYPE OF LOCKBOX:    POOL BALANCE  MORTGAGE LOANS
----------------- -------------- --------------
Hard Lockbox......      46.5%           36
Modified Lockbox         5.4%            8
Springing
 Lockbox..........      30.2%           44
                  -------------- --------------
Total:............      82.1%           88
                  ============== ==============

   Escrows. A majority of the Mortgage Loans by Initial Pool Balance provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. Certain of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Certain Mortgage Loans require monthly escrows to cover ongoing replacements and capital repairs, tenant improvement and leasing commission expenses, deferred maintenance, environmental remediation, and replacement of furniture, fixtures and equipment. See "--Underwriting Standards" above.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is generally equal to one percent of the then unpaid principal balance of the applicable Mortgage Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans-Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- The Mortgage Loans -- Exercise of Remedies"; "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $20,000,000 and certain other Mortgage Loans provide that if the Debt Service Coverage Ratio for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Thirteen of the Mortgage Loans (the "Pool Loans") with Cut-off Date Principal Balances ranging from $68,058,865 to $3,950,000 and comprising 22.41% of the Trust Fund by Cut-off Date Principal Balance are secured by more than one Mortgaged Property. However, because certain states require the payment of a Mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to Loan No. 58 secure only 150% of the Allocated Loan Amount of such Mortgaged Property (rather than the entire initial principal balance of the related Mortgage Note). Fifteen of the Mortgage Loans (the "Crossed Loans") with Cut-off Date Principal Balances ranging from $777,839 to $6,828,592 and comprising 3.4% of the Initial Pool Balance are cross-defaulted and cross-collateralized with other Mortgage Loans. See "Risk Factors -- The Mortgage Loans --Limitations on Enforceability of Cross-Collateralization" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

   The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The following tables and Annex A hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification. For purposes of this Prospectus Supplement, including the tables and Annex A:

   (1) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan originated prior to December 31, 1996, adjusted for stabilization and, in the case of many of the Mortgage Loans, may have been updated to reflect a more recent operating period (excluding cooperative apartment buildings, for which there were no adjustments). Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hotel Properties, assuming the occupancy rate was less than the actual occupancy rate to account for a high occupancy rate or to reflect new construction in the market, (iv) assuming the occupancy rate for the Mortgaged Property was less than the actual occupancy rate, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming a management fee of 4-5% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 1-3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans, (viii) assuming a 4-6% adjustment to room revenues is made for franchise fees (for all franchised Hotel Properties and most unflagged Hotel Properties) payable with respect to the Mortgaged Property, (ix) where such information was made available to the Mortgage Loan Seller to take into account new tax assessments and utility savings from the installation of new energy efficient equipment, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xi) subtracting from net operating income replacement or capital expenditure reserves generally consistent with those identified under "Underwriting Standards" herein, and, (xii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions.

   Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

   No representation is made as to the future net cash flow of the Mortgaged Properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

   (2) "U/W NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions.

   (3) "1994 NOI", "1995 NOI" and "1996 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1994 NOI, 1995 NOI and 1996 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1994 NOI, 1995 NOI and 1996 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1994 NOI, 1995 NOI and 1996 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

   (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Pool Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Pool Loan permits such releases) under such Pool Loan or for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Pool Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Pool Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Pool Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Pool Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

   (5) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (6) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date.

   (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit for multi-family, cooperatives, hotels and self storage, per space for parking facilities or per square foot for all other property types of measure as of the Cut-off Date.

   (8) "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on June 1, 1997 on the related Mortgage Loan.

   (9) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of "DSCR" may differ from the calculation of the debt service coverage ratios referred to under "--Description of the Mortgage Loans -- Underwriting Standards." The DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group.

   (10) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Act/360" means interest is calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest accrual period. "Act/Act" means interest is calculated on the basis of a 365-day year (366 in a leap year) and the actual number of days elapsed in each interest accrual period.

   (11) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement. For Loan No. 34, the Stated Maturity Date shown is the date on which such Credit Lease Loan will be repaid in full based on the amortization schedule set forth in the related Mortgage Note. The maturity date set forth in such Mortgage Note is 3/1/22.

   (12) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related Lock-box Agreements for application to payment of principal and Excess Interest.

   (13) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

   (14) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

   (15) "Remaining Lockout and YM" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid or a Yield Maintenance Charge will be imposed.

   (16) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties.

   (17) "Maturity Date/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   (18) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

   (19) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (20) "Units" and "Unit of Measure" mean the number of units, pads, rooms, spaces or square footage with respect to the Mortgaged Property.

   (21) "Occupancy Period" means the percentage of gross leaseable area, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (22) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (23) "Anchored Properties" mean, with respect to the Retail Properties, Mortgaged Properties in which a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of the Mortgaged Property, or a tenant that occupies more than 25,000 square feet is located. An asterisk next to an Anchor Tenant means that the property occupied by such tenant is not owned by the related borrower.

   (24) "Anchor Major Tenant" means one of the largest tenants. An asterisk next to a Major Tenant means that the property occupied by such tenant is not owned by the related borrower.

   (25) "Major Tenant Percentage of Square Feet" means the square feet leased to a Major Tenant as a percentage of the total square feet of the Mortgaged Property.

   (26) "Lease Expiration Date" means the year in which a Major Tenant's lease is scheduled to expire.

   Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex A under the heading "Property Name" with an asterisk.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a "Pool Loan"), are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

   On the following tables, "Remaining Anticipated Term" and the "Remaining Lockout" are calculated from the Cut-off Date. Because certain of the Mortgage Loans have first Due Dates on which principal and interest is due subsequent to the Cut-off Date, the Remaining Anticipated Term and the Remaining Lockout with respect to each such Mortgage Loan is longer then the Anticipated Term and the Lockout. Remaining Anticipated Term indicates the actual number of periods from the Cut-off Date until the earlier of stated maturity or Anticipated Repayment Date and Remaining Lockout indicates the actual number of periods from the Cut-off Date until the expiration of the Lockout Period.

                                MORTGAGE NOTES

                                                                                         CUT-OFF
       CSFB                                                                    CUT-OFF     DATE
LOAN  CONTROL                                                                   DATE     MONTHLY  MORTGAGE
 NO.    NO.            PROPERTY NAME                  BORROWER NAME            BALANCE   PAYMENT    RATE
---- ------- ------------------------------- ------------------------------ ----------- -------- --------
   1     87  Schwegmann-Summary              JLH, LLC                        $68,058,865 $570,617   9.030%
   2    26A  D & D Building-A NOTE(1)        D & D Building Company, L.L.C.  $49,714,710  473,616  10.500%
   2    26B  D & D Building-B NOTE(1)        D & D Building Company, L.L.C.  $13,219,705  125,940  10.500%
   3     64  Pan-Summary                     Pan Pacific Development         $54,019,659 $404,142   8.170%
   4     85  Roosevelt Center                Raceway Retail Partners, L.P.   $49,761,271 $387,581   8.630%
   5    164  Prince George's Plaza           Prince George's Plaza LLC       $44,000,000 $344,578   8.700%
   6   CL11  Quantum-Summary                 Quantum Peripherals Realty Co.  $41,566,432    (2)     9.196%
   7   CL07  Fortunoff-Summary               Westwood LLC                    $41,109,836    (2)     9.040%
   8    173  Town & Country Hotel            Town & Country Res. Hotel, LLC  $39,000,000 $339,117   9.440%
   9     19  Bruckner Plaza                  Bruckner Plaza Associates, LP   $38,869,224 $313,242   8.980%
  10      3  The Paramount Building          Paramount Leasehold, L.P.       $37,773,212 $331,213   9.470%
  11   CL06  Summit Bank                     H-Cranford Credit LP            $29,347,770    (2)     7.614%
  12     54  Las Americas V. Shopping        United States Development       $26,680,721 $213,123   8.890%
  13     18  Broadway Square                 Farb Investments Broadway Sq.   $25,650,756 $211,757   9.250%
  14      8  Airlines Parking                A & E Parking, L.P.             $22,143,035 $212,232   9.805%
  16     22  Continental Development-Summary Continental Terrace Corp.       $17,447,044 $131,103   8.220%
  17     79  Portland-Summary                Smudik Development, LLC         $17,433,841 $143,637   8.730%
  18   CL10  Tandy Corp Credit Lease         IU Raceway Retail Partners LP   $15,172,330    (2)     8.580%
  19     82  Radisson Suites                 Trust #2030229                  $14,678,879 $133,100   9.880%
  20     47  Hampshire Hotel                 Sheffield Hotel Assoc., L.P.    $14,092,026 $128,167   9.550%
  21     39  GF-Baltimore Sheraton           SBN Partners, L.P.              $13,941,468 $122,123   9.480%
  22     29  Fordham Road                    East Fordham Road Real Estate   $13,245,330 $113,624   9.220%
  23     23  Cottonwood Creek Mall           Cottonwood Creek L.L.C.         $13,225,636 $117,101   9.569%
  24     25  Crosshost-Summary               Crosshosts, Inc.                $12,966,558 $120,838   9.460%
  25     58  Park City 3&4 Apartments        Park City 3&4 Apartments, Inc.  $12,955,801 $ 95,389   8.000%
  26     50  Holyoke                         Holyoke Crossing LP II          $12,460,860 $ 95,230   8.400%
  27    191  Foothills Park Place            Foothills Shopping Center LLC   $12,300,000 $ 95,275   8.580%
  28     15  Brandy-Town & Country Apts.     Town & Country Partners         $11,696,489 $ 89,945   8.470%
  29    137  Ford's Colony Country Club      Ford's Colony Country Club,Inc  $10,933,966 $112,383  10.845%
  30    113  422 Business Center             Oak's Mills, Inc.               $10,400,000 $ 88,204   9.130%
  31    179  Austin Airport North Courtyard  CTY-Austin, LLC                 $10,000,000 $ 81,943   8.710%
  32     10  Bass-Summary                    Seven Neighbors LLC             $ 9,974,101 $ 79,672   8.890%
  33     57  173-175 Riverside Drive         173-175 Tenant Corp.            $ 9,799,686 $ 64,297   7.870%
  34   CL50  Regal Cinemas Multi-plex        K. B. Henrietta LLC             $ 9,473,684    (2)     8.944%
  35      4  48 West 48th Street             ELO Group Inc.                  $ 9,272,766 $ 85,877   9.260%
  36     83  Ralphs -Olympic                 Wood Investments -OL            $ 9,187,234 $ 70,252   8.425%
  37     93  TJ Maxx Plaza                   Tom's River Plaza Assoc., Ltd.  $ 9,142,784 $ 72,701   8.860%
  38    166  Reseda Business Park            Reseda Business Center. LLC     $ 8,710,000 $ 66,849   8.480%
  39    185  Holiday Inn Express             Springfield Hospitality LLC     $ 8,500,000 $ 72,558   9.210%
  40    184  Plantation Residence Inn        RI-Plant, LLC                   $ 8,400,000 $ 69,403   8.810%
  41    121  Carlsbad Plaza                  Carlsbad Plaza, LTD.            $ 8,200,000 $ 64,217   8.700%
  42     84  Ralphs-Victory                  Horowitz/Wood-Victory           $ 8,088,761 $ 61,852   8.425%
  43    183  Key West Fairfield Inn          Key West Partners I             $ 7,500,000 $ 61,457   8.710%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

      SELLER/            STATED  ANTICIPATED           REMAINING ANTICIPATED   ORIGINAL    REMAINING
LOAN  SERVICER INTEREST MATURITY  REPAYMENT  REMAINING  LOCKOUT   REMAINING  AMORTIZATION AMORTIZATION
 NO.  FEE RATE  CALC.     DATE      DATE      LOCKOUT   AND YM      TERM         TERM         TERM
---- -------- -------- -------- ----------- --------- --------- ----------- ------------ ------------
   1   0.080%   Act/360  10/1/22    3/1/07      111       111        117          307          304
   2             30/360 10/01/21  10/01/06      106       106        112          300          292
   2             30/360 10/01/21  10/01/06       72       106        112          300          292
   3            Act/360   1/1/22    1/1/07      109       109        115          360          355
   4            Act/360   3/1/27    3/1/07      111       111        117          360          357
   5            Act/360   6/1/27    6/1/07      113       113        120          360          360
   6             30/360  10/1/06                 28       112        112          240          232
   7             30/360   1/1/12                173       173        175          180          175
   8            Act/360   6/1/22    6/1/07      113       113        120          300          300
   9            Act/360  12/1/26    6/1/14      197       197        204          360          354
  10            Act/360 11/10/21  10/10/06      106       106        112          300          292
  11             30/360  5/31/17                238       238        239          246          240
  12            Act/360   1/1/27    1/1/07      109       109        115          360          355
  13   0.080%   Act/360  10/1/06                 16       106        112          360          352
  14            Act/360   1/1/17    1/1/07      114       114        115          240          235
  16   0.075%   Act/360   1/1/27    1/1/07      109       109        115          360          355
  17            Act/360   2/1/17    2/1/07      109       109        116          300          296
  18            Act/360   4/1/22                291       291        298          300          298
  19   0.080%    30/360   9/1/21    9/1/06       63       105        111          300          291
  20            Act/360   4/1/19    4/1/07      112       112        118          264          262
  21             30/360   1/1/22    1/1/07      114       114        115          300          295
  22            Act/360   1/1/04                 72        72         79          300          295
  23             30/360   8/1/21    8/1/06      103       103        110          293          290
  24            Act/360   4/1/17    4/1/07      112       112        118          240          238
  25   0.080%    30/360   1/1/12                115       115        175          360          355
  26            Act/360  1/10/27   1/10/07      109       109        115          360          355
  27            Act/360   6/1/27    6/1/07      113       113        120          360          360
  28            Act/360   1/1/27    1/1/04       77        77         79          360          355
  29   0.400%   Act/360   1/1/17                 31       175        235          240          235
  30            Act/360   6/1/22    6/1/07      113       113        120          300          300
  31            Act/360   6/1/22    6/1/07      117       117        120          300          300
  32            Act/360   1/1/27    1/1/04       72        72         79          360          355
  33   0.370%    30/360   6/1/06                 72        72        108         1200         1188
  34            Act/360   3/1/22    6/1/17      233       233        240          297          297
  35             30/360  11/1/06                 53       107        113          240          233
  36            Act/360   1/1/27    3/1/07      114       114        117          360          357
  37            Act/360   4/1/27    4/1/07      112       112        118          360          358
  38            Act/360   6/1/27    7/1/07      116       116        121          360          360
  39            Act/360  6/11/22   6/11/07      118       118        120          300          300
  40            Act/360   6/1/22    6/1/07      118       118        120          300          300
  41            Act/360   6/1/27    6/1/09      138       138        144          360          360
  42            Act/360   1/1/27    3/1/07      114       114        117          360          357
  43            Act/360   6/1/22    6/1/07      117       117        120          300          300

(1) See Significant Mortgage Loans description.
(2) See Annex B for step payments.

                                                                                       CUT-OFF
       CSFB                                                                  CUT-OFF    DATE
LOAN  CONTROL                                                                  DATE    MONTHLY MORTGAGE
 NO.    NO.           PROPERTY NAME                  BORROWER NAME           BALANCE   PAYMENT   RATE
---- ------- ------------------------------ ------------------------------ ---------- ------- --------
44     CL08  Hoyt-Summary                   Meridan Willimantic Theater Gp  $7,202,940   (2)    9.151%
46     CL03  Bon-Ton Department Store       Greece Ridge LP                 $7,136,023   (2)    9.621%
47     CL09  Kohl's Department Store        Glenstone III LP                $7,096,326   (2)    8.192%
48      153  Mission Trace I                Mission Trace Borrowers LLLP    $6,900,000 $54,135  8.720%
49      118  Builder's Square               Tropicana Palms. LTD.           $6,828,592 $55,683  9.150%
50       38  Genus Inc. Building            Berkshire Newburyport LLC       $6,528,513 $65,405  9.050%
51      111  Zinn Retail-Summary            1922 L.P.                       $6,513,068 $55,827  9.210%
52     CL01  Bon-Ton Department Store       Eastview, LP                    $6,481,575   (2)    9.621%
53      116  Blossom Cove-Summary           Blossom International II, Ltd.  $6,082,886 $51,381  9.080%
54       70  Delphia-Pathmark               Delphia Associates, LLC         $6,051,696 $55,345  9.980%
55      120  Builder's Square               Tropicana Palms, LTD.           $6,031,408 $49,182  9.150%
56      180  Austin Northwest Residence Inn ANWR, LLC                       $6,000,000 $50,475  8.810%
57      162  Personal Self Storage          PFT-Grandor, LP                 $5,997,918 $46,774  8.650%
58      101  Washington Park Apartments     Washington Park Apartments      $5,863,070 $47,434  8.675%
59      112  2-20 East Fordham Road         2-20 Fordham Rd Associates LLC  $5,746,743 $49,998  9.440%
60       42  GF-Richmond Hilton             RIC Partners, L.P.              $5,676,169 $49,721  9.480%
61       72  Vernon-Pathmark                Vernon Associates I, LLC        $5,659,824 $51,761  9.980%
62      136  Foothills Oaks Shopping Center Foothill Oaks Shop. Ctr., Inc.  $5,650,000 $45,217  8.940%
63      182  Houston Galleria               Extended Stay Texas, LLC        $5,600,000 $45,888  8.710%
64      125  Cimmering-Summary              Ashil Hyde Park, LLC, et. al.   $5,397,076 $47,518  9.590%
65       48  Hartz Mountain                 Hartz Mountain                  $5,390,704 $52,204  9.250%
66       59  North Rodeo Drive              PIC Associates LP               $5,380,867 $45,780  9.125%
67     CL05  Borders Books and Music        RIC Montclair Trust             $5,138,454   (2)    9.267%
68       16  Brandy-Northwood Oaks          Prime-Muben Partners            $5,106,985 $41,087  8.970%
69      104  White Sands Mall               White Sands Mall LLC            $5,084,588 $44,201  9.350%
70      143  Holiday Inn Express-Exton      Field Hotel Associates          $5,049,000 $44,148  9.510%
71       13  Best Western Virginia          Ocean Beach Partners LP         $5,033,013 $48,685  9.940%
72     CL04  Bon-Ton Department Stores      Irondequoit LP                  $5,002,685   (2)    9.621%
73      133  Doheny Village Center          SND LP                          $5,000,000 $41,025  9.220%
74      100  The Village at San Luis Obispo Morrison I, L.L.C.              $4,967,043 $41,960  9.000%
75      119  Builder's Square               Tropicana Palms, LTD.           $4,830,000 $39,386  9.150%
76      134  El Camino Center               El Camino LLC                   $4,750,000 $39,213  8.800%
77       94  Townhouses of Plantation       Chisholm Realty Co., L.P.       $4,693,572 $40,286  9.130%
78      106  Windsong Apartments            Collier & Associates            $4,565,037 $42,543  9.950%
79      181  Austin Northwest Courtyards    ANWR, LLC                       $4,500,000 $37,856  8.810%
80       65  Rosewood Village Shopping Ctr  Pan Pacific Dev. Rosewood, Inc  $4,486,168 $34,665  8.520%
81       76  Peppertree Apartments -2       FCRD Peppertree, Inc.           $4,465,492 $36,757  8.980%
82        7  750 Walnut                     H-Cranford Conduit LP           $4,457,716 $39,882  8.790%
83      131  Delchamps Plaza                Folmar Vicksburg LTD.           $4,416,746 $35,126  8.870%
84     CL02  Bon-Ton Department Stores      Marketplace LP                  $4,373,786   (2)    9.621%
85       17  Brandy-Providence Plaza        Prime-Muben Partners            $4,309,019 $34,667  8.970%
86       71  Hawkin-Pathmark                Hawkins Associates, LLC         $4,265,950 $39,014  9.980%
87       11  Baytower Corporate Center      Baytower Corporate Ctr. LLC     $4,217,454 $37,721  9.680%
88       68  Park on Bandera                P.T. Apartments, L.L.C.         $4,130,166 $33,756  9.100%
89      144  Plaza de la Fiesta I           Fiesta I, LLC                   $4,100,000 $34,326  9.450%
90      147  Kinnelon Mall                  Kin-Mall Properties, LLC        $4,050,000 $32,093  8.830%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

      SELLER/            STATED  ANTICIPATED           REMAINING ANTICIPATED   ORIGINAL    REMAINING
LOAN  SERVICER INTEREST MATURITY  REPAYMENT  REMAINING  LOCKOUT   REMAINING  AMORTIZATION AMORTIZATION
 NO.  FEE RATE  CALC.     DATE      DATE      LOCKOUT   AND YM      TERM         TERM         TERM
---- -------- -------- -------- ----------- --------- --------- ----------- ------------ ------------
44              30/360   1/1/08                   0       121        127         135          127
46              30/360   6/1/16                   0       228        228         240          228
47              30/360   1/1/22                 288       288        295         297          295
48             Act/360   6/1/27    6/1/07       113       113        120         360          360
49             Act/360   6/1/27    6/1/07       113       113        120         360          360
50              30/360   1/1/13                 180       180        187         192          186
51             Act/360   1/1/22    1/1/07       114       114        115         300          295
52              30/360   6/1/16                   0       228        228         240          228
53             Act/360   6/1/22    6/1/04        71        71         84         300          300
54              30/360   9/1/21    9/1/06        75       105        111         300          291
55             Act/360   6/1/27    6/1/07       113       113        120         360          360
56             Act/360   6/1/22    6/1/07       117       117        120         300          300
57             Act/360   5/1/27    5/1/04        76        76         83         360          359
58              30/360   5/1/06                   0       101        107         324          311
59             Act/360   5/1/07                  35       113        119         300          299
60              30/360   1/1/22    1/1/07       114       114        115         300          295
61              30/360   9/1/21    9/1/06        75       107        111         300          291
62             Act/360   6/1/27    6/1/07       114       114        120         360          360
63             Act/360   6/1/22    6/1/07       117       117        120         300          300
64             Act/360   5/1/22    5/1/07       112       112        119         300          299
65              30/360   9/1/01                   0        51         51         240          207
66     0.170%  Act/360   2/1/22    2/1/07       110       110        116         300          296
67              30/360   1/1/17                 229       229        235         237          235
68             Act/360   1/1/27    1/1/07       113       113        115         360          355
69              30/360  10/1/06                  76       106        112         300          292
70             Act/360   6/1/22    6/1/04        79        79         84         300          300
71             Act/360   1/1/17    1/1/07       114       114        115         240          235
72              30/360   6/1/16                   0       228        228         240          228
73             Act/360   6/1/27    6/1/07       113       113        120         360          360
74     0.250%  Act/Act  11/1/06                  29       107        113         300          293
75             Act/360   6/1/27    6/1/07       113       113        120         360          360
76             Act/360   6/1/22    6/1/07       107       107        120         300          300
77              30/360   5/1/06                   0       101        107         300          287
78     0.200%   30/360   9/1/19                   0        87        267         300          267
79             Act/360   6/1/22    6/1/07       117       117        120         300          300
80             Act/360   1/1/22    1/1/07       109       109        115         360          355
81              30/360  10/1/03                  16        70         76         332          324
82              30/360  12/1/06                 113       113        114         240          234
83             Act/360   6/1/27    6/1/07       117       117        120         360          360
84              30/360   6/1/16                   0       228        228         240          228
85             Act/360   1/1/27    1/1/07       113       113        115         360          355
86              30/360   9/1/21    9/1/06        75       105        111         300          291
87             Act/360   7/1/06                  49       103        109         300          289
88              30/360   7/1/06                   0       103        109         360          348
89             Act/360   6/1/27    6/1/07       113       113        120         360          360
90             Act/360   6/1/27    6/1/07       113       113        120         360          360

(2) See Annex B for step payments.

                                                                                    CUT-OFF
       CSFB                                                               CUT-OFF    DATE
LOAN  CONTROL                                                               DATE    MONTHLY MORTGAGE
 NO.    NO.          PROPERTY NAME                BORROWER NAME           BALANCE   PAYMENT   RATE
---- ------- --------------------------- ------------------------------ ---------- ------- --------
91       81  Quail Ridge Center          Quail Ridge Shopping            $3,989,441 $31,640   8.810%
92       46  The Hamlet Apartments       Lincoln Hamlet Associates       $3,964,039 $30,587   8.440%
93       91  Soho-Summary                Soho Centrale LLC               $3,950,000 $35,034   9.690%
94       36  Gat-Rancho Del Oro          Chula Vista Town Ctr Assoc, LP  $3,888,962 $31,100   8.900%
95      126  Comfort Inn                 Kinsport Ventures LP            $3,750,000 $33,496   9.780%
96      177  Wendland Plaza              Killeen Partners                $3,601,895 $28,749   8.910%
97       41  GF-Philadelphia Holiday Inn Stadium Hotel Partners          $3,485,367 $30,531   9.480%
98       40  GF-North Haven Holiday Inn  New England Partners            $3,485,367 $30,531   9.480%
99       55  Los Verdes                  Los Verdes, L.L.C.              $3,440,281 $26,601   8.530%
100      78  Plaza Riviera               Tumanjan Development Corp.      $3,371,617 $29,540   9.430%
101      77  Pine Cove Apartments        Pine Cove Apartments            $3,277,316 $26,481   8.970%
102     139  Glastonbury Country Club    Glastonbury Hill C.C., Inc.     $3,170,625 $33,686  11.300%
103      43  Gloversville                Gloversville Plaza Associates   $3,132,822 $34,723   8.920%
104      12  Belltowne Apartments        Belletown Apartments            $3,039,492 $25,522   8.720%
105     130  Delchamps Plaza             Folmar Alexandria, LTD.         $3,028,169 $24,083   8.870%
106     127  Country Club Plaza          Investors/Country Club Plaza    $3,004,240 $23,892   8.870%
107     109  Woolworth Center            953 Realty Corp.                $2,994,904 $28,079  10.050%
108      35  Gat-Palm Promenade          Chua Vista Town Ctr. Assoc, LP  $2,991,509 $23,923   8.900%
109     124  Choctaw Plaza               Waveland Associates             $2,951,288 $23,556   8.910%
110     114  Alexander Plaza             Franklin Associates             $2,933,905 $23,417   8.910%
111       5  538 Madison                 538 Madison Realty Company      $2,918,125 $24,068   9.270%
112      69  Park Place Apartments       Park Place Limited Partnership  $2,836,709 $23,157   9.100%
113     176  Village Inn                 Recreation Partners I, LP       $2,800,000 $26,909   9.940%
114      61  Ocotillo Apartments         OA Holdings, LLC                $2,746,972 $20,781   8.200%
115      34  Gat-East County Square      Chula Vista Town Ctr Assoc, LP  $2,732,245 $21,850   8.900%
116     140  Hampton Inn-Robinsonville   Tunica Hotel Partners Ltd.      $2,600,000 $23,914   9.310%
117      53  Jefferson Oaks              The Monte Sereno, L.L.C.        $2,510,761 $23,175   9.670%
118     108  Woodbridge Jewelry Exchange Woodbridge Cntr. Realty Ptnr.   $2,497,342 $23,927   9.880%
119      88  Seabrook Apartments         Seabrook Greenway, Ltd.         $2,444,687 $21,066   9.050%
120     102  West End Plaza              West End Limited Partnership    $2,382,985 $20,470   9.200%
121      27  Dali Travel                 Dali Travel, Inc.               $2,191,532 $20,607   9.250%
122      86  Rustic Ridge Apartments     Ridge Associates, L.P.          $2,189,530 $18,420   9.250%
123      96  Two Corporate Place         Two Corp. Park Associates, LP   $2,184,544 $19,976   9.990%
124     105  The Willows Apartments      Willows 1995, L.P.              $2,168,678 $17,370   8.790%
125      28  Days Inn (Lake Charles)     Paradise Hotel, Inc.            $2,022,804 $19,715  10.130%
126      63  Orchid                      Orchid Properties I, Inc.       $1,986,894 $19,102   9.850%
127      80  Public Storage              Beach Warehouse Prop., LLC      $1,974,158 $17,006   9.280%
128      66  Papago Springs Apartments   Sunburst Partners, L.L.C.       $1,876,226 $14,852   8.680%
129      52  Inducon Amherst             Realmark Inducon Amherst, LLC   $1,871,873 $15,250   8.620%
130     172  St Augustine Self Storage   St Augustine Self Storage, In.  $1,800,000 $15,965   9.690%
131      20  Cabana Park Apts.           MIMI, LLC                       $1,769,378 $14,192   8.250%
132      14  Brandy-Quincy Plaza         Quincy Associates, Ltd.         $1,752,204 $13,722   8.670%
133      75  Peppertree Apartments -1    Latell Peppertree Apts., Ltd.   $1,741,491 $13,138   8.170%
134      74  Pennytree Apartments        Pennytree Property, Inc.        $1,653,860 $12,886   8.525%
135      90  Shaker West Apartments      Shaker West, Ltd.               $1,623,199 $14,891   9.750%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

      SELLER/            STATED  ANTICIPATED           REMAINING ANTICIPATED   ORIGINAL    REMAINING
LOAN  SERVICER INTEREST MATURITY  REPAYMENT  REMAINING  LOCKOUT   REMAINING  AMORTIZATION AMORTIZATION
 NO.  FEE RATE  CALC.     DATE      DATE      LOCKOUT   AND YM      TERM         TERM         TERM
---- -------- -------- -------- ----------- --------- --------- ----------- ------------ ------------
91             Act/360   1/1/27     1/1/07      113       113        115         360          355
92     0.080%   30/360   4/1/06                   0       100        106         360          346
93              30/360  10/1/06                  76       106        112         300          292
94              30/360   1/1/04                  31        73         79         360          355
95             Act/360   6/1/22     6/1/07      114       114        120         300          300
96             Act/360   6/1/27     6/1/07      117       117        120         360          360
97              30/360   1/1/22     1/1/07      114       114        115         300          295
98              30/360   1/1/22     1/1/07      114       114        115         300          295
99     0.125%  Act/360   1/1/27     1/1/07       31       109        115         360          355
100            Act/360  12/1/06                  54       108        114         300          294
101    0.125%   30/360   6/1/06                   0       102        108         360          348
102    0.400%  Act/360   9/1/16                   0       231        231         240          232
103             30/360  12/1/06                  78       108        114         156          150
104             30/360   7/1/05                   0        91         97         300          277
105            Act/360   6/1/27     6/1/07      117       117        120         360          360
106            Act/360   6/1/27     6/1/07      117       117        120         360          360
107            Act/360   4/1/22     4/1/07      112       112        118         270          268
108             30/360   1/1/04                  31        73         79         360          355
109            Act/360   6/1/27     6/1/07      117       117        120         360          360
110            Act/360   6/1/27     6/1/07      117       117        120         360          360
111            Act/360   4/1/27     4/1/07      112       112        118         360          358
112    0.150%   30/360   8/1/06                   0       104        110         360          350
113            Act/360   6/1/17     6/1/07      113       113        120         240          240
114    0.175%   30/360   1/1/06                   0        97        103         360          343
115             30/360   1/1/04                  31        73         79         360          355
116            Act/360   6/1/17     6/1/07      113       113        120         240          240
117    0.250%   30/360   7/1/19                   0        85        265         300          265
118            Act/360   5/1/07                  83       119        119         240          239
119             30/360   7/1/05                   0        91         97         300          277
120             30/360  10/1/06                  52       106        112         300          292
121             30/360   1/1/06                  31       113        103         240          223
122             30/360  11/1/03                  41        71         77         330          323
123             30/360   9/1/06                  51       105        111         300          291
124    0.125%   30/360   7/1/05                   0        91         97         360          337
125            Act/360   5/1/17     5/1/07      113       113        119         240          239
126            Act/360   1/1/07                 108       108        115         240          235
127            Act/360   2/1/22     2/1/04       74        74         80         300          296
128    0.155%   30/360   9/1/05                   0        93         99         360          340
129             30/360  3/18/22    3/18/04       80        80         81         300          298
130            Act/360   6/1/22     5/1/04       76        76         83         300          300
131    0.200%   30/360   2/1/06                   0        98        104         300          284
132            Act/360   1/1/27     1/1/07      113       113        115         360          355
133             30/360   1/1/06                   0        97        103         360          343
134    0.250%   30/360   1/1/06                   0        97        103         360          343
135             30/360  10/1/19                   0        88        268         300          268

                                                                                         CUT-OFF
       CSFB                                                                   CUT-OFF     DATE
LOAN  CONTROL                                                                  DATE      MONTHLY MORTGAGE
 NO.    NO.           PROPERTY NAME                 BORROWER NAME             BALANCE    PAYMENT   RATE
---- ------- ----------------------------- ------------------------------ ------------- ------- --------
136      21  Casa Valencia Apartments      Casa Valencia R.E Mgmt, L.L.C. $    1,568,692 $13,285   8.870%
137      49  Holridge Apartments           Roseman Family Trust           $    1,537,689 $12,105   8.670%
138      32  Gallery Apartments            Gallery Apartments, L.P.       $    1,531,562 $12,558   9.150%
139      92  Stanford Court Apartments     O'Keefe Associates, L.P.       $    1,515,306 $11,675   8.250%
140     122  Carson Highlands Self Storage Aiken Fondren Development Corp $    1,499,128 $12,949   9.350%
141       6  603 6th Avenue                595 Realty LLC                 $    1,497,119 $13,168   9.560%
142     110  Yorktown Apartments           Yorktown Apartments            $    1,468,729 $11,968   8.470%
143       1  1261-67 Forest Avenue         JAM Realty Company LLC         $    1,451,362 $16,177  10.300%
144      31  Fieldside Apartments          Nash Management, Inc.          $    1,420,395 $11,774   8.600%
145       9  Annhurst Apartments           Annhurst Apts. of Harford      $    1,403,583 $11,534   8.520%
146      89  Shaker North Apartments       Shaker North, Ltd.             $    1,359,951 $12,476   9.750%
147      99  Villa Bella Care              MS & FM, a California L.P.     $    1,311,750 $12,672   9.600%
148      98  Valley West Plaza             Valley West Plaza, L.L.C.      $    1,303,298 $11,493   9.610%
149      33  Gardena Terrace Inn           GTI Associates                 $    1,267,343 $12,082   9.500%
150     156  Ocean Meadows Golf Course     Devereaux Creek Properties     $    1,244,488 $13,296  11.460%
151     115  Best Western-Bremen           Sayop, Inc                     $    1,203,514 $12,230  10.500%
152      97  University Center             Manhattan Associates           $    1,186,782 $ 8,910   8.125%
153     107  Winkler Villa Apartments      Winkler, Ltd.                  $    1,100,019 $ 8,978   8.450%
154      62  Orange Sussex                 Orange Sussex                  $      998,080 $ 7,482   8.100%
155     103  Whispering Oaks Apartments    Whispering Oaks Apartment      $      992,007 $ 8,116   9.125%
156      37  Stone Crest Plaza             Chula Vista Town Center Assoc. $      957,283 $ 7,655   8.900%
157      95  Twin Oaks Apartments          Latell Twin Oaks Apartments    $      894,267 $ 7,134   8.170%
158      30  Fe L. Higgins                 Fe L. Higgins                  $      847,707 $ 7,803  10.000%
159      73  Pecan Shadows Apartments      Pecan Shadows, Ltd.            $      803,659 $ 6,591   8.510%
160      45  Granada Terrace Apartments    Granada Terrace, Ltd.          $      792,601 $10,226   8.800%
161      60  Oakdale Apartments            O.D. Associates, LLC           $      788,219 $ 6,935   9.480%
162      24  Croix Apartments              Latell Croix Apartments, Ltd.  $      777,839 $ 5,868   8.170%
                                                                          -------------
               Total:                                                     $1,301,772,522

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

      SELLER/            STATED  ANTICIPATED           REMAINING ANTICIPATED   ORIGINAL    REMAINING
LOAN  SERVICER INTEREST MATURITY  REPAYMENT  REMAINING  LOCKOUT   REMAINING  AMORTIZATION AMORTIZATION
 NO.  FEE RATE  CALC.     DATE      DATE      LOCKOUT   AND YM      TERM         TERM         TERM
---- -------- -------- -------- ----------- --------- --------- ----------- ------------ ------------
136             30/360  10/1/05                   0        94        100         300          280
137    0.125%   30/360   5/1/03                   0        65         71         360          347
138    0.150%   30/360   8/1/06                   0       104        110         360          350
139    0.160%   30/360  12/1/05                   0        96        102         341          323
140            Act/360   5/1/22     5/1/07      113       113        119         300          299
141            Act/360   3/1/04                  78        78         81         300          297
142    0.125%   30/360   4/1/03                   0        64         70         300          286
143             30/360  10/1/06                  76       106        112         180          172
144             30/360  10/1/05                   0        94        100         300          280
145             30/360  12/1/05                   0        96        102         300          282
146             30/360  10/1/19                   0        88        268         300          268
147             30/360  11/1/15                 101       101        221         240          221
148            Act/360   5/1/22     4/1/07      117       117        118         300          299
149            Act/360   3/1/06                  33        99        105         240          225
150    0.400%  Act/360   2/1/17                  30       176        236         240          236
151            Act/360  5/10/16    5/10/06       70       106        107         240          226
152    0.180%   30/360   2/1/06                   0        98        104         360          344
153             30/360   1/1/06                   0        97        103         300          283
154    0.125%   30/360   1/1/06                   0        96        103         360          343
155    0.125%   30/360   8/1/06                   0       104        110         360          350
156             30/360   1/1/04                  31        73         79         360          355
157             30/360   1/1/06                   0        97        103         300          283
158             30/360   3/1/03                  32        63         69         300          284
159             30/360   1/1/06                   0        97        103         300          283
160             30/360   1/1/06                   0        97        103         132          115
161    0.250%   30/360   8/1/06                  50        96        110         300          290
162             30/360   1/1/06                   0        97        103         360          343


                    RANGE OF DEBT SERVICE COVERAGE RATIOS

    RANGE OF      NUMBER       CUT-OFF      PERCENT BY   WEIGHTED
 DEBT SERVICE    OF LOANS/       DATE        CUT-OFF     AVERAGE
    COVERAGE       LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
     RATIOS        POOLS       BALANCE       BALANCE       RATE
-------------- ----------- -------------- ------------ ----------
1.00x -1.09x ..       4     $   31,517,808      2.4%      8.326%
1.10x -1.19x ..       2     $   14,191,556      1.1%      9.125%
1.20x -1.29x ..      41     $  350,937,589     27.0%      9.272%
1.30x -1.39x ..      44     $  432,782,841     33.2%      9.049%
1.40x -1.49x ..      22     $  178,829,607     13.7%      9.098%
1.50x -1.59x ..      20     $   64,345,468      4.9%      8.844%
1.60x -1.69x ..       6     $   31,820,588      2.4%      9.376%
1.70x -1.79x ..       4     $   10,232,965      0.8%      9.260%
1.80x -1.89x ..       1     $    1,186,782      0.1%      8.125%
1.90x -1.99x ..       3     $    4,328,135      0.3%      9.272%
2.00x and over.       1     $    2,497,342      0.2%      9.880%
Credit Lease ..      12     $  179,101,841     13.8%      8.850%
               ----------- -------------- ------------ ----------
  TOTAL .......     160     $1,301,772,522    100.0%      9.073%
               =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

    RANGE OF     WEIGHTED      WEIGHTED
 DEBT SERVICE     AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
    COVERAGE     REMAINING   AMORTIZATION   AVERAGE    AVERAGE
     RATIOS        TERM          TERM         LTV        DSCR
-------------- ----------- -------------- ---------- ----------
1.00x -1.09x ..     126          582           34       1.05x
1.10x -1.19x ..      88          335           73       1.16x
1.20x -1.29x ..     118          327           69       1.25x
1.30x -1.39x ..     122          318           68       1.35x
1.40x -1.49x ..     116          303           65       1.44x
1.50x -1.59x ..     117          293           65       1.55x
1.60x -1.69x ..     137          299           59       1.64x
1.70x -1.79x ..     134          255           49       1.75x
1.80x -1.89x ..     104          344           58       1.85x
1.90x -1.99x ..     129          291           62       1.93x
2.00x and over.     119          239           40       2.82x
Credit Lease ..     196          227          NAP         NAP
               ----------- -------------- ---------- ----------
  TOTAL .......     130          310           66       1.35x
               =========== ============== ========== ==========

                        RANGE OF LOAN-TO-VALUE RATIOS

    RANGE OF       NUMBER       CUT-OFF      PERCENT BY   WEIGHTED
     LOAN TO      OF LOANS/       DATE        CUT-OFF     AVERAGE
      VALUE         LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
     RATIOS         POOLS       BALANCE       BALANCE       RATE
--------------- ----------- -------------- ------------ ----------
50% or less  ...       6     $   32,659,027      2.5%      8.386%
51% -60% .......      23     $  180,044,956     13.8%      9.227%
61% -70% .......      73     $  480,967,341     36.9%      9.105%
71% -75% .......      33     $  338,544,752     26.0%      9.120%
76% -80%........       9     $   64,768,161      5.0%      8.986%
81% -85% .......       4     $   25,686,444      2.0%      9.408%
Credit Lease  ..      12     $  179,101,841     13.8%      8.851%
                ----------- -------------- ------------ ----------
  TOTAL.........     160     $1,301,772,522    100.0%      9.073%
                =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

    RANGE OF      WEIGHTED      WEIGHTED
     LOAN TO       AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
      VALUE       REMAINING   AMORTIZATION   AVERAGE    AVERAGE
     RATIOS         TERM          TERM         LTV        DSCR
--------------- ----------- -------------- ---------- ----------
50% or less  ...     135          569           26       1.32x
51% -60% .......     117          298           56       1.39x
61% -70% .......     127          320           65       1.38x
71% -75% .......     112          317           72       1.30x
76% -80%........     105          349           78       1.27x
81% -85% .......     129          264           83       1.41x
Credit Lease  ..     196          227          NAP         NAP
                ----------- -------------- ---------- ----------
  TOTAL.........     130          310           66       1.35x
                =========== ============== ========== ==========

  RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY

                    NUMBER                    PERCENT BY   WEIGHTED
     RANGE OF      OF LOANS/   CUT-OFF DATE    CUT-OFF     AVERAGE
     LOAN TO         LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
  VALUE RATIOS       POOLS       BALANCE       BALANCE       RATE
---------------- ----------- -------------- ------------ ----------
50% or less .....      28     $  258,609,982     19.9%       9.116%
51% -60% ........      60     $  465,671,249     35.8%       9.009%
61% -70% ........      45     $  323,957,406     24.9%       9.147%
71% -75% ........       5     $   40,336,047      3.1%       8.974%
76% -80% ........       1     $      847,707      0.1%      10.000%
Credit Lease  ...      12     $  179,101,841     13.8%       8.850%
Fully
 Amortizing......       9     $   33,248,291      2.6%      10.200%
                 ----------- -------------- ------------ ----------
  TOTAL .........     160     $1,301,772,522    100.0%       9.073%
                 =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                    WEIGHTED
                   WEIGHTED      WEIGHTED                           AVERAGE
     RANGE OF       AVERAGE      AVERAGE      WEIGHTED   WEIGHTED    LTV AT
     LOAN TO       REMAINING   AMORTIZATION   AVERAGE    AVERAGE    ARD OR/
  VALUE RATIOS       TERM          TERM         LTV        DSCR     MATURITY
---------------- ----------- -------------- ---------- ---------- ----------
50% or less .....     132          336           54       1.36x        43
51% -60% ........     116          317           66       1.38x        56
61% -70% ........     107          330           73       1.29x        64
71% -75% ........      98          334           80       1.29x        72
76% -80% ........      69          284           85       1.94x        78
Credit Lease  ...     196          227          NAP         NAP       NAP
Fully
 Amortizing......     234          234           69       1.43x       NAP
                 ----------- -------------- ---------- ---------- ----------
  TOTAL .........     130          310           66       1.35x        56
                 =========== ============== ========== ========== ==========

                        MORTGAGED PROPERTIES BY STATE

                                CUT-OFF      PERCENT BY   WEIGHTED
                                  DATE        CUT-OFF     AVERAGE
                 NUMBER OF     PRINCIPAL     PRINCIPAL    MORTGAGE
     STATE       PROPERTIES     BALANCE       BALANCE       RATE
-------------- ------------ -------------- ------------ ----------
Alaska ........       1      $   13,225,636      1.0%      9.569%
Arizona .......       7      $   24,343,247      1.9%      8.569%
California ....      36      $  185,967,881     14.3%      8.949%
Colorado.......       2      $   22,487,412      1.7%      9.050%
Connecticut  ..       5      $   15,279,327      1.2%      9.621%
Florida .......      16      $   91,781,765      7.1%      9.082%
Georgia .......       2      $    4,480,830      0.3%      9.381%
Illinois ......       2      $    6,243,504      0.5%      9.220%
Kentucky ......       3      $   12,307,942      0.9%      8.522%
Louisiana .....      23      $   83,985,117      6.5%      9.070%
Maryland ......       4      $   61,728,036      4.7%      8.891%
Massachusetts         3      $   44,968,394      3.5%      8.954%
Michigan ......       1      $   22,143,035      1.7%      9.805%
Mississippi  ..       3      $    9,968,034      0.8%      8.997%
Missouri ......       3      $   10,298,361      0.8%      8.586%
Nevada ........       3      $   34,464,360      2.6%      8.225%
New Jersey ....       8      $   79,707,185      6.1%      8.560%
New Mexico ....       3      $   10,563,138      0.8%      8.962%
New York ......      27      $  349,319,771     26.8%      9.311%
Ohio ..........       4      $   12,054,049      0.9%      9.190%
Oregon ........       3      $   17,433,841      1.3%      8.730%
Pennsylvania  .       6      $   38,881,361      3.0%      9.170%
Rhode Island  .       2      $    4,984,544      0.4%      9.962%
Tennessee .....       3      $    8,670,799      0.7%      9.502%
Texas .........      21      $   84,851,988      6.5%      8.992%
Utah ..........       1      $    1,303,298      0.1%      9.610%
Virginia ......       6      $   36,176,915      2.8%      9.911%
Washington ....       1      $   14,152,752      1.1%      8.170%
               ------------ -------------- ------------ ----------
  TOTAL .......     199      $1,301,772,522    100.0%      9.073%
               ============ ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                 WEIGHTED      WEIGHTED
                  AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
                 REMAINING   AMORTIZATION   AVERAGE    AVERAGE
     STATE         TERM          TERM         LTV        DSCR
-------------- ----------- -------------- ---------- ----------
Alaska ........     110          290           85       1.32x
Arizona .......     111          352           69       1.33x
California ....     117          327           66       1.37x
Colorado.......     114          271           68       1.35x
Connecticut  ..     143          201           65       1.50x
Florida .......     114          322           67       1.41x
Georgia .......     108          315           71       1.33x
Illinois ......     120          332           65       1.35x
Kentucky ......     111          324           70       1.34x
Louisiana .....     121          308           71       1.35x
Maryland ......     118          341           62       1.37x
Massachusetts       124          259           76       1.43x
Michigan ......     115          235           59       1.44x
Mississippi  ..     120          329           71       1.32x
Missouri ......     240          277           73       1.40x
Nevada ........     115          349           71       1.34x
New Jersey ....     172          243           62       1.44x
New Mexico ....     106          318           76       1.34x
New York ......     147          321           60       1.28x
Ohio ..........     151          316           67       1.41x
Oregon ........     116          296           71       1.26x
Pennsylvania  .     101          315           70       1.31x
Rhode Island  .     116          262           62       1.41x
Tennessee .....     119          305           62       1.34x
Texas .........     110          320           69       1.41x
Utah ..........     118          299           53       1.37x
Virginia ......     170          266           66       1.38x
Washington ....     115          355           71       1.34x
               ----------- -------------- ---------- ----------
  TOTAL .......     130          310           66       1.35x
               =========== ============== ========== ==========

                           YEAR BUILT OR RENOVATED

                                CUT-OFF      PERCENT BY   WEIGHTED
    RANGE OF                      DATE        CUT-OFF     AVERAGE
  YEAR BUILT/    NUMBER OF     PRINCIPAL     PRINCIPAL    MORTGAGE
   RENOVATED     PROPERTIES     BALANCE       BALANCE       RATE
-------------- ------------ -------------- ------------ ----------
Pre 1970 ......      23      $  131,803,585     10.1%      8.958%
1970 -1974 ....      13      $   75,605,897      5.8%      8.963%
1975 -1979 ....      15      $  114,791,394      8.8%      9.231%
1980 -1984.....      22      $   86,764,629      6.7%      9.084%
1985 -1987 ....      25      $  113,215,940      8.7%      9.182%
1988 -1990 ....      16      $  175,993,358     13.5%      8.909%
1991 -1993 ....      22      $  138,002,115     10.6%      9.131%
1994 -1997 ....      63      $  465,595,603     35.8%      9.100%
               ------------ -------------- ------------ ----------
  TOTAL .......     199      $1,301,772,522    100.0%      9.073%
               ============ ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                  WEIGHTED
                 WEIGHTED      WEIGHTED                            AVERAGE
    RANGE OF      AVERAGE      AVERAGE      WEIGHTED   WEIGHTED     YEAR
  YEAR BUILT/    REMAINING   AMORTIZATION   AVERAGE    AVERAGE     BUILT/
   RENOVATED       TERM          TERM         LTV        DSCR     RENOVATED
-------------- ----------- -------------- ---------- ---------- -----------
Pre 1970 ......     115          371           58       1.30x       1944
1970 -1974 ....     155          334           69       1.35x       1973
1975 -1979 ....     122          318           67       1.34x       1978
1980 -1984.....     113          298           72       1.31x       1983
1985 -1987 ....     124          283           70       1.31x       1986
1988 -1990 ....     126          309           66       1.39x       1989
1991 -1993 ....     121          312           67       1.38x       1992
1994 -1997 ....     142          295           65       1.36x       1995
               ----------- -------------- ---------- ---------- -----------
  TOTAL .......     130          310           66       1.35x       1984
               =========== ============== ========== ========== ===========

                    MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                PERCENT BY WEIGHTED WEIGHTED
                                                  CUT-OFF DATE   CUT-OFF   AVERAGE   AVERAGE
       PROPERTY                       NUMBER OF    PRINCIPAL    PRINICPAL  MORTGAGE REMAINING
         TYPE                         PROPERTIES    BALANCE      BALANCE     RATE     TERM
--------------------                 ---------- -------------- ---------- -------- ---------
Retail                   Anchored         47     $  415,600,557    31.9%     8.781%    122
                       Single Tenant      19     $   84,592,643     6.5%     9.111%    116
                        Unanchored        10     $   25,541,318     2.0%     9.368%    117
                                     ---------- -------------- ---------- -------- ---------
* Total Retail                            76     $  525,734,519    40.4%     8.863%    121
--------------------------------------------------------------------------------------------
Hospitality            Full Service        7     $   83,067,249     6.4%     9.547%    117
                      Limited Service     23     $  100,675,790     7.7%     9.214%    117
                                     ---------- -------------- ---------- -------- ---------
* Total Hospitality                       30     $  183,743,039    14.1%     9.365%    117
--------------------------------------------------------------------------------------------
Net Lease                                 15     $  179,101,841    13.8%     8.850%    196
--------------------------------------------------------------------------------------------
Office                                    13     $  155,409,779    11.9%     9.687%    112
                           R & D           1     $    6,528,513     0.5%     9.050%    187
                                     ---------- -------------- ---------- -------- ---------
* Total Office                            14     $  161,938,292    12.4%     9.662%    115
--------------------------------------------------------------------------------------------
Multifamily                               42     $  128,850,701     9.9%     8.941%    115
                           Coop            2     $   22,755,487     1.7%     7.944%    146
                                     ---------- -------------- ---------- -------- ---------
* Total Multifamily                       44     $  151,606,188    11.6%     8.792%    120
--------------------------------------------------------------------------------------------
Other                   Golf Course        3     $   15,349,080     1.2%    10.989%    234
                        Parking Lot        1     $   22,143,035     1.7%     9.805%    115
                       Self-Storage        4     $   11,271,204     0.9%     9.020%     87
                                     ---------- -------------- ---------- -------- ---------
* Total Other                              8     $   48,763,318     3.8%     9.996%    146
--------------------------------------------------------------------------------------------
Warehouse/Industrial                       6     $   36,378,749     2.8%     8.983%    107
--------------------------------------------------------------------------------------------
Mixed Use                                  4     $   12,347,119     0.9%     9.132%    113
--------------------------------------------------------------------------------------------
Health Care           Assisted Living      2     $    2,159,457     0.2%     9.757%    161
--------------------------------------------------------------------------------------------
TOTAL                                    199     $1,301,772,522   100.0%     9.073%    130
                                     ========== ============== ========== ======== =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        WEIGHTED                                                 WEIGHTED
                        AVERAGE    WEIGHTED WEIGHTED            LOAN   WEIGHTED   AVERAGE
       PROPERTY       AMORTIZATION AVERAGE  AVERAGE              PER   AVERAGE  YEAR BUILT/
         TYPE             TERM       LTV      DSCR   UNITS(A)   SIZE   OCCUP(B)  RENOVATED
-------------------- ------------ -------- -------- --------- ------- -------- -----------
Retail                    343         68     1.31x   6,225,427 $    67      95%    1987
                          324         68     1.36x   1,575,653 $    54     100%    1989
                          301         61     1.46x     302,026 $    85      97%    1971
                     ------------ -------- -------- --------- ------- -------- -----------
* Total Retail            338         67     1.33x   8,103,106 $    65      96%    1987
--------------------------------------------------------------------------------------------
Hospitality               295         59     1.44x       2,066 $40,207      70%    1982
                          277         66     1.44x       2,392 $42,089      79%    1993
                     ------------ -------- -------- --------- ------- -------- -----------
* Total Hospitality                  285        63       1.44x   4,458 $41,216       75%                       1988
--------------------------------------------------------------------------------------------
Net Lease                 227        NAP       NAP   2,230,401 $    80     100%    1992
--------------------------------------------------------------------------------------------
Office                    296         67     1.30x   2,279,218 $    68      96%    1973
                          186         81     1.59x      74,400 $    88     100%    1996
                     ------------ -------- -------- --------- ------- -------- -----------
* Total Office            291         68     1.31x   2,353,618 $    69      96%    1974
--------------------------------------------------------------------------------------------
Multifamily               323         70     1.40x       8,352 $15,428      95%    1979
                          714         19     1.05x       1,257 $18,103     100%    1944
                     ------------ -------- -------- --------- ------- -------- -----------
* Total Multifamily                  382        62       1.35x   9,609 $15,778       96%                       1974
--------------------------------------------------------------------------------------------
Other                     234         69     1.26x         NAP     NAP     NAP     1988
                          235         59     1.44x       8,400 $ 2,636     NAP     1996
                          331         74     1.41x       2,804 $ 4,020      90%    1979
                     ------------ -------- -------- --------- ------- -------- -----------
* Total Other             257         66     1.38x         NAP     NAP     NAP     1989
--------------------------------------------------------------------------------------------
Warehouse/Industrial      298         68     1.33x   1,792,916 $    20      95%    1985
--------------------------------------------------------------------------------------------
Mixed Use                 331         65     1.34x     168,204 $    73      96%    1970
--------------------------------------------------------------------------------------------
Health Care               246         65     1.92x          82 $26,335      86%    1982
--------------------------------------------------------------------------------------------
TOTAL                     310         66     1.35x                          93%    1984
                     ============ ======== ========                   ======== ===========

------------
(A) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home parks, number of guest rooms with respect to each hotel property, number of beds with respect to each senior housing/health care property and number of spaces for parking facilities.
(B) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.

                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

         RANGE OF            NUMBER       CUT-OFF      PERCENT BY   WEIGHTED
       CUT-OFF DATE         OF LOANS/       DATE        CUT-OFF     AVERAGE
         PRINCIPAL            LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
         BALANCES             POOLS       BALANCE       BALANCE       RATE
------------------------- ----------- -------------- ------------ ----------
$ 500,000+ -1,000,000 ....       9     $    7,851,663      0.6%      8.798%
$1,000,000+ -2,000,000 ...      28     $   42,919,992      3.3%      9.124%
$2,000,000+ -3,000,000 ...      19     $   49,098,521      3.8%      9.284%
$3,000,000+ -4,000,000 ...      16     $   55,579,633      4.3%      9.188%
$4,000,000+ -5,000,000 ...      18     $   80,578,151      6.2%      9.154%
$5,000,000+ -6,000,000 ...      17     $   92,777,094      7.1%      9.240%
$6,000,000+ -7,000,000 ...       8     $   51,417,739      3.9%      9.236%
$7,000,000+ -8,000,000 ...       4     $   28,935,289      2.2%      8.917%
$8,000,000+ -9,000,000 ...       5     $   41,898,761      3.2%      8.727%
$9,000,000+ -10,000,000 ..       7     $   66,850,257      5.1%      8.705%
$10,000,000+ -15,000,000 .      12     $  152,897,013     11.7%      9.219%
$15,000,000+ -20,000,000 .       3     $   50,053,214      3.8%      8.507%
$20,000,000+ -30,000,000 .       4     $  103,822,283      8.0%      8.813%
$30,000,000+ -40,000,000 .       3     $  115,642,436      8.9%      9.295%
$40,000,000+ -50,000,000 .       4     $  176,437,539     13.6%      8.876%
$50,000,000+ -60,000,000 .       1     $   54,019,659      4.1%      8.170%
$60,000,000+ -70,000,000 .       2     $  130,993,280     10.1%      9.736%
                          ----------- -------------- ------------ ----------
  TOTAL...................     160     $1,301,772,522    100.0%      9.073%
                          =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

         RANGE OF           WEIGHTED      WEIGHTED
       CUT-OFF DATE          AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
         PRINCIPAL          REMAINING   AMORTIZATION   AVERAGE    AVERAGE
         BALANCES             TERM          TERM         LTV        DSCR
------------------------- ----------- -------------- ---------- ----------
$ 500,000+ -1,000,000 ....      98          298           68       1.49x
$1,000,000+ -2,000,000 ...     118          291           64       1.47x
$2,000,000+ -3,000,000 ...     115          304           65       1.48x
$3,000,000+ -4,000,000 ...     118          313           68       1.33x
$4,000,000+ -5,000,000 ...     128          315           66       1.37x
$5,000,000+ -6,000,000 ...     121          293           68       1.35x
$6,000,000+ -7,000,000 ...     136          298           69       1.35x
$7,000,000+ -8,000,000 ...     191          238           65       1.43x
$8,000,000+ -9,000,000 ...     124          335           70       1.41x
$9,000,000+ -10,000,000 ..     127          444           57       1.31x
$10,000,000+ -15,000,000 .     123          302           65       1.36x
$15,000,000+ -20,000,000 .     171          317           67       1.36x
$20,000,000+ -30,000,000 .     149          296           67       1.39x
$30,000,000+ -40,000,000 .     146          316           62       1.35x
$40,000,000+ -50,000,000 .     130          286           59       1.25x
$50,000,000+ -60,000,000 .     115          355           71       1.34x
$60,000,000+ -70,000,000 .     115          298           72       1.28x
                          ----------- -------------- ---------- ----------
  TOTAL...................     130          310           66       1.35x
                          =========== ============== ========== ==========

                          YEARS OF SCHEDULED MATURITY

               NUMBER                    PERCENT BY   WEIGHTED
  YEARS OF    OF LOANS/   CUT-OFF DATE    CUT-OFF     AVERAGE
 SCHEDULED      LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
  MATURITY      POOLS       BALANCE       BALANCE       RATE
----------- ----------- -------------- ------------ ----------
2001........       1     $    5,390,704      0.4%       9.250%
2003........       5     $   10,509,147      0.8%       9.002%
2004........       6     $   25,312,449      1.9%       9.106%
2005........       8     $   15,437,058      1.2%       8.717%
2006........      36     $  167,490,257     12.9%       9.041%
2007........       3     $   10,230,980      0.8%       9.627%
2008........       1     $    7,202,940      0.6%       9.151%
2012........       2     $   54,065,637      4.2%       8.791%
2013........       1     $    6,528,513      0.5%       9.050%
2015........       1     $    1,311,750      0.1%       9.600%
2016........       6     $   27,368,208      2.1%       9.854%
2017........      11     $  111,663,928      8.6%       9.121%
2019........       5     $   24,150,974      1.9%       9.663%
2021........       7     $  144,589,613     11.1%      10.025%
2022........      32     $  333,161,659     25.6%       8.943%
2026........       1     $   38,869,224      3.0%       8.980%
2027........      34     $  318,489,481     24.5%       8.716%
            ----------- -------------- ------------ ----------
TOTAL.......     160     $1,301,772,522    100.0%       9.073%
            =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              WEIGHTED      WEIGHTED
  YEARS OF     AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
 SCHEDULED    REMAINING   AMORTIZATION   AVERAGE    AVERAGE
  MATURITY      TERM          TERM         LTV        DSCR
----------- ----------- -------------- ---------- ----------
2001........      51           207          70       1.06x
2003........      74           319          71       1.39x
2004........      79           320          67       1.32x
2005........      99           299          67       1.56x
2006........     110           337          64       1.35x
2007........     118           272          55       1.73x
2008........     127           127         NAP         NAP
2012........     175           218          28       1.05x
2013........     187           186          81       1.59x
2015........     221           221          52       1.90x
2016........     223           228          65       1.31x
2017........     167           247          66       1.37x
2019........     180           264          64       1.45x
2021........     112           292          71       1.30x
2022........     131           309          66       1.39x
2026........     204           354          67       1.33x
2027........     115           358          66       1.31x
            ----------- -------------- ---------- ----------
TOTAL.......    $130          $310          66       1.35x
            =========== ============== ========== ==========

Weighted Average Year of Scheduled Maturity is 2019.

                     RANGE OF REMAINING ANTICIPATED TERMS

    RANGE OF       NUMBER       CUT-OFF      PERCENT BY   WEIGHTED
  ANTICIPATED     OF NOTES/       DATE        CUT-OFF     AVERAGE
    REMAINING       LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
      TERM          POOLS       BALANCE       BALANCE       RATE
--------------- ----------- -------------- ------------ ----------
4+ -5 years.....       1     $    5,390,704      0.4%      9.250%
5+ -6 years.....       3     $    3,854,125      0.3%      8.886%
6+ -7 years.....      16     $   76,413,898      5.9%      8.973%
8+ -9 years.....      27     $   62,162,079      4.8%      8.577%
9+ -10 years ...      90     $  914,432,992     70.2%      9.151%
10+ -11 years ..       2     $   15,912,940      1.2%      8.784%
11+ -12 years ..       1     $    8,200,000      0.6%      8.700%
14+ -15 years ..       2     $   54,065,637      4.2%      8.791%
15+ -16 years ..       1     $    6,528,513      0.5%      9.050%
16+ -17 years ..       1     $   38,869,224      3.0%      8.980%
18+ -19 years ..       5     $   24,305,819      1.9%      9.620%
19+ -20 years ..       6     $   59,308,988      4.6%      8.843%
22+ -23 years ..       4     $   10,058,948      0.8%      9.821%
24+ -25 years ..       2     $   22,268,655      1.7%      8.456%
                ----------- -------------- ------------ ----------
  TOTAL.........     161     $1,301,772,522    100.0%      9.073%
                =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                WEIGHTED
                                                                                 AVERAGE
                                                                                REMAINING
    RANGE OF      WEIGHTED      WEIGHTED                           WEIGHTED      LOCKOUT
  ANTICIPATED      AVERAGE      AVERAGE      WEIGHTED   WEIGHTED    AVERAGE        AND
    REMAINING     REMAINING   AMORTIZATION   AVERAGE    AVERAGE    REMAINING      YIELD
      TERM          TERM          TERM         LTV        DSCR      LOCKOUT    MAINTENANCE
--------------- ----------- -------------- ---------- ---------- ----------- -------------
4+ -5 years.....      51          207           70       1.06x          0           51
5+ -6 years.....      70          310           76       1.51x          7           64
6+ -7 years.....      80          329           71       1.30x         64           74
8+ -9 years.....     104          442           58       1.39x         14           94
9+ -10 years ...     116          312           66       1.35x         98          111
10+ -11 years ..     124          255           73       1.28x         63          118
11+ -12 years ..     144          360           69       1.48x        138          138
14+ -15 years ..     175          218           28       1.05x        159          159
15+ -16 years ..     187          186           81       1.59x        180          180
16+ -17 years ..     204          354           67       1.33x        197          197
18+ -19 years ..     228          228           52       1.90x          5          221
19+ -20 years ..     238          247           69       1.26x        181          223
22+ -23 years ..     267          267           65       1.53x        NAP           87
24+ -25 years ..     297          297          NAP       0.00x        290          290
                ----------- -------------- ---------- ---------- ----------- -------------
  TOTAL.........     130          310           66       1.35x        102          123
                =========== ============== ========== ========== =========== =============

                        ANTICIPATED REPAYMENT BY YEAR

                 NUMBER       CUT-OFF      PERCENT BY   WEIGHTED
 ANTICIPATED    OF LOANS/       DATE        CUT-OFF     AVERAGE
   REPAYMENT      LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
    BY YEAR       POOLS       BALANCE       BALANCE       RATE
------------- ----------- -------------- ------------ ----------
2001..........       1     $    5,390,704      0.4%      9.250%
2003..........       5     $   10,509,147      0.8%      9.002%
2004..........      14     $   69,758,875      5.4%      8.963%
2005..........       8     $   15,437,058      1.2%      8.717%
2006..........      44     $  313,283,384     24.1%      9.501%
2007..........      65     $  656,584,630     50.4%      8.931%
2008..........       1     $    7,202,940      0.6%      9.151%
2009..........       1     $    8,200,000      0.6%      8.700%
2012..........       2     $   54,065,637      4.2%      8.791%
2013..........       1     $    6,528,513      0.5%      9.050%
2014..........       1     $   38,869,224      3.0%      8.980%
2015..........       1     $    1,311,750      0.1%      9.600%
2016..........       5     $   26,164,694      2.0%      9.824%
2017..........       5     $   56,138,362      4.3%      8.704%
2019..........       4     $   10,058,948      0.8%      9.821%
2022..........       2     $   22,268,655      1.7%      8.456%
              ----------- -------------- ------------ ----------
  TOTAL.......     160     $1,301,772,522    100.0%      9.073%
              =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                WEIGHTED      WEIGHTED
 ANTICIPATED     AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
   REPAYMENT    REMAINING   AMORTIZATION   AVERAGE    AVERAGE
    BY YEAR       TERM          TERM         LTV        DSCR
------------- ----------- -------------- ---------- ----------
2001..........      51          207           70       1.06x
2003..........      74          319           71       1.39x
2004..........      80          329           71       1.30x
2005..........      99          299           67       1.56x
2006..........     111          315           67       1.32x
2007..........     118          324           65       1.36x
2008..........     127          127          NAP         NAP
2009..........     144          360           69       1.48x
2012..........     175          218           28       1.05x
2013..........     187          186           81       1.59x
2014..........     204          354           67       1.33x
2015..........     221          221           52       1.90x
2016..........     228          228           66       1.24x
2017..........     238          248           70       1.27x
2019..........     267          267           65       1.54x
2022..........     297          297          NAP         NAP
              ----------- -------------- ---------- ----------
  TOTAL.......     130          310           66       1.35x
              =========== ============== ========== ==========

Weighted Average Year of anticipated repayment is 2008.

                           RANGE OF MORTGAGE RATES

                                              PERCENT BY
                    NUMBER       CUT-OFF       CUT-OFF     WEIGHTED
                   OF LOANS/       DATE          DATE      AVERAGE
     RANGE OF        LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
 MORTGAGE RATES      POOLS       BALANCE       BALANCE       RATE
---------------- ----------- -------------- ------------ ----------
7.500% -7.999% ..       2     $   39,147,457      3.0%       7.678%
8.000% -8.499% ..      20     $  159,825,075     12.3%       8.260%
8.500% -8.999% ..      54     $  403,279,378     31.0%       8.774%
9.000% -9.499% ..      45     $  455,501,929     35.0%       9.230%
9.500% -9.999% ..      30     $  157,214,897     12.1%       9.739%
10.000%
 -10.999%........       7     $   82,388,672      6.3%      10.512%
11.000%
 -11.999%........       2     $    4,415,113      0.3%      11.345%
  TOTAL..........     160     $1,301,772,522    100.0%       9.073%
                 =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED      WEIGHTED
                    AVERAGE      AVERAGE      WEIGHTED   WEIGHTED
     RANGE OF      REMAINING   AMORTIZATION   AVERAGE    AVERAGE
 MORTGAGE RATES      TERM          TERM         LTV        DSCR
---------------- ----------- -------------- ---------- ----------
7.500% -7.999% ..     206          477            8       1.06x
8.000% -8.499% ..     124          349           66       1.34x
8.500% -8.999% ..     132          338           65       1.34x
9.000% -9.499% ..     121          279           67       1.37x
9.500% -9.999% ..     140          265           66       1.41x
10.000%
 -10.999%........     128          279           72       1.26x
11.000%
 -11.999%........     232          233           66       1.26x
  TOTAL..........     130          310           66       1.35x
                 =========== ============== ========== ==========

       RANGE OF REMAINING LOCKOUT PERIODS AND YIELD MAINTENANCE PERIODS

    REMAINING                                PERCENT BY
    LOCK-OUT       NUMBER                     CUT-OFF     WEIGHTED
    AND YIELD     OF NOTES/   CUT-OFF DATE      DATE      AVERAGE
  MAINTENANCE       LOAN       PRINCIPAL     PRINCIPAL    MORTGAGE
     PERIODS        POOLS       BALANCE       BALANCE       RATE
--------------- ----------- -------------- ------------ ----------
4+ -5 years.....       1     $    5,390,704      0.4%      9.250%
5+ -6 years.....       9     $   49,611,152      3.8%      8.824%
6+ -7 years.....      11     $   40,456,557      3.1%      8.880%
7+ -8 years.....      14     $   27,282,305      2.1%      9.124%
8+ -9 years.....      42     $  261,530,362     20.1%      9.620%
9+ -10 years ...      67     $  711,019,217     54.6%      8.928%
10+ -11 years ..       1     $    7,202,940      0.6%      9.151%
11+ -12 years ..       1     $    8,200,000      0.6%      8.700%
14+ -15 years ..       4     $   59,816,803      4.6%      9.421%
16+ -17 years ..       1     $   38,869,224      3.0%      8.980%
18+ -19 years ..       4     $   22,994,069      1.8%      9.621%
19+ -20 years ..       4     $   47,130,534      3.6%      8.309%
23+ -24 years ..       1     $    7,096,326      0.5%      8.192%
24+ -25 years ..       1     $   15,172,330      1.2%      8.580%
  TOTAL.........     161     $1,301,772,522    100.0%      9.073%
                =========== ============== ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

    REMAINING                                                                    WEIGHTED
    LOCK-OUT      WEIGHTED      WEIGHTED                           WEIGHTED      AVERAGE
    AND YIELD      AVERAGE      AVERAGE      WEIGHTED   WEIGHTED    AVERAGE     REMAINING
  MAINTENANCE     REMAINING   AMORTIZATION   AVERAGE    AVERAGE    REMAINING   LOCKOUT AND
     PERIODS        TERM          TERM         LTV        DSCR      LOCKOUT    YIELD MAINT.
--------------- ----------- -------------- ---------- ---------- ----------- --------------
4+ -5 years.....      51          207           70       1.06x        NAP           51
5+ -6 years.....      84          489           58       1.27x         60           71
6+ -7 years.....      81          339           71       1.31x         65           76
7+ -8 years.....     161          288           66       1.54x          1           91
8+ -9 years.....     112          297           70       1.33x         67          105
9+ -10 years ...     118          319           64       1.36x        106          112
10+ -11 years ..     127          127          NAP         NAP        NAP          121
11+ -12 years ..     144          360           69       1.48x        138          138
14+ -15 years ..     189          188           74       1.38x        145          174
16+ -17 years ..     204          354           67       1.33x        197          197
18+ -19 years ..     228          228          NAP         NAP        NAP          228
19+ -20 years ..     238          250           66       1.24x        220          236
23+ -24 years ..     295          295          NAP         NAP        288          288
24+ -25 years ..     298          298          NAP         NAP        291          291
  TOTAL.........     130          310           66       1.35x        102          123
                =========== ============== ========== ========== =========== ==============

                  DELINQUENCY STATUS AS OF THE CUT-OFF DATE

   There are no Mortgage Loans for which there are scheduled payments which have been 30 days or more past due since origination.

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

   The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and the Private Loan and all payments under and proceeds of the Mortgage Loans and the Private Loan received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts and, if established, the REO Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and the Private Loan; and (v) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the Private Loan and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans and the Private Loan.

   The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C1 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1A, Class A-1B and Class A-1C Certificates (collectively, the "Offered Certificates"), (ii) the Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iii) the Class R and Class LR Certificates (together, the "Residual Certificates") and (iv) the Class V-1 Certificates. The Offered Certificates, Class A-2 Certificates and Class A-X Certificates are referred to collectively herein as the "Senior Certificates."

   Only the Offered Certificates are offered hereby. The Class A-X, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class V-1, Class R and Class LR Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

   The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

   The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof. The "Percentage Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

   The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

   Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   General. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   The only "Certificateholder" will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Certificate Registrar, the Underwriter, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Definitive Certificates. Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

 DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing in July 1997 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in July 1997 for all purposes is the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

   The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

   The Trustee will establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account," together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the General Available Distribution Amount to Offered Certificateholders as described herein. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

   The aggregate amount available from the Mortgage Loans for distribution to Offered Certificateholders on each Distribution Date (the "General Available Distribution Amount") will, in general, equal the sum of the following amounts:

   (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of:

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V-1 Certificates;

     (iv) all Prepayment Premiums and Yield Maintenance Charges;

      (v) all net investment income on the funds in the Certificate Account;
    and

     (vi) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error; and

   (b) all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Offered Certificates -- Accounts" in the Prospectus.

   The term "Private Loan Distribution Amount," as used herein, will be calculated like the General Available Distribution Amount, but with respect to the Private Loan rather than the Mortgage Loans. The Private Loan Available Distribution Amount will not be available for distributions to the Offered Certificates.

   The "Due Period" for each Distribution Date will be the period commencing on the 12th day of the month preceding the month in which such Distribution Date occurs and ending on the 11th day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans or the Private Loan relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

   Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

   Interest Distributions. On each Distribution Date, to the extent of the General Available Distribution Amount and subject to the distribution priorities described below under "--Priority," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distributable Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

   For purposes of calculating the Optimal Interest Distribution Amount (as defined below) for any Class of Offered Certificates and any Distribution Date, any reduction of Certificate Balance as a result of allocations of Collateral Support Deficits on a given Distribution Date shall be deemed to have been made on the first day of the related Interest Accrual Period.

   Principal Distributions. On each Distribution Date, to the extent of the General Available Distribution Amount remaining after the distribution of interest to be made on the Offered Certificates and, generally, the Class A-X Certificates on such date and subject to the distribution priorities described below under "--Priority," each Class of Offered Certificates will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the General Principal Distribution Amount for such Distribution Date.

   Priority. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the General Available Distribution Amount or the Private Loan Available Distribution Amount, or both, as applicable, in the following order of priority:

   (I) from the General Available Distribution Amount:

     (A) on or before the Class A-1 Payoff Date, in respect of interest, concurrently, (i) to the Class A-1A, Class A-1B and Class A-1C Certificates, such Classes' respective Optimal Interest Distribution Amounts for such Distribution Date and (ii) to the Class A-X Certificates, the Class A-X Group 1 Interest Distributable Amount for such Distribution Date, any insufficiency therein being allocated among such Classes in proportion to such Optimal Interest Distribution Amounts and such Class A-X Group 1 Interest Distributable Amount;

      (B) to the Offered Certificates, in reduction of the Certificate Balances thereof, an amount up to the General Principal Distribution Amount for such Distribution Date, in the following order of priority:

        first, to the Class A-1A Certificates, until the Certificate Balance thereof has been reduced to zero;

        second, to the Class A-1B Certificates, until the Certificate Balance thereof has been reduced to zero; and

        third, to the Class A-1C Certificates, until the Certificate Balance thereof has been reduced to zero; and

     (C) to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

   (II) from the sum of (x) the General Available Distribution Amount remaining after giving effect to the distributions made on such Distribution Date pursuant to clause (I) above and (y) the Private Loan Available Distribution Amount for such Distribution Date:

     (A) in respect of interest, concurrently, (i) to the Class A-2 Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date and (ii) to the Class A-X Certificates, (x) on or before the Class A-1 Payoff Date, the sum of (1) the Class A-X Group 2 Interest Distributable Amount for such Distribution Date and (2) the Class A-X Group 2 Unpaid Interest Carryforward Amount for such Distribution Date and (y) after the Class A-1 Payoff Date, the Optimal Interest Distribution Amount for the Class A-X Certificates for such Distribution Date, any insufficiency therein being allocated between such Classes in proportion to their respective interest entitlements for such Distribution Date, as described in this clause (A);

     (B) to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date, until such Certificate Balance has been reduced to zero; and

     (C) to the Class A-2 Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-2 Certificates, but not previously reimbursed, have been reimbursed in full;

     (D) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (E) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (F) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     (G) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (H) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (I) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full:

     (J) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (K) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (L) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     (M) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (N) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (O) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     (P) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Q) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (R) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     (S) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (T) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (U) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     (V) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (W) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (X) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     (Y) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Z) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (AA) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     (BB) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (CC) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (DD) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     (EE) to the Class K Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (FF) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (GG) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full; and

     (HH) to the Class R Certificates, any remaining amounts.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Credit Support Crossover Date, the General Principal Distribution Amount will be distributed, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates in proportion to such Classes' respective Certificate Balances, in reduction thereof, until the Certificate Balance of each such Class has been reduced to zero and, thereafter, to the Class A-2 Certificates until the Certificate Balance of such Class has been reduced to zero.

   Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

 Definitions

   "Class A Certificate": Any one of the Class A-1 or Class A-2 Certificates.

   "Class A-1 Payoff Date": The later of (i) the Distribution Date on which the Certificate Balance of the then last outstanding Class of Offered Certificates has been reduced to zero and (ii) the Distribution Date on which all Collateral Support Deficits previously allocated to the Offered Certificates have been reimbursed in full.

   "Class A-1A Pass-Through Rate": 6.96% per annum.

   "Class A-1B Pass-Through Rate": 7.15% per annum.

   "Class A-1C Pass-Through Rate": 7.24% per annum.

   "Class A-2 Group 2 Interest Distributable Amount": As to any Distribution Date, the difference between (i) the amount of interest accrued at the Class A-2 Pass-Through Rate during the Interest Accrual Period on the lesser of (x) the Certificate Balance of the Class A-2 Certificates as of such Distribution Date and (y) the Stated Principal Balance of the Private Loan as of the first day of the related Due Period and (ii) the sum of (1) the allocable share of (x) the Uncovered Prepayment Interest Shortfall Amount, (y) certain indemnification expenses of the Trust Fund and (z) Extension Advisor fees and (2) any allocations to such Class of any Certificate Deferred Interest, in each case relating to the Private Loan for such Distribution Date.

   "Class A-2 Pass-Through Rate": 7.26% per annum.

   "Class A-X Group 1 Interest Distributable Amount": As to any Distribution Date and the Class A-X Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date less the sum of (i) the Class A-X Group 2 Interest Distributable Amount for such Distribution Date and (ii) the Class A-X Group 2 Unpaid Interest Carryforward Amount, if any, for such Distribution Date.

   "Class A-X Group 2 Interest Distributable Amount": As to any Distribution Date, (1) the amount, if any, by which (i) the amount of interest accrued at the Net Mortgage Pass-Through Rate of the Private Loan during the related Due Period on the lesser of (x) the Certificate Balance of the Class A-2 Certificates as of such Distribution Date and (y) the Stated Principal Balance of the Private Loan as of the first day of the related Due Period exceeds (ii) the Class A-2 Group 2 Interest Distributable Amount for the Class A-2 Certificates for such Distribution Date, reduced by (2) the allocable share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case relating to the Private Loan for such Distribution Date.

   "Class A-X Group 2 Unpaid Interest Carryforward Amount": As to the first Distribution Date, zero. As to any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Class A-X Group 2 Interest Distributable Amount for the immediately preceding Distribution Date and the Class A-X Group 2 Unpaid Interest Carryforward Amount, if any, from such preceding Distribution Date exceeds the aggregate amount distributed in respect of interest to the Class A-X Certificates on such preceding Distribution Date from the General Available Distribution Amount and the Private Loan Distribution Amount for such preceding Distribution Date.

   "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

   "Class B Pass-Through Rate": 7.28% per annum.

   "Class C Pass-Through Rate": 7.34% per annum.

   "Class D Pass-Through Rate": 7.46% per annum.

   "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class I Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 7.50% per annum and (ii) the Combined Weighted Average Net Mortgage Rate for such Distribution Date.

   "Combined Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans and the Private Loan, weighted by the Stated Principal Balances thereof.

   "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

   Class A-1A Component:      The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class A-1A
                              Pass-Through Rate.

   Class A-1B Component:      The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class A-1B
                              Pass-Through Rate.

    Class A-1C Component:     The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class A-1C
                              Pass-Through Rate.

   Class A-2 Component:       The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class A-2
                              Pass-Through Rate.

   Class B Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class B Pass-Through
                              Rate.

   Class C Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class C Pass-Through
                              Rate.

   Class D Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class D Pass-Through
                              Rate for such Distribution Date.

   Class E Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class E Pass-Through
                              Rate for such Distribution Date.

   Class F Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class F Pass-Through
                              Rate for such Distribution Date.

   Class G Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class G Pass-Through
                              Rate for such Distribution Date.

   Class H Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class H Pass-Through
                              Rate for such Distribution Date.

   Class I Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class I Pass-Through
                              Rate for such Distribution Date.

   Class J Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class J Pass-Through
                              Rate for such Distribution Date.

   Class K Component:         The amount, if any, by which the Combined
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date exceeds the Class K Pass-Through
                              Rate for such Distribution Date.

   "Credit Support Crossover Date": The Distribution Date on which (i) the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero and (ii) the Certificate Balance of at least one Class of Offered Certificates is greater than zero.

   "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

   "General Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

   "Interest Accrual Period": As to any Distribution Date, the month preceding the month in which such Distribution Date occurs, which month will be deemed to consist of 30 days.

   "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

   "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount, (y) certain indemnification expenses of the Trust Fund and (z) Extension Advisor fees and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.

   "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period (as defined below), the Net Mortgage Rate thereof. With respect to the Private Loan and any Mortgage Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period occurring in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof (plus, with respect to any Mortgage Loan that provides that the related borrower will separately pay the Servicing Fee, 0.05% per annum) or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period occurring in any March, May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, the Net Mortgage Rate thereof (plus, with respect to any Mortgage Loan that provides that the related borrower will separately pay the Servicing Fee, 0.05% per annum) multiplied by a fraction whose numerator is 31 and whose denominator is 30. With respect to any Mortgage Loan that provides for calculations of interest based on the actual number of days elapsed in the related Mortgage Interest Accrual Period and the actual number of days elapsed in the related calendar year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is twelve times the actual number of days in such Mortgage Interest Accrual Period and whose denominator is the actual number of days in such calendar year. For any Mortgage Loan, the "Mortgage Interest Accrual Period" is the period for which interest accrues thereunder pursuant to the related Mortgage Note.

   The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Combined Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."

   "Net Mortgage Pass-Through Rate: With respect to any Mortgage Loan, the Private Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan or the Private Loan, as applicable, for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

   "Net Mortgage Rate": With respect to any Interest Accrual Period, any Mortgage Loan and the Private Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the Seller-Servicer Fee Rate, if any, or, with respect to the Private Loan, the Mortgage Rate thereof minus 25 basis points per annum.

   "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

   "Pass-Through Rate": As to each Class of Certificates, the rate set forth in the table below:

Class A-1A:     Class A-1A Pass-Through Rate
Class A-1B:     Class A-1B Pass-Through Rate
Class A-1C:     Class A-1C Pass-Through Rate
Class A-2:      Class A-2 Pass-Through Rate
Class B:        Class B Pass-Through Rate
Class C:        Class C Pass-Through Rate
Class D:        Class D Pass-Through Rate
Class E:        Class E Pass-Through Rate
Class F:        Class F Pass-Through Rate
Class G:        Class G Pass-Through Rate
Class H:        Class H Pass-Through Rate
Class I:        Class I Pass-Through Rate
Class J:        Class J Pass-Through Rate
Class K:        Class K Pass-Through Rate
Class A-X:      Class A-X Pass-Through Rate

   "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Pass-Through Rate (net of the Servicing Fee Rate) for such Mortgage Loan on the amount of such principal prepayment during the period commencing on such Due Date and ending on (and including) the day immediately preceding the date as of which such principal prepayment was applied to the unpaid principal balance of such Mortgage Loan.

   "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Mortgage Pass-Through Rate (net of the Servicing Fee Rate) for such Mortgage Loan on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

   "Private Loan Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Private Loan during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Private Loan with respect to such Distribution Date.

   "Remaining Principal Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount, if any, by which the sum of the General Principal Distribution Amount and the Private Loan Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of such amounts on such Distribution Date on all Classes senior to such Class.

   "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined herein), if any, for such Distribution Date.

   "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

   Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage

Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

   For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

   Allocation of Prepayment Premiums and Yield Maintenance Charges. On any Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Due Period will be distributed as follows by the Trustee to the holders of the Classes of Offered Certificates and the following Classes of Regular Certificates: to each Class of Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date from the Mortgage Loans, and whose denominator is the total amount distributed as principal to all Classes of Certificates on such Distribution Date from the Mortgage Loans, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

   On any Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans during the related Due Period will be distributed as follows by the Trustee on the Classes of Offered Certificates and the following Classes of Regular Certificates: to each Class of Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date from the Mortgage Loans, and whose denominator is the total amount distributed as principal to all Classes of Certificates on such Distribution Date from the Mortgage Loans, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates or the Class A-2, Class B, Class C, Class D or Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the

   Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

   No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class K, Class V-1, Class R or Class LR Certificates. Instead, after the Certificate Principal Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Provisions of the Mortgage Loans -- Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

   For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period will be distributed solely to the Class V-1 Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V-1 Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

   The holders of 100% of the Percentage Interests in the Class LR Certificates will have the limited right to purchase ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement" herein.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

 CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
--------------------- -----------------------------------
Class A-1A............    January 20, 2004
Class A-1B............    August 20, 2006
Class A-1C............    April 20, 2007

   THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED ON THE ASSUMPTION THAT ALL ARD LOANS WILL PAY ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES AND ALSO WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS OR WITH REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

   The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 20, 2029, the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. The "Assumed Maturity Date" of
(a) Loan No. 33 and any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan (other than the Mortgage Loan identified as Loan No. 33, which loan has an amortization schedule after the Rated Final Distribution Date) is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

   The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinate, to the extent described herein, to the rights of holders of the Offered Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Offered Certificates of the full amount of all interest payable in respect of the Offered Certificates on each Distribution Date, and the ultimate receipt by the holders of the Offered Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. The protection afforded to the holders of the Offered Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the General Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Offered Certificates, for so long as they are outstanding, of the entire General Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Offered Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to the holders of the Offered Certificates, the percentage interest in the Trust Fund evidenced by the Offered Certificates in the Mortgage Loans will be decreased (with a corresponding increase in the percentage interest evidenced by the Subordinate Certificates in the Mortgage Loans), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Offered Certificates by the Subordinate Certificates.

   On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Trustee will be required to allocate any remaining portion of such Collateral Support Deficit to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, but only to the extent that such Certificate Balance is not reduced to an amount that is less than the outstanding principal balance of the Private Loan. Thereafter, any remaining Collateral Support Deficit will be allocated among the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

   In general, Collateral Support Deficits could result from the occurrence of:
(i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein, and the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans), and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls, certain indemnification expenses of the Trust Fund and fees of the Extension Advisor, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "--The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

   Shortfalls in the General Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls, indemnification expenses of the Trust Fund and Extension Advisor fees will generally be allocated (x) in the case of Uncovered Prepayment Interest Shortfalls and such indemnification expenses, to all Classes of the Regular Certificates and (y) in the case of Extension Advisor fees, to all Classes that elected the Extension Advisor. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distributable Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls, indemnification expenses or Extension Advisor fees or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.

                     PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described herein under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficit."

   Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

   All of the Mortgage Loans have Lockout Periods ranging from 0 months to 291 months following origination. The weighted average Lockout Period for the Mortgage Loans is approximately 97 months. All Mortgage Loans are locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

   As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on the first day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the General Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

RATED FINAL DISTRIBUTION DATE

   The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is June 20, 2029, the first

Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

MODELING ASSUMPTIONS

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the earlier of the Anticipated Repayment Date or maturity date, as applicable. The columns headed "5% CPR", "10% CPR", "15% CPR" and "20% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period, and Yield Maintenance Period until the earlier of the Anticipated Repayment Date or maturity date, as applicable. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described herein (i.e., a 30/360 basis or an actual/360 basis); (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the twentieth day (each assumed to be a business day) of each month, commencing in July 1997;
(vi) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans;
(viii) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (ix) none of the Mortgage Loan Seller, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund; (x) the Servicing Fee Rate, Trustee Fee Rate and Seller-Servicer Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is June 30, 1997.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

   The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in June of each of the years indicated, at the indicated CPRs.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1A
                          ---------------------------------------------------------
DISTRIBUTION DATE            0% CPR     5% CPR     10% CPR     15% CPR     20% CPR
------------------------- ---------- ---------- ----------- ----------- -----------
Initial Percent               100%       100%        100%        100%        100%
June 20, 1998                  90%        90%         90%         90%         90%
June 20, 1999                  79%        79%         79%         79%         79%
June 20, 2000                  67%        67%         67%         67%         67%
June 20, 2001                  54%        54%         54%         54%         54%
June 20, 2002                  37%        37%         37%         37%         37%
June 20, 2003                  19%        19%         19%         18%         18%
June 20, 2004                   0%         0%          0%          0%          0%
June 20, 2005                   0%         0%          0%          0%          0%
June 20, 2006                   0%         0%          0%          0%          0%
June 20, 2007                   0%         0%          0%          0%          0%
June 20, 2008                   0%         0%          0%          0%          0%
June 20, 2009                   0%         0%          0%          0%          0%
June 20, 2010                   0%         0%          0%          0%          0%
June 20, 2011                   0%         0%          0%          0%          0%
June 20, 2012                   0%         0%          0%          0%          0%
June 20, 2013                   0%         0%          0%          0%          0%
June 20, 2014                   0%         0%          0%          0%          0%
June 20, 2015                   0%         0%          0%          0%          0%
June 20, 2016                   0%         0%          0%          0%          0%
June 20, 2017                   0%         0%          0%          0%          0%
June 20, 2018                   0%         0%          0%          0%          0%
June 20, 2019                   0%         0%          0%          0%          0%
June 20, 2020                   0%         0%          0%          0%          0%
June 20, 2021                   0%         0%          0%          0%          0%
June 20, 2022                   0%         0%          0%          0%          0%
                          ---------- ---------- ----------- ----------- -----------
Weighted Average Life
 (in years)(1)                4.0        4.0         4.0         4.0         3.9
                          ========== ========== =========== =========== ===========

------------
(1) The weighted average life of the Class A-1A Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1B
                          ---------------------------------------------------------
DISTRIBUTION DATE            0% CPR     5% CPR     10% CPR     15% CPR     20% CPR
------------------------- ---------- ---------- ----------- ----------- -----------
Initial Percent...........    100%       100%        100%        100%        100%
June 20, 1998.............    100%       100%        100%        100%        100%
June 20, 1999.............    100%       100%        100%        100%        100%
June 20, 2000.............    100%       100%        100%        100%        100%
June 20, 2001.............    100%       100%        100%        100%        100%
June 20, 2002.............    100%       100%        100%        100%        100%
June 20, 2003.............    100%       100%        100%        100%        100%
June 20, 2004.............     64%        64%         64%         63%         63%
June 20, 2005.............     50%        50%         49%         48%         48%
June 20, 2006.............      7%         6%          5%          3%          2%
June 20, 2007.............      0%         0%          0%          0%          0%
June 20, 2008.............      0%         0%          0%          0%          0%
June 20, 2009.............      0%         0%          0%          0%          0%
June 20, 2010.............      0%         0%          0%          0%          0%
June 20, 2011.............      0%         0%          0%          0%          0%
June 20, 2012.............      0%         0%          0%          0%          0%
June 20, 2013.............      0%         0%          0%          0%          0%
June 20, 2014.............      0%         0%          0%          0%          0%
June 20, 2015.............      0%         0%          0%          0%          0%
June 20, 2016.............      0%         0%          0%          0%          0%
June 20, 2017.............      0%         0%          0%          0%          0%
June 20, 2018.............      0%         0%          0%          0%          0%
June 20, 2019.............      0%         0%          0%          0%          0%
June 20, 2020.............      0%         0%          0%          0%          0%
June 20, 2021.............      0%         0%          0%          0%          0%
June 20, 2022.............      0%         0%          0%          0%          0%
                          ---------- ---------- ----------- ----------- -----------
Weighted Average Life
 (in years)(1)                7.8        7.8         7.8         7.8         7.7
                          ========== ========== =========== =========== ===========

------------
(1) The weighted average life of the Class A-1B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1C
                          ---------------------------------------------------------
DISTRIBUTION DATE            0% CPR     5% CPR     10% CPR     15% CPR     20% CPR
------------------------- ---------- ---------- ----------- ----------- -----------
Initial Percent...........    100%       100%        100%        100%        100%
June 20, 1998.............    100%       100%        100%        100%        100%
June 20, 1999.............    100%       100%        100%        100%        100%
June 20, 2000.............    100%       100%        100%        100%        100%
June 20, 2001.............    100%       100%        100%        100%        100%
June 20, 2002.............    100%       100%        100%        100%        100%
June 20, 2003.............    100%       100%        100%        100%        100%
June 20, 2004.............    100%       100%        100%        100%        100%
June 20, 2005.............    100%       100%        100%        100%        100%
June 20, 2006.............    100%       100%        100%        100%        100%
June 20, 2007.............      0%         0%          0%          0%          0%
June 20, 2008.............      0%         0%          0%          0%          0%
June 20, 2009.............      0%         0%          0%          0%          0%
June 20, 2010.............      0%         0%          0%          0%          0%
June 20, 2011.............      0%         0%          0%          0%          0%
June 20, 2012.............      0%         0%          0%          0%          0%
June 20, 2013.............      0%         0%          0%          0%          0%
June 20, 2014.............      0%         0%          0%          0%          0%
June 20, 2015.............      0%         0%          0%          0%          0%
June 20, 2016.............      0%         0%          0%          0%          0%
June 20, 2017.............      0%         0%          0%          0%          0%
June 20, 2018.............      0%         0%          0%          0%          0%
June 20, 2019.............      0%         0%          0%          0%          0%
June 20, 2020.............      0%         0%          0%          0%          0%
June 20, 2021.............      0%         0%          0%          0%          0%
June 20, 2022.............      0%         0%          0%          0%          0%
                          ---------- ---------- ----------- ----------- -----------
Weighted Average Life
 (in years)(1)                9.5        9.5         9.5         9.5         9.5
                          ========== ========== =========== =========== ===========

------------
(1) The weighted average life of the Class A-1C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer and the Trustee.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's site on the World Wide Web, the address of which is "http://www.sec.gov".

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee;
(ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages;
(v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements;
(xi) the original lender's title insurance policy (or marked commitments to insure) and (xii) insurance policies, if any. The Trustee will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the Closing Date and promptly thereafter (but in no event later than 90 days after the Closing Date) report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) to the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase Agreement to the Trustee for the benefit of the Certificateholders. In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date (unless otherwise specified):

   (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

   (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

   (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

   (iv) Each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related

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borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage, assignment of leases and other agreements;

   (v) Each related assignment of leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

   (vi) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor and related assignment of the assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

   (vii) Since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

   (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

   (ix) The Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

   (x) The Mortgage Loan Seller has no knowledge that the material representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

   (xi) The lien of each related Mortgage is a first priority lien in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

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   (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

   (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Mortgage Loan Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Mortgage Loan Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

   (xiv) The Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months or within three months of origination of the Mortgage Loan;

   (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

   (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by the Mortgage Loan Seller or the applicable Originator;

   (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

   (xviii) Neither the Mortgage Loan Seller, nor, to the Mortgage Loan Seller's best knowledge, any Originator other than the Mortgage Loan Seller, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

   (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

   (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

   (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the Mortgagee under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

   (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Mortgage Loan Seller's knowledge, there is no (a) material non-monetary

                                      S-116
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default, breach, violation or event of acceleration existing under the related
Mortgage Loan or (b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

   (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

   (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principles of equity) and to the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

   (xxv) Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower or an affiliate or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous materials. To the best of the Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; the Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

   (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

   (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the Mortgage Loan Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

   (xxviii) The mortgage loan schedule which is attached as an exhibit to the Pooling and Servicing Agreement is complete and accurate in all material respects as of the dates of the information set forth therein;

   (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Mortgage Loan Seller represents and warrants that:

   (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not

                                      S-117
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restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

   (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

   (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

   (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Mortgage Loan Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

   (E)The ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

   (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Mortgage Loan Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

   (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

   (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

   (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

   (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

   (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
Loan).

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Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

   (l) Provided that the mortgagee cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

   (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Trust Fund;

   (xxxi) Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

   (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under
Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and
(B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

   (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Mortgage Loan Seller or any mezzanine debt related to such Mortgaged Property, except as set forth herein or in Schedule V to the Mortgage Loan Purchase Agreement;

   (xxxiv) The loan documents executed in connection with each Mortgage Loan which had an original principal balance in excess of $20,000,000 or which is a Credit Lease Loan require that the related borrower be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean an entity, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property or group of properties provided that all such properties are encumbered by Mortgage Loans, does not engage in any business unrelated to such property and its financing, and does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

   (xxxv) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property except in connection with trade debt and equipment financings in the ordinary course of borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

   (xxxvi) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

   (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

                                      S-119
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   (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the borrower to maintain flood insurance;

   (xxxix) To the knowledge of the Mortgage Loan Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related Mortgagor, no fees are payable to such trustee;

   (xl) With respect to each Mortgage Loan which is identified in this Prospectus Supplement as a Credit Lease Loan:

   (A) to the Mortgage Loan Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

   (B) to the Mortgage Loan Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan (a) each Credit Lease was in full force and effect, and no default by the borrower or the Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (b) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel), (c) no Tenant has been released, in whole or in part, from its obligations under the Credit Leases, (d) there is no right of rescission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim, and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (e) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan;

   (C) to the Mortgage Loan Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

   (D) the lease payments under the related Credit Lease are sufficient to pay the entire amount of scheduled interest and principal on the Credit Lease Loan, subject to the rights of the Tenant to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease which have been disclosed to Depositor, each Credit Lease Loan fully amortizes over its original term, and, except with respect to the Quantum Credit Lease Loan, there is no "balloon" payment of rent due under the Credit Leases;

   (E) under the terms of the Credit Leases, the lessee is not permitted to assign its interest or obligations under the Credit Lease unless such lessee remains fully liable thereunder;

   (F) the mortgagee is entitled to notice of any event of default from the Tenant under Credit Leases;

   (G) each Tenant under a Credit Lease is required to make all rental payments directly to the mortgagee, its successors and assigns under the related Credit Lease Loan;

   (H) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder; and

                                      S-120
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   (I) each Credit Lease Loan in connection with which the related Credit Lease may be terminated upon the occurrence of a casualty or condemnation has the benefit of a noncancelable Lease Enhancement Policy for which the premium has been paid in full.

   (xli) To the knowledge of the Mortgage Loan Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

   (xlii) No advance of funds has been made by the Mortgage Loan Seller to the related borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related borrower for, or on account of, payments due on the Mortgage Loan;

   (xliii) To the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

   (xliv) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

   (xlv) Except in connection with Crossed-Loans and Pool Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

   (xlvi) Any insurance proceeds in respect of a casualty loss or taking, will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of 10% of the related loan amount, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

   (xlvii) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

   (xlviii) To the Mortgage Loan Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease; and

   (xlix) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property.

   If the Mortgage Loan Seller has been notified of a Defect in any Mortgage File or a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if the Mortgage Loan Seller cannot cure such Defect or Breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with the Depositor's interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase

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Price") equal to the sum of (i) the outstanding principal balance of such
Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Servicing and Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter or any of their affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so and no assurance can be given that the Mortgage Loan Seller will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made.

   Any Defect or any Breach of a representation or warranty that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Servicer and the Special Servicer will service and administer the Mortgage Loans for which it is responsible on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization, on a present value basis (discounting at the related Mortgage
Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related Mortgagor or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; and (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicing Standards").

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   The Servicer has entered into a sub-servicing agreement (the "Seller-Servicer
Agreement") with certain seller-servicers (each, a "Seller-Servicer") pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer will succeed to the rights and obligations of the Servicer under the Seller-Servicer Agreement. The Seller-Servicer Agreement provides that the Seller-Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ sub-servicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its grossly negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Seller-Servicer Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Seller-Servicers and each Seller-Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Seller-Servicer's failure to perform its obligations under the Seller-Servicer Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charges in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the General Available Distribution Amount or the Private Loan Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (i) all Monthly Payments (net of any related Servicing Fees and Seller-Servicer Fees) (taking into account any reduction in such Monthly Payments as a result of a modification, waiver or amendment), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any

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modification of such Mortgage Loan, and (b) interest on the Stated Principal
Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate). The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

   The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums.

   In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation, operating, leasing, managing and liquidation expenses for REO Properties and to cover other similar costs and expenses. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

   The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

   In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

   The "Prime Rate" shall be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Distribution Date Statement delivered by the Trustee to the Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Available Information" herein.

APPRAISAL REDUCTIONS

   After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on

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which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Offered Certificates or the Class A-2 Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of
(A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received by such date or if, for any Mortgage Loan with a Stated Principal Balance of $1,000,000 or less, the Special Servicer elects not to obtain an appraisal, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account such appraisal. The "Determination Date" for each Distribution Date is the 12th day of the month in which such Distribution Date occurs or, if any such 12th day is not a business day, then the immediately preceding business day.

   As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of (i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "--Realization Upon Mortgage Loans" herein.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days before each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described

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in the second preceding paragraph, percentage calculation of the Appraisal
Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, the Special Servicer shall redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

ACCOUNTS

   Lockbox Accounts. With respect to 89 Mortgage Loans and the Private Loan, which represent in the aggregate 82.9% of the initial Trust Fund balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, each ARD Loan for which a Lockbox Account has not already been established requires the mortgagee to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

   Cash Collateral Accounts. With respect to each Mortgage Loan and the Private Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan and the Private Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans and the Private Loan will be returned to or retained by the related borrower, provided, that, no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

   Certificate Account. The Servicer will establish and maintain a segregated account (the "Certificate Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Certificate Account for application towards the Monthly Payment, net of Servicing Fees and Seller-Servicer Fees and other amounts due the Servicer or applicable Seller-Servicer

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and not required to be deposited into the Certificate Account. The Servicer shall also deposit into the Certificate Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Seller-Servicer Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Lower-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Lower-Tier Distribution Account, to the extent of funds on deposit in the Certificate Account, on the Servicer Remittance Date an aggregate amount of immediately available funds. The Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee shall deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" herein.

   Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date in any February and on any Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into a Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account" and the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Certificate Account, any REO Account, the Escrow Accounts, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Certificate Account and the Interest Reserve Account. Each of the Cash Collateral Account, Certificate Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa3" by Moody's, each, as defined herein) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in

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the Certificate Account, Excess Interest Distribution Accounts, any Servicing
Accounts, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Certificate Account, Excess Interest Distribution Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Mortgage Loan Seller. Amounts on deposit in the Distribution Accounts shall remain uninvested.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

   The Servicer may make withdrawals from the Certificate Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Accounts the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay the applicable Seller-Servicer any unpaid Seller-Servicer fees, and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees; (iii) to reimburse itself or the Trustee, for unreimbursed P&I Advances; (iv) to reimburse itself or the Trustee, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any breach or defect giving rise to a repurchase obligation of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related Mortgagor; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Certificate Account in error; (x) to pay itself, the Special Servicer, the Depositor, the Extension Advisor, or any affiliate, and their respective directors, officers, employees and agents, any amounts payable pursuant to any indemnification clauses in the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC Administration or amending the Pooling and Servicing Agreement and (b) the cost of obtaining an REO Extension;
(xii) to pay for any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions; (xiii) to reimburse the Servicer or applicable Seller-Servicer for expenses incurred by and reimbursable to it by the Trust Fund; (xiv) to pay to any Person, with respect to each Mortgage Loan previously purchased by such Person, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; (xvi) to pay the Extension Advisor any unpaid fees owed to it; and (xvii) to clear and terminate the Certificate Account.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would likely result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting such consent would likely result in a greater recovery, the Special Servicer, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular

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commercial mortgage origination or Servicing Standards and criteria and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is part of a group of Crossed Loans or group of loans made to affiliated borrowers which in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans together with the outstanding principal balance of the Private Loan. Certificate Balance of all Classes at such time, the Special Servicer has received written confirmation from each of Fitch, Moody's and S&P that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," herein.

   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clauses and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of Fitch, Moody's and S&P, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions and Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in June 1997; provided, however, that if the related Mortgage Loan
(i) has a DSCR of less than 1.0x, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of the Mortgaged Property.

   Most of the Mortgages obligate the related borrower to deliver quarterly, and all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

INSURANCE POLICIES

   To the extent permitted by the related Mortgage Loan and required by the Servicing Standards, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Servicing Standards), any insurance policy coverage as required under the related Mortgage. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. During all such times as the Mortgaged Property is

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located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each Mortgagor to maintain (to the extent required by the related Mortgage
Loan), and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standards), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined the servicing operations of the reporting person and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year or, if there has been a material default, specifying each material default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE EXTENSION ADVISOR, THE SERVICER AND THE SPECIAL SERVICER

   The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then

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applicable rating assigned by such Rating Agency to any Class of Certificates or
(b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Extension Advisor, the Directing Certificateholder or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Extension Advisor, the Directing Certificateholder, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of grossly negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Extension Advisor, the Directing Certificateholder and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of grossly negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

   In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Extension Advisor, the Directing Certificateholder or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Extension Advisor, the Directing Certificateholder and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Extension Advisor, the Directing Certificateholder or the Depositor, as the case may be, will be entitled to reimbursement from the Certificate Account or Lower-Tier Distribution Account, as applicable, therefor.

   Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

   Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

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EVENTS OF DEFAULT

   "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer by 4:00 p.m. on the Servicer Remittance Date; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (vi) the Trustee shall have received written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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AMENDMENT

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and
(2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

VOTING RIGHTS

   For any date of determination, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the Class V-1 and the Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the

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aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate
Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Servicer, the Special Servicer, the Depositor or any affiliate will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, the Servicer and Special Servicer will be entitled to exercise such Voting Rights as to matters which could adversely affect its compensation or increase its liabilities or obligations; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.

REALIZATION UPON MORTGAGE LOANS

   Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

   (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

   (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

   The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within

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the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

   Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences."

   To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

   With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

   If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the related Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

   A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

   The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or if no such Class exists, the most subordinate Class then outstanding). For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

   The Controlling Class as of the Closing Date will be the Class K
Certificates.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

MODIFICATIONS

   The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

   Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or
(v) accept a principal prepayment during any Lockout Period; provided that (w) the Extension Advisor approves an extension of the maturity of a Balloon Loan beyond the third anniversary of its original maturity date, (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable,
(y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending, (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.56% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or
(v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will not be permitted to be made on any day without the payment of interest through the following Due Date.

   In the event of Mortgage Loan modifications that create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest ("Certificate Deferred Interest") will be allocated to reduce the Monthly Interest Distributable Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

   The Special Servicer will notify the Servicer and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee or the Custodian for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. The special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is part of a group of Crossed Loans or group of loans made to affiliated borrowers which in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans together with the outstanding principal balance of the Private Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon reasonable advance written notice, at the offices of the Trustee.

OPTIONAL TERMINATION

   The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   Subject to the requirement set forth in the last sentence of this paragraph, the Mortgage Loan Seller will have the option to purchase all of the assets of the Trust Fund. If the Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, such holders of the Controlling Class will be entitled to exercise such option. If the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer can notify the Mortgage Loan Seller and the holders of the Controlling Class of its intention to exercise such option and if neither the Mortgage Loan Seller nor the holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans and the Private Loan (in each case exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Mortgage Loan Seller or of the holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans, any REO Mortgage Loans and the Private Loan be less than 3.25% of the sum of the Initial Pool Balance and the principal balance, as of the Cut-off Date, of the Private Loan.

   On the final Distribution Date, the aggregate amount paid by the Mortgage Loan Seller, the holders of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and the Private Loan and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority."

THE TRUSTEE

   The Chase Manhattan Bank will act as Trustee of the Trust Fund. The Chase Manhattan Bank is a subsidiary of The Chase Manhattan Corporation. The corporate trust office of the Trustee responsible for administration of the Trust is located at 450 West 33rd Street, New York, New York 10001. As of March

31, 1997, The Chase Manhattan Corporation had assets of approximately $340 billion. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.004% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   The Chase Manhattan Bank will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

DUTIES OF THE TRUSTEE

   In the event that the Servicer fails to make a required Advance, the Trustee shall make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE SERVICER

   First Union National Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Servicer is a wholly owned subsidiary of First Union Corporation. The Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

   As of March 31, 1997, the Servicer and its affiliates serviced approximately 1,105 commercial and multifamily loans, totaling approximately $4.0 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of 0.05% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. Each Seller-Servicer and, with respect to certain Mortgage Loans, the Servicer will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (each, a "Seller-Servicer Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate (the "Seller-Servicer Fee Rate") per annum set forth herein under "Description of the Mortgage Loans -- Additional Mortgage Loan Information -- Mortgage Notes." The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the Mortgagors on Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such Mortgage Loan. The remainder of the assumption fees shall be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts or Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer will pay the annual fees of each Rating Agency and shall be reimbursed therefor by the Mortgage Loan Seller. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related Mortgagor and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of
(i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all extension fees and modification fees received on or with respect to any Mortgage Loans. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

   Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

   As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

   Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

PREPAYMENT INTEREST SHORTFALLS

   Any Prepayment Interest Shortfall in excess of the sum of (i) the Servicing Fee attributable to a Mortgage Loan (other than a Specially Serviced Mortgage
Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for such period (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on amounts distributable to each such Class. Any Prepayment Interest Excess on a Mortgage Loan will be paid to the Servicer.

THE SPECIAL SERVICER

   Lennar Partners, Inc., a Florida corporation, will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Suite 400, Miami, Florida 33172, and its telephone number is (305) 559-4000. As of April 1997, the Special Servicer and its affiliates were managing a portfolio including over 6,600 assets in 49 states with an original face value of over $18.5 billion, approximately $13 billion of which are commercial real estate assets. Included in this managed portfolio are $13 billion of commercial real estate assets representing 36 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including

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the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth. The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

THE EXTENSION ADVISOR

   Election of the Extension Advisor. Except as provided below, the holders of the Offered Certificates and the Class A-2, Class B, Class C, Class D and Class E Certificates will be entitled to elect a representative (the "Extension Advisor") from whom the Special Servicer will seek approval as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from such holders of such Certificates representing more than 50% of the Voting Rights of such Certificates or (ii) the resignation or removal of the person acting as Extension Advisor, an election of a successor Extension Advisor will be held commencing as soon as practicable thereafter. The Extension Advisor may be removed at any time by the written vote of holders of such Certificates representing more than 50% of the Voting Rights of such Certificates. In the event that after the Closing Date an Extension Advisor shall have resigned or been removed and a successor Extension Advisor shall not have been elected, there shall be no Extension Advisor, and the provisions of the Pooling and Servicing Agreement relating to the Special Servicer's right or obligation to consult with or seek and/or obtain approval from an Extension Advisor shall be of no effect during any such period that there is no Extension Advisor.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Extension Advisor that would cause it to violate the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions.

   The initial Extension Advisor will be appointed pursuant to the Pooling and Servicing Agreement and will be the Trustee or its designee.

   Duties of the Extension Advisor. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's original maturity date, unless the Extension Advisor has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Advisor has not been received by the Special Servicer within said ten day period, then the Extension Advisor's approval will be deemed to have been given).

   Limitation on Liability of Extension Advisor. The Extension Advisor will be acting solely as a representative of the interests of the Classes of Certificateholders that elected the Extension Advisor and will have no liability to the Trust Fund or any other Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing

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Agreement, or for errors in judgment; provided that the Extension Advisor will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of grossly negligent disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Advisor may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Advisor may have interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or grossly negligent disregard of obligations or duties on the part of the Extension Advisor, agrees to take no action against the Extension Advisor or any of its affiliates, officers, directors, employees, principals or agents as a result of such special relationship or conflict.

   Compensation. As compensation for performing its duties set forth in the Pooling and Servicing Agreement, the Extension Advisor shall be entitled to reimbursement of its reasonable out-of-pocket expenses and payment of a fee of $3,000 per extension, which amounts shall be paid pro rata by the Classes entitled to elect the Extension Advisor out of the monies otherwise distributable to such Classes.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

   Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and the Special Servicer, and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency and, if requested in writing, any potential investors in the Certificates, all of which will be made available via the Trustee's unrestricted electronic bulletin board:

   (a) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Due Period, (B) delinquent two Due Periods, (C) delinquent three or more Due Periods, (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the General Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property, net of related expenses and any other amounts, if any, received on such REO Property during the related Due Period and the portion thereof included in the General Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the General Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balances of each Class of Certificates before and after giving effect to the

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distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to any Collateral Support Deficit; (x) the amount of Principal Prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date; (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Trustee Fee, the Servicing Fee, Special Servicing Fee and any other servicing or special servicing compensation retained by the Trust or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the Collateral Support Deficit, if any, for such Distribution Date, (xiv) the amount of any Extension Advisor Fees for the related Due Period; (xv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xvi) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer and the Trustee; and (xvii) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii), (viii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

   (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums or Yield Maintenance Charges received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

   Servicer Reports. The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following six reports, all of which will be made available via the Trustee's unrestricted electronic bulletin board:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex C-1, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and
    (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex C-2, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent one Due Period, delinquent two Due Periods, delinquent three or more Due Periods, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex C-3, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

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     (d) An "Historical Loss Estimate Report," in the form set forth in Annex
    C-4, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, and (ii) the amount of realized losses occurring on the Mortgage Loans during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report," in the form set forth in Annex C-5, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and
    (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.

     (f) A "Watch List," in the form set forth in Annex C-6, setting forth, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least two business days prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before May 30 of each year, commencing with May 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), shall be completed presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon written request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have

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satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

   Other Information. The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon not less than two Business Days' prior written notice, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

   The Trustee will make available each month, to any interested party, the Distribution Date Statement and the Servicer Reports via the Trustee's unrestricted electronic bulletin board at 1-800-204-2737. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA100 format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other parties approved by the Depositor via the Trustee's restricted electronic bulletin board at 1-212-946-8600.

   In connection with providing access to the Trustee's restricted electronic bulletin board or copies of the reports described herein, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating an investment in the Certificates and
(b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, is requesting the information solely for use in evaluating a possible investment in Certificates. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Brown & Wood llp. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and a portion of all assumption fees collected with respect to the Mortgage Loans and the Private Loan (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Brown & Wood llp the Upper-Tier REMIC and the Lower-Tier REMIC will each qualify as a separate REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest, and such portion will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "loans ... secured by an interest in real property which is ... residential real property" or "loans secured by an interest in ... health ... institutions or facilities, including structures designed or used primarily for residential purposes for ... persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties or nursing homes and assisted living facilities, respectively) and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans and assisted living facilities represent approximately 11.6% and 0.2%, respectively, of the Mortgage Loans by unpaid principal balance.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that no Class of the Offered Certificates will be issued with original issue discount. See "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" and "--Taxation of Regular Interests" in the Prospectus.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates is restricted. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to CS First Boston Corporation (the former name of Credit Suisse First Boston Corporation) an administrative exemption (Prohibited Transaction Exemption 89-90, 54 Fed. Reg. 42597 (October 17, 1989), referred to herein as the "Exemption," for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

   Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Credit Suisse First Boston Corporation (the "Underwriter"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. Credit Suisse First Boston Corporation is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 101.44% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

   Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consulting with their legal advisors in this regard prior to any such reoffer or sale.

   The Depositor also has been advised by the Underwriter that the Underwriter currently intends to make a market in the Offered Certificates; however, the Underwriter does not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The Offered Certificates -- Limited Liquidity" herein.

   The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by it to the Depositor.

                                 LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and for Credit Suisse First Boston Corporation by Brown & Wood llp, New York, New York.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch and S&P, the "Rating Agencies"). The Rated Final Distribution Date of each Class of Offered Certificates is June 20, 2029.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants and/or Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

1994 NOI ................................   S-75     Class A-1B Pass-Through Rate ............    S-3
1995 NOI ................................   S-75     Class A-1C Pass-Through Rate ............    S-3
1996 NOI ................................   S-75     Class A-2 Group 2 Interest Distributable
A                                                     Amount .................................   S-99
ACMs ....................................   S-41     Class A-2 Pass-Through Rate .............   S-99
ADA .....................................   S-44     Class A-X Group 1 Interest Distributable
Additional Rights .......................   S-55      Amount .................................   S-99
Advances ................................  S-124     Class A-X Group 2 Interest Distributable
Allocated Loan Amount ...................   S-76      Amount .................................   S-99
Anchor Major Tenant .....................   S-77     Class A-X Group 2 Unpaid Interest
anchored properties .....................   S-28      Carryforward Amount ....................  S-100
Anchored Properties .....................   S-77     Class A-X Pass-Through Rate .............  S-100
Annual Debt Service .....................   S-76     Class E Pass-Through Rate ...............  S-100
Anticipated Remaining Term ..............   S-77     Class F Pass-Through Rate ...............  S-100
Anticipated Repayment Date ........... S-15,S-77     Class G Pass-Through Rate ...............  S-100
Appraisal Reduction .....................  S-125     Class H Pass-Through Rate ...............  S-100
Appraisal Reduction Amount ..............  S-125     Class I Pass-Through Rate ...............  S-100
Appraisal Reduction Event ...............  S-124     Class J Pass-Through Rate ...............  S-100
ARD Loan ................................   S-15     Class K Pass-Through Rate ...............  S-100
Asset Status Report .....................  S-136     Closing Date ............................    S-9
Assumed Final Distribution Date  ..... S-3,S-105     Code ....................................   S-24
Assumed Maturity Date ...................    S-9     Collateral Substitution Deposit  ........   S-72
Atlas ...................................   S-65     Collateral Support Deficit ..............  S-106
Atlas Trust .............................   S-65     Combined Weighted Average Net Mortgage
Authenticating Agent ....................  S-139      Rate ...................................  S-100
B                                                    Commission ..............................   S-11
Balloon Loans ........................ S-16,S-68     Comparative Financial Status Report  ....  S-144
                                                     Component Rate ..........................  S-100
Balloon Payment ...................... S-16,S-68     Controlling Class ................... S-8, S-136
Bank Release Property ...................   S-61     Controlling Class Certificateholder  ....  S-136
Bank Release Reserve ....................   S-61     Cooperative Loan ........................   S-49
Base Interest Fraction ..................  S-104     Cooperative Property ....................   S-49
Bond-Type Leases ........................   S-55     Corrected Mortgage Loan .................  S-136
Border's Loan ...........................   S-54     Credit Lease Assignments ................   S-13
Breach ..................................  S-121     Credit Lease Default ....................   S-54
Bruckner Plaza Borrower .................   S-66     Credit Lease Loans ......................   S-13
Bruckner Plaza Loan .....................   S-65     Credit Lease Properties .................   S-13
Bruckner Plaza Property .................   S-65     Credit Leases ...........................   S-13
C                                                    Credit Support Crossover Date ...........  S-101
Cash Collateral Accounts ................  S-126     Crossed Loans ........................S-14, S-74
Casualty or Condemnation Rights  ........   S-55     Cut-off Date Allocated Loan Amount  .....   S-76
Cede ....................................   S-10     Cut-off Date Principal Balance ..........   S-78
CERCLA ..................................   S-40     Cut-off Date Principal Balance/Unit .....   S-76
Certificate Account .....................  S-126     Cut-off Date Principal Loan Balance  ....   S-76
Certificate Balance .....................   S-92
Certificate Deferred Interest ...........  S-137     D
Certificate Owner .......................   S-93     D&D Borrower ............................  S-58
Certificate Registrar ...................  S-139     D&D Building Loan .......................  S-57
Certificateholder .......................   S-93     D&D Building Property ...................  S-58
Certificates .................. Cover, S-8, S-92     D&D Mortgage A ..........................  S-58
Class ...................................   S-92
Class A-1 Payoff Date ...................   S-99
Class A-1A Pass-Through Rate ............    S-3


D&D Mortgage B ..........................   S-58      H
D&D Mortgage Note A .....................   S-58      Hard Lockbox ............................   S-73
D&D Mortgage Note B .....................   S-58      Historical Loan Modification Report,  ...  S-144
D&D Prepayment Date .....................   S-58      Historical Loss Estimate Report  ........   S-10
Defeasance Lockout Period ........... S-17, S-71      Holdings ................................   S-65
Defeasance Option ................... S-17, S-72      Hotel Loan ..............................   S-49
Defect ..................................  S-114      Hotel Property ..........................   S-49
Delinquent Loan Status Report, ..........  S-144      I
Department ..............................  S-148      Indirect Participants ...................   S-93
Depositor ...............................  Cover      Industrial Loan .........................   S-49
Determination Date ......................  S-125      Industrial Property .....................   S-49
Direct Participants .....................   S-93      Interest Accrual Period .................    S-9
Directing Holders .......................  S-108      Interest Reserve Account ................  S-127
Distribution Accounts ...................   S-95      Interest Shortfall Amount ...............  S-102
Distribution Date .................... S-3, S-95      IRS .....................................  S-134
Distribution Date Statement .............  S-143      K
Double Net Leases .......................   S-55      Kohlberg Affiliate ......................   S-57
DSCR ....................................   S-76      L
DTC ........................... Cover, S-4, S-10      Lease Enhancement Policies ..............   S-13
Due Period ..............................   S-96      Lease Expiration Date ...................   S-78
E                                                     Liquidation Fee .........................  S-140
Eligible Bank ...........................  S-127      Liquidation Fee Rate ....................  S-140
Enhancement Insurer .....................   S-32      Loan No. 33 .............................    S-9
EPA .....................................   S-40      Lockbox Account .........................   S-14
ERISA .............................. S-24, S-148      Lockbox Accounts ........................  S-126
Escrow Account ..........................   S-53      Lockout Period ...................... S-16, S-69
Events of Default .......................  S-132      Loss of Rents ...........................   S-56
Excess Cash Flow ........................   S-68      Louisville Property .....................   S-63
Excess Interest ..................... S-15, S-68      Lower-Tier Distribution Account  ... S-95, S-127
Excess Interest Distribution Account  ...  S-127      Lower-Tier Regular Interests ............  S-147
Excess Rate .............................  S-101      Lower-Tier REMIC ........................   S-24
Exemption ...............................  S-148      M
Extension Advisor .......................  S-142      Maintenance Rights ......................   S-55
F                                                     Major Tenant Percentage of Square Feet  .   S-78
Final Recovery Determination ............  S-143      Maturity Date/Anticipated Repayment Date
Fitch ....................... Cover, S-24, S-151       LTV ....................................   S-77
Form 8-K ............................ S-11, S-91      Mezzanine Debt ..........................   S-36
Fortunoff Borrower ......................   S-64      Monthly Interest Distributable
Fortunoff COREAs ........................   S-64        Amount  .........................  S-19, S-102
Fortunoff Credit Lease Loan .............   S-63      Monthly Mortgage Loan Payments...........   S-37
Fortunoff Credit Leases .................   S-64      Monthly Operating Expenses ..............   S-37
Fortunoff Properties ....................   S-64      Monthly Payment .........................   S-68
Fortunoff Tenant ........................   S-64      Monthly Payments ........................   S-15
G                                                     Monthly Rental Payments .................   S-13
General Available Distribution                        Moody's ............................ Cover, S-25
  Amount  ........................... S-19, S-95      Mortgage ................................   S-49
General Principal Distribution Amount  ..  S-101      Mortgage File ...........................  S-114
Golf Course Loan ........................   S-49      Mortgage Loan ...........................  S-11,
Golf Course Property ....................   S-49                                                 S-104
Guarantor ...............................   S-32      Mortgage Loan Purchase Agreement  .......   S-50
                                                      Mortgage Loan Seller ................ Cover, S-9
                                                      Mortgage Loans ...............Cover, S-11, S-104


Mortgage Note ...........................   S-49      Prince George's Plaza Borrower ..........   S-61
Mortgage Pass-Through Rate ..............  S-102      Prince George's Plaza Loan ..............   S-61
Mortgage Rate ...........................   S-15      Prince George's Plaza Property ..........   S-61
Mortgaged Properties ....................   S-12      Prince George's Plaza Property Manager  .   S-61
Mortgages ...............................   S-12      Private Certificates ....................  Cover
Mortgagor ...............................   S-32      Private Loan ............................   S-11
Multifamily Loan ........................   S-49      Private Loan Available Distribution
Multifamily Property ....................   S-49       Amount .................................   S-96
N                                                     Private Loan Distribution Amount  .......   S-96
Net Cash Flow ...........................   S-75      Private Loan Principal Distribution
Net Mortgage Rate .......................  S-102       Amount .................................  S-103
NOI Adjustment Worksheet ................  S-145      Q
Nonrecoverable Advance ..................  S-124      Quantum Borrower ........................   S-63
Note ....................................   S-49      Quantum Credit Lease ....................   S-63
Notional Balance ........................   S-18      Quantum Credit Lease Loan ...............   S-63
O                                                     Quantum Tenant ..........................   S-63
Occupancy Period ........................   S-77      R
Offered Certificates .................... Cover,      Rated Final Distribution Date ....   S-3,  S-106
                                            S-92      Rating Agencies ............. Cover, S-25, S-151
Office Loan .............................   S-49      RCRA ....................................   S-41
Office Property .........................   S-49      Record Date .............................   S-95
Operating Statement Analysis ............  S-145      Regular Certificates ........ Cover, S-24, S-147
Optimal Interest Distribution                         Reimbursement Rate ......................  S-124
  Amount  .........................  S-19, S-102      Related Proceeds ........................  S-124
Original Amortization Term ..............   S-77      Release Date ............................   S-72
Original Principal Loan Balance  ........   S-76      Release Option ..........................   S-72
P                                                     Remaining Lockout .......................   S-77
Pan-Pacific Borrower ....................   S-59      Remaining Principal Distributable Amount   S-103
Pan-Pacific Borrowers ...................   S-59      REMIC ...............................  S-4, S-24
Pan-Pacific Letter of Credit ............   S-59      REMIC Regulations .......................  S-147
Pan-Pacific Loan ........................   S-59      REO Loan ................................  S-104
Pan-Pacific Properties ..................   S-59      REO Status Report, ......................  S-145
Paramount Building Borrower .............   S-66      Residual Certificates ...............Cover, S-24
Paramount Building Fee Owner ............   S-67      Restricted Group ........................  S-149
Paramount Building Loan .................   S-66      Retail Loan .............................   S-49
Paramount Building Manager ..............   S-67      Retail Property .........................   S-49
Paramount Building Property .............   S-66      Revised Rate ............................   S-67
Parking Loan ............................   S-49      Roosevelt Borrower ......................   S-60
Parking Property ........................   S-49      Roosevelt Property ......................   S-60
Participants ............................   S-93      Roosevelt Raceway Shopping Center Loan  .   S-60
Pass-Through Rate .......................  S-103      Rules ...................................   S-94
Penalty Charges .........................  S-140      S
Percentage Interest .....................   S-92      Schwegmann Borrower .....................   S-57
Permitted Investments ...................  S-128      Schwegmann Loan .........................   S-56
P&I Advance .......................  S-23, S-123      Schwegmann Properties ...................   S-57
Plan ..............................  S-24, S-148      secured creditor exclusion ..............   S-41
Pool Loan ...............................   S-78      Self-Storage Facility Loan ..............   S-49
Pool Loans ...................... ..  S-14, S-74      Self-Storage Facility Property ..........   S-49
Pooling and Servicing                                 Seller-Servicer .........................  S-123
  Agreement  ................ Cover, S-17, S-114      Seller-Servicer Fee Rate ................  S-140
Preferred Interest Holder ...............   S-36
Prepayment Premium Period ..........  S-16, S-69
Prepayment Premiums ................  S-16, S-69
Primary Term ............................   S-54
Prime Rate ..............................  S-124


Senior Housing/Healthcare Loan ..........   S-49      Trustee Fee .............................  S-139
Senior Housing/Healthcare Property  .....   S-49      Trustee Fee Rate ........................  S-139
Servicer ..................... Cover, S-8, S-139      U
Servicer Remittance Date ................  S-123      Underwriter .............................  Cover
Servicing Advances ......................  S-124      Unit of Measure .........................   S-77
Servicing Fee ...........................  S-139      Units ...................................   S-77
Servicing Fee Rate ......................  S-139      Unpaid Interest Shortfall Amount  .......  S-103
Servicing Standards .....................  S-122      Upper-Tier Distribution Account  ..  S-95, S-127
Shrewsbury Property .....................   S-63      Upper-Tier REMIC ........................   S-24
Similar Law .............................  S-148      U/W NOI .................................   S-75
S&P ......................... Cover, S-25, S-151      U/W Occupancy ...........................   S-77
Special Servicer .................... Cover, S-8      V
Special Servicing Fee ...................  S-140      Value ...................................   S-77
Special Servicing Fee Rate ..............  S-140      Voting Rights ...........................  S-133
Specially Serviced Mortgage Loans .......  S-136      W
Springing Lockbox .......................   S-73      Watch List, .............................  S-145
Stated Maturity Date ....................   S-77      Westbury Property .......................   S-64
Stated Principal Balance ................  S-103      White Lodging Borrower ..................   S-62
Subordinate Certificates ................    S-3      White Lodging Loan ......................   S-62
T                                                     White Lodging Properties ................   S-62
T & C Loan Documents ....................   S-65      White Lodging Property ..................   S-62
Tenant ..................................   S-13      Withheld Amounts ........................  S-127
Tenants .................................   S-13      Woodbridge Ground Lease .................   S-64
Town & Country Borrower .................   S-65      Woodbridge Ground Lessor ................   S-64
Town & Country Loan .....................   S-64      Woodbridge Property .....................   S-64
Town & Country Property .................   S-65      Workout Fee .............................   S-23
Town & Country Trigger Event ............   S-65      Workout Fee Rate ........................  S-140
Town and Country Deed of Trust ..........   S-64      Y
Treasury Regulations ....................  S-147      Year Built/Renovated ....................   S-77
Triple Net Leases .......................   S-55      Yield Maintenance Charge ................   S-69
Trust Fund ..............................  Cover      Yield Maintenance Period ............ S-16, S-69
Trust REMICs ............................  S-147      Yield Rate ..............................   S-69
Trustee ............................. Cover, S-9      Z
                                                      Zoning Laws .............................   S-44



                                                                      ANNEX A
                                                              LOAN CHARACTERISTICS
             CSFB
LOAN  ASSET CONTROL
 NO.    #      #              PROPERTY NAME                          ADDRESS                        CITY         STATE
---- ----- ------- --------------------------------- -------------------------------------- ------------------- -----
           SCHWEGMANN-SUMMARY
           ----------------------------------------------------------------------------------------------------------
1       1     87K  Veterans Boulevard Schwegmann's   3620 Veterans Boulevard                Metarie             LA
1       2     87A  Airline Highway Schwegmann's      10057 Airline Highway                  St Rose             LA
1       3     87E  Lake Oaks Plaza Schwegmann's      6600 Franklin Avenue                   New Orleans         LA
1       4     87C  Plaza East Shopping Center        6001 Bullard Road                      New Orleans         LA
1       5     87H  Power Boulevard Schwegmann's      3711 Powers Boulevard                  Metarie             LA
1       6     87F  Lapalco Schwegmann's              5151 Lapalco Boulevard                 Marrero             LA
1       7     87N  W. Judge Perez Schwegmann's       8400 W. Judge Perez Drive              Chalmette           LA
1       8     87O  West Veterans Schwegmann's        2627 W. Veterans Mem. Highway          Kenner              LA
1       9     87J  Sherwood Forest Schwegmann's      5959 S. Sherwood Forest Boulevard      Baton Rouge         LA
1      10     87M  West Bank/Westside Plaza          1601 West Bank Expressway              Harvey              LA
1      11     87P  Woodland Parkway Schwegmann's     4400 Woodland Parkway                  Algiers             LA
1      12     87D  Broad Street Schwegmann's         300 Broad Street                       New Orleans         LA
1      13     87I  Roma Avenue Schwegmann's          1000 Roma Avenue                       Hammond             LA
1      14     87G  Old Gentilly Road Schwegmann's    5300 Old Gentilly Road                 New Orleans         LA
1      15     87L  West Airline Highway Schwegmann's 8001 West Airline Highway              Metarie             LA
1      16     87B  Annuciation Street Schwegmann's   1325 Annunciation Street               New Orleans         LA
1             87   SCHWEGMANN-SUMMARY

2             26   D & D Building*                   979 Third Avenue                       New York            NY

           PAN-SUMMARY
           ----------------------------------------------------------------------------------------------------------
3       1     64D  Pan-Sahara Pavilion               4604-4760 West Sahara Avenue           Las Vegas           NV
3       2     64C  Pan-Olympia Square                SE Pacific Avenue & I-5                Olympia             WA
3       3     64B  Pan-Maysville Marketplace         Kentucky 9 (AA Highway)                Maysville           KY
3       4     64A  Pan-Country Club Center           NWC Southern Boulevard & Pine Tree     Rio Rancho          NM
3             64   PAN-SUMMARY

4             85   Roosevelt Raceway Shopping Center 1280-1350 Corporate Drive              Westbury            NY
5             164  Prince George's Plaza             3500 West End Highway                  Hyattsville         MD

           QUANTUM-SUMMARY
           ----------------------------------------------------------------------------------------------------------
6       1    CL11A Quantum                           333 South Street                       Shrewsbury          MA
6       2    CL11B Quantum                           1450 Centenial Parkway                 Louisville          CO
6            CL11  QUANTUM-SUMMARY

           FORTUNOFF-SUMMARY
           -------------------------------------------------------------------------------- ------------------- -----
7       1    CL07B Fortunoff                         441 Wooodbridge Center Drive           Woodbridge Township NJ
7       2    CL07A Fortunoff                         Old Country Road                       Westbury            NY
7            CL07  FORTUNOFF-SUMMARY

8             173  Town & Country Hotel              500 Hotel Circle North                 San Diego           CA
9             19   Bruckner Plaza                    Bruckner Boulevard & White Plains Road Bronx               NY
10             3   The Paramount Building*           1501 Broadway                          New York            NY
11           CL06  Summit Bank                       750 Walnut Street                      Cranford            NJ
12            54   Las Americas V. Shopping          Coral Way and SW 122nd Street          Miami               FL
13            18   Broadway Square                   8751 Broadway Boulevard                Houston             TX
14             8   Airlines Parking                  7777 & 8325 Merriman Road              Romulus             MI

           CONTINENTAL DEVELOPMENT-SUMMARY
           ----------------------------------------------------------------------------------------------------------
16            22A  Continental Terrace               2361-81 Rosencrans                     El Segundo          CA
16            22B  3601 Aviation                     3601 Aviation                          Manhattan Beach     CA
16            22   CONTINENTAL DEVELOPMENT-SUMMARY

           PORTLAND-SUMMARY
           ----------------------------------------- -------------------------------------- ------------------- -----
17      1     79A  Oregon City Center                NE Quad. of I-205 & 99E                Oregon City         OR
17      2     79B  Sandy Marketplace                 36641-36967 SE Highway 26              Sandy               OR
17      3     79C  Southgate Shopping Center         10435 SE 82nd Avenue                   Portland            OR
17            79   PORTLAND-SUMMARY

18           CL10  Tandy                             1280-1350 Corporate Drive              Westbury            NY
19            82   Radisson Suites                   1201 Gulf Boulevard                    Clearwater Beach    FL
20            47   Hampshire Hotel                   157 W. 47th Street                     New York            NY
21            39   GF-Baltimore Sheraton             903 Dulaney Valley Road                Towson              MD
22            29   Fordham Road                      300-316 East Fordham Road              Bronx               NY
23            23   Cottonwood Creek Mall             1801 Park Highway                      Wasilla             AK

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        ORIGINAL  CUT-OFF DATE
                                        PRINCIPAL   PRINCIPAL  CUT-OFF DATE
LOAN                                      LOAN        LOAN       PRINCIPAL                                1996 PERIOD
 NO.   ZIP         PROPERTY TYPE         BALANCE     BALANCE   BALANCE/UNIT  1994 NOI  1995 NOI  1996 NOI     NOI
---- -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
1     70002 Retail-Anchored            8,817,261  8,799,274    75
1     70087 Warehouse/Industrial       8,035,672  8,019,278    30
1     70122 Retail-Anchored            7,440,002  7,424,824    67
1     70126 Retail-Anchored            7,224,640  7,209,901    46
1     70003 Retail-Single Tenant       5,468,419  5,457,262    70
1     70072 Retail-Single Tenant       5,135,931  5,125,453    42
1     70043 Retail-Single Tenant       4,672,781  4,663,248    45
1     70062 Retail-Single Tenant       4,371,517  4,362,599    58
1     70816 Retail-Single Tenant       3,789,196  3,781,465    32
1     70058 Retail-Anchored            2,962,454  2,956,410    21
1     70114 Retail-Single Tenant       2,359,304  2,354,491    25
1     70119 Retail-Single Tenant       2,004,824  2,000,733    33
1     70403 Retail-Single Tenant       1,777,608  1,773,981    30
1     70126 Retail-Single Tenant       1,751,096  1,747,523    9
1     70003 Retail-Single Tenant       1,607,363  1,604,083    28
1     70130 Retail-Single Tenant       779,931    778,340      19
     -----                             ---------- ------------ ------------
1                                      68,198,000 68,058,865   38

2     10022 Office                     63,500,000 62,934,415   108          6,577,499 6,475,304

3     89102 Retail-Anchored            31,300,000 31,195,854   93           3,829,052 3,938,867 3,800,507   12/31/96
3     98501 Retail-Anchored            14,200,000 14,152,752   86           1,741,557 1,850,838 1,687,979   12/31/96
3     41056 Retail-Anchored            5,400,000  5,382,033    43           640,433   722,094   772,315     12/31/96
3     87124 Retail-Anchored            3,300,000  3,289,020    70           385,434   424,148   443,770     12/31/96
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
3                                      54,200,000 54,019,659   80           6,596,476 6,935,947 6,704,571

4     11590 Retail-Anchored            49,808,302 49,761,271   133                              6,401,724   12/31/96
5     27082 Retail-Anchored            44,000,000 44,000,000   59           5,854,167 5,681,145 6,281,550   12/31/96

6     01545 Credit Lease-Research and  26,315,789 25,979,020   50
            Development Facility
6     80027 Credit Lease-Research and  15,789,474 15,587,412   83
            Development Facility
     -----                             ---------- ------------ ------------
6                                      42,105,263 41,566,432   59

     -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
7     07095 Credit Lease-Mall Anchor   20,833,334 20,554,918   137
            Store
7     11590 Credit Lease-Freestanding  20,833,334 20,554,918   99
            Retail
     -----                             ---------- ------------ ------------
7                                      41,666,668 41,109,836   115

8     92109 Hotel-Full Svc             39,000,000 39,000,000   40,456       5,647,361 5,302,664 7,836,893   12/31/96
9     10451 Retail-Anchored            39,000,000 38,869,224   115          4,554,261 5,121,907 4,726,521   12/31/96
10    10036 Office                     38,000,000 37,773,212   65                     7,484,727 7,716,029   12/31/96
11    07016 Credit                     29,473,684 29,347,770   118
            Lease-Office/Warehouse
12    33175 Retail-Anchored            26,750,000 26,680,721   63           1,659,005 1,833,454 2,341,623   12/31/96
13    77061 Multifamily                25,740,000 25,650,756   10,385       3,443,931 3,734,813 3,759,449   12/31/96
14    48174 Parking                    22,290,000 22,143,035   2,636        3,400,830 3,945,609 4,382,740    8/31/96

16    90245 Office                     8,750,000  8,723,522    46
16    90245 Office                     8,750,000  8,723,522    119
     -----                             ---------- ------------ ------------
16                                     17,500,000 17,447,044   66           1,633,911 2,987,376 3,095,967   12/31/96

     -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
17    97045 Retail-Anchored            10,000,000 9,962,194    42           1,345,894 1,462,530 1,498,636   12/31/96
17    97055 Retail-Anchored            4,420,000  4,403,290    45           603,985   700,061   695,482     12/31/96
17    97206 Retail-Anchored            3,080,000  3,068,356    59           434,919   474,293   400,352     12/31/96
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
17                                     17,500,000 17,433,841   45           2,384,798 2,636,884 2,594,470

18    11590 Credit Lease-Freestanding  15,191,698 15,172,330   82
            Retail
19    34630 Hotel-Full Svc             14,784,669 14,678,879   66,722       2,684,237 2,716,544 3,226,807   12/31/96
20    10036 Hotel-Limited Svc          14,120,000 14,092,026   89,758       1,177,228 1,806,283 2,696,457   12/31/96
21    21204 Hotel-Full Svc             14,000,000 13,941,468   49,090       2,179,268 2,635,783 3,096,283    9/30/96
22    10458 Retail-Anchored            13,300,000 13,245,330   245          2,259,108 1,988,327 1,710,595   12/31/96
23    99654 Retail-Anchored            13,252,708 13,225,636   73           2,466,904 1,718,042 1,971,005   12/31/96

 * Mortgaged Properties secured, or partially secured, by a Leasehold Estate.

** Property occupied by such tenant is not owned by the Related Borrower.

(1) See Mortgage Note Schedule for Remaining Lockout information.

                                                                                 ANNUAL
                                                                                  DEBT    MORTGAGE  INTEREST
  U/W NOI    1994 REV    1995 REV    1996 REV    UW REV    NET CASH FLOW  DSCR   SERVICE    RATE      CALC.
----------  ---------- ----------  ----------  ----------  ------------- ----  ---------  --------  --------
SCHWEGMANN-SUMMARY
----------------------------------
 1,217,727                                      1,266,477    1,159,277
 1,177,461                                      1,222,887    1,090,211
   994,646                                      1,139,692      960,310
   972,236                                      1,103,248      932,515
   709,189                                        737,636      678,831
   780,558                                        862,742      756,358
   584,647                                        608,167      559,319
   680,579                                        708,937      665,579
   541,101                                        562,916      517,710
   472,282                                        560,461      389,764
   367,529                                        381,725      336,009
   282,605                                        293,986      270,136
   254,650                                        264,892      242,871
   355,127                                        367,553      288,794
   256,416                                        266,255      233,273
   126,932                                        131,934      117,959
----------                                     ----------  -------------
 9,773,685                                     10,479,508    9,198,916    1.34  6,847,409   9.030    ACT/360

10,049,637  20,308,765  20,818,099             23,079,074    8,672,202    1.21  7,194,665  10.500    30/360

PAN-SUMMARY
------------------------------------------------------------------------------------------------------------
 4,059,330   4,815,969   4,969,635   4,861,115  5,165,284    3,777,265
 1,763,614   2,283,147   2,399,201   2,279,157  2,371,883    1,643,202
   770,822     910,909     969,369   1,014,651  1,014,457      706,033
   437,849     502,818     545,308     586,367    579,362      371,041
----------  ---------- ----------  ----------  ----------  -------------
 7,031,615   8,512,843   8,883,513   8,741,290  9,130,986    6,497,541    1.34  4,849,707   8.170    ACT/360

 5,811,860                          10,173,965  8,691,831    5,656,125    1.22  4,650,973   8.630    ACT/360
 5,812,825   9,253,615   9,229,121   9,785,970  9,421,096    5,292,583    1.28  4,134,937   8.700    ACT/360

QUANTUM-SUMMARY
------------------------------------------------------------------------------------------------------------

                                                                   NAP     NAP  4,658,849   9.196    30/360

FORTUNOFF-SUMMARY
------------------------------------------------------------------------------------------------------------

                                                                   NAP     NAP  5,083,646   9.040    30/360

 6,980,638  24,463,798  25,306,435  28,542,610 28,120,536    5,574,611    1.37  4,069,398   9.440    ACT/360
 5,329,994   6,564,652   6,947,755   6,672,969  7,305,394    5,003,288    1.33  3,758,901   8.980    ACT/360
 6,823,755              14,807,821  15,627,382 15,293,822    5,416,835    1.36  3,974,551   9.470    ACT/360
                                                                   NAP     NAP  2,632,724   7.614    30/360
 4,049,510   3,056,693   2,970,716   3,644,978  5,377,050    3,691,669    1.44  2,557,473   8.890    ACT/360
 3,967,588   9,267,384   9,771,816  10,103,488 10,424,624    3,288,780    1.29  2,541,080   9.250    ACT/360
 3,937,297   5,916,408   6,840,644   7,250,799  7,250,799    3,659,821    1.44  2,546,778   9.805    ACT/360

CONTINENTAL DEVELOPMENT-SUMMARY
------------------------------------------------------------------------------------------------------------

 2,809,715   2,954,995   4,394,397   4,704,263  4,578,752    2,285,666    1.45  1,573,233   8.220    ACT/360

PORTLAND-SUMMARY
------------------------------------------------------------------------------------------------------------
 1,462,942   1,766,722   1,838,686   1,897,938  1,956,149    1,285,835
   633,907     820,551     885,395     880,565    860,345      546,467
   401,481     518,094     540,092     496,710    502,056      332,653
----------  ---------- ----------  ----------  ----------  -------------
 2,498,330   3,105,367   3,264,173   3,275,213  3,318,550    2,164,955    1.26  1,723,649   8.730    ACT/360

                                                                   NAP     NAP  1,443,366   8.580    ACT/360
 2,829,298   8,830,491   8,940,586   9,889,085  9,598,823    2,349,357    1.47  1,597,197   9.880    30/360
 2,134,058   4,072,646   4,935,309   5,709,294  5,237,603    2,134,058    1.39  1,538,000   9.550    ACT/360
 2,987,728   9,840,570  10,815,641  11,706,143 11,576,105    2,408,923    1.64  1,465,475   9.480    30/360
 1,930,107   2,725,848   2,269,448   2,082,995  2,466,599    1,883,841    1.38  1,363,483   9.220    ACT/360
 1,987,112   3,346,601   2,550,763   2,837,583  2,857,224    1,854,327    1.32  1,405,211   9.569    30/360

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                MATURITY DATE/
 STATED   ANTICIPATED ANTICIPATED            REMAINING                            ANTICIPATED     ORIGINAL
MATURITY   REPAYMENT   REMAINING   REMAINING  LOCKOUT                              REPAYMENT    AMORTIZATION YEAR BUILT/
   DATE      DATE         TERM      LOCKOUT   AND YM    LOCKBOX     VALUE   LTV    DATE LTV         TERM      RENOVATED
-------- -----------  ----------- --------- ---------  --------- ---------  --- -------------- ------------  -----------

                                                                 12,200,000                                   1960
                                                                 11,100,000                                   1975 / 1980
                                                                 10,850,000                                   1993
                                                                  9,800,000                                   1987
                                                                  7,500,000                                   1982
                                                                  7,980,000                                   1993
                                                                  5,700,000                                   1970
                                                                  6,970,000                                   1994
                                                                  5,250,000                                   1984
                                                                  4,300,000                                   1962
                                                                  3,300,000                                   1973
                                                                  2,540,000                                   1965
                                                                  2,400,000                                   1986
                                                                  2,335,000                                   1957
                                                                  2,310,000                                   1969
                                                                  1,040,000                                   1962
--------                                                         ---------
 10/1/22     3/1/07       117         111       111    Hard      95,575,000  71%       60%          307

 10/1/21    10/1/06       112          (1)      106    Hard      85,000,000  74%       63%          300       1963 / 1996
                                                                 44,000,000                                   1989
                                                                 19,575,000                                   1988
                                                                  7,625,000                                   1991
                                                                  4,800,000                                   1987
--------                                                         ---------
  1/1/22     1/1/07       115         109       109    Springing 76,000,000  71%       63%          360

  3/1/27     3/1/07       117         111       111    Hard      93,200,000  53%       48%          360       1995
  6/1/27     6/1/07       120         113       113    Hard      67,500,000  65%       58%          360       1959 / 1990
                                                                                                              1984 / 1986
                                                                                                              1996
 10/1/06                  112          28       112    Hard             NAP NAP       NAP           240

                                                                                                              1978 / 1989
                                                                                                              1965 / 1994
  1/1/12                  175         173       173    Hard             NAP NAP       NAP           180
  6/1/22     6/1/07       120         113       113    Springing 67,800,000  58%       48%          300       1953 / 1976
 12/1/26     6/1/14       204         197       197    Springing 58,200,000  67%       49%          360       1974
11/10/21   10/10/06       112         106       106    Hard      61,000,000  62%       52%          300       1926
 5/31/17                  239         238       238    Hard             NAP NAP       NAP           246       1969 / 1994
  1/1/27     1/1/07       115         109       109    Springing 42,440,000  63%       56%          360       1986 / 1992
 10/1/06                  112          16       106    Modified  33,000,000  78%       70%          360       1976 / 1979
  1/1/17     1/1/07       115         114       114    Hard      37,650,000  59%       43%          240       1973 / 1996

                                                                                                              1992
                                                                                                              1986
  1/1/27     1/1/07       115         109       109    Hard      27,500,000  63%       56%          360
                                                                 14,200,000                                   1962 / 1983
                                                                  6,100,000                                   1985
                                                                  4,150,000                                   1956 / 1971
--------                                                         ---------
  2/1/17     2/1/07       116         109       109    Springing 24,450,000  71%       59%          300
  4/1/22                  298         291       291    Hard             NAP NAP       NAP           300       1995
  9/1/21     9/1/06       111          63       105    Hard      21,200,000  69%       59%          300       1989
  4/1/19     4/1/07       118         112       112    Hard      22,500,000  63%       49%          264       1906 / 1996
  1/1/22     1/1/07       115         114       114    Modified  27,500,000  51%       43%          300       1988
  1/1/04                   79          72        72    Springing 19,100,000  69%       63%          300       1923 / 1992
  8/1/21     8/1/06       110         103       103    Hard      15,500,000  85%       72%          293       1984



                                                                                                    LEASE
                   UNIT OF            OCCUPANCY     U/W                                           EXPIRATION
       UNITS       MEASURE  OCCUPANCY   PERIOD   OCCUPANCY         ANCHOR/MAJOR TENANT 1             DATE
-----------------  ------- ---------  --------- ---------  ------------------------------------- ----------
SCHWEGMANN-SUMMARY
------------------------------------------------------------------------------------------------------------
       117,092        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
       269,000        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/09
       111,093        sf        91%      4/1/97      89%   Newco dba Schwegmann's                   3/20/17
       156,146        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        77,970        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
       121,000        sf       100%      4/1/97      95%   Newco dba Schwegmann's                    3/1/17
       103,035        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        75,000        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
       116,951        sf       100%      4/1/97      95%   Newco dba Schwegmann's                    3/1/17
       137,909        sf       100%      4/1/97      93%   Newco dba Schwegmann's                   3/20/17
        94,082        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        60,207        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        58,896        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
       188,706        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        57,495        sf       100%      4/1/97      95%   Newco dba Schwegmann's                   3/20/17
        41,894        sf       100%      4/1/97      95%   Newco/Schmewgamann's                     3/20/17
-----------------
     1,786,476        SF

       583,995        sf        96%      4/3/97      92%   Robert Allen                            12/31/07

PAN-SUMMARY
------------------------------------------------------------------------------------------------------------
       333,681        sf        98%     3/31/97      95%   Von's Supermarket                         9/1/11
       164,521        sf        96%     3/31/97      95%   Albertson's                             11/30/08
       126,507        sf       100%     3/31/97      95%   Kroger Company                           8/13/13
        46,790        sf        92%     3/31/97      92%   Rio Rancho Health & Fitness              9/30/02
-----------------
       671,499        SF

       373,114        sf       100%     4/15/97      95%   Home Depot -(Ground lease)              12/31/14
       746,967        sf        90%      4/1/97      90%   Hecht's (May Co.)                       10/31/98

QUANTUM-SUMMARY
------------------------------------------------------------------------------------------------------------
       519,971        sf       100%     9/13/96      NAP   Quantum Corporation                     10/31/06
       188,400        sf       100%    12/31/96      NAP   Quantum Corporation                     10/31/06
-----------------
       708,371        SF

     FORTUNOFF-SUMMARY
-----------------  ------- ---------  --------- ---------  ------------------------------------- ----------
       150,000        sf       100%    11/11/96      NAP   Fortunoff Fine Jewelry & Silver, Inc.     8/3/12
       208,000        sf       100%    10/26/96      NAP   Fortunoff Fine Jewelry & Silver, Inc.    3/31/12
-----------------
       358,000        SF

           964      Rooms       61%     2/28/97      61%
       338,455        sf        98%      4/1/97      91%   Caldor                                  12/31/03
       583,368        sf        99%      4/1/97      95%   NYC OTB                                  6/30/00
       248,174        sf       100%      6/1/92     NAP    Summit Bank                              5/31/17
       424,965        sf        90%     9/12/96      90%   Cobb Theaters                           10/31/11
         2,470      Units       94%     2/28/97      93%
         8,400      Spaces      NAP         NAP     NAP

CONTINENTAL DEVELOPMENT-SUMMARY
------------------------------------- --------- ---------  ------------------------------------- ----------
       189,445        sf        97%     2/20/97      93%   Hawthorne Savings FSB                   11/30/00
        73,515        sf        97%     2/20/97      93%   Telecote Research                        10/1/99
-----------------  -------
       262,960        SF

     PORTLAND-SUMMARY
-----------------  ------- ---------  --------- ---------  ------------------------------------- ----------
       238,711        sf        98%      2/4/97      95%   Emporium                                 1/31/04
        97,244        sf        99%      2/1/97      95%   Danielson Thriftway                      3/31/05
        51,921        sf        90%      2/4/97      90%   Office Max                                1/1/00
-----------------
       387,876        SF

       185,000        sf        NAP         NAP      NAP   Tandy Corporation                        9/30/25
           220      Rooms       81%    12/31/96      80%
           157      Rooms       89%    12/31/96      80%
           284      Rooms       79%      9/1/96      75%
        54,100        sf       100%     12/6/96      95%   Kiddie Towne                             5/31/13
       180,567        sf        91%      4/1/97      71%   Safeway                                  11/1/04

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 % OF                                LEASE     % OF                                      LEASE    % OF
TOTAL                              EXPIRATION  TOTAL                                  EXPIRATION  TOTAL
  SF      ANCHOR/MAJOR TENANT 2      DATE 2     SF        ANCHOR/MAJOR TENANT 3         DATE 3     SF
-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
  97%
 100%
  74%
  77%
 100%
 100%
 100%
 100%
 100%
  64%
 100%
 100%
 100%
 100%
 100%
 100%
-----

   6%  Brunschwig & Fils            12/31/98     5%  Stark Carpet                         2/28/02    5%
  15%  Drug Emporium                  7/1/05     8%  TJ Maxx                              10/1/99    8%
  33%  Ross Stores                   1/31/99    13%
  45%  J.C. Penney                   2/28/06    18%  **Walmart                                NAP   NAP
  26%  Pasquales Pizza               7/31/01    10%  International House of Pancakes      5/31/08   10%
-----

  34%  Homeplace Stores             10/31/15    14%  Putnam Theatrical-Ground lease      12/31/15   14%
  26%  JC Penny                      7/31/01    20%  GC Murphy                            8/31/99    8%
 100%
 100%
-----

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
 100%
 100%
-----

  55%  Toys 'R' Us (Ground Lease)    1/31/44         Pick Quick Foods                     12/1/98   12%
  18%  New York Times                3/31/99     6%  Hardesty & Hanover                  10/31/03    4%
 100%
  13%  Service Merchandise           2/28/13    13%  Real Holding Mtge Corp                7/7/02    7%

                                  ----------
       Peerless System Corp          3/31/01

-----

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
  34%  Payless Drug                  1/31/06    14%  Fisherman Marine                     1/31/06   14%
  31%  Bolger Pharmacy               3/31/05    21%  Bolger Pharmacy                      3/31/05   21%
  58%
-----

 100%
  42%
  25%  Payless Drug                  12/1/09    23%  Lamonts                              10/1/09   17%

 LOAN ASSET       CSFB
 NO.    #       CONTROL #               PROPERTY NAME                       ADDRESS                CITY     STATE
---- ----- ----------------- ---------------------------------- ----------------------------- ------------ -----
           CROSSHOST-SUMMARY
24      1          25F       Sleep Inn Destin                   10775 US Highway 98           Destin       FL
24      2          25A       Super 8 Mission Bay                4540 Mission Bay Drive        San Diego    CA
24      3          25G       Sleep Inn Tallahassee              1695 Capital Circle NW        Tallahassee  FL
24      4          25D       Super 8 Sikeston                   2609 E. Malone Street         Sikeston     MO
24      5          25B       Super 8 Rock Falls                 2100 1st Avenue               Rock Falls   IL
24      6          25C       Super 8 Poplar Bluff               2831 N. Westwood Boulevard    Poplar Bluff MO
24      7          25E       Super 8 Somerset                   601 S. Highway 27             Somerset     KY
24                 25        CROSSHOST-SUMMARY

25                 58        Park City 3&4 Apartments           97-07 63rd Road               Queens       NY
26                 50        Holyoke                            480 Hampden Street PO Box 867 Holyoke      MA
27                 191       Foothills Park Place               NWC Interstate 10 & Ray Road  Phoenix      AZ
28                 15        Brandy-Town & Country Apts.        East side of Linden Street    Bethlehem    PA
29                 137       Ford's Colony Country Club         One Ford's Colony Drive       Williamsburg VA
30                 113       422 Business Center                422 Mill Road                 Oaks         PA
31                 179       Austin Airport North Courtyard     5660 North IH 35              Austin       TX

           BASS-SUMMARY
           ---------------------------------------------------- ----------------------------- ------------ -----
32      1          10B       Bass-Hilltop Shopping Center       Hilltop Drive                 Redding      CA
32      2          10C       Bass Vons/Longs Plaza              North H Street                Lompoc       CA
32      3          10A       Bass-Elkhorn Shopping Center       Elkhorn Boulevard             Sacramento   CA
32                 10        BASS-SUMMARY

33                 57        173-175 Riverside Drive            173-175 Riverside Drive       New York     NY
34                CL50       Regal Cinemas Theater              525 Marketplace Drive         Henrietta    NY
35                  4        48 West 48th Street                48 West 48th Street           New York     NY
36                 83        Ralphs -Olympic                    Olympic & Barrington          Los Angeles  CA
37                 93        TJ Maxx Plaza                      1338-1366 Hooper Avenue       Toms River   NJ
38                 166       Reseda Business Park               6851-6934 Canby Avenue        Reseda       CA
39                 185       Holiday Inn Express                6401 Branndon Avenue          Springfield  VA
40                 184       Plantation Residence Inn           130 N. University Drive       Plantation   FL
41                 121       Carlsbad Plaza*                    2502-2590 El Camino Real      Carlsbad     CA
42                 84        Ralphs-Victory                     Victory & Fallbrook           Canoga Park  CA
43                 183       Key West Fairfield Inn             2400 N. Roosevelt Boulevard   Key West     FL

           UNITED ARTISTS/HOYT CINEMAS-SUMMARY
           -----------------------------------------------------------------------------------------------------
44      1         CL08A      Hoyt Cinemas-Meridan, CT           Pomeroy Avenue                Meridan      CT
44      2         CL08B      Hoyt Cinemas-Windham, CT           Jilson Square                 Windham      CT
44                CL08       UNITED ARTISTS/HOYT CINEMAS-SUMMARY

46                CL03       Bon-Ton Department Store           Mall at Greece Ridge Center   Greece       NY
47                CL09       Kohl's Department Store*           1909 Independence Avenue      Springfield  MO
48                 153       Mission Trace I                    3333 S. Wadsworth Boulevard   Lakewood     CO
49                 118       Builder's Square                   2495 Gulf to Bay Boulevard    Clearwater   FL
50                 38        Genus Inc. Building                62 Stanley Tucker Drive       Newburyport  MA

           ZINN RETAIL-SUMMARY
           ---------------------------------------------------- ----------------------------- ------------ -----
51      1         111B       Katy Freeway Plaza                 11901 -11939 Katy Freeway     Houston      TX
51      2         111D       Plainfield Plaza                   9882 -98 Southwest Freeway    Houston      TX
51      3         111A       Gulf Freeway Plaza                 10000 Gulf Freeway            Houston      TX
51      4         111E       Southwest Bellfort Shopping Center 11200 Southwest Freeway       Houston      TX
51      5         111C       Loop 610 Center                    2562 -2590 South Loop 610     Houston      TX
51                 111       ZINN RETAIL-SUMMARY

52                CL01       Bon-Ton Department Store           Eastview Mall                 Victor       NY

           BLOSSOM COVE-SUMMARY
           ---------------------------------------------------- ----------------------------- ------------ -----
53      1         116B       Blossom International II           11901-11995 Starcrest Drive   San Antonio  TX
53      2         116A       Blossom Cove                       11801-11889 Starcrest Drive   San Antonio  TX
53                 116       BLOSSOM COVE-SUMMARY

54                 70        Delphia-Pathmark                   840 Cottman Avenue            Philadelphia PA
55                 120       Builder's Square                   8199 Pearl Road               Strongsville OH
56                 180       Austin Northwest Residence Inn     3713 Tudor Boulevard          Austin       TX
57                 162       Personal Self Storage              4595 Mission Bay Drive        San Diego    CA
58                 101       Washington Park Apartments         418 Marshall Walk             Louisville   KY

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        ORIGINAL  CUT-OFF DATE
                                        PRINCIPAL   PRINCIPAL  CUT-OFF DATE
LOAN                                      LOAN        LOAN       PRINCIPAL                                1996 PERIOD
 NO.   ZIP         PROPERTY TYPE         BALANCE     BALANCE   BALANCE/UNIT  1994 NOI  1995 NOI  1996 NOI     NOI
---- -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
24    32541 Hotel-Limited Svc          2,835,000  2,827,708    36,723                           643,401     12/31/96
24    92109 Hotel-Limited Svc          2,244,449  2,238,675    19,134                           434,674     12/31/96
24    32303 Hotel-Limited Svc          2,227,526  2,221,796    28,124                           448,882     12/31/96
24    63801 Hotel-Limited Svc          1,833,926  1,829,208    29,035                           311,264     12/31/96
24    61071 Hotel-Limited Svc          1,417,150  1,413,504    22,437                           280,073     12/31/96
24    63901 Hotel-Limited Svc          1,376,369  1,372,828    21,791                           256,898     12/31/96
24    42501 Hotel-Limited Svc          1,065,580  1,062,839    16,870                           199,542     12/31/96
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
24                                     13,000,000 12,966,558   24,698                           2,574,734

25    11374 Multifamily-Co-op          13,000,000 12,955,801   11,867       1,627,289 1,154,102
26    01041 Retail-Anchored            12,500,000 12,460,860   119
27    85016 Retail-Anchored            12,300,000 12,300,000   97           1,319,223 1,729,339 1,928,986   12/31/96
28    18017 Multifamily                11,730,000 11,696,489   36,552       1,404,317 1,567,549 1,601,603   12/31/96
29    23188 Golf Course                11,000,000 10,933,966   NAP          1,760,690 1,997,191 1,749,546    10/1/96
30    19456 Warehouse/Industrial       10,400,000 10,400,000   11           1,890,906 1,949,851 1,917,616   12/31/96
31    78751 Hotel-Limited Svc          10,000,000 10,000,000   50,505                 1,883,788 1,722,830   12/31/96

     -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
32    96002 Retail-Anchored            4,750,000  4,737,698    70           852,731   773,899
32    93436 Retail-Anchored            2,820,000  2,812,697    72           413,272   322,271
32    95835 Retail-Anchored            2,430,000  2,423,706    62           441,992   440,502
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
32                                     10,000,000 9,974,101    69           1,707,995 1,536,672

33    10024 Multifamily-Co-op          9,800,000  9,799,686    59,034       462,334   535,057   961,675     12/31/96
34    14623 Credit Lease-Theater       9,473,684  9,473,684    124
35    10036 Office                     9,370,000  9,272,766    71                               1,772,607   12/31/96
36    90035 Retail-Single Tenant       9,200,000  9,187,234    187
37    08753 Retail-Anchored            9,150,864  9,142,784    76           1,161,986 1,270,053 1,224,263   12/31/96
38    91335 Warehouse/Industrial       8,710,000  8,710,000    63           1,108,814 1,148,608 1,193,478   12/31/96
39    22150 Hotel-Limited Svc          8,500,000  8,500,000    43,814                 1,230,547 1,301,355   12/31/96
40    33324 Hotel-Limited Svc          8,400,000  8,400,000    60,870                           814,370     12/31/96
41    92008 Retail-Anchored            8,200,000  8,200,000    48           1,638,202 1,231,827 1,370,635   12/31/96
42    91307 Retail-Single Tenant       8,100,000  8,088,761    159
43    33040 Hotel-Limited SVC          7,500,000  7,500,000    56,818                 1,086,299 1,305,453   12/31/96

44    06450 Credit Lease-Theater       3,713,989  3,601,470    95
44    06256 Credit Lease-Theater       3,713,989  3,601,470    180
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
44                                     7,427,978  7,202,940    124

46    14616 Credit Lease-Mall Anchor   7,262,000  7,136,023    49
            Store
47    65804 Credit Lease-Shopping      7,101,039  7,096,326    82
            Center Anchor Store
48    80227 Mixed Use                  6,900,000  6,900,000    48                     929,728   1,036,313   12/31/96
49    34625 Retail-Single Tenant       6,828,592  6,828,592    62
50    01950 Office/R&D                 6,623,019  6,528,513    88                               845,610     12/31/96

     -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
51    77079 Retail-Unanchored          1,308,000  1,302,614    63           106,278   128,626   136,497     12/31/96
51    77099 Retail-Unanchored          1,308,000  1,302,614    34           226,274   254,560   265,812     12/31/96
51    77034 Retail-Unanchored          1,308,000  1,302,614    103          81,618    84,089    91,503      12/31/96
51    77031 Retail-Unanchored          1,308,000  1,302,614    14           599,106   396,925   551,114     12/31/96
51    77005 Retail-Unanchored          1,308,000  1,302,614    85           86,537    90,062    138,105     11/30/96
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
51                                     6,540,000  6,513,068    36           1,099,813 954,262   1,183,031

52    14564 Credit Lease-Mall Anchor   6,596,000  6,481,575    54
            Store

     -----  -------------------------- ---------- ------------ ------------ --------- --------- --------- -----------
53    78247 Office                     3,041,443  3,041,443    22
53    78247 Office                     3,041,443  3,041,443    18                               872,892     12/31/96
     -----                             ---------- ------------ ------------ --------- --------- --------- -----------
53                                     6,082,886  6,082,886    20                               872,892

54    19111 Retail-Single Tenant       6,100,000  6,051,696    105                              876,772       9/1/96
55    44134 Retail-Single Tenant       6,031,408  6,031,408    55
56    78759 Hotel-Limited Svc          6,000,000  6,000,000    71,429                           814,367     12/31/96
57    92109 Self Storage               6,000,000  5,997,918    4,872                  1,101,346 1,192,633   12/31/96
58    40214 Multifamily                5,925,500  5,863,070    24,029       776,705   800,389   790,025     12/31/96


 * Mortgaged Properties secured, or partially secured, by a Leasehold Estate.

** Property occupied by such tenant is not owned by the Related Borrower.


                                                                            ANNUAL
                                                                             DEBT    MORTGAGE  INTEREST
 U/W NOI    1994 REV  1995 REV   1996 REV    UW REV   NET CASH FLOW  DSCR   SERVICE    RATE      CALC.
---------  --------- ---------  ---------  ---------  ------------- ----  ---------  --------  --------
                                                      <C.
CROSSHOST-SUMMARY
-------------------------------------------------------------------------------------------------------
  501,594                        1,171,003 1,171,003      443,044
  413,045                        1,235,716 1,235,716      338,902
  416,620                          968,964   968,964      368,172
  291,233                          727,017   691,261      249,757
  274,820                          676,481   676,481      234,231
  266,795                          655,081   655,081      227,490
  196,969                          537,874   537,874      164,697
---------                       ---------  ---------  -------------
2,361,076                        5,972,136 5,936,380    2,026,293    1.40  1,450,052   9.460    ACT/360

1,256,840  7,134,715  7,116,307            7,410,000    1,201,940    1.05  1,144,673   8.000    30/360
1,577,989                                  2,254,682    1,533,379    1.34  1,142,757   8.400    ACT/360
1,631,507  1,993,153  2,459,291  2,594,460 2,332,898    1,502,352    1.31  1,143,295   8.580    ACT/360
1,397,977  2,253,621  2,343,286  2,411,311 2,349,450    1,317,977    1.22  1,079,340   8.470    ACT/360
1,999,459  5,144,395  5,429,300  5,297,841 5,297,841    1,703,991    1.26  1,348,592  10.845    ACT/360
2,060,177  2,945,421  3,135,436  3,100,525 3,333,952    1,517,982    1.43  1,058,449   9.130    ACT/360
1,647,843             4,865,602  4,833,633 4,709,650    1,412,360    1.44    983,313   8.710    ACT/360

BASS-SUMMARY
-------------------------------------------------------------------------------------------------------
  568,374  1,126,922  1,062,543              828,051      497,840
  365,521    625,881    507,834              558,927      322,606
  351,406    654,131    661,492              573,782      305,303
---------  --------- ---------             ---------  -------------
1,285,301  2,406,934  2,231,869            1,960,760    1,125,749    1.18    956,065   8.890    ACT/360

1,006,321  2,868,461  3,005,768  3,339,128 3,603,436      815,421    1.06    771,562   7.870    30/360
                                                              NAP     NAP    891,821   8.944    ACT/360
1,654,768                        3,158,801 3,244,787    1,466,107    1.42  1,030,530   9.260    30/360
1,293,581                                  1,347,480    1,286,193    1.53    843,019   8.425    ACT/360
1,202,428  1,667,015  1,796,908  1,757,771 1,747,048    1,082,005    1.24    872,413   8.860    ACT/360
1,178,316  1,366,399  1,381,539  1,429,844 1,418,762    1,030,772    1.28    802,191   8.480    ACT/360
1,398,140             3,464,646  3,516,872 3,570,632    1,219,608    1.40    870,696   9.210    ACT/360
1,458,467                        2,452,598 3,682,520    1,274,341    1.53    832,834   8.810    ACT/360
1,264,432  2,688,165  2,231,289  2,278,926 2,265,617    1,141,254    1.48    770,602   8.700    ACT/360
1,034,076                                  1,077,163    1,026,456    1.38    742,224   8.425    ACT/360
1,222,076             3,088,421  3,406,594 3,282,213    1,057,965    1.43    737,485   8.710    ACT/360

UNITED ARTISTS/HOYT CINEMAS-SUMMARY
-------------------------------------------------------------------------------------------------------

                                                              NAP     NAP  1,041,038   9.151    30/360

                                                              NAP     NAP    819,192   9.621    30/360
                                                              NAP     NAP    609,865   8.192    30/360
1,038,782             1,503,633  1,624,100 1,642,764      880,045    1.35    649,615   8.720    ACT/360
  910,650                                    964,250      886,494    1.33    668,196   9.150    ACT/360
  660,784                          845,610   660,784      602,315    1.59    784,862   9.050    30/360

ZINN-RETAIL-SUMMARY
-------------------------------------------------------------------------------------------------------
  128,317    154,889    166,452    182,226   182,066      105,240
  180,801    333,248    345,865    360,158   294,459      141,010
   82,703    110,280    111,420    120,979   115,337       67,255
  554,943    768,952    607,615    765,700   802,740      458,806
  120,017     95,454    117,557    169,174   156,286      101,850
---------  --------- ---------  ---------  ---------  -------------
1,066,781  1,462,823  1,348,909  1,598,237 1,550,888      874,161    1.30    669,924   9.210    ACT/360

                                                              NAP     NAP    744,060   9.621    30/360

BLOSSOM COVE-SUMMARY
-------------------------------------------------------------------------------------------------------

  998,087                        1,389,848 1,439,919      786,794    1.28    616,572   9.080    ACT/360

  841,701                          876,772   876,772      833,086    1.25    664,137   9.980    30/360
  808,825                                    858,182      792,355    1.33    590,189   9.150    ACT/360
1,095,762                        2,452,595 2,447,079      973,408    1.61    605,701    8.81    ACT/360
  860,668             1,517,602  1,449,288 1,196,976      840,698    1.50    561,290   8.650    ACT/360
  817,541  1,258,442  1,308,362  1,342,989 1,384,215      756,541    1.33    569,207   8.675    30/360

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                MATURITY DATE/
 STATED   ANTICIPATED ANTICIPATED            REMAINING                            ANTICIPATED     ORIGINAL
MATURITY   REPAYMENT   REMAINING   REMAINING  LOCKOUT                              REPAYMENT    AMORTIZATION YEAR BUILT/
   DATE      DATE         TERM      LOCKOUT   AND YM    LOCKBOX     VALUE   LTV    DATE LTV         TERM      RENOVATED
-------- -----------  ----------- --------- ---------  --------- ---------  --- -------------- ------------  -----------
                                                                  3,780,000                                   1992
                                                                  3,150,000                                   1987
                                                                  2,900,000                                   1992
                                                                  2,450,000                                   1985
                                                                  1,900,000                                   1985
                                                                  1,875,000                                   1985
                                                                  1,800,000                                   1985
--------                                                         ---------  ---
  4/1/17     4/1/07       118         112       112    No        17,855,000  73%       53%          240

  1/1/12                  175         115       115    No        46,200,000  28%       22%          360       1958
 1/10/27    1/10/07       115         109       109    Springing 16,900,000  74%       66%          360       1996
  6/1/27     6/1/07       120         113       113    Springing 18,500,000  66%       59%          360       1991 / 1994
  1/1/27     1/1/04        79          77        77    Springing 15,400,000  76%       71%          360       1966 / 1969
  1/1/17                  235          31       175    No        15,720,000  70%                    240       1985
  6/1/22     6/1/07       120         113       113    Modified  16,300,000  64%       53%          300       1926 / 1995
  6/1/22     6/1/07       120         117       117    Springing 15,500,000  65%       53%          300       1986 / 1993
                                                                  6,800,000                                   1985
                                                                  3,200,000                                   1985
                                                                  3,685,000                                   1985
--------                                                         ---------  ---
  1/1/27     1/1/04        79          72        72    Hard      13,685,000  73%       68%          360
  6/1/06                  108          72        72    No       124,800,000   8%        8%         1,200      1925
  3/1/22     6/1/17       240         233       233    Hard             NAP NAP       NAP           297       1997
 11/1/06                  113          53       107    No        16,000,000  58%       42%          240       1931
  1/1/27     3/1/07       117         114       114    Hard      14,500,000  63%       56%          360       1995
  4/1/27     4/1/07       118         112       112    Hard      12,300,000  74%       66%          360       1987
  6/1/27     7/1/07       121         116       116    Springing 11,900,000  73%       67%          360       1979
 6/11/22    6/11/07       120         118       118    Springing 11,960,039  71%       59%          300       1975 / 1991
  6/1/22     6/1/07       120         118       118    Springing 13,200,000  64%       53%          300       1996
  6/1/27     6/1/09       144         138       138    No        11,900,000  69%       59%          360       1977 / 1996
  1/1/27     3/1/07       117         114       114    Hard      11,000,000  74%       65%          360       1996
  6/1/22     6/1/07       120         117       117    Springing 11,500,000  65%       54%          300       1987 / 1996
                                                                                                              1987
                                                                                                              1980 / 1984
  1/1/08                  127           0       121    Hard             NAP NAP       NAP           135

  6/1/16                  228           0       228    Hard             NAP NAP       NAP           240       1966 / 1995
  1/1/22                  295         288       288    Hard             NAP NAP       NAP           297       1995
  6/1/27     6/1/07       120         113       113    Springing 10,100,000  68%       61%          360       1978
  6/1/27     6/1/07       120         113       113    Hard      10,900,000  63%       57%          360       1995
  1/1/13                  187         180       180    Hard       8,100,000  81%                    192       1996
                                                                  1,000,000                                   1982
                                                                  2,100,000                                   1981 / 1984
                                                                    720,000                                   1979
                                                                  4,550,000                                   1984
                                                                  1,100,000                                   1981
--------                                                         ---------
  1/1/22     1/1/07       115         114       114    Springing  9,470,000  69%       58%          300
  6/1/16                  228           0       228    Hard             NAP NAP                     240       1973 / 1989
                                                                  4,550,000                                   1984
                                                                  4,550,000                                   1983
--------                                                         ---------
  6/1/22     6/1/04        84          71        71    Springing  9,100,000  67%       60%          300

  9/1/21     9/1/06       111          75       105    No         8,300,000  73%       62%          300       1992
  6/1/27     6/1/07       120         113       113    Hard       9,500,000  63%       57%          360       1995
  6/1/22     6/1/07       120         117       117    Springing  9,100,000  66%       55%          300       1996
  5/1/27     5/1/04        83          76        76    Hard       7,720,000  78%       73%          360       1972
  5/1/06                  107           0       101    No         8,600,000  68%       59%          324       1948

                                                                                               LEASE
                   UNIT OF           OCCUPANCY    U/W                                        EXPIRATION
       UNITS       MEASURE OCCUPANCY  PERIOD   OCCUPANCY        ANCHOR/MAJOR TENANT 1           DATE
----------------- ------- --------- --------- --------- ----------------------------------- ----------
      CROSSHOST-SUMMARY
----------------- ------- --------- --------- --------- ----------------------------------- ----------
           77       Rooms      71%   12/31/96     71%
          117       Rooms      62%   12/31/96     62%
           79       Rooms      68%   12/31/96     69%
           63       Rooms      78%   12/31/96     75%
           63       Rooms      74%   12/31/96     74%
           63       Rooms      73%   12/31/96     73%
           63       Rooms      64%   12/31/96     65%
-----------------
          525       ROOMS

        1,091       Units     100%   12/18/96    100%
      104,358        sf       100%   12/26/96     95%   Circuit City                           1/31/22
      127,373        sf        99%     3/1/97     95%   Michael's Stores                       2/28/04
          320       Units      97%    12/1/96     95%
          NAP        NAP       NAP        NAP    NAP
      984,600        sf        88%    4/16/97     88%   Confab, Inc.                            5/1/99
          198       Rooms      79%    4/25/97     75%

      BASS-SUMMARY
----------------- ------- --------- --------- --------- ----------------------------------- ----------
       67,227        sf        56%    2/28/97     75%   **Albertson's                              NAP
       39,105        sf        78%    2/28/97     80%   **Vons Supermarket                         NAP
       38,877        sf        75%    2/28/97     75%   Round Table Pizza                     12/31/00
-----------------
      145,209        SF

          166       Units     100%     5/1/96    100%
       76,315        sf       100%    3/18/97    NAP    Regal Cinemas, Inc.                    3/31/22
      130,345        sf        99%    3/25/97     95%   Weber's                                 4/1/07
       49,250        sf       100%    12/1/96     95%   Ralph's                                 7/9/15
      120,653        sf       100%     3/4/97     95%   RX Place                              11/30/97
      137,230        sf        95%     4/1/97     95%
          194       Rooms      72%   12/31/96     68%
          138       Rooms      84%    4/25/97     80%
      171,911        sf        90%   11/30/96     90%   Vons Supermarket                       4/30/16
       50,800        sf       100%    12/1/96     95%   Ralph's                                 1/1/16
          132       Rooms      84%    4/25/97     80%

UNITED ARTISTS/HOYT CINEMAS
------------------------------------------------------------------------------------------------------
       37,900        sf       100%     2/6/87    NAP    Hoyt Cinema                           12/31/07
       20,000        sf       100%    4/24/97    NAP    Hoyt Cinema                           12/31/07
-----------------
       57,900        SF

      144,634        sf       100%   12/31/96    NAP    The Bon-Ton Department Stores, Inc.     7/1/16
       86,584        sf       100%     5/1/97    NAP    Kohl's Department Store, Inc.          1/29/22
      143,604        SF        96%     4/9/97     95%   LAC International                     12/31/04
      109,800        sf       100%    12/1/96     95%   Builder's Square #1033                  1/1/22
       74,400        sf       100%    3/31/97     93%   Genus, Inc.                             3/1/13

ZINN RETAIL-SUMMARY
------------------------- --------- --------- --------- ----------------------------------- ----------
       20,542        sf        95%    12/4/96     96%
       38,565        sf       100%   12/12/96    100%
       12,610        sf       100%    12/3/96     92%
       92,282        sf        87%   12/12/96     87%
       15,280        sf        91%   12/12/96     91%
-----------------
      179,279        SF

      120,650        sf       100%   12/31/96    NAP    The Bon-Ton Department Stores, Inc.     7/1/16

      BLOSSOM-SUMMARY
----------------- ------- --------- --------- --------- ----------------------------------- ----------
      137,236        sf        92%    2/11/97     93%   Southwest Floors                       6/30/97
      165,461        sf        92%    2/11/97     93%   H.E. Butt Grocery Co.                 11/30/99
-----------------
      302,697        SF

       57,431        sf       100%     8/1/96     95%   Pathmark Stores, Inc.                   9/1/21
      109,800        sf       100%    12/1/96     95%   Builder's Square #1025                  1/1/22
           84       Rooms      88%    4/25/90     80%
        1,231       Units      88%     3/1/97     88%
          244       Units      92%    2/25/97     92%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 % OF                                LEASE     % OF                                      LEASE    % OF
TOTAL                              EXPIRATION  TOTAL                                  EXPIRATION  TOTAL
  SF      ANCHOR/MAJOR TENANT 2      DATE 2     SF        ANCHOR/MAJOR TENANT 3         DATE 3     SF
-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
-----  -------------------------- ----------  -----  -------------------------------  ---------- -----








  31%  Bed, Bath, & Beyond           1/31/12      29%PETCO                              1/31/23     15%
  14%  **Kmart                           NAP     NAP **Albertson's Grocery                  NAP    NAP
  25%  Total Containment, Inc.       12/1/97      13%Arnold Group                        4/1/01      7%

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
 NAP   **Payless Drugs                   NAP     NAP **PETCO                                NAP    NAP
 NAP   **Lons Drugs                      NAP     NAP
  10%  **Supersaver                      NAP     NAP **MAC Frugals                          NAP    NAP
-----

 100%
   7%
 100%
  22%  TJ Maxx                      11/30/97   21.18%

  26%  Sav-On                        5/31/07      19%
 100%
 100%
 100%
-----

 100%
 100%
  23%
 100%
 100%

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----

-----
 100%

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
  17%
  17%
-----

 100%
 100%

             CSFB
LOAN  ASSET CONTROL
 NO.    #      #            PROPERTY NAME                      ADDRESS                     CITY         STATE
---- ----- ------- ------------------------------ ------------------------------- -------------------- -----
59            112  2-20 East Fordham Road         2-20 East Fordham Road          Bronx                NY
60            42   GF-Richmond Hilton             5501 Eubank Road                Sandston             VA
61            72   Vernon-Pathmark                One Parkmark Plaza              Mount Vernon         NY
62            136  Foothills Oaks Shopping Center 1449 East F Street              Oakdale              CA
63            182  Houston Galleria               2500 McCue Street               Houston              TX

           CIMMERING-SUMMARY
           -------------------------------------------------------------------------------------------------
64           125A  Hyde Park Condominium          707 & 712 U.S. Route 9          Hyde Park            NY
64           125B  Linden Lane Apartments         1400 Macdade Boulevard          Ridley               PA
64            125  CIMMERING-SUMMARY

65            48   Hartz Mountain                 1000 Secaucus Road              Secaucus             NJ
66            59   North Rodeo Drive              428-430 N Rodeo Drive           Beverly Hills        CA
67           CL05  Borders Books and Music*       5055-5059 South Plaza lane      Montclair            CA
68            16   Brandy-Northwood Oaks          2519 McMullen Booth Road        Clearwater           FL
69            104  White Sands Mall               3199 White Sands Mall Boulevard Alamogordo           NM
70            143  Holiday Inn Express-Exton*     120 N. Pottstown Pike           Exton                PA
71            13   Best Western Virginia          1101 Atlantic Avenue            Virginia Beach       VA
72           CL04  Bon-Ton Department Store       Irondoquoit Mall                Irondequoit Township NY
73            133  Doheny Village Center          34061-34131 Doheny Park Road    Dana Point           CA
74            100  The Village at San Luis Obispo 55 North Broad Street           San Luis Obispo      CA
75            119  Builder's Square               363 North Naperville Road       Bolingbrook          IL
76            134  El Camino Center               285 North El Camino Real        Encinitas            CA
77            94   Townhouses of Plantation       4790 NW 9th Court               Plantation           FL
78            106  Windsong Apartments            2352 Windway Lane               Virginia Beach       VA
79            181  Austin Northwest Courtyards    9409 Stonelake Boulevard        Austin               TX
80            65   Rosewood Village Shopping Ctr  3080 Marlo Road                 Santa Rosa           CA
81            76   Peppertree Apartments -2       2701 Longmire                   College Station      TX
82             7   750 Walnut                     750 Walnut                      Cranford             NJ
83            131  Delchamps Plaza                3046 Indiana Avenue             Vicksburg            MS
84           CL02  Bon-Ton Department Store       Marketplace Mall                Henrietta            NY
85            17   Brandy-Providence Plaza        1235 Providence Boulevard       Deltona              FL
86            71   Hawkin-Pathmark                517 Route 72 West               Stafford Township    NJ
87            11   Baytower Corporate Center      15901 Hawthorne Boulevard       Lawndale             CA
88            68   Park on Bandera                2011 Bandera Road               San Antonio          TX
89            144  Plaza de la Fiesta I           2661, 2667 E. Florence          Huntington Park      CA
90            147  Kinnelon Mall                  25 Kinnelon Road                Kinnelon             NJ
91            81   Quail Ridge Center             Nogales & La Puente             West Covina          CA
92            46   The Hamlet Apartments*         1319-159th Avenue               San Leandro          CA

           SOHO-SUMMARY
           -------------------------------------- ------------------------------- -------------------- -----
93      1     91A  Soho Properties                93-99 Greene Street             New York             NY
93      2     91B  116-118 Wooster                116-118 Wooster                 New York             NY
93            91   SOHO-SUMMARY

94            36   Gat-Rancho Del Oro             805-835 College Boulevard       Oceanside            CA
95            126  Comfort Inn                    100 Indian Center Court         Kingsport            TN
96            177  Wendland Plaza                 1001-1033 Fort Hood Street      Killeen              TX
97            41   GF-Philadelphia Holiday Inn    900 Packer Avenue               Philadelphia         PA
98            40   GF-North Haven Holiday Inn     201 Washington Avenue           New Haven            CT
99            55   Los Verdes                     1010 48th Street                Phoenix              AZ
100           78   Plaza Riviera                  1611 S. Catalina Avenue         Redondo Beach        CA
101           77   Pine Cove Apartments           2354 Pine Cove Circle           Gainesville          GA
102           139  Glastonbury Country Club       239 Country Club Road           Glastonbury          CT
103           43   Gloversville                   Arterial Route 30A              Gloversville         NY
104           12   Belltowne Apartments           327 Columbus Drive              Columbus             OH
105           130  Delchamps Plaza-Alexandria     1335 Peterman Drive             Alexandria           LA
106           127  Country Club Plaza*            4421 Nelson Road                Lake Charles         LA
107           109  Woolworth Center               949-959 Southern Boulevard      New York             NY
108           35   Gat-Palm Promenade             South Palm Avenue               San Diego            CA
109           124  Choctaw Plaza                  U.S. Highway 90                 Waveland             MS
110           114  Alexander Plaza                301-435B Highway 96             Franklin             TN
111            5   538 Madison                    538 Madison                     New York             NY
112           69   Park Place Apartments          100 Belle Fontaine Drive        Lafayette            LA
113           176  Village Inn                    1 Beach Street                  Narragansett         RI
114           61   Ocotillo Apartments            1780 W. Missouri                Phoenix              AZ
115           34   Gat-East County Square         13465 Camino Square             Lakeside             CA
116           140  Hampton Inn-Robinsonville      7500 Commerce Landing Road      Robinsonville        MS
117           53   Jefferson Oaks                 8155 Jefferson Highway          Baton Rouge          LA

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           ORIGINAL  CUT-OFF DATE
                                           PRINCIPAL  PRINCIPAL   CUT-OFF DATE
LOAN                                         LOAN        LOAN      PRINCIPAL                                1996 PERIOD
 NO.   ZIP          PROPERTY TYPE           BALANCE    BALANCE    BALANCE/UNIT 1994 NOI 1995 NOI  1996 NOI      NOI
---- ----- ------------------------------ --------- ------------ ------------ -------- --------- --------- -----------
59    10468 Retail-Unanchored             5,750,000 5,746,743           308   965,496  972,692   916,228     12/31/96
60    23150 Hotel-Full Svc                5,700,000 5,676,169        35,476   862,872  975,385 1,069,887     10/31/96
61    10550 Retail-Single Tenant          5,705,000 5,659,824            99                      845,572       9/1/96
62    95361 Retail-Anchored               5,650,000 5,650,000             6   751,425            747,372     12/31/96
63    77056 Hotel-Limited Svc             5,600,000 5,600,000        60,870            757,288   980,593     12/31/96

64    12538 Multifamily                   3,200,000 3,198,267        16,235                      483,082     12/31/96
64    19094 Multifamily                   2,200,000 2,198,809        13,743   381,516  219,610   219,954     12/31/96
     -----                                --------- ------------ ------------ -------- --------- --------- -----------
64                                        5,400,000 5,397,076        15,118   381,516  219,610   703,036

65    08301 Warehouse/Industrial          5,700,000 5,390,704            27   381,400  372,935   803,088     12/31/96
66    90120 Retail-Anchored               5,400,000 5,380,867           702   659,993  733,032   613,722     12/31/96
67    91763 Credit Lease-Bookstore        5,153,846 5,138,454           122
68    34621 Retail-Anchored               5,120,000 5,106,985            60   623,793  621,695   702,096     12/31/96
69    88310 Retail-Anchored               5,120,000 5,084,588            22   662,805  701,814   856,318     12/31/96
70    19341 Hotel-Limited Svc             5,049,000 5,049,000        40,718   561,475  735,862   846,922     12/31/96
71    23451 Hotel-Limited Svc             5,065,800 5,033,013        45,755   864,988  1,001,605 1,001,587   12/31/96
72    14617 Credit Lease-Mall Anchor Store5,091,000 5,002,685            49
73    92629 Retail-Anchored               5,000,000 5,000,000            61   656,958  629,160   586,754     12/31/96
74    93405 Multifamily                   5,000,000 4,967,043        38,805   498,485  670,378   966,967     12/31/96
75    63126 Retail-Single Tenant          4,830,000 4,830,000            53
76    92075 Office                        4,750,000 4,750,000           108            795,358   722,113     12/31/96
77    33317 Multifamily                   4,750,000 4,693,572        25,648   671,825  729,497   681,047     12/31/96
78    23455 Multifamily                   4,700,000 4,565,037        16,783            903,925   894,395     12/31/96
79    78759 Hotel-Limited Svc             4,500,000 4,500,000        57,692                      417,332     12/31/96
80    95403 Retail-Anchored               4,500,000 4,486,168            89   686,602  586,083   613,452     12/31/96
81    77845 Multifamily                   4,500,000 4,465,492        21,469   659,196  636,751   650,245     12/31/96
82    07016 Office                        4,500,000 4,457,716            26   285,727  963,919   973,387     12/31/96
83    39180 Retail-Anchored               4,416,746 4,416,746            59   596,255  577,105   614,629     12/31/96
84    14467 Credit Lease-Mall Anchor Store4,451,000 4,373,786            44
85    32725 Retail-Anchored               4,320,000 4,309,019            53   505,988  580,210   566,944     12/31/96
86    08050 Retail-Single Tenant          4,300,000 4,265,950            77                      715,165       9/1/96
87    90260 Office                        4,256,250 4,217,454            56
88    78228 Multifamily                   4,158,000 4,130,166        17,575            559,892   303,111     12/31/96
89    90255 Retail-Unanchored             4,100,000 4,100,000           108   503,077  325,559   339,778     12/31/96
90    07405 Retail-Anchored               4,050,000 4,050,000            40   670,645  676,626   336,504     12/31/96
91    91792 Retail-Anchored               4,000,000 3,989,441            57   504,675  574,870   557,947     12/31/96
92    94578 Multifamily                   4,000,000 3,964,039        27,338   342,016  558,621   621,045     12/31/96

     ----- ------------------------------ --------- ------------ ------------ -------- --------- --------- -----------
93    10012 Mixed Use                     1,975,000 1,975,000           198   402,681  441,362   266,888     12/31/96
93    10012 Mixed Use                     1,975,000 1,975,000           494   77,748   79,990    40,670      12/31/96
     -----                                --------- ------------ ------------ -------- --------- --------- -----------
93                                        3,950,000 3,950,000           282   480,429  521,352   307,558

94    92116 Retail-Anchored               3,900,000 3,888,962            89                      400,920     12/31/96
95    37660 Hotel-Limited Svc             3,750,000 3,750,000        30,738   709,417  601,382   679,436     12/31/96
96    76541 Retail-Anchored               3,601,895 3,601,895            23   601,552  590,911   636,645     12/31/96
97    19148 Hotel-Full Svc                3,500,000 3,485,367        14,644   794,823  716,775   740,941     10/31/96
98    06519 Hotel-Full Svc                3,500,000 3,485,367        24,895   390,776  665,403   809,804     10/31/96
99    85008 Multifamily                   3,450,000 3,440,281        17,288   316,312  426,170   423,073     12/31/96
100   90277 Office                        3,400,000 3,371,617            73                      303,267     12/31/96
101   30504 Multifamily                   3,300,000 3,277,316        20,875   358,750  443,854   419,178     12/31/96
102   06073 Golf                          3,200,000 3,170,625           NAP   475,631  615,904   579,875     12/31/96
103   12078 Retail-Anchored               3,200,000 3,132,822            23   551,286  579,601   476,520     12/31/96
104   43213 Multifamily                   3,112,000 3,039,492        15,831   473,311  487,767   504,828      9/30/96
105   71309 Retail-Anchored               3,028,169 3,028,169            47   418,130  429,805   405,721     12/31/96
106   70605 Retail-Anchored               3,004,240 3,004,240            46   403,566  403,078   394,829     12/31/96
107   10459 Retail-Anchored               3,000,000 2,994,904            38   577,314  608,949   672,066     12/31/96
108   92173 Retail-Anchored               3,000,000 2,991,509            93                      372,226     12/31/96
109   28045 Retail-Anchored               2,951,288 2,951,288            24   418,459  440,332   445,211     12/31/96
110   39576 Retail-Anchored               2,933,905 2,933,905            30   405,611  448,794   438,621     12/31/96
111   10022 Office                        2,920,400 2,918,125           317   263,790  36,797    464,042     12/31/96
112   70506 Multifamily                   2,852,500 2,836,709        14,852   456,688  508,269   492,782     12/31/96
113   02882 Hotel-Full Svc                2,800,000 2,800,000        46,667   567,766  603,988   578,491     12/31/96
114   85022 Multifamily                   2,779,130 2,746,972        15,608   370,390  400,227   390,070     12/31/96
115   92130 Retail-Anchored               2,740,000 2,732,245            96                      169,850     12/31/96
116   38664 Hotel-Limited Svc             2,600,000 2,600,000        32,500            506,409   727,371     12/31/96
117   70809 Multifamily                   2,617,000 2,510,761        24,615   358,695  289,419   429,691     12/31/96

 * Mortgaged Properties secured, or partially secured, by a Leasehold Estate.

** Property occupied by such tenant is not owned by the Related Borrower.


                                                                         ANNUAL
                                                                          DEBT   MORTGAGE  INTEREST
U/W NOI   1994 REV  1995 REV   1996 REV    UW REV   NET CASH FLOW  DSCR  SERVICE   RATE      CALC.
-------  --------- ---------  ---------  ---------  ------------- ----  -------  --------  --------
898,628  1,296,675  1,327,651  1,368,638 1,326,338     828,643     1.38  599,975   9.440    ACT/360
999,711  3,924,853  4,170,812  4,439,093 4,394,453     779,988     1.31  596,658   9.480    30/360
811,749                          845,572   845,572     803,139     1.29  621,132   9.980    30/360
767,527    936,044               972,579   956,453     718,554     1.32  542,610   8.940    ACT/360
987,086             2,076,996  2,419,666 2,413,238     866,424     1.57  550,655   8.710    ACT/360

CIMMERING-SUMMARY
---------------------------------------------------------------------------------------------------
443,420                        1,139,849 1,084,931     413,870
371,543    774,678    702,962    721,360   841,061     331,543
-------  --------- ---------  ---------  ---------  -------------
814,963    774,678    702,962  1,861,209 1,925,992     745,413     1.31  570,215   9.590    ACT/360

791,276    589,516    635,537  1,082,259 1,080,415     666,346     1.06  626,453   9.250    30/360
736,738    757,554    822,760    708,740   830,570     708,327     1.29  549,357   9.125    ACT/360
                                                           NAP      NAP  569,583   9.267    30/360
655,636    802,104    807,913    886,043   880,312     601,693     1.21  493,044   8.970    ACT/360
848,963  1,292,299  1,349,918  1,508,724 1,508,622     713,169     1.34  530,407   9.350    30/360
815,530  1,731,151  1,954,255  2,190,258 2,109,048     710,078     1.34  529,777   9.510    ACT/360
928,372  2,215,357  2,384,778  2,366,890 2,334,656     811,639     1.39  584,218   9.940    ACT/360
                                                           NAP      NAP  574,293   9.621    30/360
715,972    868,670    834,734    806,480   936,256     623,917     1.27  492,301   9.220    ACT/360
830,994  1,755,567  1,897,991  2,014,102 2,111,522     798,994     1.59  503,518   9.000    ACT/ACT
640,478                                    687,254     620,527     1.33  472,628   9.150    ACT/360
648,531             1,048,405    968,240   897,398     582,405     1.24  470,560   8.800    ACT/360
669,933  1,248,532  1,293,944  1,318,868 1,333,530     618,876     1.28  483,426   9.130    30/360
916,031             1,518,765  1,520,130 1,566,634     848,031     1.66  510,521   9.950    30/360
790,801                        1,418,645 2,035,664     689,018     1.52  454,276   8.810    ACT/360
630,333    936,691    878,037    886,898   899,762     576,380     1.39  415,979   8.520    ACT/360
640,365  1,170,474  1,168,787  1,206,870 1,218,766     577,965     1.31  441,088   8.980    30/360
919,434    838,783  1,556,093  1,613,481 1,604,642     821,077     1.72  478,583   8.790    30/360
576,307    716,774    690,197    725,813   714,735     538,049     1.28  421,509   8.870    ACT/360
                                                           NAP      NAP  502,092   9.621    30/360
537,507    672,915    757,449    728,651   733,399     497,530     1.21  416,004   8.970    ACT/360
686,558                          715,165   715,165     678,270     1.45  468,162   9.980    30/360
593,287                                    972,130     496,065     1.10  452,648   9.680    ACT/360
653,397             1,006,243  1,208,136 1,206,176     594,647     1.47  405,070   9.100    30/360
580,331    807,228    615,004    597,291   858,050     527,494     1.28  411,907   9.450    ACT/360
507,408  1,155,985  1,076,036  1,101,156 1,024,765     465,004     1.21  385,117   8.830    ACT/360
561,665    764,734    823,690    794,330   832,653     522,385     1.38  379,680   8.810    ACT/360
570,001    742,132  1,138,907  1,250,193 1,228,720     533,171     1.45  367,039   8.440    30/360

SOHO-SUMMARY
---------------------------------------------------------------------------------------------------
506,838    628,411    634,324    629,353   730,740     476,377
 78,128    175,696    179,429    185,013   177,741      69,569
-------  --------- ---------  ---------  ---------  -------------
584,966  1,181,116  1,270,608  1,438,251 1,556,035     545,946     1.30  420,410   9.690    30/360

470,862                          490,709   587,765     415,576     1.24  373,201   8.900    30/360
630,002  1,435,553  1,357,731  1,504,744 1,466,161     556,694     1.38  401,957   9.780    ACT/360
559,923    703,205    718,700    746,501   713,569     508,661     1.47  344,985   8.910    ACT/360
823,563  6,561,218  6,798,949  6,811,317 6,823,939     482,360     1.32  366,369   9.480    30/360
792,486  3,388,148  3,864,249  3,904,463 3,968,309     594,071     1.62  366,369   9.480    30/360
456,872    711,614    823,834    848,724   889,527     406,127     1.27  319,211   8.530    ACT/360
438,509                          515,601   634,972     371,581     1.05  354,485   9.430    ACT/360
433,993    686,389    765,020    813,528   825,394     402,593     1.27  317,776   8.970    30/360
579,875  2,604,875  2,599,729  2,424,280 2,599,729     502,193     1.24  404,230  11.300    ACT/360
561,846    872,471    892,921    814,420   906,849     501,903     1.20  416,676   8.920    30/360
485,380    820,042    851,449    904,618   891,068     437,380     1.43  306,261   8.720    30/360
401,087    514,090    518,243    516,282   517,567     368,803     1.28  288,991   8.870    ACT/360
409,347    524,499    535,045    498,953   514,494     366,984     1.28  286,708   8.870    ACT/360
648,469  1,009,907    987,133  1,041,675 1,042,779     592,673     1.76  336,949  10.050    ACT/360
404,334                          444,642   508,434     356,021     1.24  287,078   8.900    30/360
413,817    522,570    535,241    541,157   539,386     351,768     1.24  282,671   8.910    ACT/360
412,508    493,591    529,506    540,198   531,327     351,027     1.25  281,006   8.910    ACT/360
383,629    427,602    336,245    656,381   526,355     358,519     1.24  288,813   9.270    ACT/360
505,675    833,562    882,351    906,003   896,832     457,675     1.65  277,889   9.100    30/360
555,456  1,229,723  1,261,937  1,276,460 1,297,660     490,573     1.52  322,913   9.940    ACT/360
406,960    836,670    869,509    949,532   969,408     360,250     1.44  249,373   8.200    30/360
414,428                          228,474   489,934     371,858     1.24  262,198   8.900    30/360
493,570             1,126,666  1,573,537 1,336,406     426,750     1.49  286,965   9.310    ACT/360
379,416    643,597    636,538    730,614   733,784     356,676     1.28  278,096   9.670    30/360

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                MATURITY DATE/
 STATED   ANTICIPATED ANTICIPATED            REMAINING                            ANTICIPATED     ORIGINAL
MATURITY   REPAYMENT   REMAINING   REMAINING  LOCKOUT                              REPAYMENT    AMORTIZATION YEAR BUILT/
   DATE      DATE         TERM      LOCKOUT   AND YM    LOCKBOX     VALUE   LTV    DATE LTV         TERM      RENOVATED
-------- -----------  ----------- --------- ---------  --------- ---------  --- -------------- ------------  -----------
  5/1/07                  119          35       113    No         9,500,000  60%      51%           300       1912
  1/1/22    1/1/07        115         114       114    Modified   9,500,000  60%      50%           300       1988
  9/1/21    9/1/06        111          75       107    No         8,100,000  70%      60%           300       1993
  6/1/27    6/1/07        120         114       114    Springing  7,800,000  72%      65%           360       1985 / 1996
  6/1/22    6/1/07        120         117       117    Springing  9,100,000  62%      51%           300       1963 / 1995
                                                                  5,000,000                                   1968
                                                                  3,610,000                                   1963
--------                                                         ---------
  5/1/22    5/1/07        119         112       112    Springing  8,610,000  63%      53%           300

  9/1/01                   51           0        51    No         7,650,000  70%      62%           240       1976
  2/1/22    2/1/07        116         110       110    Springing  9,000,000  60%      50%           300       1953 / 1990
  1/1/17                  235         229       229    Hard             NAP NAP                     237       1977 / 1996
  1/1/27    1/1/07        115         113       113    Springing  6,100,000  80%      72%           360       1984
 10/1/06                  112          76       106    Hard       6,300,000  81%      68%           300       1970 / 1994
  6/1/22    6/1/04         84          79        79    Springing  6,800,000  74%      67%           300       1989
  1/1/17    1/1/07        115         114       114    Hard       8,700,000  58%      43%           240       1984 / 1997
  6/1/16                  228           0       228    Hard             NAP NAP                     240       1992
  6/1/27    6/1/07        120         113       113    Springing  7,100,000  70%      63%           360       1965
 11/1/06                  113          29       107    No         8,100,000  61%      51%           300       1965 / 1994
  6/1/27    6/1/07        120         113       113    Hard       7,600,000  63%      57%           360       1992
  6/1/22    6/1/07        120         107       107    Springing  7,150,000  66%      55%           300       1984
  5/1/06                  107           0       101    No         6,650,000  71%      59%           300       1973
  9/1/19                  267           0        87    No         7,500,000  61%                    300       1973 / 1979
  6/1/22    6/1/07        120         117       117    Springing  7,000,000  64%      51%           300       1996
  1/1/22    1/1/07        115         109       109    Springing  6,000,000  75%      67%           360       1988
 10/1/03                   76          16        70    No         6,520,000  68%      63%           332       1978
 12/1/06                  114         113       113    No        12,000,000  37%      27%           240       1940 / 1994
  6/1/27    6/1/07        120         117       117    Springing  5,800,000  76%      68%           360       1987
  6/1/16                  228           0       228    Hard             NAP NAP                     240       1992
  1/1/27    1/1/07        115         113       113    Springing  5,600,000  80%      72%           360       1985 / 1992
  9/1/21    9/1/06        111          75       105    No         6,850,000  62%      53%           300       1993
  7/1/06                  109          49       103    No         5,700,000  74%      63%           300       1992
  7/1/06                  109           0       103    No         6,250,000  66%      60%           360       1970 / 1994
  6/1/27    6/1/07        120         113       113    Modified   6,000,000  68%      62%           360       1963 / 1997
  6/1/27    6/1/07        120         113       113    Springing  5,900,000  69%      61%           360       1973 / 1993
  1/1/27    1/1/07        115         113       113    Springing  6,200,000  64%      58%           360       1979
  4/1/06                  106           0       100    No         6,200,000  64%      57%           360       1980
                                                                  5,360,000                                   1881 / 1986
                                                                    800,000                                   1907 / 1984
--------                                                         ---------
 10/1/06                  112          76       106    Springing  6,160,000  64%      55%           300

  1/1/04                   79          31        73    No         6,000,000  68%      63%           360       1995
  6/1/22    6/1/07        120         114       114    Modified   5,800,000  65%      55%           300       1986 / 1994
  6/1/27    6/1/07        120         117       117    Springing  5,750,000  63%      56%           360       1978
  1/1/22    1/1/07        115         114       114    Modified   5,500,000  63%      53%           300       1972
  1/1/22    1/1/07        115         114       114    Modified   5,500,000  63%      53%           300       1974 / 1987
  1/1/27    1/1/07        115          31       109    No         4,600,000  75%      67%           360       1982 / 1994
 12/1/06                  114          54       108    No         4,450,000  76%      63%           300       1990
  6/1/06                  108           0       102    No         4,400,000  74%      67%           360       1984
  9/1/16                  231           0       231    No         4,840,000  66%                    240       1965 / 1995
 12/1/06                  114          78       108    No         4,800,000  65%      23%           156       1965 / 1985
  7/1/05                   97           0        91    No         4,100,000  74%      63%           300       1972
  6/1/27    6/1/07        120         117       117    Springing  4,225,000  72%      64%           360       1986
  6/1/27    6/1/07        120         117       117    Springing  4,220,000  71%      64%           360       1984
  4/1/22    4/1/07        118         112       112    No         5,900,000  51%      41%           270       1913 / 1992
  1/1/04                   79          31        73    No         4,390,000  68%      63%           360       1995
  6/1/27    6/1/07        120         117       117    No         3,800,000  78%      69%           360       1980
  6/1/27    6/1/07        120         117       117    Springing  4,750,000  62%      55%           360       1978
  4/1/27    4/1/07        118         112       112    Springing  4,400,000  66%      60%           360       1905 / 1996
  8/1/06                  110           0       104    No         4,075,000  70%      63%           360       1973 / 1994
  6/1/17    6/1/07        120         113       113    Hard       4,800,000  58%      43%           240       1983
  1/1/06                  103           0        97    No         3,725,000  74%      66%           360       1973
  1/1/04                   79          31        73    No         3,850,000  68%      63%           360       1996
  6/1/17    6/1/07        120         113       113    Springing  4,750,000  55%      39%           240       1994
  7/1/19                  265           0        85    No         3,650,000  69%                    300       1977

                                                                                         LEASE
         UNIT OF             OCCUPANCY    U/W                                          EXPIRATION
 UNITS   MEASURE  OCCUPANCY   PERIOD   OCCUPANCY         ANCHOR/MAJOR TENANT 1            DATE
-------  ------- ---------  ---------  ---------  ----------------------------------- ----------
 18,669     sf       100%     3/31/97      95%
    160   Rooms       75%    10/31/96      74%
 57,399     sf       100%     3/31/97      95%    Pathmark Stores, Inc.                   9/1/21
 94,588     sf       100%      3/1/97      95%    Save-Mart                             10/31/10
     92   Rooms       85%     4/25/97      80%

CIMMERING-SUMMARY
-------------------------------------------------------------------------------------------------
    197   Units       90%     2/25/97      90%
    160   Units       90%     1/14/97      90%
-------
    357   UNITS

202,148     sf       100%      3/1/97      95%    EM Lawrence                            6/30/00
  7,665     sf       100%     1/15/97      95%    Art Brillant Co. Ltd.                  9/30/06
 42,193     sf       100%      7/1/96      NAP    Borders, Inc.                          1/31/17
 84,441     sf        97%     12/1/96      95%    Kash N'Carry                           8/24/04
235,751     sf        72%      4/7/97      72%    Kmart                                  1/31/13
    124   Rooms       76%    12/31/96      73%
    110   Rooms       66%    12/31/96      66%
102,553     sf       100%    12/31/96             The Bon-Ton Department Stores, Inc.     7/1/16
 81,858     sf        95%    12/31/96      95%    Stats                                  1/31/05
    128   Units       97%     3/17/97      95%
 90,686     sf       100%    12/16/96      95%    Builders Square #1311                   1/1/22
 43,807     sf        86%      3/1/97      86%    Coldwell Banker                        7/31/02
    183   Units       98%     3/19/97      95%
    272   Units       94%     3/31/97      94%
     78   Rooms       90%     4/25/97      75%
 50,248     sf        92%     3/31/97      94%    Lad's Supermarket                       7/1/02
    208   Units       98%     1/14/97      88%
171,845     sf        87%     10/1/96      90%    Lab Corporation of America             7/31/09
 74,574     sf       100%      4/1/97     100%    Delchamps Plaza                         1/1/07
100,027     sf       100%    12/31/96      NAP    The Bon-Ton Department Stores, Inc.     7/1/16
 80,567     sf        97%     12/1/96      95%    Winn-Dixie                             9/26/04
 55,251     sf       100%     3/31/97      95%    Pathmark Stores, Inc.                   9/1/21
 75,010     sf        69%     3/31/96      80%
    235   Units       96%     9/30/96      94%
 38,024     sf        90%     4/15/97      90%
101,635     sf        98%     4/25/97      95%    Pathmark Supermarket                  10/31/98
 70,576     sf        95%     10/1/96      95%    Seafood City Supermarket                2/1/09
    145   Units      100%     3/13/97      95%

SOHO-SUMMARY
---------------- ---------  ---------  ---------  ----------------------------------- ----------
 10,000     sf       100%      4/1/97      95%
  4,000     sf       100%     4/11/97      95%
-------
 14,000     SF

 43,750     sf        80%      3/1/97      88%    National Furniture                     3/31/00
    122   Rooms       65%     12/1/96      64%
155,134     sf        95%     3/26/97      95%    Kmart                                   1/1/03
    238   Rooms       84%      9/1/96      76%
    140   Rooms       85%     10/1/96      73%
    199   Units       94%    11/15/96      92%
 46,325     sf        88%      2/3/97      88%
    157   Units       90%    12/31/96      93%
    NAP    NAP        NAP         NAP     NAP
138,245     sf       100%      1/1/97      95%    Ames Department Store                   1/1/06
    192   Units       97%      4/1/97      95%
 63,777     sf        97%     3/26/97      97%    Delchamps                               1/1/06
 65,837     sf        95%     3/26/97      95%    HEB                                     1/1/04
 78,606     sf       100%     3/10/97     100%    F.W. Woolworth Co.                     1/31/02
 32,200     sf        96%     2/28/97      88%    Petries                                8/30/05
124,372     sf        99%     3/26/97      99%    Delchamps                               1/1/06
 98,581     sf        96%     3/26/97      95%    Silk Tree Factory/Wal-Mart              1/1/99
  9,200     sf       100%     2/28/97      93%    Celine                                  7/1/98
    191   Units      100%    12/25/67      95%
     60   Rooms       55%    12/31/96      55%
    176   Units       91%      1/1/97      92%
 28,500     sf        72%     2/28/97      88%    Famous Footwear                        5/31/01
     80   Rooms       84%    12/31/96      75%
    102   Units       93%     12/1/96      93%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 % OF                                LEASE     % OF                                      LEASE    % OF
TOTAL                              EXPIRATION  TOTAL                                  EXPIRATION  TOTAL
  SF      ANCHOR/MAJOR TENANT 2      DATE 2     SF        ANCHOR/MAJOR TENANT 3         DATE 3     SF
-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
 100%
  49%  Payless                      11/30/10     21%

  47%  G-III Leather Fashions        6/30/00
  70%
 100%
  40%  Walgreens
  38%  J.C. Penney                   3/30/02     16% Beall's                            3/31/02     11%
 100%
  31%

 100%
  17%

  20%
  47%  Crowley American Transport   11/30/99     17% Wilson UTC                        11/30/99     23%
  56%
 100%
  52%  Eckerds
 100%

  56%
  43%

-----  -------------------------- ----------  -----  -------------------------------  ---------- -----

-----

  19%  **Walmart                         NAP    NAP  **Vons                                 NAP    NAP
  58%  Lack's Stores, Inc.            1/1/04     26% **HEB Grocery                          NAP    NAP

  54%  P&C Food Store                1/31/07
  66%
  51%
  43%
  28%  Blockbuster Video            12/31/06     17% Famous Footwear                   10/31/00     16%
  23%  Kmart                          1/1/05     53%
  63%
  33%  Vermont Teddy Bear            10/1/06     31% Caspian Pearl                      10/1/06     19%

  18%  **Walmart                         NAP    NAP  **Vons                                 NAP    NAP


             CSFB
LOAN  ASSET CONTROL
 NO.    #      #            PROPERTY NAME                      ADDRESS                        CITY           STATE
---- ----- ------- ----------------------------- ---------------------------------- ----------------------- -----
118           108  Woodbridge Jewelry Exchange   One Woodbridge Center, Route 9     Woodbridge              NJ
119           88   Seabrook Apartments           6730 Everhart Road                 Corpus Christi          TX
120           102  West End Plaza                5900,5910,5930 Greenbelt Road      Greenbelt               MD
121           27   Dali Travel                   1059 W. Ball Road                  Anaheim                 CA
122           86   Rustic Ridge Apartments       2029 Calla Lorca                   Santa Fe                NM
123           96   Two Corporate Place           Route 114                          Middletown              RI
124           105  The Willows Apartments        10919 Fondren Road                 Houston                 TX
125           28   Days Inn (Lake Charles)       1010 N. Martin Luther King Highway Lake Charles            LA
126           63   Orchid                        94 Belinda County Parkway          Mount Juliet            TN
127           80   Public Storage                10850 Beach Boulevard              Stanton                 CA
128           66   Papago Springs Apartments     1819 North 40th Street             Phoenix                 AZ
129           52   Inducon Amherst*              60-70-80-90 Earhart Drive          Williamsville (Amherst) NY
130           172  St Augustine Self Storage     5 Willard Drive                    St Augustine            FL
131           20   Cabana Park Apts.             2524 Tulip Lane                    Las Vegas               NV
132           14   Brandy-Quincy Plaza           Cleveland Street U.S. Highway 90   Quincy                  FL
133           75   Peppertree Apartments -1      3011-3027 Broadway                 Fort Meyers             FL
134           74   Pennytree Apartments          232 S. Macdonald                   Mesa                    AZ
135           90   Shaker West Apartments        12500-12600 Shaker Boulevard       Cleveland               OH
136           21   Casa Valencia Apartments      4400 NW 21st Street                Lauderhill              FL
137           49   Holridge Apartments           12440 N. 20th Street               Phoenix                 AZ
138           32   Gallery Apartments            315 Guilbeau Road                  Lafayette               LA
139           92   Stanford Court Apartments     402-430 O'Keefe Street             East Palo Alto          CA
140           122  Carson Highlands Self Storage 10010 Highway 50 East              Carson City             NV
141            6   603 6th Avenue                595-603 Avenue of the Americas     New York                NY
142           110  Yorktown Apartments           2918 Brandon Avenue                Roanoke                 VA
143            1   1261-67 Forest Avenue         1267 Forest Avenue                 Staten Island           NY
144           31   Fieldside Apartments          99 Grove Street                    Groton                  CT
145            9   Annhurst Apartments           4600 C Annhurst Drive              Belcamp                 MD
146           89   Shaker North Apartments       12701 Shaker Boulevard             Cleveland               OH
147           99   Villa Bella Care              325 West Islay Street              Santa Barbara           CA
148           98   Valley West Plaza             5415 South 4090 West               Kearns                  UT
149           33   Gardena Terrace Inn           15902 S. Western Avenue            Gardena                 CA
150           156  Ocean Meadows Golf Course     6925 Whittier Drive                Goleta                  CA
151           115  Best Western-Bremen           US Highway 27 & I-20               Bremen                  GA
152           97   University Center             2001 Manhattan Avenue              East Palo Alto          CA
153           107  Winkler Villa Apartments      123 Winkler Road                   Houston                 TX
154           62   Orange Sussex                 3000 MacArthur Street              Pinehurst               TX
155           103  Whispering Oaks Apartments    550 Eraste Landry Road             Lafayette               LA
156           37   Stone Crest Plaza             3460,62, 64 Murphy Canyon Road     San Diego               CA
157           95   Twin Oaks Apartments          2275, 2278 & 2315 Central Avenue   Fort Myers              FL
158           30   Fe L. Higgins                 67 E. Barnett Avenue               Ventura                 CA
159           73   Pecan Shadows Apartments      480 West Parker Road               Houston                 TX
160           45   Granada Terrace Apartments    1301 Avenue A                      South Houston           TX
161           60   Oakdale Apartments            2302 N. 27th Street                Phoenix                 AZ
162           24   Croix Apartments              1901 Linhart Avenue                Fort Myers              FL

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  ORIGINAL  CUT-OFF DATE
                                  PRINCIPAL  PRINCIPAL   CUT-OFF DATE
LOAN                                LOAN        LOAN      PRINCIPAL                              1996 PERIOD
 NO.   ZIP      PROPERTY TYPE      BALANCE    BALANCE    BALANCE/UNIT 1994 NOI 1995 NOI 1996 NOI     NOI
---- -----  -------------------- --------- ------------ ------------ -------- -------- -------- -----------
118   07095 Retail-Unanchored    2,500,000 2,497,342    166          780,354  840,574  818,255    12/31/96
119   78413 Multifamily          2,500,000 2,444,687    14,816       408,382  320,792  395,896    12/31/96
120   20770 Retail-Anchored      2,400,000 2,382,985    100          240,485  235,961  248,041    12/31/96
121   92802 Hotel-Limited Svc    2,250,000 2,191,532    21,277                378,612  467,401      1/1/97
122   87505 Multifamily          2,200,000 2,189,530    22,808       282,621  313,931  323,442    12/31/96
123   02840 Office               2,200,000 2,184,544    31           532,945  374,317  453,822    12/31/96
124   77096 Multifamily          2,200,000 2,168,678    6,268                          451,454    12/31/96
125   70601 Hotel-Limited Svc    2,024,865 2,022,804    13,950                535,878  563,431    12/31/96
126   37122 Warehouse/Industrial 2,000,000 1,986,894    17
127   90680 Self Storage         1,981,000 1,974,158    4,069        267,488  302,305  280,267    12/31/96
128   85008 Multifamily          1,900,000 1,876,226    18,216       84,425   155,875  243,870    12/31/96
129   14221 Warehouse/Industrial 1,875,000 1,871,873    22           270,151  305,311  295,565    12/31/96
130   32086 Self Storage         1,800,000 1,800,000    3,564                 262,346  269,110    12/31/96
131   89101 Multifamily          1,800,000 1,769,378    17,694       116,064  278,845  288,674    12/31/96
132   32351 Retail-Anchored      1,757,000 1,752,204    18           154,974  188,795  288,628    12/31/96
133   33901 Multifamily          1,762,000 1,741,491    22,617       228,708  265,037  233,152    12/31/96
134   85202 Multifamily          1,672,000 1,653,860    11,328       188,520  266,176  281,356    12/31/96
135   44120 Multifamily          1,671,000 1,623,199    12,486       260,842  263,842  268,479    12/31/96
136   33313 Multifamily          1,600,000 1,568,692    19,609       305,357  317,729  223,687    12/31/96
137   85022 Multifamily          1,550,000 1,537,689    26,512       205,477  193,698  207,488    12/31/96
138   70506 Multifamily          1,540,000 1,531,562    10,076       262,284  274,090  249,617    12/31/96
139   94303 Multifamily          1,533,981 1,515,306    17,417       121,124  173,936
140   89702 Self Storage         1,500,000 1,499,128    2,571        191,261  244,699  239,421    12/31/96
141   10011 Mixed Use            1,500,000 1,497,119    141                   186,800  67,131     12/31/96
142   24015 Multifamily          1,490,000 1,468,729    14,122       228,949  218,898  246,507    12/31/96
143   10302 Retail-Anchored      1,480,000 1,451,362    56           377,446  377,354  356,408    12/31/96
144   06340 Multifamily          1,450,000 1,420,395    23,673       269,204  256,475  296,334    12/31/96
145   21017 Multifamily          1,430,000 1,403,583    20,949                231,337  238,631    12/31/96
146   44120 Multifamily          1,400,000 1,359,951    11,333       228,416  194,760  216,464    12/31/96
147   93101 Assisted Living      1,350,000 1,311,750    46,848       287,507  383,563  313,737    12/31/96
148   84118 Retail-Unanchored    1,304,000 1,303,298    30           195,770  200,923  245,218    12/31/96
149   90247 Hotel-Limited Svc    1,296,221 1,267,343    26,965                280,145  258,139    12/31/96
150   93117 Golf                 1,250,000 1,244,488    NAP                   111,908  224,446    12/31/96
151   30110 Hotel-Limited Svc    1,225,000 1,203,514    19,103       203,582  239,237  291,852    12/31/96
152   94303 Multifamily          1,200,000 1,186,782    20,115       76,248   139,146
153   77087 Multifamily          1,119,700 1,100,019    8,148        134,354  255,499  242,499    12/31/96
154   77630 Multifamily          1,010,000 998,080      8,458        168,602  151,307  134,527    12/31/96
155   70501 Multifamily          997,500   992,007      10,123       163,742  188,708  169,309    12/31/96
156   92100 Retail-Anchored      960,000   957,283      125                            137,897    12/31/96
157   33901 Multifamily          911,000   894,267      10,162       123,543  123,152  135,044    12/31/96
158   93001 Assisted Living      858,735   847,707      15,698                         218,481    12/31/96
159   77091 Multifamily          817,900   803,659      5,866        118,159  101,811  92,589     12/31/96
160   77587 Multifamily          862,900   792,601      5,081        233,462  218,583  239,206    12/31/96
161   85008 Multifamily          795,000   788,219      14,331       41,862   55,501   59,484      7/15/96
162   33901 Multifamily          787,000   777,839      21,607       109,794  114,858  108,915    12/31/96


                                                                         ANNUAL
                                                                          DEBT   MORTGAGE  INTEREST
U/W NOI   1994 REV  1995 REV   1996 REV    UW REV   NET CASH FLOW  DSCR  SERVICE   RATE      CALC.
-------  --------- ---------  ---------  ---------  ------------- ----  -------  --------  --------
847,422  1,165,191  1,214,297  1,235,160 1,284,589     809,310     2.82  287,125   9.880    ACT/360
418,496    685,623    697,901    731,682   764,356     374,771     1.48  252,787   9.050    30/360
336,985    271,214    278,808    294,019   410,748     315,929     1.29  245,645   9.200    30/360
410,496             1,067,758            1,410,381     339,977     1.37  247,284   9.250    30/360
320,791    615,925    624,385    654,673   675,267     296,791     1.34  221,037   9.250    30/360
410,288    793,433    638,910    688,991   676,178     307,389     1.28  239,711   9.990    30/360
490,185                        1,452,075 1,522,445     403,685     1.94  208,444   8.790    30/360
392,765             1,215,389  1,255,804 1,285,428     328,494     1.39  236,581  10.130    ACT/360
353,041                                    363,960     318,642     1.39  229,225   9.850    ACT/360
269,390    370,348    411,304    395,173   395,173     261,147     1.28  204,071   9.280    ACT/360
266,121    320,592    317,880    526,402   557,981     236,766     1.33  178,229   8.680    30/360
350,069    398,944    435,423    437,377   495,278     290,861     1.59  183,000   8.620    30/360
255,756               368,555    381,806   363,623     249,418     1.30  191,579   9.690    ACT/360
258,721    508,654    553,644    542,870   517,514     231,221     1.36  170,305   8.250    30/360
290,686    260,493    309,916    393,420   415,227     238,581     1.45  164,665   8.670    ACT/360
231,252    351,605    372,466    389,127   410,150     215,852     1.35  157,660   8.170    30/360
279,097    638,554    759,917    814,395   831,198     242,597     1.57  154,630   8.525    30/360
271,929    656,661    669,737    684,583   696,159     245,929     1.38  178,691   9.750    30/360
274,097    455,105    502,804    536,939   578,357     254,097     1.59  159,420   8.870    30/360
191,719    324,390    304,253    359,776   361,470     180,119     1.24  145,265   8.670    30/360
274,502    543,411    563,935    563,208   590,235     228,902     1.52  150,693   9.150    30/360
235,921    355,536    433,199              489,526     214,421     1.53  140,094   8.250    30/360
224,183    291,828    373,563    378,267   384,710     211,216     1.36  155,394   9.350    ACT/360
256,666               249,760    286,950   374,168     221,101     1.40  158,017   9.560    ACT/360
263,623    442,153    464,920    497,089   521,873     220,568     1.54  143,613   8.470    30/360
356,117    491,273    491,953    488,486   477,984     300,601     1.55  194,123  10.300    30/360
267,696    399,748    411,246    434,774   426,618     252,516     1.79  141,284   8.600    30/360
225,879               395,986    409,011   400,775     209,129     1.51  138,408   8.520    30/360
289,298    591,767    613,775    642,154   690,737     265,298     1.77  149,711   9.750    30/360
305,397    985,090  1,135,792  1,068,394 1,068,394     288,597     1.90  152,065   9.600    30/360
242,218    286,360    307,951    368,511   371,622     188,730     1.37  137,914   9.610    ACT/360
210,176               713,095    689,093   689,093     175,721     1.21  144,990   9.500    ACT/360
224,447               607,981    695,886   695,887     210,529     1.32  159,551  11.460    ACT/360
254,630    568,483    620,021    672,011   657,702     220,882     1.51  146,762  10.500    ACT/360
213,034    158,045    287,468              378,397     198,284     1.85  106,920   8.125    30/360
244,481    594,271    661,132    664,967   716,264     210,731     1.58  107,741   8.450    30/360
133,870    571,294    569,442    518,303   579,183     133,870     1.49   89,779   8.100    30/360
186,196    354,646    369,573    394,549   386,989     161,140     1.65   97,391   9.125    30/360
130,854                          154,739   162,088     117,924     1.24   91,865   8.900    30/360
139,330    254,972    296,655    294,144   315,835     117,330     1.35   85,610   8.170    30/360
200,179                          401,824   409,406     181,279     1.94   93,640  10.000    30/360
116,938    570,394    611,554    608,947   649,594      82,688     1.58   79,098   8.510    30/360
233,183    675,104    688,336    714,844   721,735     194,183     1.58  122,711   8.800    30/360
117,322    186,335    212,054    176,700   255,072     104,672     1.26   83,218   9.480    30/360
 97,099    176,355    182,122    189,069   190,798      89,899     1.35   70,419   8.170    30/360

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                MATURITY DATE/
 STATED   ANTICIPATED ANTICIPATED            REMAINING                            ANTICIPATED     ORIGINAL
MATURITY   REPAYMENT   REMAINING   REMAINING  LOCKOUT                              REPAYMENT    AMORTIZATION YEAR BUILT/
   DATE      DATE         TERM      LOCKOUT   AND YM    LOCKBOX     VALUE   LTV    DATE LTV         TERM      RENOVATED
-------- -----------  ----------- --------- ---------  --------- ---------  --- -------------- ------------  -----------
  5/1/07                  119          83       119    No         6,230,000  40%      29%           240       1971 / 1989
  7/1/05                   97           0        91    No         3,380,000  72%      61%           300       1978
 10/1/06                  112          52       106    No         3,630,000  66%      55%           300       1965
  1/1/06                  103          31       113    No         3,400,000  64%      48%           240       1973 / 1983
 11/1/03                   77          41        71    No         3,100,000  71%      66%           330       1971
  9/1/06                  111          51       105    No         3,200,000  68%      58%           300       1985
  7/1/05                   97           0        91    No         3,650,000  59%      54%           360       1978 / 1994
  5/1/17     5/1/07       119         113       113    Springing  2,700,000  75%      55%           240       1976
  1/1/07                  115         108       108    No         3,475,000  57%      42%           240       1984 / 1995
  2/1/22     2/1/04        80          74        74    No         2,780,000  71%      64%           300       1973
  9/1/05                   99           0        93    No         2,650,000  71%      64%           360       1972 / 1994
 3/18/22    3/18/04        81          80        80    Springing  3,400,000  55%      49%           300       1986 / 1988
  6/1/22     5/1/04        83          76        76    No         2,670,000  67%      61%           300       1987 / 1994
  2/1/06                  104           0        98    No         2,450,000  72%      60%           300       1963
  1/1/27     1/1/07       115         113       113    Springing  2,750,000  64%      57%           360       1976 / 1994
  1/1/06                  103           0        97    No         2,350,000  68%      60%           360       1990 / 1996
  1/1/06                  103           0        97    No         2,755,000  60%      54%           360       1962
 10/1/19                  268           0        88    No         2,400,000  68%                    300       1955 / 1994
 10/1/05                  100           0        94    No         2,500,000  63%      53%           300       1971 / 1994
  5/1/03                   71           0        65    No         2,100,000  73%      69%           360       1986 / 1995
  8/1/06                  110           0       104    No         2,200,000  70%      63%           360       1971
 12/1/05                  102           0        96    No         2,600,000  58%      51%           341       1966 / 1994
  5/1/22     5/1/07       119         113       113    Hard       2,100,000  71%      60%           300       1987 / 1994
  3/1/04                   81          78        78    Springing  3,000,000  50%      45%           300       1890
  4/1/03                   70           0        64    No         2,000,000  73%      66%           300       1964
 10/1/06                  112          76       106    Springing  3,300,000  44%      23%           180       1990
 10/1/05                  100           0        94    No         2,100,000  68%      57%           300       1972 / 1995
 12/1/05                  102           0        96    No         2,300,000  61%      51%           300       1984
 10/1/19                  268           0        88    No         2,100,000  65%                    300       1949 / 1994
 11/1/15                  221         101       101    No         2,500,000  52%                    240       1978 / 1993
  5/1/22     4/1/07       118         117       117    Springing  2,450,000  53%      45%           300       1976
  3/1/06                  105          33        99    No         1,670,000  76%      56%           240       1985
  2/1/17                  236          30       176    No         1,880,000  66%                    240       1964 / 1995
 5/10/16    5/10/16       107          70       106    No         1,900,000  63%      48%           240       1988
  2/1/06                  104           0        98    No         2,060,000  58%      51%           360       1964 / 1995
  1/1/06                  103           0        97    No         1,750,000  55%      35%           300       1970 / 1994
  1/1/06                  103           0        96    No         1,500,000  67%      59%           360       1968 / 1996
  8/1/06                  110           0       104    No         1,425,000  70%      63%           360       1972
  1/1/04                   79          31        73    No         1,400,000  68%      63%           360       1995
  1/1/06                  103           0        97    No         1,600,000  68%      60%           300       1973 / 1994
  3/1/03                   69          32        63    No         1,000,000  85%      78%           300       1964
  1/1/06                  103           0        97    No         1,480,000  55%      35%           300       1973 / 1993
  1/1/06                  103           0        97    No         1,700,000  55%      35%           132       1962
  8/1/06                  110          50        96    No         1,100,000  72%      61%           300       1963 / 1994
  1/1/06                  103           0        97    No         1,050,000  68%      60%           360       1985

                                                                                LEASE
         UNIT OF             OCCUPANCY    U/W                                 EXPIRATION
 UNITS   MEASURE  OCCUPANCY   PERIOD   OCCUPANCY     ANCHOR/MAJOR TENANT 1       DATE
-------  ------- ---------  ---------  ---------  -------------------------- ----------
 15,000     sf       100%      4/1/97     100%
    165   Units       96%    12/31/96      95%
 23,869     sf       100%      4/1/97      90%    CVS                           7/31/11
    103   Rooms       52%     2/25/97      66%
     96   Units       98%     9/30/96      95%
 69,666     sf       100%     12/1/96      95%    General Dynamics              1/31/99
    346   Units       96%     1/25/97      95%
    145   Rooms       76%     12/1/96      75%
115,438     sf       100%    12/11/96      90%    Orchid Manufacturing Group     1/1/08
    485   Units       88%     4/18/97      85%
    103   Units       83%     3/31/97      92%
 84,500     sf        94%      1/9/97      94%
    505   Units       97%      4/2/97      94%
    100   Units       99%      3/1/97      95%
 95,506     sf        90%     12/1/96      91%    Winn Dixie                     1/1/09
     77   Units      100%      2/1/97      95%
    146   Units       94%      4/1/97      94%
    130   Units       96%      1/6/97      95%
     80   Units       95%     10/1/96      95%
     58   Units       95%      2/1/97      95%
    152   Units       92%    12/25/96      92%
     87   Units       95%     4/10/97      95%
    583   Units       90%      4/4/97      90%
 10,600     sf        89%     2/17/97      94%
    104   Units       97%      3/5/97      95%
 25,850     sf       100%     4/23/97      80%    Blockbuster Video              2/1/00
     60   Units       93%    12/31/96      95%
     67   Units       94%    12/27/96      94%
    120   Units       95%      4/7/97      95%
     28    Beds       79%      3/1/97      85%
 43,389     sf        97%     3/14/97      93%    Kidco Daycare                 12/1/01
     47   Rooms       70%    12/31/96      70%
    NAP    NAP        NAP         NAP     NAP
     63   Rooms       70%    12/31/95      70%
     59   Units       94%     4/10/97      95%
    135   Units       94%     1/21/97      94%
    118   Units       93%     12/1/96      93%
     98   Units       99%    12/25/96      95%
  7,675     sf       100%     2/28/97      88%    Payless Shoe Source          10/31/05
     88   Units       86%     2/27/97      95%
     54   Rooms       98%      4/1/97      90%
    137   Units       91%     1/31/97      90%
    156   Units      100%     1/31/96      90%
     55   Units       83%      2/1/97      90%
     36   Units      100%     2/28/97      95%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 % OF                                LEASE     % OF                                      LEASE    % OF
TOTAL                              EXPIRATION  TOTAL                                  EXPIRATION  TOTAL
  SF      ANCHOR/MAJOR TENANT 2      DATE 2     SF        ANCHOR/MAJOR TENANT 3         DATE 3     SF
-----  -------------------------- ----------  -----  -------------------------------  ---------- -----
  41%

  27%
 100%

  46%

  29%
  16%  The Shed (Roosters)          12/1/02     14%  Pacific Rim Financial              6/1/01       5%

  52%  Radio Shack                  9/30/05     32%  **Walmart                             NAP     NAP


                                   ANNEX B
          SCHEDULE OF ADDITIONAL INFORMATION FOR CREDIT LEASE LOANS

 LOAN ASSET
 NO.    #     PROPERTY NAME/LOCATION     TENANT/LEASE GUARANTOR    TENANT INDUSTRY           PROPERTY TYPE
----  ----- -------------------------  ------------------------- -----------------  -------------------------------
            QUANTUM-SUMMARY
   6    1   Quantum-Shrewsbury, MA     Quantum Corporation       Computer Hardware  Research & Development Facility
   6    2   Quantum-Louisville, CO     Quantum Corporation       Computer Hardware  Research & Development Facility
   6        QUANTUM-SUMMARY

            FORTUNOFF-SUMMARY
                                       M. Fortunoff of Westbury
                                       Corp./Fortunoff
                                        Fine Jewelry &
   7    1   Fortunoff-Westbury, NY     Silverware, Inc.          Department Store   Free Standing Retail
                                       M. Fortunoff of Westbury
                                       Corp./Fortunoff
                                        Fine Jewelry &
   7    2   Fortunoff-Woodbridge, NJ   Silverware, Inc.          Department Store   Mall Anchor Store
   7        FORTUNOFF-SUMMARY

  11        Summit Bank-Cranford, NJ   Summit Bank               Banking            Office/Warehouse
  18        Tandy-Westbury, NY (4)     Tandy Corporation         Electronics        Free Standing Retail
            Regal Cinemas
  34        Theater-Henrietta, NY      Regal Cinemas, Inc.       Theater            Theater

            UNITED ARTISTS/HOYT
            CINEMAS-SUMMARY
                                       Roswell Mall Cinema, Inc.
                                       (dba Hoyt Cinemas)/
            Hoyt Cinemas                United Artists Theatre
  44    1   Theater-Meridan, CT        Circuit, Inc.             Theater            Theater
            Hoyt Cinemas               Roswell Mall Cinema, Inc.
  44    2   Theater-Windham, CT        (dba Hoyt Cinemas)/       Theater            Theater
                                        United Artists Theatre
                                       Circuit, Inc.
            UNITED ARTISTS/HOYT
            CINEMAS-SUMMARY

            Bon-Ton Department         The Bon-Ton Department
  46        Store-Greece, NY           Stores, Inc.              Department Store   Mall Anchor Store
            Kohl's Department          Kohl's Department Stores,
  47        Store-Springfield, MO      Inc.                      Department Store   Shopping Center Anchor Store
            Bon-Ton Department         The Bon-Ton Department
  52        Store-Victor, NY           Stores, Inc.              Department Store   Mall Anchor Store
            Borders Books and
  67        Music-Montclair, CA        Borders, Inc.             Book Store         Free Standing Retail
            Bon-Ton Department         The Bon-Ton Department
  72        Store-Irondoquit, NY       Stores, Inc.              Department Store   Mall Anchor Store
            Bon-Ton Department         The Bon-Ton Department
  84        Store-Henrietta, NY        Stores, Inc.              Department Store   Mall Anchor Store

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                TENANT/LEASE              CUT-OFF
      PROPERTY   GUARANTOR                 DATE                                          STATED  EXPIRATION CUT-OFF DATE
LOAN  OCCUPANCY RATING (S&P/             PRINCIPAL    LEASED    LEASED    DARK     DARK MATURITY OF PRIMARY ANNUAL DEBT
 NO.     (%)      MOODY'S)   LEASE TYPE   BALANCE    VALUE(1)    LTV    VALUE(2)   LTV    DATE   LEASE TERM   SERVICE
---- --------- ------------ ---------- ----------- ----------- ------ ----------- ---- -------- ---------- ------------
   6     100       BB/NA     Bond Type  $25,979,020 $38,000,000    68% $25,000,000 104% 10/1/06   10/31/06   $2,911,781
   6     100       BB/NA     Bond Type  $15,587,412 $24,400,000    64% $14,700,000 106% 10/1/06   10/31/06   $1,747,068
   6     100                            $41,566,432 $62,400,000    67% $39,700,000 105% 10/1/06   10/31/06   $4,658,849

   7     100       NA/NA     Bond Type          NAP $40,000,000    NAP $29,000,000  NAP  1/1/12    3/31/12          NAP
   7     100       NA/NA     Bond Type          NAP $15,100,000    NAP $ 9,300,000  NAP  1/1/12    8/03/12          NAP
   7     100                            $41,109,836 $55,100,000    75% $38,300,000 107%                      $5,083,646

  11     100       A-/A3     Triple Net $29,347,770 $31,000,000    95% $21,000,000 140% 5/31/17    5/31/17   $2,632,724
  18      (5)     A-/Baa2    Double Net $15,172,330 $18,500,000    82% $20,900,000  73%  4/1/22    9/30/25   $1,443,366
  34     100       BB+/NA    Double Net $ 9,473,684 $10,700,000    89% $ 9,200,000 103%  3/1/22    3/31/22   $  891,821

  44     100      BB-/Ba3    Triple Net         NAP $ 6,400,000    NAP $ 5,300,000  NAP  1/1/08   12/31/07          NAP
  44     100      BB-/Ba3    Triple Net         NAP $ 3,200,000    NAP $ 2,400,000  NAP  1/1/08   12/31/07          NAP

         100                            $ 7,202,940 $ 9,600,000    75% $ 7,700,000  94%                      $1,041,038

  46     100       NA/NA     Bond Type  $ 7,136,023 $ 7,200,000    99% $ 5,900,000 121%  6/1/16     7/1/16   $  819,192
  47     100      BBB/Baa1   Triple Net $ 7,096,326 $ 7,400,000    96% $ 5,700,000 124%  1/1/22    1/29/22   $  609,865
  52     100       NA/NA     Bond Type  $ 6,481,575 $ 6,600,000    98% $ 5,300,000 122%  6/1/16     7/1/16   $  744,060
  67     100       NA/NA     Double Net $ 5,138,454 $ 6,300,000    82% $ 5,500,000  93%  1/1/17    1/31/17   $  569,583
  72     100       NA/NA     Bond Type  $ 5,002,685 $ 5,100,000    98% $ 4,100,000 122%  6/1/16     7/1/16   $  574,293
  84     100       NA/NA     Bond Type  $ 4,373,786 $ 4,400,000    99% $ 3,700,000 118%  6/1/16     7/1/16   $  502,092

Notes
(1) Leased Value represents the Value of the Mortgaged Property as encumbered by the related Credit Lease.
(2) Dark Value represents the Value of the Mortgaged Property assuming the Mortgaged Property is vacant and not encumbered by the related Credit Lease.
(3) The First Step Date Annual Debt Service on Credit Lease Loan No. 6 is a scheduled balloon payment. A balloon rent payment from Quantum Corporation covers the entire amount of such balloon debt service payment.
(4) Interest on Credit Lease Loan No. 18 is payable on an actual/360 basis, which causes the monthly debt service payment to vary from month to month. The debt service payment shown for the Cut-Off Date and each Step Date of Debt Service is the highest level of monthly debt service payable from such Step Date of Debt Service (or Cut-off Date if applicable) to the next succeeding Step Date of Debt Service.
(5) The Mortgaged Property for Credit Lease Loan No. 18 is currently vacant. The Credit Lease Tenant, Tandy Corporation, however, remains fully obligated on the related Credit Lease.
(6) The DSCR shown is the DSCR taking into account the increase in the annual net rent and annual debt service on the related Step Date of Debt Service shown on this schedule.

                             FIRST STEP FIRST STEP  FIRST STEP    FIRST    SECOND STEP SECOND STEP SECOND STEP  SECOND
                                DATE       DATE        DATE        STEP       DATE        DATE        DATE       STEP
  CUT-OFF DATE                OF DEBT   ANNUAL DEBT ANNUAL NET     DATE      OF DEBT   ANNUAL DEBT ANNUAL NET    DATE
ANNUAL NET RENT     DSCR      SERVICE     SERVICE      RENT      DSCR(6)     SERVICE     SERVICE      RENT      DSCR(6)
---------------  ---------------------- ----------- ---------------------- ----------- ---------------------- -----------
       NAP           NAP      10/1/06   $18,539,671     NAP        1.00
       NAP           NAP      10/1/06   $11,123,803     NAP        1.00
   $5,601,937       1.20      10/1/06   $29,663,474(3)$29,663,474(3)1.00

                     NAP
   $4,249,999
                     NAP
   $2,400,000
   $6,649,999       1.31

   $3,036,171       1.15       7/1/02   $ 2,820,165 $ 3,260,637    1.16      7/1/07    $3,054,905  $3,531,744    1.16
   $1,500,000       1.04      10/1/05   $ 1,545,282 $ 1,600,000    1.04      10/1/15   $1,650,343  $1,700,000    1.03
   $1,049,331       1.18       4/1/02   $   935,926 $ 1,101,225    1.18      4/1/07    $1,005,974  $1,183,646    1.18

   $  725,800        NAP       3/1/02           NAP $   763,700    NAP       5/1/02           NAP  $  763,700     NAP

   $  364,770        NAP       3/1/02           NAP $   364,770    NAP       5/1/02           NAP  $  384,655     NAP

   $1,090,570       1.05       3/1/02   $ 1,077,133 $ 1,128,470    1.05      5/1/02    $1,096,071  $1,148,355    1.05

   $  821,650       1.00
   $  614,865       1.01       4/1/01   $   653,157 $   658,157    1.01      4/1/06    $  696,449  $  701,449    1.01
   $  746,292       1.00
   $  637,649       1.12
   $  576,016       1.00
   $  503,599       1.00

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                  THIRD STEP  THIRD STEP  THIRD STEP     THIRD    FOURTH STEP FOURTH STEP  FOURTH STEP   FOURTH
                     DATE        DATE        DATE        STEP         DATE        DATE        DATE        STEP
  CUT-OFF DATE     OF DEBT   ANNUAL DEBT  ANNUAL NET     DATE       OF DEBT   ANNUAL DEBT  ANNUAL NET     DATE
ANNUAL NET RENT    SERVICE     SERVICE       RENT       DSCR(6)     SERVICE     SERVICE       RENT       DSCR(6)
---------------  ----------- -----------  ----------- ----------- ----------- ----------- -----------  -----------
       NAP
       NAP
   $5,601,937

   $4,249,999
   $2,400,000
   $6,649,999

   $3,036,171       7/1/12    $3,383,111  $3,911,180     1.16
   $1,500,000
   $1,049,331       4/1/12    $1,086,400  $1,278,276     1.18        4/1/17    $1,173,312  $1,380,538     1.18

   $  725,800

   $  364,770

   $1,090,570

   $  821,650
   $  614,865       4/1/11     $739,741    $744,741      1.01        4/1/16     $783,033    $788,033      1.01
   $  746,292
   $  637,649
   $  576,016
   $  503,599


                                                                      ANNEX C


       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1
                    COMPARATIVE FINANCIAL STATUS REPORT
			   as of
                                 -------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                            ORIGINAL UNDERWRITING INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                                            BASIS YEAR
-----------------------------------------------------------------------------------------------------------------
                                                              Last
                              Current     Paid     Annual   Property   Financial
 Loan                          Sched      Thru      Debt     Inspect   Info as of   %       Total       $     (1)
Number     City     State     Balance     Date     Service     Date       Date     Occ     Revenue     NOI    DSC
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                        $                    $                               WA      $           $       WA
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                             RECEIVED
-----------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                             LOANS                    BALANCE
-----------------------------------------------------------------------------------------------------------------
                                                                  #        %                    $          %
-----------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-----------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
-----------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-----------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC (LESS THAN) 1:
-----------------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS:
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR OPERATING INFORMATION                      CURRENT ANNUAL OPERATING INFORMATION
-------------------------------------------------------------------------------------------------------------------
            AS OF                            NORMALIZED                 AS OF                           NORMALIZED
-------------------------------------------------------------------------------------------------------------------
  Last                                                       Last
Property    Financial                               (1)    Property    Financial
Inspect     Info as of    %       Total       $     DSC    Inspect     Info as of    %       Total       $      (1)
  Date          Date     Occ     Revenue     NOI     %       Date         Date      Occ     Revenue     NOI     DSC
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                         WA      $           $      WA                              WA      $           $       WA
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                   REQUIRED
-------------------------------------------------------------------------------------------------------------------
        LOANS                        BALANCE
-------------------------------------------------------------------------------------------------------------------
    #           %                  $           %
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------
                "ACTUAL"                             (2)
------------------------------------------------------------------------
YTD FINANCIAL INFORMATION                            NET CHANGE
------------------------------------------------------------------------
                MONTH REPORTED                       CURRENT & BASIS
------------------------------------------------------------------------
Financial                                                     %
Info as of        %       Total       $       %       %     Total    (1)
   Date          Occ     Revenue     NOI     DSC     Occ     Rev     DSC
------------------------------------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------
                 WA      $          $        WA      WA     $        WA
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------



----------------
(1) DSC calculated using NOI/Debt Service
(2) Net change should compare the latest year to the underwriting year

     Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1
                         DELINQUENT LOAN STATUS REPORT

                             as of
                                  ----------------

                                                (a)               (b)              (c)          (d)         (e)-a+b+c+d
-----------------------------------------------------------------------------------------------------------------------------------
                           Sq. Ft. or                                 Total           Total        Other
                             Units/      Paid                     Outstanding P&I   Outstanding   Advances                  Current
   Loan #       Property     Occ.%/       To     Scheduled Loan    Advances To      Expenses To   (Taxes &        Total     Monthly
City & State      Type        Date       Date        Balance          Date             Date        Escrow)       Exposure     P&I
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


                                                         (f)                           (g)-(.92*f)-e
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Date
                                                                                                        NOI
                                                         Most      Appraisal   Transfer                Filed/
Current                 LTM     LTM                    Accurate      BPO or     Date/    Loss using     FCL
Interest    Maturity    NOI     NOI/      Valuation    Property     Internal   Closing    92% Appr.     Sale
  Rate        Date      Date    DSCR         Date        Value       Value**     Date     or BPO(f)     Date   Status*    Comments
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
90+ DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT & AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
-----------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months
-----------------------------------------------------------------------------------------------------------------------------------
* Status should contain a code indicating the current direction of each loan such as (FCL- In Foreclosure, MOD-Modification,
  DPO-Discount Payoff, NS-Note Sale, BK-Bankruptcy, PP-Payment Plan, Curr-Current, TBD-To Be Determined etc...)

  It is possible to combine the status codes if the loan is going in more than one direction, (i.e., FCL/Mod, BK/Mod, BK/FCL/DPO)


  Credit Swisse First Boston Mortgage Securities Corp., Series 1997-C1

                      HISTORICAL LOAN MODIFICATION REPORT

                            as of ________________


---------------------------------------------------------------------------------------------------------


                                            Balance
                                           When Sent     Balance at the
                          Mod/     Effect  to Special   Effective Date of              % Mths/
  Loan ID   City/State   Extention   Date   Sericer      Rehabilitation     Old Rate   New Rate   Old P&I
---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total For All Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
---------------------------------------------------------------------------------------------------------
                                  # of Loans             $ Balance
---------------------------------------------------------------------------------------------------------
Modifications:
---------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
---------------------------------------------------------------------------------------------------------
Total:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


                                                            (2) Est.
                                                             Future
                                   Total #                Interest Loss
                                  Mths for  (1) Realized    to Trust $
               Old        New    Change of    Lost to         (Rate
  New P&I   Maturity    Maturity    Mod       Trust $       Reduction)       Comment
------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Total For All Loans:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Total For Loans in Current Month:
-----------------------------------------------------------------------------------------------
                                  # of Loans             $ Balance
-----------------------------------------------------------------------------------------------
Modifications:
----------------------------------------------------------------------------------------------
Maturity Date Extentions:
-----------------------------------------------------------------------------------------------
Total:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------

      Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)

                      as of
                           ---------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                 (c)-b/a      (a)                         (b)             (d)           (e)
----------------------------------------------------------------------------------------------------------------------------------
                                                             Latest
                                                           Appraisal or                                  Net Amt
Servicer                                      % Received      Brokers      Effect Date                Received from   Scheduled
Loan ID     Property Name     City/State      From Sale       Opinion        of Sale     Sales Price       Sale        Balance
----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
   (f)       (g)         (h)          (i)-d(f+g+h)    (k)-ie                   (m)                      (n)-k+m       (o)-n.e
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Minor
                                                                   Date Loss                   Adj                       Loss % of
Total P&I   Total                                    Actual Losses  Passed    Minor Adj to    Passed   Total Loss with   Scheduled
Advanced   Expenses   Servicing Fees   Net Proceeds   Passed thru    thru        Trust         thru       Adjustment      Balance
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                       C-4

       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1
                              REO STATUS REPORT
                               as of
                                    -----------



----------------------------------------------------------------------------------------------------------
                                                   (a)              (b)            (c)           (d)
----------------------------------------------------------------------------------------------------------
                                                                                     Other
                   Prop-    Sq Ft or               Scheduled        Total P&I      Advances       Total
  Loan Num         erty     Units/    Paid To         Loan           Advances      (Taxes &      Expenses
/City & State      Type      Occ%       Date         Balance          To Date      (Escrow)      To Date
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------
(e)=a+b+c+d
--------------------------------------------------------------------------
                                                         (YTD)
                                                         Most
           Current   Current                            Recent
  Total    Monthly   Interest    Maturity     NOI as      NOI/   Appraisal
Exposure     P&I       Rate        Date       of Date     DSCR     Date
--------------------------------------------------------------------------
                     Real Estate Owned
--------------------------------------------------------------------------


--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------



----------------------------------------------------------------------------------------
  (f)                                (g)=(.92*f)-e
               (1)
  Most     Appraisal    Transfer     Loss using
Accurate       BPO        Date/          92%           REO
Property    Internal     Closing      Appraisal     Acquisition   Pending
  Value       Value       Date        or BPO (f)        Date       Offers     Comments
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------





--------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

     Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1

                             SERVICER WATCH LIST

                                as of ___________

-----------------------------------------------------------------------------------------------------------------
                                       Current     Paid                 %
 Loan                                   Sched      Thru   Maturity    Current
Number   Property Type  City  State    Balance     Date    Date         DSC       Comment/Reason on Watch List
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                                 $
-----------------------------------------------------------------------------------------------------------------


                                             C-6

         Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1

                        OPERATING STATEMENT ANALYSIS REPORT

                              as of
                                   -------------------
 PROPERTY OVERVIEW
                   -----------------------------------------------------------
     CSFB  Control Number
                         -----------------------------------------------------

      Current Balance/Paid to Date
                         -----------------------------------------------------

      Property Name
                         -----------------------------------------------------

      Property Type
                         -----------------------------------------------------

      Property Address, City, State
                         -----------------------------------------------------

      Net Rentable Square Feet
                         -----------------------------------------------------

      Year Built/Year Renovated
                         -----------------------------------------------------

      Year of Operations           UNDERWRITING     1993         1994        1995          YTD
                         ----------------------------------------------------------------------
      Occupancy Rate *
                         ----------------------------------------------------------------------

      Average Rental Rate
                         ----------------------------------------------------------------------
                         * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                           STATEMENT FOR THE PERIOD.

  INCOME:                                                                              NO. OF MOS.
                                                                                      ---------------
      Number of Mos. Annualized                               PRIOR YEAR  CURRENT YR.
                                   --------------------------------------------------------------------------------------------
      Period Ended                 UNDERWRITING     1993         1994        1995       1996 YTD**    1995-BASE    1995-1994
                                                                                      ---------------
      Statement Classification       BASE LINE   NORMALIZED   NORMALIZED  NORMALIZED   AS OF / /96    VARIANCE     VARIANCE
                                   --------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                   --------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                   --------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                   --------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                   --------------------------------------------------------------------------------------------
      Other Income
                                   --------------------------------------------------------------------------------------------
   EFFECTIVE GROSS INCOME              $0.00        $0.00        $0.00       $0.00          $0.00   %            %
                                   --------------------------------------------------------------------------------------------
                                   Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                   ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
                                   --------------------------------------------------------------------------------------------
      Real Estate Taxes
                                   --------------------------------------------------------------------------------------------
      Property Insurance
                                   --------------------------------------------------------------------------------------------
      Utilities
                                   --------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                   --------------------------------------------------------------------------------------------
      Management Fees
                                   --------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                   --------------------------------------------------------------------------------------------
      Advertising & Marketing
                                   --------------------------------------------------------------------------------------------
      Professional Fees
                                   --------------------------------------------------------------------------------------------
      Other Expenses
                                   --------------------------------------------------------------------------------------------
      Ground Rent
                                   --------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                  $0.00        $0.00        $0.00       $0.00          $0.00   %            %
                                   --------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
   NET OPERATING INCOME                      $0.00        $0.00        $0.00       $0.00          $0.00
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
      Leasing Commissions
                                   --------------------------------------------------------------------------------------------
      Tenant Improvements
                                   --------------------------------------------------------------------------------------------
      Replacement Reserve
                                   --------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                       $0.00        $0.00        $0.00       $0.00          $0.00               $0.00
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                $0.00        $0.00        $0.00       $0.00          $0.00
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                  $0.00        $0.00        $0.00       $0.00          $0.00
                                   --------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                 $0.00        $0.00        $0.00       $0.00          $0.00
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                   --------------------------------------------------------------------------------------------

                                   --------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                   --------------------------------------------------------------------------------------------
                                   (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

     Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C1
                      NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                            as of
                                 -----------------------


 PROPERTY OVERVIEW
                         -----------------------------------------------------
      CSFB Control Number
                         -----------------------------------------------------
      Current Balance/Paid to Date
                         -----------------------------------------------------
      Property Name
                         -----------------------------------------------------
      Property Type
                         -----------------------------------------------------
      Property Address, City, State
                         -----------------------------------------------------
      Net Rentable Square Feet
                         -----------------------------------------------------
      Year Built/Year Renovated
                         -----------------------------------------------------
      Year of Operations                BORROWER    ADJUSTMENT     NORMALIZED
                         -----------------------------------------------------
      Occupancy Rate *
                         -----------------------------------------------------
      Average Rental Rate
                         -----------------------------------------------------
                         * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF
                           THE FINANCIAL STATEMENT FOR THE PERIOD.

 INCOME:
                         -----------------------------------------------------
      Number of Mos. Annualized       "YEAR"
                         -----------------------------------------------------
      Period Ended                   BORROWER       ADJUSTMENT      NORMALIZED

      Statement Classification        ACTUAL
                         -----------------------------------------------------
      Rental Income (Category 1)
                         -----------------------------------------------------
      Rental Income (Category 2)
                         -----------------------------------------------------
      Rental Income (Category 3)
                         -----------------------------------------------------
      Pass Throughs/Escalations
                         -----------------------------------------------------
      Other Income
                         -----------------------------------------------------
   EFFECTIVE GROSS INCOME            $0.00            $0.00           $0.00
                         -----------------------------------------------------
                         Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
      Real Estate Taxes
                         -----------------------------------------------------
      Property Insurance
                         -----------------------------------------------------
      Utilities
                         -----------------------------------------------------
      Repairs and Maintenance
                         -----------------------------------------------------
      Management Fees
                         -----------------------------------------------------
      Payroll & Benefits Expense
                         -----------------------------------------------------
      Advertising & Marketing
                         -----------------------------------------------------
      Professional Fees
                         -----------------------------------------------------
      Other Expenses
                         -----------------------------------------------------
      Ground Rent
                         -----------------------------------------------------
   TOTAL OPERATING EXPENSES          $0.00            $0.00           $0.00
                         -----------------------------------------------------
   OPERATING EXPENSE RATIO
                         -----------------------------------------------------
   NET OPERATING INCOME              $0.00            $0.00           $0.00
                         -----------------------------------------------------
      Leasing Commissions
                         -----------------------------------------------------
      Tenant Improvements
                         -----------------------------------------------------
      Replacement Reserve
                         -----------------------------------------------------
   TOTAL CAPITAL ITEMS               $0.00            $0.00           $0.00
                         -----------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS        $0.00            $0.00           $0.00
                         -----------------------------------------------------

DEBT SERVICE (PER SERVICER)          $0.00            $0.00           $0.00
                         -----------------------------------------------------
CASH FLOW AFTER DEBT SERVICE         $0.00            $0.00           $0.00
                         -----------------------------------------------------
(1)DSCR: (NOI/DEBT SERVICE)
                         -----------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                         -----------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                         -----------------------------------------------------
                         (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                 DEPOSITOR
          Commercial/Multifamily Mortgage Pass-Through Certificates

                              (Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.

The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Interest Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" HEREIN.
                                -----------------

   Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                          CREDIT SUISSE FIRST BOSTON
                       Prospectus dated June 17, 1997.

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates:
(i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series;
(vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

   INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF
CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.

LIMITED ASSETS

   The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

   Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

   Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

   The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

   It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

   If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

   If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

   Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

   To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.

OBLIGOR DEFAULT

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent,including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

ENHANCEMENT LIMITATIONS

   The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

   The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

   Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST CERTIFICATES

   Holders of Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a Residual Interest Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests.

CONTROL

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                THE DEPOSITOR

   The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of Credit Suisse First Boston Securities Corporation ("CSFBSC"). CSFBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

   The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

   The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

   * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

   At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement:
(i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series

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
may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

   If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

   The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged

Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

   Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION; REPURCHASE OF MORTGAGE LOANS

   The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of
(a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

   All Mortgage Loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

     7. any other types of mortgage loans described in the applicable Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

   The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however,

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that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

   If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

REPRESENTATIONS AND WARRANTIES

   Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things:
(i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan;
(iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

   All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

   Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.

   Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

   The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of
(i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

   In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

ADVANCES

   The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

   Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

   In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

   The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

   The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Interest Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or
(c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

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
                                 ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and
(d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows

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
otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified

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
in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

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
   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those

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of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

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
   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale

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price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration". In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive

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notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Under the REMIC provision of the Code and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

   Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

   Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the

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secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

   It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances". The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

STATUTORY RIGHTS OF REDEMPTION

   In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a

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
foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

BANKRUPTCY LAWS

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the

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
amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed,

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
the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may

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
at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

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
APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's

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interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:
(i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

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
                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

   As used herein, a "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Certificate is effectively connected with the conduct of a United States trade or business.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.

TAXATION OF THE REMIC AND ITS HOLDERS

   General. In the opinion of Brown & Wood llp or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

   If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTERESTS

   Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

   Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and certain final regulations of the U.S. Department of the Treasury issued in 1994 and amended in 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which are subject to change before being adopted as final regulations and which will not be effective for obligations issued before such final regulations are adopted. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not less than 0.65 and exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Interest Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Interest Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or the changes in the price of one or more items of "actively traded" personal property, (iv) a combination of rates described in
(i), (ii) or (iii), or (v) other rates designated by the IRS. Each rate described in (i) through (iv) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Interest Certificate's term will differ significantly from the average value of the rate during the second half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate on the issue date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the value of the objective rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

   The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of
(a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the Final Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

   A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

   Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under certain proposed rules governing bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

   Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the Final Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

   Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the Final Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest

Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

   Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the Contingent Regulations described below.

   In June 1996, the Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. In general, the Contingent Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the Contingent Regulations generally require a U.S. Person that is a holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Contingent Regulations, any gain recognized by a U.S. Person on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The Contingent Regulations apply to debt instruments issued on or after August 13, 1996. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

   The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

   Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount.

Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   Interest Election. Under the Final Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

   Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

   Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975, in the case of a separate return of a married individual within the meaning of Code
Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.

SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

   A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1993 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

   In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

   The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

   The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

   Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

   Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

   The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. If the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Interest Certificateholder. First, alternative minimum taxable income for such Residual Interest Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Interest Certificateholder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Under the "REMIC Regulations," in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and "--Tax Treatment of Foreign Investors."

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Certificate by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. Legislation presently pending before the United States Congress, The Tax Simplification and Technical Corrections Act of 1993 (the "Simplification Act"), would apply this tax on an annual basis to "large partnerships." Generally, the Simplification Act would treat partnerships that have, or have had, 250 or more partners as a large partnership for this purpose. The Simplification Act

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
would not limit application of tax to excess inclusions allocable to Disqualified Organizations, and in fact would apply the tax to large partnerships having no Disqualified Organizations as partners. If enacted in its present form, the Simplification Act would apply to partnership taxable years ending on or after December 31, 1994.

   Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. In the opinion of Brown & Wood llp or Orrick, Herrington & Sutcliffe llp (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer. In the case of a noncorporate holder, however, Trustee/Master Servicer

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Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $58,975 in the case of a separate return of a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or
(b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of

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any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations (as defined herein), and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

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   In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Proposed Regulations.

   Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominated "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated as interest that is not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period is the product of the applicable federal rate (published monthly by the Treasury Department and adjusted for the length of the accrual period) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated as interest with respect to the Interest Weighted Stripped Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

   The "Proposed Regulations" provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. Any such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person (e.g., a mortgage loan) is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of Section 1221 of the Code.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "--Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

   Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

   Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Proposed Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

   Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

   Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and
Section 4975 of the Code of any such acquisition and ownership of such Certificates.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "--Restrictions on Ownership and Transfer of Residual Interest Certificates."

   Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisitions and ownership of Certificates.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

   Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

   Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                             PLAN OF DISTRIBUTION

   Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

   Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date.

Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood llp, One World Trade Center, New York, New York 10048 or by Orrick, Herrington & Sutcliffe llp, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                            INDEX OF DEFINED TERMS

1986 Act ................................... 47

A
Accrual Certificates .......................  5
Act ........................................  2
ADA ........................................ 42
Agreement .................................. 11
Asset Conservation Act ..................... 34

B
Balloon Mortgage Loans .....................  7
Bankruptcy Code ............................ 33
Borrower ................................... 17

C
Cash Flow Bond Method ...................... 55
CERCLA .................................. 9, 34
Certificateholders ......................... 12
Certificates ...............................  1
Classes ....................................  1
Closing Date ............................... 18
Code ....................................... 15
Code Plans ................................. 58
Collection Account ......................... 13
Commission .................................  2
Compound Interest Certificates ............. 44
Contingent Regulations ..................... 47
Covered Trust ..............................  8
CSFBSC ..................................... 11
Cut-Off Date ............................... 13

D
Debt Service Reduction ..................... 37
Deficient Valuation ........................ 37
Deleted Mortgage Loans ..................... 21
Department ................................. 59
Depositor ..................................  1
Disqualified Organization .................. 52
Distribution Account ....................... 13
Distribution Date .......................... 12
DTC ........................................ 10

E
Enhancement ................................ 27
Enhancement Act ............................ 60
ERISA ...................................... 58
ERISA Plans ................................ 58
Escrow Account ............................. 22
Event of Default ........................... 26

F
FHA ........................................ 19

                               64

FHLMC ......................................   12
FNMA .......................................   12
Form 8-K ...................................   18

G
Garn-St Germain Act ........................   38
GNMA .......................................   12

H
Holders ....................................   12
HUD ........................................   19

I
Installment Contracts ......................   17
Insurance Proceeds .........................   13
Interest Weighted Certificate ..............   46
Interest Weighted Stripped Certificate  ....   56
IRS ...................................... 44, 47

L
L/C Bank ...................................   28
L/C Percentage .............................   28
Lease ......................................   40
Lessee .....................................   40
Liquidation Proceeds .......................   13

M
Master Servicer ............................   22
Master Servicer Remittance Date ............   13
Mortgage Interest Rate .....................   21
Mortgage Loan File .........................   18
Mortgage Loan Groups .......................   18
Mortgage Loan Schedule .....................   18
Mortgage Loans .............................    1
Mortgage Pool ..............................    1
Mortgaged Property .........................   17
Mortgages ..................................   17
Multiple Variable Rate .....................   46

N
NCUA .......................................   40
Nonresidents ...............................   57
Non-SMMEA Certificates .....................   62
Note .......................................   17

O
OCC ........................................   61
OID ........................................   44
OID Regulations ............................   44
Outstanding Balance ........................   37

P
Pass-Through Certificates ..................   53
Pass-Through Rate ..........................    2
Permitted Investments ......................   14

                               65

Plans ...................................... 58
Policy Statement ........................... 61
Prepayment Assumption ...................... 45
Prepayment Premium ......................... 13
Property Protection Expenses ............... 13
Proposed Regulations ....................... 56
PTCE ....................................... 60

R
Rating Agency .............................. 11
Ratio Strip Certificates ................... 55
RCRA ....................................... 35
Registration Statement .....................  2
Regular Interest Certificates .............. 44
Regular Interests .......................... 43
Regulations ................................ 59
Relief Act ................................. 39
REMIC ......................................  1
REMIC Regulations .......................... 52
REO Account ................................ 13
REO Property ............................... 13
Reserve Fund ............................... 28
Residual Interest Certificate .............. 50
Residual Interests ......................... 43

S
Senior Certificates ........................ 27
Series .....................................  1
Servicing Fee .............................. 24
Simple Interest Loans ...................... 17
Simplification Act ......................... 52
Single Variable Rate ....................... 44
SMMEA Certificates ......................... 60
Special Servicer ........................... 22
Specially Serviced Mortgage Loans .......... 22
Stripped Certificates ...................... 53
Subordinate Certificates ................... 27
Substitute Mortgage Loans .................. 21

T
TIN ........................................ 57
Title VIII ................................. 40
Trust Fund .............................. 1, 11
Trustee .................................... 16
Trustee/Master Servicer Fee ................ 53

U
Unaffiliated Seller ........................ 20
Underwriters ............................... 62
Underwriter's Exemption .................... 60

V
Voting Rights .............................. 10

[Photograph of Prince George's Plaza, an enclosed mall.]

5.  Prince George's Plaza / Hyattsville, MD



[Photograph of Summit Bank, a bank building.]

11. Summit Bank / Cranford, NJ



[Photograph of Washington Park Apartments, an apartment complex.]

58. Washington Park Apartments / Louisville, KY



[Photograph of Bruckner Plaza, a shopping center.]

9.  Bruckner Plaza / Bronx, NY



[Photograph of Plantation Residence Inn, a limited service hotel.]

40. Plantation Residence Inn / Plantation, FL



[Photograph of The Village Inn, a hotel.]

113. The Village Inn / Narragansett, RI



[Photograph of TJ Maxx Plaza, a retail property.]

37. TJ Maxx Plaza / Tom's River, NJ



[Photograph of Two Corporate Place, an office building.]

123. Two Corporate Place / Middletown, RI

[Photograph of the Genus Inc. Building, a one-story office building.]

50. Genus Inc. Building / Newburyport, MA



[Photograph of GF - Baltimore Sheraton, a hotel.]

22. GF - Baltimore Sheraton / Towson, MD



[Photograph of Fortunoff, a department store.]

7.  Fortunoff / Woodbridge Township, NJ



[Photograph of Brandy - Town & Country Apts., an apartment complex.]

28. Brandy-Town & Country Apts. / Bethlehem, PA



[Photograph of Continental Terrace, a four-story office building.]

16. Continental Terrace / El Segundo, CA



[Photograph of Ralph's - Olympic, a retail store.]

36. Ralph's-Olympic / Los Angeles, CA

   This diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File "CSFB97C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The Spreadsheet File provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement, dated June 25, 1997, to Prospectus, dated June 17, 1997.

   Open the file as you would normally open any Spreadsheet File in Microsoft Excel. After the Spreadsheet File is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, in the Microsoft Excel file, the data appears on the worksheet labeled "Annex A".

   Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.

------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.
                              TABLE OF CONTENTS

                                             PAGE
                                         -----------
                PROSPECTUS SUPPLEMENT
REPORTS TO CERTIFICATEHOLDERS............         S-4
EXECUTIVE SUMMARY........................         S-5
SUMMARY OF PROSPECTUS SUPPLEMENT ........         S-8
RISK FACTORS.............................        S-26
DESCRIPTION OF THE MORTGAGE LOANS .......        S-49
DESCRIPTION OF THE OFFERED CERTIFICATES .        S-92
PREPAYMENT AND YIELD CONSIDERATIONS .....       S-108
THE POOLING AND SERVICING AGREEMENT .....       S-114
USE OF PROCEEDS..........................       S-146
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .       S-146
ERISA CONSIDERATIONS.....................       S-148
LEGAL INVESTMENT.........................       S-150
METHOD OF DISTRIBUTION...................       S-150
LEGAL MATTERS............................       S-151
RATING...................................       S-151
LOAN CHARACTERISTICS.....................     ANNEX A
CREDIT LEASE LOAN CHARACTERISTICS .......     ANNEX B
SERVICER REPORTS.........................     ANNEX C
                      PROSPECTUS
PROSPECTUS SUPPLEMENT ...................           2
ADDITIONAL INFORMATION ..................           2
INCORPORATION OF CERTAIN INFORMATION BY
 REFERENCE ..............................           3
RISK FACTORS ............................           4
THE DEPOSITOR............................          11
THE MORTGAGE POOLS.......................          17
SERVICING OF THE MORTGAGE LOANS..........          22
ENHANCEMENT..............................          27
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
 LOANS...................................          29
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .          43
STATE TAX CONSIDERATIONS.................          58
ERISA CONSIDERATIONS.....................          58
LEGAL INVESTMENT.........................          60
PLAN OF DISTRIBUTION.....................          62
LEGAL MATTERS............................          63

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
-----------------------------------------------------------------------------
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                          CREDIT SUISSE FIRST BOSTON
                          MORTGAGE SECURITIES CORP.
                                  DEPOSITOR

                          CREDIT SUISSE FIRST BOSTON
                             MORTGAGE CAPITAL LLC
                             MORTGAGE LOAN SELLER

                                 $894,903,000
                                (Approximate)

                          CREDIT SUISSE FIRST BOSTON
                          MORTGAGE SECURITIES CORP.
                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES
                                SERIES 1997-C1

              $144,045,000 (APPROXIMATE) CLASS A-1A CERTIFICATES
              $190,936,000 (APPROXIMATE) CLASS A-1B CERTIFICATES
              $559,922,000 (APPROXIMATE) CLASS A-1C CERTIFICATES

                            PROSPECTUS SUPPLEMENT

                          CREDIT SUISSE FIRST BOSTON

                                JUNE 25, 1997
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